UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

British Columbia	98-1437430
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

325 West Huron Street, Suite 412

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

(312) 471-6720

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Subordinate Voting Shares

Multiple Voting Shares

Super Voting Shares

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

•	Reduced disclosure about our executive compensation arrangements;

•	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and

•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this registration statement on Form 10 only.

This registration statement will become effective automatically 60 days from the date of the original filing (the “Effective Date”), pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Effective Date, we will become subject to the reporting requirements of Section 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Use of Names

In this registration statement on Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” “Company,” “Corporation” or “GTI” refer to Green Thumb Industries Inc. together with its wholly-owned subsidiaries. References to “Bayswater” refer to the Corporation prior to completion of the Transaction (as hereinafter defined).

Currency

Unless otherwise indicated, all references to “$” or “US$” in this registration statement refer to United States dollars, and all references to “C$” refer to Canadian dollars.

Disclosure Regarding Forward-Looking Statements

This registration statement on Form 10 contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this registration statement regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”) or press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this registration statement, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this registration statement.

ITEM 1. BUSINESS

Background

Green Thumb Industries Inc. is a reporting issuer in Canada listed for trading on the Canadian Securities Exchange (“CSE”) under the symbol “GTII.” The Corporation’s Subordinate Voting Shares (as hereinafter defined) are also traded in the United States on the OTCQX Best Market (the “OTCQX”) under the symbol “GTBIF.”

GTI owns, manufactures, and distributes a portfolio of cannabis consumer packaged goods brands, including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, primarily to third-party licensed retail cannabis stores across the United States as well as to GTI-owned retail stores. The Corporation also owns and operates two rapidly growing national chains of retail cannabis stores called Rise and Essence.

The Corporation, through its subsidiaries, owns interests in several state-licensed medical and/or adult use marijuana businesses in Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. The Corporation also licenses its intellectual property and certain brands to licensees in California and Colorado. The following organizational chart describes the organizational structure of the Corporation as of November 30, 2019. See Exhibit 21.1 to this registration statement for a list of subsidiaries of the Corporation. All lines represent 100% ownership of outstanding securities of the applicable subsidiary unless otherwise noted in Exhibit 21.1.

The registered office of the Corporation is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. The head office is located at 325 W. Huron Street, Suite 412, Chicago, Illinois 60654.

History of the Corporation

The Corporation was incorporated under the Company Act (British Columbia) on June 26, 1979 under the name “Dalmatian Resources Ltd.” On February 18, 2002, the Corporation changed its name to “Enwest Ventures Corp.” Further, on February 25, 2003, the Corporation changed its name to “Bayswater Ventures Corp.” In August 2006, the Corporation changed its name from Bayswater Ventures Corp. to “Bayswater Uranium Corporation” following a Canadian amalgamation transaction with Pathfinder Resources Ltd.

On July 18, 2007, under a plan of arrangement, the Corporation amalgamated with Kilgore Minerals Ltd., a company incorporated under the Canada Business Corporations Act (the “CBCA”) on June 21, 2002 and continued into the Province of British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”) on December 7, 2006. Following the plan of arrangement, Kilgore Minerals Ltd. changed its name to “Bayswater Uranium Corporation” on July 24, 2007.

Subsequent to the Corporation’s financial year ended February 28, 2018, the Corporation completed the Transaction (as hereinafter defined), filed Articles of Amendment in the Province of British Columbia to effect the name change from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and continued the business of VCP23, LLC (“VCP”). VCP was formed in the State of Delaware on November 27, 2017. The entity had no activity or financials in 2017.

General Development of the Business

The Transaction

On January 1, 2018, RCP23, LLC, which had operations in Maryland, Massachusetts, Nevada and Pennsylvania, and GTI-Clinic Illinois Holdings, LLC, which had operations in Illinois, restructured and each entity contributed certain assets and real estate to VCP or its subsidiaries. Simultaneously, GTI-Clinic Illinois Holdings, LLC transferred its membership interests in the Illinois licensed medical businesses to GTI Core, LLC. Prior to the closing of the Transaction, VCP was acquired by GTI23, Inc. (“GTI23”) and the members of VCP exchanged their membership interests in VCP in exchange for shares of GTI23.

On June 12, 2018, the Corporation, 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater) (“Subco”), VCP, GTI23 and GTI Finco Inc. (“GTI Finco”) entered into a Business Combination Agreement whereby the Corporation, Subco, VCP, GTI23 and GTI Finco combined their respective businesses (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. The Corporation (formerly Bayswater) had no active business operations leading up to completion of the Transaction.

In connection with the Transaction, the Corporation disposed of its uranium-based assets, changed its name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated its existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares of the Corporation.

At a meeting of the Corporation’s shareholders on June 11, 2018, the shareholders approved a resolution to restructure the Corporation’s share capital to, among other things, re-designate its existing common shares as subordinate voting shares (“Subordinate Voting Shares”) and create a class of multiple voting shares (“Multiple Voting Shares”) and super voting shares (“Super Voting Shares”).

The Corporation, Subco and GTI Finco were parties to a Canadian three-cornered amalgamation (the “Amalgamation”) whereby:

(i)	GTI Finco shareholders received Subordinate Voting Shares of the Corporation on a one-for-one basis;

(ii)	members of VCP contributed their membership interests to GTI23 for shares of GTI23; and

(iii)	members of VCP then contributed their shares of GTI23 to GTI in exchange for Super Voting Shares and Multiple Voting Shares of GTI.

The SR Offering

Prior to the Transaction, GTI Finco (a special purpose corporation wholly-owned by VCP), completed a brokered and a non-brokered subscription receipt financing at a price of C$7.75 per subscription receipt for aggregate gross proceeds of approximately $64.1 million (C$87 million) (the “SR Offering”). As part of closing the Transaction, the investors in the SR Offering received Subordinate Voting Shares of GTI on an economically equivalent basis. The brokered portion of the SR Offering was co-led by GMP Securities L.P. and Canaccord Genuity Corp., with a syndicate that included Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp. In connection with the Transaction and pursuant to the SR Offering, a total of 11,245,434 Subordinate Voting Shares were issued and outstanding after completion of the Transaction, including Subordinate Voting Shares issued to former holders of GTI Finco subscription receipts issued in the SR Offering.

The Subordinate Voting Shares began trading on the CSE on June 13, 2018 under the symbol “GTII.”

Financing Activities

On November 12, 2019, the Corporation closed on a sale and leaseback transaction to sell its Danville, Pennsylvania cultivation and processing facility to Innovative Industrial Properties (“IIP”). Under a long-term agreement, the Corporation will lease back the facility and continue to operate and manage it. The purchase price for the property was $20.3 million, excluding transaction costs. The Corporation is also expected to make certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $19.3 million. Assuming full reimbursement for such improvements, IIP’s total investment in the property will be $39.6 million.

On May 22, 2019, the Corporation closed a $105 million senior secured non-brokered private placement financing through the issuance of three-year senior secured notes (the “Notes”) pursuant to the Note Purchase Agreement (the “Note Purchase Agreement”). The financing generated funds for general working capital purposes and various growth initiatives and to retire the Corporation’s existing debt, including the Bridge Notes (as hereinafter defined). The Notes have a maturity date of May 22, 2022 and will bear interest from the date of issue at 12% per annum, payable quarterly, with an option, at the discretion of the Corporation, to extend an additional 12 months. Upon the execution of the Note Purchase Agreement, the Purchasers of the Notes received warrants to purchase 1,822,771 Subordinate Voting Shares at an exercise price of C$19.39 per share, which can be exercised for 60 months from the date of issuance. The Corporation entered into the First Amendment to the Note Purchase Agreement (the “Note Purchase Agreement Amendment”) on November 9, 2019. The Note Purchase Agreement Amendment reduced the borrowing capacity from $150 million to $130 million, which allows the Corporation to borrow an additional $24.5 million over a period of 12 months from the closing date of the Note Purchase Agreement. Upon the execution of the Note Purchase Agreement Amendment, the Purchasers of the Notes received warrants to purchase 365,076 Subordinate Voting Shares at an exercise price of C$12.04 per share, which can be exercised for 60 months from the date of issuance.

On April 12, 2019, the Corporation closed on a private placement of $12.5 million in six-month senior secured promissory notes (the “Bridge Notes”). The Bridge Notes accrue interest at an annual rate of 10.5% payable on a monthly basis, commencing June 1, 2019. The Bridge Notes included warrants to purchase 218,964 Subordinate Voting Shares at an exercise price of C$22.90 per share, which can be exercised for 42 months from the closing date of the transaction. On May 22, 2019, the Corporation repaid the full principal amount and accrued interest for the Bridge Notes.

On October 17, 2018, the Corporation closed a $78.6 million (C$101.7 million) bought deal financing, which included proceeds from the sale of Subordinate Voting Shares following the full exercise by the underwriters, namely GMP Securities L.P. (as lead underwriter and sole bookrunner), Beacon Securities Limited, Cormark Securities Inc., Echelon Wealth Partners Inc. and Eight Capital Corp., of an over-allotment option. The financing generated funds for the Corporation’s continued growth, including wholesale capacity, strategic initiatives and general corporate purposes.

On August 2, 2018, the Corporation closed a $61.7 million (C$80.3 million) bought deal financing, co-led by Canaccord Genuity Corp. and GMP Securities L.P., and including Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp., to fund the Corporation’s continued growth, including the acquisition of one of ten licenses in the regulated New York cannabis market and the buildout of five dispensaries in Ohio pursuant to licenses awarded by the Ohio State Board of Pharmacy in June 2018, and for working capital purposes.

On June 12, 2018, GTI Finco completed the SR Offering, a brokered and a non-brokered subscription receipt financing at a price of C$7.75 per subscription receipt for aggregate gross proceeds of approximately $64.1 million (C$87 million). The investors received 11,245,434 Subordinate Voting Shares on an economically equivalent basis. The brokered portion of the financing was co-led by GMP Securities L.P. and Canaccord Genuity Corp., with a syndicate that included Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp.

On April 30, 2018, the Corporation closed a private placement offering to sell $45 million in a convertible promissory note (“Convertible Promissory Note”) to VCP Convert, LLC, a Delaware limited liability company owned by accredited investors. The Convertible Promissory Note was converted into common units of VCP immediately prior to the Transaction.

On December 31, 2017, RCP23, LLC, closed a $67 million private placement offering to sell investor member units (“RCP Investor Member Units”) in RCP23, LLC to fund growth opportunities and working capital of the Corporation.

Certain Recent Developments

On August 23, 2019, the Corporation closed on its acquisition of Fiorello Pharmaceuticals, Inc. (“Fiorello”). Fiorello is one of only ten companies in New York licensed to grow, process and dispense medical cannabis. Fiorello has one cultivation/processing facility and four dispensing locations, with three of such dispensing locations currently operating.

On June 5, 2019, the Corporation closed on its acquisition of Integral Associates, LLC (“Integral Nevada”), a leading cannabis operator in Nevada, and Integral Associates CA, LLC (“Integral California,” together with Integral Nevada, “Integral Associates”). In addition to the initial consideration paid at closing, the membership interest purchase agreement (the “Membership Interest Purchase Agreement”) provides for the payment by the Corporation of additional consideration upon the achievement of certain performance targets (including a potential EBITDA earn-out payment) and regulatory license awards. Milestone payments for each license won are 50% payable at the initial license award, and the remaining 50% will be paid at a later date. The total consideration paid as of November 30, 2019 is approximately $326 million, including $52 million in cash and 24.7 million Subordinate Voting Shares. The acquisition includes: (i) Integral Associates’ three high-traffic Essence retail stores located across the Las Vegas, Nevada area; (ii) eight additional adult use retail licenses in Nevada, five in the Las Vegas area and three in Northern Nevada; (iii) West Hollywood, California retail license, one of only five with a consumption lounge and delivery service; (iv) Pasadena, California and Culver City, California retail licenses; (v) Desert Grown Farms, a 54,000 square foot state-of-the-art cultivation and processing facility with an award-winning genetics library of 100+ strains; and (vi) Cannabiotix NV, a 41,000 square foot cultivation and processing facility which has been a recognized High Times Cannabis Cup award winner.

On February 21, 2019, the Corporation closed on its acquisition of For Success Holdings Company, the Los Angeles-based creator of the lifestyle suite of Beboe branded cannabis products. Beboe is best known for, among other things, the thoughtfully designed aesthetic of its iconic rose gold vaporizing pens and edible pastilles, with each product curated using a unique blend of socially dosed THC (as hereinafter defined) and CBD (as hereinafter defined). The acquisition was an all-stock transaction, and consideration was satisfied through the issuance of Subordinate Voting Shares. The purchase agreement also includes additional consideration based on future performance targets.

On February 12, 2019, the Corporation closed on its acquisition of Connecticut-based Advanced Grow Labs LLC (“AGL”). AGL is one of four companies in Connecticut licensed to grow and process cannabis. AGL operates a 41,000 square foot manufacturing facility in West Haven, Connecticut, with expansion potential. AGL also has an ownership stake in a dispensary that is located in Westport, Connecticut. AGL produces and distributes a wide range of cannabis products to the operating stores in the state. The transaction consideration was approximately $80 million, including $15 million in cash and approximately 7 million Subordinate Voting Shares. The purchase agreement also includes additional consideration based on future performance targets.

On November 8, 2018, the Corporation acquired KSGNF, LLC, the holder of a license to operate a vertically-integrated medical marijuana treatment center in Florida, in exchange for approximately $48.6 million in cash and Subordinate Voting shares valued at approximately $49.6 million. KSGNF, LLC operates a cultivation/processing facility in Homestead, Florida with six open and operating dispensaries across the state.

Description of the Business

Overview of the Corporation

Established in 2014 and headquartered in Chicago, Illinois, GTI is promoting well-being through the power of cannabis, while being committed to community and sustainable profitable growth. As of November 30, 2019, GTI has operations across 12 U.S. markets, employs approximately 1,400 people and serves hundreds of thousands of patients and customers annually.

GTI’s core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands, including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, primarily to third-party licensed retail cannabis stores across the United States as well as to GTI-owned retail stores.

The Corporation’s consumer products portfolio is produced in 13 owned and operated manufacturing facilities and consists of stock keeping units (“SKUs”) across a range of product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products.

GTI also owns and operates two national cannabis retail chains called Rise and Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. As of December 17, 2019, the Company had 36 open and operating retail locations, with the ability to open a total of 96 stores.

Financial Highlights and Revenue Streams

The Corporation has consolidated financial statements across its operating businesses with revenue from the manufacture, sale and distribution of branded cannabis products to third-party licensed retail customers as well as the sale of finished products to consumers in its retail stores.

The percentage of total revenue contributed by consumer products operations was 48%, 40% and 33% for the years ended December 31, 2016, 2017 and 2018, respectively. The percentage of total revenue contributed by retail operations was 52%, 60% and 67% for the years ended December 31, 2016, 2017 and 2018, respectively. See Item 2—“Financial Information” for details on key financial highlights.

As of the nine months ended September 30, 2019, GTI has operating revenue in 11 of its 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New York, Ohio and Pennsylvania) and ramp up expenses related to the build out of New Jersey as a new market in preparation for revenue generation over the next three months.

Geographic Information

GTI operates in 12 U.S. states: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

OUR NATIONAL FOOTPRINT

12 Markets

Product Research, Design and Development

The Corporation’s branded products portfolio includes SKUs across a range of product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products.

GTI engages in research and development activities focused on developing new extracted or infused cannabis consumer packaged products.

Manufacturing

Our branded products are produced in manufacturing facilities across 12 U.S. states in which the primary activity is the cultivation, processing and manufacture of cannabis consumer packaged goods.

The majority of our finished goods production is manufactured by our owned production facilities. However, we also have entered into manufacturing agreements with third parties, primarily for our cannabidiol (“CBD”) business lines, none of which account for more than 1% of finished goods production.

We aim to maintain strict brand and quality assurance standards and have implemented standard operating procedures across all production facilities to ensure continuity of product and consistent consumer experience across all operating markets.

Sources and Availability of Materials

Almost all of the raw material input, except packaging materials, used by the Corporation to produce finished cannabis consumer packaged goods are cultivated or processed internally for further use in the manufacturing process.

Significant Customers

Customers of our consumer packaged goods business include legal state-licensed cannabis dispensaries within each U.S. state in which we operate, as well as national retail channels, including department stores and specialty boutiques. The majority of our branded consumer packaged goods are distributed to unrelated third-party licensed retail cannabis stores. GTI is not dependent upon a single customer, or a few customers, the loss of any one or more of which would have a material adverse effect on the business. No customer accounted for 10% or more of our consolidated net revenue during fiscal 2018.

Merchandise

To meet the array of unique customer needs, we offer a variety of cannabis products at each of our Rise and Essence stores, totaling thousands of SKUs in managed inventory, comprehensive of product categories including flower, concentrates, topicals (bath and beauty products) and edibles (confection, beverages, snacks).

We leverage our owned retail channel, Rise and Essence, to distribute our branded product portfolio, such as Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, among others.

All products sold have passed state-mandated third-party testing as required by applicable law to help assure that they do not contain impermissible levels of toxins, microbials and other harmful substances, are inventoried in comprehensive seed-to-sale tracking software to minimize product slippage and deviated inventory and meet the Corporation’s vendor requirements for quality assurance and reliability.

Omnichannel Distribution

Products sold at Rise and Essence are delivered directly to our stores primarily by our manufacturing and distribution vendor partners.

Our primary retail presence is traditional brick and mortar. However, as regulations allow, we will continue to expand our e-commerce, in-store guest pick-up and direct to consumer delivery capabilities as part of our commitment to providing a consistent retail brand experience no matter where the consumer might be.

Intellectual Property—Patents and Trademarks

We believe that brand protection is critical to our business strategy. We own or have licenses under patents and registered trademarks, which are used in connection with our activity in all businesses. Our success depends upon other areas of our business such as product development and design, production and marketing and not exclusively upon patents and trade secrets.

From the time the Corporation became licensed to cultivate marijuana, we have developed proprietary cultivation techniques. The Corporation has also developed certain proprietary intellectual property for operating butane extraction, carbon dioxide extraction and ethanol extraction machinery, including production best practices, procedures and methods. This requires specialized skills in cultivation, extraction and refining.

The Corporation relies on non-disclosure/confidentiality agreements to protect its intellectual property rights. To the extent the Corporation describes or discloses its proprietary cultivation or extraction techniques in its applications for cultivation or processing licenses, the Corporation redacts or requests redaction of such information prior to public disclosure. GTI is in the process of applying for U.S. patents.

The Corporation owns several website domains, including www.gtigrows.com, numerous social media accounts across all major platforms and various phone and web application platforms.

GTI has successfully registered 20 trademarks across three countries and nine states for brands offered within those jurisdictions and has additional trademark applications pending. GTI is in the process of registering several brands for trademark protection at the Canadian federal level, U.S. federal level and/or in the states in which the brands are offered, including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. GTI anticipates feedback on outstanding submitted applications on a rolling basis. As such, GTI will continue to rely on common law protection for these brands during the trademark registration process. Moreover, GTI will proactively seek intellectual property protection for brand expansions in current markets as well as any new market expansion. For additional details on the risks associated with the lack of trademark protection, see Item 1A—“Risk Factors” with respect to intellectual property.

For incredibles and Beboe branded cannabis products, the Corporation has entered into licensing and distribution contracts with third parties that hold licenses to engage in the sale of cannabis. Such third parties directly engage in or arrange for the sourcing, manufacturing, laboratory testing, quality assurance, storage, marketing, sales, distribution and delivery of products containing cannabis and remit licensing fees to the Corporation.

Working Capital

Effective inventory management is critical to the Corporation’s ongoing success and the Corporation uses a variety of demand and supply forecasting, planning and replenishment techniques. The Corporation strives to maintain sufficient levels of inventory of core product categories, maintain positive vendor and customer relationships and carefully plan to minimize markdowns and inventory write-offs.

For additional details on liquidity and Capital Resources, see Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Number of Employees

As of November 30, 2019, GTI employs approximately 1,400 team members nationwide including corporate, retail, manufacturing and part-time employees, including but not limited to: finance and accounting, legal and compliance, supply chain and operations, sales and marketing, commercial and cannabis agriculture, chemists, customer service, construction and project management, real estate and human resources. We offer a comprehensive package of company-sponsored benefits to our team. Eligibility depends on the full-time or part-time status, location and other factors, and benefits include 401(k), medical and dental plans, disability insurance, employee assistance programs and life insurance. Additionally, we believe in aligned incentives and utilize employee stock and incentive plans for a competitive total rewards program.

Environmental Compliance

Expenditures for compliance with federal, state and local environmental laws and regulations are consistent from year to year and are not material to the Corporation’s financials. The Corporation is compliant with all applicable regulations and does not use materials that would pose any known risk under normal conditions.

Competitive Conditions and the Corporation’s Position in the Industry

Competition

The markets in which the Corporation’s products are distributed and its retail stores are operated are highly competitive markets. The Corporation’s operations exist in markets with relatively high barriers to entry given the licensed nature of the cannabis industry. The Corporation competes directly with cannabis producers and retailers within single-state operating markets, as well as those that operate across several U.S. markets. More broadly, GTI views manufacturers of other consumer products, such as those in the pharmaceuticals, alcohol, tobacco, health and beauty and functional wellness industries, as potential competitors. Product quality, performance, new product innovation and development, packaging, customer experience and consumer price/value are important differentiating factors.

The Corporation faces intense competition from other companies that may have a longer operating history, a higher capitalization, additional financial resources, more manufacturing and marketing experience, greater access to public equity and debt markets and more experienced management than the Corporation. Increased competition by larger and better financed competitors could materially affect the business, financial condition and results of operations of the Corporation. The vast majority of both manufacturing and retail competitors in our markets consist of localized businesses (i.e. doing business in only a single state market). There are a few multistate operators with whom the Corporation competes directly in several of the Corporation’s operating markets. Aside from this direct competition, out-of-state operators that are capitalized well enough to enter those markets through acquisitions are also part of the competitive landscape. Similarly, as the Corporation executes its national U.S. growth strategy, operators in our future state markets will inevitably become direct competitors.

Because of the early stage of the industry in which the Corporation operates, the Corporation faces additional competition from new entrants. If the number of consumers of medical and adult use cannabis in the states in which the Corporation operates its business increases, the demand for products will increase and the Corporation expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Corporation will require a continued high level of investment in research and development, marketing, sales and client support. The Corporation may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis, which could materially and adversely affect the business, financial condition and results of its operations.

See Item 1A—“Risk Factors” with respect to competition.

Medical-Only Markets

All of the medical-only markets that the Corporation does business in (Illinois until January 1, 2020, Connecticut, Florida, Maryland, New Jersey, New York, Ohio and Pennsylvania) have written regulations that impose limitations on the number of cannabis business licenses that can be awarded. In each of these markets, the Corporation has a proven track record of: (i) entering the market through state-granted awards based on the merit of its application and business plans; and/or (ii) expanding market reach through accretive mergers, acquisitions and partnership ventures.

Adult Use Markets

The adult use markets in which the Corporation operates in (Illinois as of January 1, 2020, California, Colorado, Massachusetts and Nevada) have fewer barriers to entry and more closely reflect free market dynamics typically seen in mature retail and manufacturing industries. The growth of these markets poses a risk of increased competition. However, given the Corporation’s additional growth opportunities as an original operator in these states, which have historically been limited supply markets, management views the Corporation’s market share as less at risk than operators without a current operating footprint.

Overview of Government Regulation

Below is a discussion of the federal and state-level regulatory regimes in those jurisdictions where the Corporation is currently directly involved through its subsidiaries. The Corporation’s subsidiaries are directly engaged in the manufacture, possession, sale or distribution of cannabis in the adult use and/or medicinal cannabis marketplace in the states of California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

Federal Regulation of Cannabis

In 2005, the U.S. Supreme Court ruled that Congress has the power to regulate cannabis.

The U.S. federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I controlled substance. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice (the “DOJ”) defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” However, the Food and Drug Administration (the “FDA”) has approved Epidiolex, which contains a purified form of the drug CBD, a non-psychoactive ingredient in the cannabis plant, for the treatment of seizures associated with two epilepsy conditions. The FDA has not approved cannabis or cannabis compounds as a safe and effective drug for any other condition. Moreover, under the 2018 Farm Bill or Agriculture Improvement Act of 2018 (the “Farm Bill”), CBD remains a Schedule I controlled substance under the CSA, with a narrow exception for CBD derived from hemp with a tetrahydrocannabinol (“THC”) concentration of less than 0.3%.

Marijuana is largely regulated at the state level.

State laws that permit and regulate the production, distribution and use of cannabis for adult use or medical purposes are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical and/or adult use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA. Although the Corporation’s activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Corporation.

As of November 30, 2019, 33 states, plus the District of Columbia (and the territories of Guam, Puerto Rico, the U.S. Virgin Islands and the Northern Mariana Islands), have legalized the cultivation and sale of cannabis for medical purposes. In 11 states, the sale and possession of cannabis is legal for both medical and adult use, and the District of Columbia has legalized adult use but not commercial sale.

The risk of federal enforcement and other risks associated with the Corporation’s business are described in Item 1A—“Risk Factors.”

Regulation of the Cannabis Market at State and Local Level

Following the thesis that distributing brands at scale will win, the Corporation enters markets where it believes that it can profitably and sustainably operate and command significant market share, and thus maximize consumer and brand awareness. The regulatory frameworks installed by the states, which are similar to the limited and controlled issuance of gaming or alcohol distributorship licenses, provide macro-level indication of whether certain state markets will be sustainable and profitable.

Below is a summary overview of the regulatory and competitive frameworks in each of the Corporation’s operating markets, as well as markets in which the Corporation intends to operate in the in the near future. See Appendix A to this Form 10 for a state-by-state list of the licenses and permits held by the Corporation.

California

In 1996, California was the first state to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine or any other illness for which marijuana provides relief. In 2003, Senate Bill 420 was signed into law establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the Medical Cannabis Regulation and Safety Act (“MCRSA”). The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. In November 2016, voters in California overwhelmingly passed Proposition 64, the Adult Use of Marijuana Act (“AUMA”) creating an adult use marijuana program for adults 21 years of age or older. Some provisions of AUMA conflicted with MCRSA, so the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult Use Cannabis Regulation and Safety Act (“MAUCRSA”) in June 2017, amalgamating MCRSA and AUMA to provide a single set of regulations to govern a medical and adult use licensing regime for cannabis businesses in the State of California. MAUCRSA went into effect on January 1, 2018.

The three agencies that regulate cannabis at the state level are: (a) the California Department of Food and Agriculture, via CalCannabis, which issues licenses to cannabis cultivators; (b) the California Department of Public Health, via the Manufactured Cannabis Safety Branch, which issues licenses to cannabis manufacturers; and (c) the California Department of Consumer Affairs, via the Bureau of Cannabis Control, which issues licenses to cannabis distributors, testing laboratories, retailers and micro-businesses.

On June 6, 2018, a proposal by the California Department of Consumer Affairs, the California Department of Public Health and the California Department of Food and Agriculture to re-adopt their emergency cannabis regulations went into effect. Among the changes, applicants may now complete one license application, allowing for both medical and adult use cannabis activity. On January 16, 2019, California’s three state cannabis licensing authorities announced that the Office of Administrative Law officially approved state regulations for cannabis businesses. The final cannabis regulations took effect immediately and superseded the previous emergency regulations.

In order to legally operate a medical or adult use cannabis business in California, the operator must have both a local and state license. This requires license holders to operate in cities with cannabis licensing programs. Municipalities in California are allowed to determine the number of licenses they will issue to cannabis operators or can choose to ban cannabis businesses outright.

California License and Regulations

There are three principal license categories in California: (1) cultivation, (2) processing and (3) retailer. A license holder that does not submit a completed license renewal application to the state within 30 calendar days after the expiration of a current license forfeits their eligibility to apply for a license renewal and, instead, would be required to submit a new license application.

Currently, the Corporation does not have any operational licenses in the State of California. GTI has been granted conditional licenses, permitting the Corporation to retail medical and adult use cannabis and cannabis related products. GTI has been awarded approval to proceed with the next steps in the application process for the entities listed on Appendix A to this Form 10.

Cultivation licenses permit commercial cannabis cultivation activity involving the planting, growing, harvesting, drying, curing, grading or trimming of cannabis. Such licenses further permit the production, labeling and packaging of a limited number of non-manufactured cannabis products and permit the licensee to sell cannabis to certain licensed entities (both medical and adult use licensees) within the State of California for resale or manufacturing purposes.

Processing licenses authorize manufacturers to process marijuana biomass into certain value-added products with the use of volatile or non-volatile solvents, depending on the license type.

Retailer licenses permit the sale of cannabis and cannabis products to both medical patients and adult use customers. Only certified physicians may provide medicinal marijuana recommendations. An adult use retailer license permits the sale of cannabis and cannabis products to any adult 21 years of age or older. It does not require the individual to possess a physician’s recommendation. Under the terms of such licenses, the holder is permitted to sell adult use cannabis and cannabis products to any person, provided the local jurisdiction permits the sale of adult use cannabis and the person presents a valid government-issued photo identification demonstrating that they are 21 years of age or older.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in California.

California Reporting Requirements

The California Cannabis Track-and-Trace (“CCTT”) system is the T&T system used statewide to record the inventory and movement of cannabis and cannabis products through the commercial cannabis supply chain from seed to sale. The CCTT system must be used by all annual and provisional cannabis licensees, including those with licenses for cannabis cultivation, manufacturing, retail, distribution, testing labs and microbusinesses. The state’s contracted service provider for the CCTT system is METRC. Licensees are required to maintain records for at least seven years from the date a record is created.

Colorado

On November 7, 2000, Colorado voters approved Amendment 20, which amended the state constitution to allow the use of marijuana in the state by approved patients with written medical consent. Conditions recognized for medical marijuana in Colorado include: cancer, chronic pain, epilepsy, HIV/AIDS, multiple sclerosis and nausea.

Amendment 64 passed on November 6, 2012, which amended the state constitution to establish a cannabis program in Colorado and permit the commercial cultivation, manufacture and sale of marijuana to adults 21 years of age or older. The commercial sale of marijuana for adult use to the general public began on January 1, 2014 at cannabis businesses licensed under the regulatory framework.

In Colorado, cannabis businesses must comply with local licensing requirements in addition to state licensing requirements in order to operate. Colorado localities are allowed to limit or prohibit the operation of marijuana cultivation facilities, product manufacturing facilities or retail dispensary facilities.

Colorado License and Regulations

There are three principal license categories in Colorado: (1) cultivation, (2) product manufacturer and (3) medical center/retail store. Each facility is authorized to engage only in the type of activity for which it is licensed. A licensee must apply for renewal before the expiration date of a license.

The Corporation does not have any licenses in the State of Colorado. The Corporation has entered into licensing and distribution contracts with third parties that hold licenses to engage in the sale of cannabis in Colorado for incredibles and Beboe branded cannabis products. Such third parties directly engage in or arrange for the sourcing, manufacturing, laboratory testing, quality assurance, storage, marketing, sales, distribution and delivery of products containing cannabis and remit licensing fees to GTI. See Item 1—“Intellectual Property—Patents and Trademarks” for details on licenses with respect to operations in Colorado.

Regulations for the production and sale of marijuana in Colorado are published through the Marijuana Enforcement Division of the Department of Revenue (the “MED”).

Colorado Reporting Requirements

Colorado uses METRC as the MED’s marijuana inventory tracking system for all medical and adult use licensees. Marijuana is required to be tracked and reported with specific data points from seed to sale through METRC for compliance purposes under Colorado marijuana laws and regulations.

Connecticut

The State of Connecticut has authorized cultivation, possession and distribution of marijuana for medical purposes by certain licensed Connecticut marijuana businesses. The Medical Marijuana Program in Connecticut (the “CT Program”) registers qualifying patients, primary caregivers, Dispensary Facilities (“DFs”) and Dispensary Facility Employees (“DFEs”). The CT Program was established by Connecticut General Statutes §§ 21a-408–21a-429. DFs and production facilities are separately licensed.

Connecticut’s medical cannabis program was introduced in May 2012 when the General Assembly passed legislation PA 12-55 “An Act Concerning the Palliative Use of Marijuana.”

The program launched with six dispensary licensees and four producer licensees. The first dispensaries sold to patients in September 2014.

In January 2016, the Connecticut Department of Consumer Protection (“CTDCP”), the agency that oversees and administers the program, approved three additional dispensary licenses. In December 2018, the CTDCP issue nine additional dispensary licenses, bringing the total to 18 licensed dispensaries in the state. As of November 2019, 15 of these dispensaries were operational.

Connecticut Licenses and Regulations

There are two principal license categories in Connecticut: (1) cultivation/processing and (2) dispensary. The Corporation is licensed to operate one medical marijuana cultivation/processing facility and two medical marijuana dispensaries. All licenses are, as of the date hereof, active with the State of Connecticut. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Connecticut.

The CTDCP has issued regulations regarding the CT Program. Patients with certain debilitating medical conditions qualify to participate in the CT Program. A physician or advanced practice registered nurse must issue a written certification for a CT Program patient, and the qualifying patient or caregiver must choose one designated DF where the patient’s marijuana will be obtained. Under the CT Program, dispensary licenses are renewed annually. Renewal applications must be submitted 45 days prior to license expiration and any renewal submitted more than 30 days after expiration will not be renewed.

Medical marijuana cultivation/processing licenses permit the Corporation to operate a secure, indoor facility to cultivate and process medical marijuana and wholesale to dispensaries.

Medical marijuana dispensary facility licenses qualify a dispensary to purchase medical cannabis from licensed medical cannabis producers and to dispense cannabis to qualifying patients or primary caregivers that are registered under the CT Program. Dispensaries must have a pharmacist on staff.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Connecticut.

Connecticut Reporting Requirements

Connecticut does not mandate the use of a particular unified T&T system by which all dispensary license holders submit data directly to the state. However, the CT Program does provide strict guidelines for reporting via the license holder’s T&T program. Every cannabis sale must be documented at the point of sale, including recording the date. At least once per day, all sales must be uploaded via the T&T system to the Connecticut Prescription Monitoring Program which accumulates and tracks medical cannabis purchases across all Connecticut dispensaries.

Florida

In 2014, the Florida Legislature passed the Compassionate Use Act, which was the first legal medical cannabis program in the state’s history. The original Compassionate Use Act only allowed for low-THC cannabis to be dispensed and purchased by patients suffering from cancer and epilepsy. In 2016, the Legislature passed the Right To Try Act which allowed for full potency cannabis to be dispensed to patients suffering from a diagnosed terminal condition. Also in 2016, the Florida Medical Marijuana Legalization Initiative was introduced by citizen referendum and passed on November 8. This language, known as “Amendment 2,” amended the state constitution and mandated an expansion of the state’s medical cannabis program.

Amendment 2, and the resulting expansion of qualifying medical conditions, became effective on January 3, 2017. The Florida Department of Health, physicians, dispensing organizations and patients are bound by Article X Section 29 of the Florida Constitution and Florida Statutes Section 381.986. On June 9, 2017, the Florida House of Representatives and Florida Senate passed respective legislation to implement the expanded program by replacing large portions of the existing Compassionate Use Act, which officially became law on June 23, 2017.

The State of Florida Statutes Section 381.986(8)(a) provides a regulatory framework that requires licensed producers, which are statutorily defined as “Medical Marijuana Treatment Centers” (the “MMTC”), to cultivate, process and dispense medical cannabis in a vertically-integrated marketplace.

Florida Licenses and Regulations

There is one principal license category in Florida: vertically-integrated MMTC license. The Corporation is licensed to operate one medical cannabis cultivation/processing facility and up to 35 medical dispensaries. All licenses are, as of the date hereof, active with the State of Florida. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Florida.

Licenses are issued by the Florida Department of Health and must be renewed biennially, provided the license meets the requirements under Florida law and the license holder pays a renewal fee. License holders can only own one license. Currently, the dispensaries can be in any geographic location within the state, provided that the local municipality’s zoning regulations authorize such a use, the proposed site is zoned for a pharmacy and the site is not within 500 feet of a church or school.

The MMTC license permits the Corporation to sell medical cannabis to qualified patients to treat certain medical conditions in Florida, which are delineated in Florida Statutes Section 386.981. As the Corporation’s operations in Florida are vertically-integrated, the Corporation is able to cultivate, harvest, process and sell/dispense/deliver its own medical cannabis products. Under the terms of its Florida license, the Corporation is permitted to sell medical cannabis only to qualified medical patients that are registered with the State. Only certified physicians who have successfully completed a medical cannabis educational program can register patients on the Florida Office of Compassionate Use Registry.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Florida.

Florida Reporting Requirements

The Florida Department of Health requires that any licensee establish, maintain and control a computer software tracking system that traces cannabis from seed to sale and allows real-time, 24-hour access by the

Florida Department of Health to this data. The tracking system must allow for integration of other seed-to-sale systems and, at minimum, include notification of when marijuana seeds are planted, when marijuana plants are harvested and destroyed and when cannabis is transported, sold, stolen, diverted or lost. Additionally, the Florida Department of Health maintains a patient and physician registry, and the Corporation must comply with all requirements and regulations related to providing required data or proof of key events to the tracking system.

Illinois

The Compassionate Use of Medical Cannabis Program Act, which allows individuals diagnosed with a debilitating medical condition access to medical marijuana, became effective January 1, 2014 and is now permanent. There are more than 40 qualifying conditions as part of the medical program, including chronic pain, migraines, epilepsy, traumatic brain injury and post-traumatic stress disorder (“PTSD”). Licenses were awarded based on merit in a highly competitive application process to applicants who demonstrated strong operational expertise and financial backing.

On May 31, 2019, Illinois lawmakers passed a bill legalizing adult use marijuana. The bill will permit adult use sales to adults 21 years of age or older beginning on January 1, 2020. Governor J.B. Pritzker signed the bill into law, making Illinois the 11th state to legalize the adult use and commercial sale of cannabis to adults.

Illinois Licenses and Regulations

There are two principal license categories in Illinois: (1) cultivation/processing and (2) dispensary. The Corporation is licensed to grow cannabis for medical and adult use sales at the Corporation’s two cultivation/processing facilities. The Corporation has applied for and received state approval for its five existing medical dispensary retail locations in Illinois to also make sales to adult use customers, subject to local zoning approval. The Corporation can also apply for and receive five “secondary” adult use dispensary licenses, subject to local zoning approval, which by law will serve only adult use customers, not medical patients. That will bring the Corporation to a total of ten dispensary licenses in Illinois, which is the statutory cap. All licenses are, as of the date hereof, active with the State of Illinois. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Illinois.

All cultivation/processing establishments must register with Illinois Department of Agriculture. All dispensaries must register with the Illinois Department of Financial and Professional Regulation. If applications contain all required information, establishments are issued a marijuana establishment registration certificate. Registration certificates are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. Pursuant to Illinois law, registration renewal applications must be received 45 days prior to expiration and may be denied if the license has a history of non-compliance and penalties.

The cultivation/processing licenses permit the Corporation to acquire, possess, cultivate, manufacture/process into edible marijuana products and/or marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to marijuana dispensaries.

The retail dispensary licenses permit the Corporation to purchase marijuana and marijuana products from cultivation/processing facilities, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Illinois.

Illinois Reporting Requirements

The state of Illinois uses BioTrack as the state’s computerized track-and-trace (“T&T”) system for seed-to-sale reporting. Individual licensees, whether directly or through third-party integration systems, are required to push data to the state to meet all reporting requirements. The Corporation uses an in-house computerized seed-to-sale software, which integrates with the state’s BioTrack program and captures the necessary data points as required in the Illinois Compassionate Use of Medical Cannabis Program Act.

Maryland

In 2012, a state law was enacted in Maryland to establish a state-regulated medical marijuana program. Legislation was signed in May 2013 and the program became operational on December 1, 2017. The Maryland Medical Cannabis Commission (the “MMCC”) regulates the state program and awarded operational licenses in a highly competitive application process. 102 dispensary licenses were awarded out of a pool of over 800 applicants, while an original 15 cultivation licenses were awarded out of a pool of over 150 applicants. In April 2018, Maryland lawmakers agreed to expand the state’s medical marijuana industry by authorizing an additional 20 licenses, seven for cultivation and 13 for processing. The state program was written to allow access to medical marijuana for patients with any condition that is considered “severe” for which other medical treatments have proven ineffective, including: chronic pain, nausea, seizures, glaucoma and PTSD.

Maryland Licenses and Regulations

There are three principal license categories in Maryland: (1) cultivation, (2) processing and (3) dispensary. The Corporation has control and/or ownership over one cultivation license, one processing license and three retail dispensaries. All licenses are, as of the date hereof, active with the State of Maryland. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Maryland.

All cultivation, processing and dispensary establishments must register with the MMCC under the provisions of the Maryland Medical Cannabis Law, Section 13-3301 et seq. If applications contain all required information, establishments are issued a medical marijuana establishment registration certificate. Registration certificates are valid for a period of six years and are subject to annual renewals after required fees are paid and the business remains in good standing. After the first expiration of the approved license, the dispensary, cultivation and processing licensee is required to renew every two years. Licensees are required to submit a renewal application per the guidelines published by the MMCC. 90 days prior to the expiration of a license, the MMCC notifies the licensee of the date on which the license expires and provides the instructions and fee required to renew the license along with the consequences of failure to renew. At least 30 business days before a license expires, the licensee must submit the renewal application as provided by the MMCC.

The medical cultivation licenses permit the Corporation to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries, facilities for the production of medical marijuana products and/or medical marijuana-infused products or other medical marijuana cultivation facilities.

The medical processing license permits the Corporation to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell marijuana products or marijuana-infused products to other medical marijuana production facilities or medical marijuana dispensaries.

The retail dispensary licenses permit the Corporation to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other medical marijuana dispensaries, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Maryland.

Maryland Reporting Requirements

The state of Maryland uses METRC as the state’s computerized T&T system for seed-to-sale reporting. Individual licensees, whether directly or through third-party integration systems, are required to push data to the state to meet all reporting requirements. The Corporation uses an in-house computerized seed-to-sale software, which integrates with the state’s METRC program and captures the required data points for retail as required in the Maryland Medical Cannabis Law. The Corporation uses METRC directly for cultivation and manufacturing.

Massachusetts

Massachusetts legalized medical marijuana when voters passed a ballot initiative in 2012. The Massachusetts Medical Use of Marijuana Program was formed pursuant to the Act for the Humanitarian Medical Use of Marijuana. Adult use marijuana became legal in Massachusetts as of December 15, 2016, following a ballot initiative in November 2016. Dispensaries for the adult use of cannabis in Massachusetts began operating in July 2018.

In Massachusetts, Registered Marijuana Dispensaries (“RMDs”) are “vertically-integrated,” which means RMDs grow, process and dispense their own marijuana. An RMD must have a retail facility, as well as cultivation and processing operations. Some RMDs elect to conduct cultivation, processing and retail operations all in one location, which is commonly referred to as a “co-located” operation. An RMD may also choose to have a retail dispensary in one location and grow marijuana at a remote cultivation location. An RMD may process marijuana at either a retail dispensary location or a remote cultivation location. The remote cultivation location need not be in the same municipality, or the same county, as the retail dispensary.

Massachusetts Licenses and Regulations

There is one principal license category in Massachusetts: vertically-integrated RMD license. The Corporation is licensed to operate one medical and adult use cultivation/processing facility and up to three medical and adult use retail dispensaries. All licenses are, as of the date hereof, active with the State of Massachusetts. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Massachusetts.

The Massachusetts Department of Public Health was the regulatory body that oversaw the original Massachusetts medical program, including all cultivation, processing and dispensary facilities. The Cannabis Control Commission (the “CCC”), a regulatory body created in 2018, now oversees the medical and adult use programs, including licensing of cultivation, processing and dispensary facilities. Licensed medical dispensaries are given priority status in adult use licensing.

Each Massachusetts dispensary, cultivator and processor license is valid for one year and must be renewed no later than 60 calendar days prior to expiration. The CCC can deny or revoke licenses and renewals for multiple reasons, including (a) submission of materially inaccurate, incomplete or fraudulent information, (b) failure to comply with any applicable law or regulation, including laws relating to taxes, child support, workers compensation and insurance coverage, (c) failure to submit or implement a plan of correction, (d) attempting to assign registration to another entity, (e) insufficient financial resources, (f) committing, permitting, aiding or abetting of any illegal practices in the operation of the RMD, (g) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at an RMD and (h) lack of responsible RMD operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person.

The RMD license permits the Corporation to cultivate, process and dispense medical and adult use cannabis.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Massachusetts.

Massachusetts Reporting Requirements

The Commonwealth of Massachusetts uses the MMJ Online system through the Virtual Gateway portal as the state’s computerized T&T system for seed-to-sale reporting. Individual licensees, whether directly or through third-party integration systems, are required to push data to the state to meet all reporting requirements. The Corporation uses an in-house computerized seed-to-sale software, which integrates with the state’s program and captures the required data points for cultivation, manufacturing and retail as required in the Massachusetts marijuana laws and regulations.

Nevada

Nevada became a medical marijuana state in 2001. In 2013, the Nevada legislature passed SB374, providing for state licensing of medical marijuana establishments. On November 8, 2016, Nevada voters passed NRS 435D by ballot initiative allowing for the sale of marijuana for adult use starting on July 1, 2017. In 2018, the Nevada Department of Taxation (the “DOT”) opened up applications for additional adult use marijuana dispensary licenses. Only those companies that held medical marijuana licenses in the state could apply. In December 2018, 61 additional marijuana dispensary licenses were issued by the DOT.

Nevada Licenses and Regulations

There are three principal license categories in Nevada: (1) cultivation, (2) processing and (3) dispensary. The Corporation is licensed to operate two medical and adult use cultivation facilities, three medical and adult use processing facilities, five medical dispensary licenses and up to 13 adult use retail locations. All licenses are, as of the date hereof, active with the State of Nevada. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Nevada.

Under applicable laws, the licenses permit the Corporation to cultivate, manufacture, process, package, sell and purchase marijuana pursuant to the terms of the licenses, which are issued by the DOT under the provisions of Nevada Revised Statutes section 453A. If applications contain all required information, establishments are issued a marijuana establishment registration certificate. In a local governmental jurisdiction that issues business licenses, the issuance by DOT of a marijuana establishment registration certificate is considered provisional until the local government has issued a business license for operation and an establishment is in compliance with all applicable local governmental ordinances. Final registration certificates are valid for a period of one year and the Nevada DOT shall issue a renewal license within ten days after the receipt of a renewal application and applicable fee if the license is not then under suspension or has not been revoked.

The cultivation licenses permit the Corporation to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to marijuana dispensaries, facilities for the production of edible marijuana products and/or marijuana-infused products or other marijuana cultivation facilities.

The processing license permits the Corporation to acquire, possess, manufacture, deliver, transfer, transport, supply or sell edible marijuana products or marijuana-infused products to other marijuana production facilities or marijuana dispensaries.

The retail dispensary licenses permit the Corporation to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Nevada.

Nevada Reporting Requirements

The state of Nevada uses Marijuana Enforcement Tracking Regulation and Compliance (“METRC”) as the state’s computerized T&T system for seed-to-sale reporting. Individual licensees, whether directly or through third-party integration systems, are required to push data to the state to meet all reporting requirements. The Corporation has designated an in-house computerized seed-to-sale software that integrates with METRC via API, which captures the required data points for cultivation, manufacturing and retail as required in Nevada Revised Statutes section 453A.

New Jersey

On January 18, 2010, the governor of New Jersey signed into law S.119, the Compassionate Use Medical Marijuana Act (the “NJ Act”), permitting the use of medical cannabis for persons with certain debilitating conditions. The law permits the New Jersey Department of Health (“NJDOH”) to create rules to add other illnesses to the permitted conditions. The NJ Act mandates that cannabis must be acquired through Alternative Treatment Centers (each an “ATC”) licensed by the State.

A single ATC license allows for the cultivation, processing and dispensing of medical marijuana products. Originally, each ATC was permitted to open one dispensary. With the Executive Order 6 Report, each ATC can now open two additional satellite dispensaries within their NJDOH-designated region for a total of three dispensaries each, as well as satellite production facilities, subject to regulatory approval.

On March 27, 2018 through executive order No. 6 (2018), Governor Phil Murphy expanded the medical marijuana program, announcing the 20-plus recommendations presented by the NJDOH on March 23, 2018. The NJDOH’s recommendations and next steps included certain measures that took effect immediately (e.g. the addition of debilitating conditions and the reduction of registration fees) and other recommendations (e.g. the home delivery model) that require further regulatory or statutory enactment.

On July 2, 2019, Governor Phil Murphy signed the Jake Honig Compassionate Use Medical Cannabis Act into law (“CUMCA”), which amended the NJ Act. Previously, New Jersey law only permitted applicants to apply for vertically-integrated licenses. Under CUMCA, the permit process includes three different permit types. The new permit types are medical cannabis cultivator, dispensary and manufacturer permits, which are to be applied for individually. The vertically-integrated ATC will continue to be able to cultivate, manufacture and dispense medical cannabis. These new permit types are still in the application stage and have not yet been awarded.

New Jersey Licenses and Regulations

There is currently one principal license category in New Jersey: vertically-integrated ATC license. The Corporation is licensed to operate one medical cultivation and processing facility and up to three retail medical cannabis dispensaries in the state of New Jersey. All licenses are, as of the date hereof, active with the State of New Jersey. The licenses are independently issued for each approved activity for use at the Corporation facilities in New Jersey.

The NJDOH is responsible for issuing permits and administering the NJ Act to ensure qualifying patients’ access to safe cannabis for medical use in New Jersey.

ATC permits expire annually on December 31. A permit renewal application must be submitted at least 60 days prior to the expiration date. An ATC that seeks to renew its permit shall submit to the permitting authority an application for renewal with all required documentation and the required fees. Prior to the issuance of any permit, the Corporation must certify that it submits to the jurisdiction of the courts of the State of New Jersey and agrees to comply with all the requirements of the laws of New Jersey pertaining to New Jersey’s Medicinal Marijuana Program.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in New Jersey.

New Jersey Reporting Requirements

New Jersey does not have a unified T&T system. All information is forwarded to the medical marijuana program through email. The ATC collects and submits to the NJDOH for each calendar year statistical data on (a) the number of registered qualified patients and registered primary caregivers, (b) the debilitating medical conditions of the qualified patients, (c) patient demographic data, (d) summary of the patient surveys and evaluation of services and (e) other information as the NJDOH may require. The ATC must retain records for at least two years. The Corporation also uses an in-house computerized seed-to-sale software, which captures the required data points for cultivation, manufacturing and retail as required in the New Jersey marijuana laws and regulations.

New York

In July 2014, the New York Legislature and Governor enacted the Compassionate Care Act (the “CCA”) to provide a comprehensive, safe and effective medical marijuana program. The CCA provides access to the program for those who suffer from qualifying serious conditions including: cancer, HIV/AIDS, ALS and PTSD. The program allows ten “Registered Organizations” to hold vertically-integrated licenses and service qualified patients and caregivers. Each Registered Organization has one cultivation/processing license and four dispensary licenses.

Under the terms of licenses in the state of New York, licensees are permitted to sell medical marijuana manufactured products that are approved by the New York State Department of Health (“NYSDOH”) to any qualified patient who possesses a physician’s recommendation, provided that the patient presents a valid government-issued photo identification and NYSDOH-issued Registry Identification Card proving that the patient or designated caregiver meets the statutory conditions to be a qualified patient or designated caregiver. The card contains the recommendation from the physician and the limitation on form or dosage of medical marijuana.

In order for a patient or registered caregiver to receive dispensed marijuana, they must be logged into the Prescription Monitoring Program (“PMP”) registry. The PMP registry is monitored by the NYSDOH and contains controlled substance prescription dispensing history and medical marijuana dispensing history to ensure that patients only receive a maximum of 30 days’ worth of dispensed product from one Registered Organization. Only registered pharmacists can dispense medical marijuana to approved patients and caregivers.

New York Licenses and Regulations

There is one principal license category in New York: vertically-integrated license. The Corporation is licensed to operate one medical marijuana cultivation/manufacturing facility and up to four medical marijuana dispensaries. All licenses are, as of the date hereof, active with the State of New York. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in New York.

The NYSDOH is the regulatory agency that oversees the medical marijuana program in New York. New York is a vertically-integrated system; however, the state does allow Registered Organizations to wholesale manufactured products to one another. As such, the Corporation has the ability to be vertically-integrated and cultivate, harvest, process, transport, sell and dispense cannabis products. Delivery is allowed from dispensaries to patients, however the delivery plan must be pre-approved by the NYSDOH.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in New York.

New York Reporting Requirements

The State of New York has selected BioTrackTHC’s system as the state’s T&T system used to track commercial cannabis activity and seed-to-sale. The BioTrackTHC system must serve as all Registered

Organizations’ patient verification system but is optional as Registered Organizations’ tracking system. The Corporation currently uses BioTrackTHC as its seed-to-sale tracking system, but GTI also integrates its in-house seed-to-sale tracking system with BioTrackTHC.

Every month the NYSDOH requests a dispensing report in Excel format, via email, showing all products dispensed for the month. This is the only report that the Corporation is required to submit to the NYSDOH. All other data is pulled by the NYSDOH directly from the Corporation’s seed-to-sale tracking system.

Ohio

House Bill 523, effective on September 8, 2016, legalized medical marijuana in Ohio. The Ohio Medical Marijuana Control Program allows people with certain medical conditions, upon the recommendation of an Ohio-licensed physician certified by the State Medical Board, to purchase and use medical marijuana. In November 2018, the state issued 12 ‘Level I’ cultivation licenses, which permit up to 25,000 square feet of canopy, and 12 ‘Level II’ cultivation licenses, which permit up to 3,000 square feet of canopy. In June 2018, the state issued 56 dispensary licenses. In August 2018, the state issued seven processing licenses and, over the next few months, issued seven additional processing licenses. In January 2019, the state issued an additional 26 processing licenses for a total of 40 across Ohio. On December 3, 2019, the State of Ohio Board of Pharmacy awarded one additional medical marijuana provisional dispensary license. The licenses were awarded after an extensive review of 376 submitted dispensary applications.

By rule, the State of Ohio Board of Pharmacy is currently limited to issuing up to 60 dispensary licenses across the state. Under the program rules, the Board will consider, on at least a biennial basis, whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites.

Ohio License and Regulations

There are three principal license categories in Ohio: (1) cultivation, (2) processing and (3) dispensary. The Corporation is licensed to operate one medical marijuana cultivation facility, one medical marijuana processing facility and up to five retail medical marijuana dispensaries in the state of Ohio. All licenses are, as of the date hereof, active with the State of Ohio. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Ohio.

The three following state government agencies are responsible for the operation of Ohio’s Medical Marijuana Control Program: (1) the Ohio Department of Commerce oversees medical marijuana cultivators, processors and testing laboratories; (2) the State of Ohio Board of Pharmacy oversees medical marijuana retail dispensaries, the registration of medical marijuana patients and caregivers, the approval of new forms of medical marijuana and coordinating the Medical Marijuana Advisory Committee; and (3) the State Medical Board of Ohio certifies physicians to recommend medical marijuana and may add to the list of qualifying conditions for which medical marijuana can be recommended.

Certificates of operation for dispensaries carry two year terms, while certificates of operation for cultivators and processors must be renewed annually. A certificate of operation will expire on the date identified on the certificate. A dispensary licensee will receive written or electronic notice 90 days before the expiration of its certificate of operation. The dispensary licensee must submit the renewal information at least 45 days prior to the date the existing certificate expires. A processor or cultivator licensee must submit the renewal application at least 30 days prior to the expiration date of the certificate of operation. If a licensee’s renewal application is not filed prior to the expiration date of the certificate of operation, the certificate of operation will be suspended for a maximum of 30 days. After 30 days, if the licensee has not successfully renewed the certificate of operation, including the payment of all applicable fees, the certificate of operations will be deemed expired.

The medical cultivation licenses permit the Corporation to acquire, possess, cultivate, manufacture/process into medical marijuana products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries.

The medical processor license permits the Corporation to manufacture and produce medical marijuana products.

The dispensary licenses will permit the Corporation to purchase marijuana and marijuana products from cultivation and/or processing facilities, as well as allow the sale of marijuana and marijuana products to registered patients.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Ohio.

Ohio Reporting Requirements

Ohio uses METRC as its seed-to-sale tracking system. Licensees are required to use METRC in Ohio to push data to the state to meet all of the reporting requirements. The Corporation integrates its in-house seed-to-sale tracking system with METRC to capture the required data points as required in the Ohio medical marijuana laws and regulations.

Pennsylvania

The Pennsylvania medical marijuana program was signed into law on April 17, 2016 under Act 16 and provided access to state residents with one or more of 17 qualifying conditions, including: epilepsy, chronic pain and PTSD. The state originally awarded only 12 licenses to cultivate/process and 27 licenses to operate retail dispensaries (which entitled holders to up to three medical dispensary locations per retail license).

On March 22, 2018, it was announced that the final phase of the Pennsylvania medical marijuana program would initiate its rollout, which included 13 additional cultivation/processing licenses and 23 additional dispensary licenses. Additionally, the list of qualifying conditions was expanded from 17 to 21.

Pennsylvania Licenses and Regulations

There are two principal license categories in Pennsylvania: (1) cultivation/processing and (2) dispensary. The Corporation is licensed to operate one medical cultivation/processing facility and up to 18 medical retail locations. All licenses are, as of the date hereof, active with the Commonwealth of Pennsylvania. The licenses are independently issued for each approved activity for use at the Corporation’s facilities in Pennsylvania.

All cultivation/processing establishments and dispensaries must register with Pennsylvania Department of Health. Registration certificates are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. The Pennsylvania Department of Health must renew a permit unless it determines the applicant is unlikely to maintain effective control against diversion of medical cannabis and the applicant is unlikely to comply with all laws as prescribed under the Pennsylvania medical marijuana program. Under applicable laws, the licenses permit the license holder to cultivate, manufacture, process, package, sell and purchase medical marijuana pursuant to the terms of the licenses, which are issued by the Pennsylvania Department of Health under the provisions of Medical Marijuana Act and Pennsylvania regulations.

The medical cultivation/processing licenses permit the Corporation to acquire, possess, cultivate, manufacture/process into medical marijuana products and/or medical marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries.

The retail dispensary licenses permit the Corporation to purchase marijuana and marijuana products from cultivation/processing facilities, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this Form 10 for a list of the licenses issued to the Corporation with respect to its operations in Pennsylvania.

Pennsylvania Reporting Requirements

Pennsylvania uses MJ Freeway as the state’s computerized T&T system for seed-to-sale reporting. Individual licensees are required to use MJ Freeway to push data to the state to meet all reporting requirements. The Corporation uses MJ Freeway as its seed-to-sale software, which integrates with the state’s MJ Freeway program and captures the required data points for cultivation, manufacturing and retail as required in the Pennsylvania medical marijuana laws and regulations.

Compliance with Applicable Federal Law

The Corporation is in compliance with applicable cannabis licensing requirements and the regulatory framework enacted by each state in which it operates. The Corporation is not subject to any material citations or notices of violation of applicable licensing requirements or the regulatory framework enacted by each applicable state which may have an adverse impact on its licenses, business activities or operations.

The Corporation has in place a detailed compliance program and an internal legal and compliance department and is building out its operational compliance team across all states in which it operates. The Corporation also has external state and local regulatory/compliance counsel engaged in every jurisdiction in which it operates.

The Corporation provides training for all employees, including on the following topics:

•	Compliance with state and local laws

•	Safe cannabis use

•	Dispensing procedures

•	Security and safety policies and procedures

•	Inventory control

•	T&T training session

•	Quality control

•	Transportation procedures

The Corporation emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory, from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access the Corporation’s computerized seed-to-sale system.

The Corporation monitors all compliance notifications from the regulators and inspectors in each market and timely resolves any issues identified. The Corporation keeps records of all compliance notifications received from the state regulators or inspectors, as well as how and when an issue was resolved. Moreover, the Corporation monitors news sources for information regarding developments at the state and federal level relating to the regulation and criminalization of cannabis.

Further, the Corporation has created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory. The Corporation also has comprehensive standard operating procedures in place for performing inventory reconciliation, and ensuring the accuracy of inventory tracking and recordkeeping. The Corporation maintains accurate records of its inventory at all licensed facilities. Adherence to the Corporation’s standard operating procedures is mandatory and ensures that the Corporation’s operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements. The Corporation ensures adherence to standard operating procedures by regularly conducting internal inspections and ensures that any issues identified are resolved quickly and thoroughly.

Federal Law

The inconsistencies between federal and state regulation of cannabis were addressed in a memorandum which then-Deputy Attorney General James Cole sent to all U.S. District Attorneys in August 2013 (the “Cole Memorandum”) outlining certain priorities for the DOJ relating to the prosecution of cannabis offenses. The Cole Memorandum acknowledged that, notwithstanding the designation of cannabis as a Schedule I controlled substance at the federal level, several states had enacted laws authorizing the use of cannabis for medical purposes. The Cole Memorandum noted that jurisdictions that have enacted laws legalizing cannabis in some form have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis. As such, conduct in compliance with those laws and regulations is less likely to implicate the Cole Memorandum’s enforcement priorities. The DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis, such as distribution of cannabis from states where cannabis is legal to those where cannabis is illegal, the diversion of cannabis revenues to illicit drug cartels and sales of cannabis to minors.

On January 4, 2018, former U.S. Attorney General Jeff Sessions issued a new memorandum (the “Sessions Memorandum”), which rescinded the Cole Memorandum. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime,” and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress by following well-established principles when pursuing prosecutions related to cannabis activities. The Corporation is not aware of any prosecutions of investment companies doing routine business with licensed marijuana related businesses in light of the new DOJ position. However, there can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and thus it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

While federal prosecutors appear to continue to use the Cole Memorandum’s priorities as an enforcement guide, the Company believes it is too soon to determine what prosecutorial effects will be created by the rescission of the Cole Memorandum and the implementation of the Sessions Memorandum. The sheer size of the cannabis industry, in addition to participation by state and local governments and investors, suggests that a large-scale federal enforcement operation would more than likely create unwanted political backlash for the DOJ and the current administration. It is also possible that the revocation of the Cole Memorandum could motivate Congress to reconcile federal and state laws. Indeed, the U.S. House Judiciary Committee approved a bill on November 20, 2019 that removes cannabis from Schedule I of the CSA. This legislation will next be voted upon by the U.S. House of Representatives. If the bill passes the House of Representatives, it will then advance to the U.S. Senate. While Congress is considering legislation that may address these issues, there can be no assurance that such legislation passes. Regardless, at this time, cannabis remains a Schedule I controlled substance at the federal level. The U.S. federal government has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult use cannabis, even if state law authorizes such sale and disbursement. It is unclear whether the risk of enforcement has been altered.

On June 7, 2018, the Strengthening the Tenth Amendment Through Entrusting States Act (the “STATES Act”) was introduced in the Senate by Republican Senator Cory Gardner of Colorado and Democratic Senator Elizabeth Warren of Massachusetts. A companion bill was introduced in the House by Democratic representative Jared Polis of Colorado. The bill provides in relevant part that the provisions of the CSA, as applied to marijuana, “shall not apply to any person acting in compliance with state law relating to the manufacture, production, possession, distribution, dispensation, administration, or delivery of marihuana.” Even though marijuana will remain within Schedule I of the CSA under the STATES Act, the bill makes the CSA unenforceable to the extent it conflicts with state law. In essence, the bill extends the limitations afforded by the protection within the federal budget—which prevents the DOJ and the DEA from using funds to enforce federal law against state-legal medical cannabis commercial activity—to both medical and adult use cannabis activity in all states where it has been legalized. By allowing continued prohibition to be a choice by the individual states, the STATES Act does not fully legalize cannabis on a national level. In that respect, the bill emphasizes states’ rights under the Tenth Amendment, which provides that “the powers not delegated to the United States by the Constitution, nor prohibited by it to the States, are reserved to the States respectively, or to the people.” Under the STATES Act companies operating legal cannabis businesses would no longer be considered “trafficking” under the CSA, and this would likely assist financial institutions in transacting with individuals and businesses in the cannabis industry without the threat of money laundering prosecution, civil forfeiture and other criminal violations that could lead to a charter revocation. The STATES Act was reintroduced on April 4, 2019 in both the House and the Senate. Since the STATES Act is currently draft legislation, there is no guarantee that the STATES Act will become law in its current form.

One legislative safeguard for the medical cannabis industry, appended to the federal budget bill, remains in place following the rescission of the Cole Memorandum. For fiscal years 2015, 2016, 2017 and 2018, Congress adopted a so-called “rider” provision to the Consolidated Appropriations Acts (formerly referred to as the Rohrabacher-Farr Amendment and currently referred to as the “Rohrabacher-Blumenauer Amendment”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. The Rohrabacher-Blumenauer Amendment was included in the fiscal year 2018 budget passed on March 23, 2018. The Rohrabacher-Blumenauer Amendment was included in the consolidated appropriations bill signed into legislation by President Trump in February 2019. In signing the Rohrabacher-Blumenauer Amendment, President Trump issued a signing statement noting that the Rohrabacher-Blumenauer Amendment “provides that the Department of Justice may not use any funds to prevent implementation of medical marijuana laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” On June 20, 2019, the House approved a broader amendment that, in addition to protecting state medical cannabis programs, would also protect state adult use programs. On September 26, 2019, the Senate Appropriations Committee declined to take up the broader amendment but did approve the Rohrabacher-Blumenauer Amendment for the fiscal year 2020 spending bill. On September 27, 2019, the Rohrabacher-Blumenauer Amendment was reviewed as part of a stopgap spending bill, in effect through November 21, 2019. The Rohrabacher-Blumenauer Amendment may or may not be renewed as part of a subsequent stopgap spending bill or omnibus appropriations package.

Despite the rescission of the Cole Memorandum, the DOJ appears to continue to adhere to the enforcement priorities set forth in the Core Memorandum. Accordingly, as an industry best practice, the Corporation continues to employ the following policies to ensure compliance with the guidance provided by the Cole Memorandum:

•

the operations of the Corporation and its subsidiaries are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough and other political/administrative divisions; to this end, the Corporation retains appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable state and local laws;

•

the cannabis-related activities adhere to the scope of the licensing obtained—for example, in states where only medical cannabis is permitted, the products are only sold to patients who hold the necessary documentation to permit the possession of the cannabis; in states where cannabis is permitted for adult use, the products are only sold to individuals who meet the requisite age requirements;

•

the Corporation only works through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subject to strict regulatory oversight to ensure that no revenue is distributed to criminal enterprises, gangs or cartels;

•

the Corporation has implemented an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law or cross any state lines in general;

•

the Corporation’s state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, and the Corporation is not engaged in any other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes; and

•

the Corporation conducts reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

The Cole Memorandum and the Rohrabacher-Blumenauer Amendment gave licensed cannabis operators (particularly medical cannabis operators) and investors in states with legal regimes greater certainty regarding the DOJ’s enforcement priorities and the risk of operating cannabis businesses. While the Sessions Memorandum has introduced some uncertainty regarding federal enforcement, the cannabis industry continues to experience growth in legal medical and adult use markets across the United States. U.S. Attorney General Jeff Sessions resigned on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. It is unclear what impact, if any, this development will have on U.S. federal government enforcement policy. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, U.S. Attorney General Barr stated: “I do not intend to go after parties who have complied with state law in reliance on the Cole Memo.” With respect to the STATES Act, Mr. Barr stated: “Personally, I would still favor one uniform federal rule against marijuana but, if there is not sufficient consensus to obtain that, then I think the way to go is to permit a more federal approach so states can make their own decisions within the framework of the federal law and so we’re not just ignoring the enforcement of federal law.” Mr. Barr has also stated the need for more legal growers of marijuana for research and acknowledged that the Farm Bill has broad implications for the sale of cannabis products. Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will remain in place or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law criminalizing cannabis.

The Corporation will continue to monitor compliance on an ongoing basis in accordance with its compliance program and standard operating procedures. While the Corporation’s operations are in full compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under federal law. For the reasons described above and the risks further described in Item 1A—“Risk Factors,” there are significant risks associated with the business of the Corporation. Readers of this registration statement on Form 10 are strongly encouraged to carefully read all of the risk factors contained in Item 1A—“Risk Factors.”

Ability to Access Public and Private Capital

Due to the present state of the laws and regulations governing financial institutions in the U.S., banks often refuse to provide banking services to businesses involved in the marijuana industry. Consequently, it may be difficult for the Corporation to obtain financing from large U.S. financial institutions.

The Corporation has historically, and continues to have, access to equity and debt financing from non-public (i.e., private placement) markets. The Corporation’s executive team and board have extensive relationships with sources of capital (such as funds and high net worth individuals).

In addition to the Corporation’s working capital, the Corporation continues to generate adequate cash to fund its operations from capital raising transactions, including:

•	the Convertible Promissory Note;

•	the SR Offering;

•	the C$80.3 million bought deal financing in August 2018;

•	the C$101.7 million bought deal financing in October 2018;

•	the Bridge Notes;

•	the Notes; and

•	the $39.6 million sale and leaseback transaction with IIP for the Danville, Pennsylvania facility in November 2019.

The Corporation’s business plan continues to include aggressive growth, both in the form of additional acquisitions and through facility expansion and improvements. Accordingly, the Corporation expects to raise additional capital, both in the form of debt and new equity offerings during the next few years.

However, there can be no assurance that additional financing will be available to the Corporation when needed or on terms which are acceptable.

Restricted Access to Banking and Other Financial Services

The U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) with respect to financial institutions providing banking services to cannabis businesses. These include burdensome due diligence expectations and reporting requirements. The FinCEN Memorandum outlines the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum and states that, in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories—cannabis limited, cannabis priority, and cannabis terminated—based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively.

Former U.S. Attorney General Sessions’ revocation of the Cole Memorandum has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Memorandum, but FinCEN has not yet issued further guidance. The FinCEN Memorandum is a standalone document which explicitly lists the eight enforcement priorities originally cited in the Cole Memorandum. As such, the FinCEN Memorandum remains intact, indicating that the Department of the Treasury and FinCEN intend to continue abiding by its guidance.

However, the FinCEN Memorandum does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear comfortable providing banking services to cannabis-related businesses or relying on this guidance, given that it has the potential to be amended or revoked by the current administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Corporation may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and regulations under the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. The inability or limitation of the Corporation’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently.

Banks and other depository institutions are currently hindered by federal law from providing financial services to marijuana businesses, even in states where those businesses are regulated. On March 7, 2019, Democratic representative Ed Perlmutter of Colorado introduced house bill H.R. 1595, known as the Secure and Fair Enforcement (SAFE) Banking Act of 2019 (the “SAFE Banking Act”), which would protect banks and their employees from punishment for providing services to cannabis businesses that are legal on a state level. The bill was advanced by the House Financial Services Committee on March 28, 2019 and passed with strong bipartisan support in the House of Representatives on September 25, 2019. Some industry observers anticipate that the bill will be signed into law within the next year, which would, as noted above, allow financial institutions to provide services to marijuana related businesses without risk of violating federal money laundering statutes.

Newly Established Legal Regime

The Corporation’s business activities rely on newly established and/or developing laws and regulations in the states in which it operates. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Corporation’s profitability or cause it to cease operations entirely. The cannabis industry may come under further scrutiny by the FDA, the SEC, the DOJ, the Financial Industry Regulatory Advisory and other regulatory authorities that supervise or regulate the production, distribution, sale and use of cannabis for medical and nonmedical purposes in the United States. It is impossible to determine the extent of the impact of new laws, regulations or initiatives that may be proposed. The regulatory uncertainty surrounding the industry may adversely affect the business and operations of the Corporation, including without limitation, the costs to remain compliant with applicable laws and the impairment of its business or the ability to raise additional capital.

Available Information

Our website address is www.gtigrows.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of this registration statement.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

ITEM 1A. RISK FACTORS

Risks Related to Our Business

Marijuana remains illegal under federal law, and enforcement of cannabis laws could change.

Cannabis is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the CSA. The CSA classifies cannabis as a Schedule I controlled substance, and as such, medical and adult use cannabis use is illegal under U.S. federal law. Unless and until Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. If that occurs, the Corporation may be deemed to be producing, cultivating or dispensing cannabis and drug paraphernalia in violation of federal law. Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, enforcement of federal law regarding cannabis is a significant risk and would greatly harm the Corporation’s business, prospects, revenue, results of operation and financial condition.

The activities of the Corporation are, and will continue to be, subject to evolving regulation by governmental authorities. The Corporation is directly or indirectly engaged in the medical and adult use cannabis industry in the United States where local state law permits such activities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge, and management may not be able to predict all such risks.

As of November 30, 2019, there are 33 states, plus the District of Columbia (and the territories of Guam, Puerto Rico, the U.S. Virgin Islands and the Northern Mariana Islands), that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, Alaska, California, Colorado, Illinois (beginning on January 1, 2020), Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, Washington and the District of Columbia have legalized cannabis for adult use.

The Corporation’s activities in the medical and adult use cannabis industry may be illegal under the applicable federal laws of the United States. There can be no assurances that the federal government of the United States will not seek to enforce the applicable laws against the Corporation. The consequences of such enforcement would be materially adverse to the Corporation and the Corporation’s business, including its reputation, profitability and the market price of its publicly traded shares, and could result in the forfeiture or seizure of all or substantially all of the Corporation’s assets.

Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. The prior U.S. administration attempted to address the inconsistent treatment of cannabis under state and federal law in the Cole Memorandum that Deputy Attorney General James Cole sent to all U.S. Attorneys in August 2013, which outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. The Cole Memorandum noted that, in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with such laws and regulations was not a priority for the DOJ. However, the DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum.

On January 4, 2018, former U.S. Attorney General Jeff Sessions formally issued the Sessions Memorandum, which rescinded the Cole Memorandum effective upon its issuance. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime,” and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and thus it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

There can be no assurance that the federal government will not enforce federal laws relating to cannabis and seek to prosecute cases involving cannabis businesses that are otherwise compliant with state laws in the future. Jeff Sessions resigned as U.S. Attorney General on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. It is unclear what impact this development will have on U.S. federal government enforcement policy.

Additionally, the Rohrabacher-Blumenauer Amendment may or may not be renewed as part of a subsequent stopgap spending bill or omnibus appropriations package in order to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. If the Rohrabacher-Blumenauer Amendment is not renewed, potential proceedings could involve significant restrictions being imposed upon the Corporation or third parties and divert the attention of key executives. Such proceedings could also have a material adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition, as well as the Corporation’s reputation, even if such proceedings were concluded successfully in favor of the Corporation. Further, there is no guarantee that draft legislation such as the STATES Act will become law in its current form.

The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations present major risks for the Corporation.

The Corporation may be subject to action by the U.S. federal government.

Since the cultivation, processing, production, distribution and sale of cannabis for any purpose, medical, adult use or otherwise, remain illegal under U.S. federal law, it is possible that the Corporation may be forced to cease activities. The U.S. federal government, through, among others, the DOJ, its sub-agency the Drug Enforcement Administration (“DEA”) and the U.S. Internal Revenue Service (the “IRS”), has the right to actively investigate, audit and shut down cannabis growing facilities, processors and retailers. The U.S. federal government may also attempt to seize the property of the Corporation. Any action taken by the DOJ, the DEA and/or the IRS to interfere with, seize or shut down the operations of the Corporation will have an adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition.

Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, the federal government can assert criminal violations of federal law despite state laws permitting the use of cannabis. While it does not appear that federal law enforcement and regulatory agencies are focusing resources on licensed marijuana related businesses that are operating in compliance with state law, the stated position of the current administration is hostile to legal cannabis. As the recession of the Cole Memorandum and the implementation of the Sessions Memorandum demonstrate, the DOJ may at any time issue additional guidance that directs federal prosecutors to devote more resources to prosecuting marijuana related businesses. In the event that the DOJ under U.S. Attorney General Barr aggressively pursues financiers or equity owners of cannabis-related businesses, and U.S. Attorneys follow the DOJ policies through pursuing prosecutions, then the Corporation could face:

(i)	seizure of its cash and other assets used to support or derived from its cannabis subsidiaries;

(ii)	the arrest of its employees, directors, officers, managers and investors; and

(iii)

ancillary criminal violations of the CSA for aiding and abetting, and conspiracy to violate the CSA by providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors and/or retailers of cannabis.

Because the Cole Memorandum was rescinded, the DOJ under the current administration or an aggressive federal prosecutor could allege that the Corporation and its Board of Directors and, potentially, its shareholders, “aided and abetted” violations of federal law by providing finances and services to its portfolio cannabis companies. Under these circumstances, federal prosecutors could seek to seize the assets of the Corporation, and to recover the “illicit profits” previously distributed to shareholders resulting from any of the Corporation’s financing or services. In these circumstances, the Corporation’s operations would cease, shareholders may lose their entire investments and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Additionally, there can be no assurance as to the position any new administration may take on marijuana, and a new administration could decide to enforce the federal laws strongly. Any enforcement of current federal marijuana laws could cause significant financial damage to the Corporation and its shareholders. Further, future presidential administrations may choose to treat marijuana differently and potentially enforce the federal laws more aggressively.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. These results could have a material adverse effect on the Corporation, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity or the market price of its Subordinate Voting Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation or final resolution of any such matters because: (i) the time and resources that may be needed depend on the nature and extent of any information requested by the authorities involved, and (ii) such time or resources could be substantial.

State regulation of cannabis is uncertain.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, the Corporation’s business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect the Corporation, its business and its assets or investments.

The rulemaking process at the state level that applies to cannabis operators in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented by the Corporation are compliance-based and are derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Corporation’s efforts and diligence, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that the Corporation will receive the requisite licenses, permits or cards to continue operating its businesses.

In addition, local laws and ordinances could restrict the Corporation’s business activity. Although the Corporation’s operations are legal under the laws of the states in which the Corporation’s business operate, local governments have the ability to limit, restrict and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances and similar laws could be adopted or changed and have a material adverse effect on the Corporation’s business.

Multiple states where medical and/or adult use cannabis is legal have or are considering special taxes or fees on businesses in the marijuana industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon the Corporation’s business, prospects, revenue, results of operation and financial condition.

The Corporation currently operates in California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania and intends to operate in other states as deemed appropriate by management.

State regulatory agencies may require the Corporation to post bonds or significant fees.

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal marijuana to post a bond or significant fees when applying, for example, for a dispensary license or renewal as a guarantee of payment of sales and franchise taxes. The Corporation is not able to quantify at this time the potential scope of such bonds or fees in the states in which it currently operates or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of the Corporation’s business.

The Corporation may be subject to heightened scrutiny by Canadian regulatory authorities.

Currently, the Corporation is traded on the CSE and on over-the-counter markets in the United States. The business, operations and investments of the Corporation in the United States, and any future business, operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the United States. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

In 2017, there were concerns that the Canadian Depository for Securities Limited, through its subsidiary CDS Clearing and Depository Services Inc. (“CDS”), Canada’s central securities depository (clearing and settling trades in the Canadian equity, fixed income and money markets), would refuse to settle trades for cannabis issuers that have investments in the United States. However, CDS has not implemented this policy.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding (“MOU”) with Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange and the TSX Venture Exchange (“TSXV”). The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the Canadian securities exchanges to review the conduct of listed issuers. The MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the United States. Even though the MOU indicated that there are no plans to ban the settlement of securities through CDS, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were implemented at a time when

Subordinate Voting Shares are listed on a Canadian stock exchange, it would have a material adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the Subordinate Voting Shares would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of Subordinate Voting Shares through the facilities of the applicable Canadian stock exchange.

The Corporation may face limitations on ownership of cannabis licenses.

In certain states, the cannabis laws and regulations limit not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person or entity may own. Such limitations on the ownership of additional licenses within certain states may limit the Corporation’s ability to grow in such states.

The Corporation may become subject to FDA or ATF regulation.

Cannabis remains a Schedule I controlled substance under U.S. federal law. If the federal government reclassifies cannabis to a Schedule II controlled substance, it is possible that the FDA would seek to regulate cannabis under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations, including good manufacturing practices, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify the efficacy and safety of cannabis. It is also possible that the FDA would require facilities where medical use cannabis is grown to register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact they would have on the cannabis industry is unknown, including the costs, requirements and possible prohibitions that may be enforced. If the Corporation is unable to comply with the potential regulations or registration requirements prescribed by the FDA, it may have an adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition.

It is also possible that the federal government could seek to regulate cannabis under the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”). The ATF may issue rules and regulations related to the use, transporting, sale and advertising of cannabis or cannabis products, including smokeless cannabis products.

Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services.

The Corporation is subject to a variety of laws and regulations in the United States that involve money laundering, financial record-keeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the USA Patriot Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. Accordingly, pursuant to the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

FinCEN issued the FinCEN Memorandum on February 14, 2014, outlining the pathways for financial institutions to bank cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. The FinCEN Memorandum refers to the Cole Memorandum’s enforcement priorities.

The revocation of the Cole Memorandum has not yet affected the status of the FinCEN Memorandum, nor has FinCEN given any indication that it intends to rescind the FinCEN Memorandum itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Memorandum, but FinCEN has not yet issued further guidance.

Although the FinCEN Memorandum remains intact, it is unclear whether the current administration will continue to follow its guidelines. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the DOJ’s enforcement priorities could change for any number of reasons. A change in the DOJ’s priorities could result in the prosecution of banks and financial institutions for crimes that were not previously prosecuted.

If the Corporation’s operations, or proceeds thereof, dividend distributions or profits or revenues derived from the Corporation’s operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime (the sale of a Schedule I drug) under the Bank Secrecy Act’s money laundering provisions. This may restrict the ability of the Corporation to declare or pay dividends or effect other distributions.

The FinCEN Memorandum does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear comfortable providing banking services to cannabis-related businesses or relying on this guidance given that it has the potential to be amended or revoked by the current administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Corporation may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. The inability or limitation of the Corporation’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently.

Banks and other depository institutions are currently hindered by federal law from providing financial services to marijuana businesses, even in states where those businesses are regulated. On March 7, 2019, Democratic representative Ed Perlmutter of Colorado introduced house bill H.R. 1595, known as the SAFE Banking Act, which would protect banks and their employees from punishment for providing services to cannabis businesses that are legal on a state level. The bill was advanced by the House Financial Services Committee on March 28, 2019 and passed with strong bipartisan support in the House of Representatives on September 25, 2019. Some industry observers anticipate that the bill will be signed into law within the next year, which would, as noted above, allow financial institutions to provide services to marijuana related businesses without risk of violating federal money laundering statutes.

The Corporation may face difficulties acquiring additional financing.

The Corporation may require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions and/or other business combination transactions. There can be no assurance that additional financing will be available to the Corporation when needed or on terms which are acceptable. The Corporation’s inability to raise financing through traditional banking to fund on-going operations, capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon the Corporation’s business, prospects, revenue, results of operation and financial condition.

The Corporation lacks access to U.S. bankruptcy protections.

Many courts have denied cannabis businesses bankruptcy protections because the use of cannabis is illegal under federal law. In the event of a bankruptcy, it would be very difficult for lenders to recoup their investments in the cannabis industry. If the Corporation were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to the Corporation, which would have a material adverse effect on the Corporation.

We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

Our business and activities are heavily regulated in all jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by state and local governmental authorities relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of cannabis and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the manufacture, production, storage, transportation, sale, import and export, as applicable, of our products. The commercial cannabis industry is still a new industry at the state and local level. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

While we endeavor to comply with all relevant laws, regulations and guidelines and, to our knowledge, we are in compliance or are in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business; the suspension or expulsion from a particular market or jurisdiction or of our key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities and/or revocation of our licenses and other permits, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact our ongoing costs relating to regulatory compliance.

The Corporation may face difficulties in enforcing its contracts.

Because the Corporation’s contracts involve cannabis and other activities that are not legal under federal law and in some state jurisdictions, the Corporation may face difficulties in enforcing its contracts in federal courts and certain state courts. The Corporation cannot be assured that it will have a remedy for breach of contract, which could have a material adverse effect on the Corporation.

The Corporation has limited trademark protection.

The Corporation will not be able to register any federal trademarks for its cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling and using cannabis is a crime under the CSA, the Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, the Corporation likely will be unable to protect its cannabis product trademarks beyond the geographic areas in which it conducts business. The use of the Corporation’s trademarks outside the states in which it operates by one or more other persons could have a material adverse effect on the value of such trademarks.

The Corporation may be subject to constraints on marketing its products.

There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of the Corporation’s business and operating results. The regulatory environment in the U.S. limits the Corporation’s ability to compete for market share in a manner similar to other industries. If the Corporation is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Corporation’s sales and operating results could be adversely affected.

The Corporation faces risks related to the results of future clinical research.

Research regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Corporation believes that various articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of Subordinate Voting Shares should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this registration statement on Form 10 or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for the Corporation’s products, with the potential to have a material adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition.

The Corporation is subject to taxation in Canada and the United States.

The Corporation is and will continue to be a Canadian corporation as of the date of this registration statement on Form 10. The Corporation is treated as a Canadian resident company (as defined in the Income Tax Act (Canada) (the “ITA”)) subject to Canadian income taxes. The Corporation is also treated as a U.S. corporation subject to U.S. federal income tax pursuant to Section 7874 of the Internal Revenue Code (“IRC”) and is subject to U.S. federal income tax on its worldwide income. As a result, the Corporation is subject to taxation both in Canada and the United States, which could have a material adverse effect on its financial condition and results of operations.

It is unlikely that the Corporation will pay any dividends on the Subordinate Voting Shares in the foreseeable future. However, dividends received by shareholders who are residents of Canada for purposes of the ITA will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada-United States tax treaty. In addition, a foreign tax credit or a deduction in respect of foreign taxes may not be available.

Dividends received by U.S. shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by the Corporation will be characterized as U.S. source income for purposes of the foreign tax credit rules under the IRC. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant treaty.

Because the Subordinate Voting Shares are treated as shares of a U.S. domestic corporation, the U.S. gift, estate and generation-skipping transfer tax rules generally apply to a non-U.S. shareholder of Subordinate Voting Shares.

Each shareholder should seek tax advice, based on such shareholder’s particular circumstances, from an independent tax advisor.

Cannabis businesses are subject to unfavorable tax treatment.

Under Section 280E of the IRC, no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the CSA). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses. Section 280E may have a lesser impact on cannabis cultivation and manufacturing operations. Accordingly, Section 280E has a significant impact on the operations of cannabis companies and an otherwise profitable business may operate at a loss, after taking into account its U.S. income tax expenses.

Cannabis businesses may be subject to civil asset forfeiture.

Any property owned by participants in the cannabis industry used in the course of conducting such business, or that is the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

The Corporation is subject to proceeds of crime statutes.

The Corporation will be subject to a variety of laws that concern money laundering, financial recordkeeping and proceeds of crime. These include: the Bank Secrecy Act, as amended by Title III of the USA Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the rules and regulations under the Criminal Code of Canada and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

In the event that any of the Corporation’s license agreements, or any proceeds thereof, in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above, or any other applicable legislation. This could have a material adverse effect on the Corporation and, among other things, could restrict or otherwise jeopardize the ability of the Corporation to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

The Corporation faces security risks.

The business premises of the Corporation’s operating locations are targets for theft. While the Corporation has implemented security measures at each location and continues to monitor and improve such security measures, its cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and the Corporation fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment could have a material adverse impact on the business, prospects, revenue, results of operation and financial condition of the Corporation.

As the Corporation’s business involves the movement and transfer of cash which is collected from dispensaries or patients/customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. The Corporation has engaged a security firm to provide security in the transport and movement of large amounts of cash. Employees sometimes transport cash and/or products and, if requested, may be escorted by armed guards. While the Corporation has taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

The Corporation faces exposure to fraudulent or illegal activity.

The Corporation faces exposure to the risk that employees, independent contractors or consultants may engage in fraudulent or other illegal activities. Misconduct by these parties could be intentional, reckless and/or negligent conduct. There may be disclosure of unauthorized activities that violate government regulations, manufacturing standards, healthcare laws, abuse laws and other financial reporting laws. Further, it may not always be possible for the Corporation to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Corporation to detect and prevent these activities may not always be effective. As a result, the Corporation could face potential penalties and litigation.

The Corporation is a holding company.

The Corporation is a holding company and essentially all of its assets are the capital stock of its subsidiaries in 11 of its 12 markets, including California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. As a result, investors in the Corporation are subject to the risks attributable to its subsidiaries. As a holding company, the Corporation conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Corporation’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Corporation. The ability of these entities to pay dividends and other distributions depends on their operating results and is subject to applicable laws and regulations, which require that solvency and capital standards be maintained by the subsidiaries and contractual restrictions are contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Corporation’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Corporation.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Subordinate Voting Shares.

Material acquisitions, dispositions and other strategic transactions involve a number of risks for the Corporation.

Material acquisitions, dispositions and other strategic transactions involve a number of risks for the Corporation, including:

(i)	potential disruption of its ongoing business;

(ii)	distraction of management;

(iii)	increased financial leverage;

(iv)	the anticipated benefits and cost savings of those transactions may not be realized or may take longer to realize than anticipated;

(v)	increased scope and complexity of the Corporation’s operations; and

(vi)	loss or reduction of control over certain of the Corporation’s assets.

Additionally, the Corporation may issue additional Subordinate Voting Shares in connection with such transactions, which would dilute a shareholder’s holdings in the Corporation.

The presence of one or more material liabilities of an acquired company that are known, but believed to be immaterial, or unknown to the Corporation at the time of acquisition could have a material adverse effect on the business, prospects, revenue, results of operation and financial condition of the Corporation. A strategic transaction may result in a significant change in the nature of the Corporation’s business, operations and strategy. In addition, the Corporation may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into the Corporation’s operations.

The Corporation may invest in pre-revenue companies which may not be able to meet anticipated revenue targets in the future.

The Corporation may make investments in companies with no significant sources of operating cash flow and no revenue from operations. The Corporation’s investments in such companies will be subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that the Corporation’s investment in these pre-revenue companies will not be able to meet anticipated revenue targets or will generate no revenue at all. The risk is that underperforming pre-revenue companies may lead to these businesses failing, which could have a material adverse effect on the business, prospects, revenue, results of operation and financial condition of the Corporation.

Our use of joint ventures may expose us to risks associated with jointly owned investments.

We currently operate parts of our business through joint ventures with other companies, and we may enter into additional joint ventures and strategic alliances in the future. Joint venture investments may involve risks not otherwise present in investments made solely by us, including: (i) we may not control the joint ventures; (ii) our joint venture partners may not agree to distributions that we believe are appropriate; (iii) where we do not have substantial decision-making authority, we may experience impasses or disputes with our joint venture partners on certain decisions, which could require us to expend additional resources to resolve such impasses or disputes, including litigation or arbitration; (iv) our joint venture partners may become insolvent or bankrupt, fail to fund their share of required capital contributions or fail to fulfil their obligations as a joint venture partner; (v) the arrangements governing our joint ventures may contain certain conditions or milestone events that may never be satisfied or achieved; (vi) our joint venture partners may have business or economic interests that are inconsistent with ours and may take actions contrary to our interests; (vii) we may suffer losses as a result of actions taken by our joint venture partners with respect to our joint venture investments; and (viii) it may be difficult for us to exit a joint venture if an impasse arises or if we desire to sell our interest for any reason. Any of the foregoing risks could have a material adverse effect on our business, financial condition and results of operations. In addition, we may, in certain circumstances, be liable for the actions of our joint venture partners.

There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

We currently have, and may in the future enter into, additional strategic alliances with third parties that we believe will complement or augment our existing business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, if at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Competition for the acquisition and leasing of properties suitable for the cultivation, production and sale of medical and adult use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could adversely affect our operating results and financial condition.

We compete for the acquisition of properties suitable for the cultivation, production and sale of medical and adult use cannabis with entities engaged in agriculture and real estate investment activities, including corporate agriculture companies, cultivators, producers and sellers of cannabis. These competitors may prevent us from acquiring and leasing desirable properties, may cause an increase in the price we must pay for properties or may result in us having to lease our properties on less favorable terms than we expect. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties or enter into leases for such properties on less favorable terms than we expect, our profitability and ability to generate cash flow and make distributions to our stockholders may decrease. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

We depend on third-party suppliers to produce and timely ship our orders. Products purchased from our suppliers are resold to our customers. These suppliers could fail to produce products to our specifications or quality standards and may not deliver units on a timely basis. Any changes in our suppliers to resolve production issues could impact our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers.

Furthermore, we cannot provide assurance that our internal controls and compliance systems will protect us from acts committed by our employees, agents or business partners in violation of U.S. federal or state or local laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civic and criminal monetary and non-monetary penalties and could cause us to incur significant legal and investigatory fees.

The Corporation faces risks related to its products.

As a relatively new industry, there are not many established players in the adult use cannabis industry whose business model the Corporation can follow or build on the success of. Similarly, there is no information about comparable companies available for potential investors to review in making a decision about whether to invest in the Corporation.

Shareholders and investors should consider, among other factors, the Corporation’s prospects for success in light of the risks and uncertainties encountered by companies, like the Corporation, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of the Corporation’s business. The Corporation may fail to successfully address these risks and uncertainties or successfully implement its operating strategies. If the Corporation fails to do so, it could materially harm the Corporation’s business to the point of having to cease operations and could impair the value of the Subordinate Voting Shares to the point where investors may lose their entire investments.

The Corporation has committed and expects to continue committing significant resources and capital to develop and market existing products and new products and services. These products are relatively untested in the marketplace, and the Corporation cannot assure shareholders and investors that it will achieve market acceptance for these products, or other new products and services that the Corporation may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require the Corporation to attract additional qualified employees. The failure to successfully develop and market these new products and services could seriously harm the Corporation’s business, prospects, revenue, results of operation and financial condition.

The Corporation is dependent on the popularity of consumer acceptance of the Corporation’s brand portfolio.

The Corporation’s ability to generate revenue and be successful in the implementation of the Corporation’s business plan is dependent on consumer acceptance of and demand for the Corporation’s products. Acceptance of the Corporation’s products depends on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety and reliability. If these customers do not accept the Corporation’s products, or if such products fail to adequately meet customers’ needs and expectations, the Corporation’s ability to continue generating revenues could be reduced.

The Corporation’s business is subject to the risks inherent in agricultural operations.

The Corporation’s business involves the growing of cannabis, an agricultural product. The Corporation’s business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Corporation’s cultivation is substantially completed indoors under climate control, some cultivation is completed outdoors, and there can be no assurance that natural elements will not have a material adverse effect on any future production.

The Corporation may be adversely impacted by rising or volatile energy costs.

The Corporation’s cannabis growing operations consume considerable energy, which makes it vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may adversely affect the business of the Corporation and its ability to operate profitably.

The Corporation may encounter unknown environmental risks.

There can be no assurance that the Corporation will not encounter hazardous conditions, such as asbestos or lead, at the sites of the real estate used to operate its businesses, which may delay the development of its businesses. Upon encountering a hazardous condition, work at the facilities of the Corporation may be suspended. If the Corporation receives notice of a hazardous condition, it may be required to correct the condition prior to continuing construction. If additional hazardous conditions were present, it would likely delay construction and may require significant expenditure of the Corporation’s resources to correct the conditions. Such conditions could have a material impact on the investment returns of the Corporation.

The Corporation faces risks related to its information technology systems, and potential cyber-attacks and security breaches.

The Corporation’s operations depend, in part, on how well the Corporation and its suppliers protect networks, equipment, information technology (“IT”) systems and software against damage and threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Corporation’s operations also depend on the timely maintenance and replacement of network equipment, IT systems and software, as well as pre-emptive expenses to mitigate associated risks. Given the nature of the Corporation’s products and the lack of legal availability outside of channels approved by the federal government, as well as the concentration of inventory in its facilities, there remains a risk of shrinkages, as well as theft. If there was a breach in security and the Corporation fell victim to theft or robbery, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivations and processing equipment, or if there was a failure in information systems, it could adversely affect the Corporation’s reputation and business continuity.

Additionally, the Corporation may store and collect personal information about customers and is responsible for protecting that information from privacy breaches that may occur through procedural or process failure, IT malfunction or deliberate unauthorized intrusions. Any such theft or privacy breach would have a material adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition.

We are subject to laws, rules and regulations in the United States (such as the California Consumer Privacy Act (“CCPA”), which will become effective on January 1, 2020) and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. Evolving compliance and operational requirements under the CCPA and the privacy laws, rules and regulations of other jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation and may otherwise adversely impact our business, financial condition and operating results.

The Corporation faces risks related to its insurance coverage and uninsurable risks.

The Corporation’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although the Corporation intends to continue to maintain insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its operations. The Corporation may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of the Corporation is not generally available on acceptable terms. The Corporation might also become subject to liability for pollution or other hazards which it may not be insured against or which the Corporation may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Corporation to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

The Corporation is dependent on key inputs, suppliers and skilled labor.

The marijuana business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, could materially impact the business, financial condition, results of operations or prospects of the Corporation. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Corporation might be unable to find a replacement for such source in a timely manner, or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Corporation in the future. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a materially adverse impact on the business, prospects, revenue, results of operation and financial condition of the Corporation.

The ability of the Corporation to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Corporation will be successful in maintaining its required supply of skilled labor, equipment, parts and components. This could have an adverse effect on the financial results of the Corporation.

The Corporation must attract and maintain key personnel or our business will fail.

Success of the Corporation is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key personnel. We compete with other companies both within and outside the cannabis industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, our business and financial condition could be materially adversely effected.

The Corporation’s sales are difficult to forecast.

As a result of recent and ongoing regulatory and policy changes in the medical and adult use cannabis industries, the market data available is limited and unreliable. The Corporation must rely largely on its own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which the Corporation’s business operates. Additionally, any market research and projections by the Corporation of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Corporation.

The Corporation may be subject to growth-related risks.

The Corporation may be subject to growth-related risks, including capacity constraints and pressure on its internal systems and controls. The ability of the Corporation to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Corporation to deal with this growth may have a material adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition.

The Corporation may be subject to litigation.

The Corporation may become party to litigation from time to time in the ordinary course of business, which could adversely affect its business. Should any litigation in which the Corporation becomes involved be determined against the Corporation, such a decision could adversely affect the Corporation’s ability to continue operating and the market price for the Subordinate Voting Shares and could potentially use significant resources of the Corporation. Even if the Corporation is involved in litigation and wins, litigation can redirect significant resources of the Corporation and/or its subsidiaries.

The Corporation faces an inherent risk of product liability claims.

As a distributor of products designed to be ingested by humans, the Corporation faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of the Corporation’s products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Corporation’s products alone or in combination with other medications or substances could occur. The Corporation may be subject to various product liability claims, including, among others, that the Corporation’s products caused injury, illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Corporation could result in increased costs, could adversely affect the Corporation’s reputation with its clients and consumers generally and could have a material adverse effect on the business, results of operations and financial condition of the Corporation. There can be no assurances that the Corporation will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Corporation’s potential products.

The Corporation may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to the Corporation, could subject the Corporation to significant liabilities and other costs.

The Corporation’s success may depend on its ability to use and develop new extraction technologies, recipes, know-how and new strains of marijuana without infringing the intellectual property rights of third parties. The Corporation cannot assure that third parties will not assert intellectual property claims against it. The Corporation is subject to additional risks if entities licensing intellectual property to the Corporation do not have adequate rights to the licensed materials. If third parties assert copyright or patent infringement or violation of other intellectual property rights against the Corporation, the Corporation will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which the Corporation may become a party could subject the Corporation to significant liability to third parties, require the Corporation to seek licenses from third parties, require the Corporation to pay ongoing royalties or subject the Corporation to injunctions that may prohibit the development and operation of its applications.

The Corporation’s products may be subject to product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Corporation’s products are recalled due to an alleged product defect or for any other reason, the Corporation could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Corporation may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, if at all. In addition, a product recall may require significant management attention. Although the Corporation has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Corporation’s significant brands were subject to recall, the image of that brand and the Corporation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Corporation’s products and could have a material adverse effect on the results of operations and financial condition of the Corporation. Additionally, product recalls may lead to increased scrutiny of the Corporation’s operations by the FDA, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

The Corporation may face unfavorable publicity or consumer perception.

Management believes the adult use cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the adult use cannabis produced. Consumer perception of the Corporation’s products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of adult use cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the adult use cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that is perceived as less favorable than, or questions earlier research reports, findings or publicity could have a material adverse effect on the demand for the Corporation’s products and the business, results of operations, financial condition and cash flows of the Corporation. The Corporation’s dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Corporation, the demand for the Corporation’s products and the business, results of operations, financial condition and cash flows of the Corporation. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of adult use cannabis in general, or the Corporation’s products specifically, or associating the consumption of adult use cannabis with illness or other negative effects or events, could have such a material adverse effect. Adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

The use of vape products and vaping may pose health risks. According to the Centers for Disease Control, vape products may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. Because clinical studies about the safety and efficacy of vape products have not been submitted to the FDA, consumers currently have no way of knowing whether they are safe before their intended use or what types or concentrations of potentially harmful chemicals or by-products are found in these products.

The Corporation faces intense competition.

The Corporation faces intense competition from other companies, some of which have longer operating histories and more financial resources and manufacturing and marketing experience than the Corporation. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition and results of operations of the Corporation.

Because of the early stage of the industry in which the Corporation operates, the Corporation faces additional competition from new entrants. If the number of consumers of cannabis in the states in which the Corporation operates its business increases, the demand for products will increase and the Corporation expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Corporation will require a continued high level of investment in research and development, marketing, sales and client support. The Corporation may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis, which could materially and adversely affect the business, financial condition and results of its operations.

A decline in the price of the Subordinate Voting Shares could affect the Corporation’s ability to raise further working capital and adversely impact its ability to continue operations.

A prolonged decline in the price of the Subordinate Voting Shares could result in a reduction in the liquidity of the Subordinate Voting Shares and a reduction in its ability to raise capital. Because a significant portion of the Corporation’s operations have been and will be financed through the sale of equity securities, a decline in the price of its common stock could be especially detrimental to the Corporation’s liquidity and its operations. Such reductions may force the Corporation to reallocate funds from other planned uses and may have a significant negative effect on the Corporation’s business plan and operations, including its ability to develop new products and continue its current operations. If the Corporation’s stock price declines, there can be no assurance that the Corporation will be able to raise additional capital or generate funds from operations sufficient to meet its obligations. If the Corporation is unable to raise sufficient capital in the future, the Corporation may not be able to have the resources to continue its normal operations.

The Corporation may have increased labor costs based on union activity.

Labor unions are working to organize workforces in the cannabis industry in general. Currently, there is no labor organization that has been recognized as a representative of GTI employees. However, it is possible that certain retail and/or manufacturing locations will be organized in the future, which could lead to work stoppages or increased labor costs and adversely affect our business. We cannot predict how stable our relationships with U.S. labor organizations would be or whether we would be able to meet any unions’ requirements without impacting our financial condition. Labor unions may also limit our flexibility in dealing with our workforce. Work stoppages and instability in our union relationships could delay the production and sale of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.

The Corporation is subject to general economic risks.

The Corporation’s operations could be affected by the economic context should the unemployment level, interest rates or inflation reach levels that influence consumer trends and spending and, consequently, impact the Corporation’s sales and profitability.

The Corporation may be negatively impacted by challenging global economic conditions.

The Corporation’s business, financial condition, results of operations and cash flow may be negatively impacted by challenging global economic conditions.

A global economic slowdown would cause disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy and declining consumer and business confidence, which can lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact the Corporation’s business, which depends on the general economic environment and levels of consumer spending. As a result, the Corporation may not be able to maintain its existing customers or attract new customers, or it may be forced to reduce the price of its products. The Corporation is unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets or adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on the business, financial condition, results of operations and cash flow of the Corporation.

Additionally, the U.S. has imposed and may impose additional quotas, duties, tariffs, retaliatory or trade protection measures or other restrictions or regulations and may adversely adjust prevailing quota, duty or tariff levels, which can affect both the materials that we use to package our products and the sale of finished products. For example, the tariffs imposed by the U.S. on materials from China are impacting materials that we import for use in packaging in the U.S. Measures to reduce the impact of tariff increases or trade restrictions, including geographical diversification of our sources of supply, adjustments in packaging design and fabrication or increased prices, could increase our costs, delay our time to market and/or decrease sales. Other governmental action related to tariffs or international trade agreements has the potential to adversely impact demand for our products and our costs, customers, suppliers and global economic conditions and cause higher volatility in financial markets. While we actively review existing and proposed measures to seek to assess the impact of them on our business, changes in tariff rates, import duties and other new or augmented trade restrictions could have a number of negative impacts on our business, including higher consumer prices and reduced demand for our products and higher input costs.

Risks Related to Our Securities

A return on the Corporation’s securities is not guaranteed.

There is no guarantee that the Corporation’s Subordinate Voting Shares will earn any positive return in the short term or long term. A holding of Subordinate Voting Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Subordinate Voting Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

The Corporation may be affected by currency fluctuations.

The Corporation faces exposure to significant currency fluctuations because of its present operations in the U.S. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. All or substantially all of the Corporation’s revenue is earned in U.S. dollars, but a portion of its operating expenses are incurred in Canadian dollars. The Corporation does not have currency hedging arrangements in place and there is no expectation that the Corporation will put any currency hedging arrangements in place in the future. Fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar may have a material adverse effect on the Corporation’s business, financial position or results of operations.

The Corporation’s voting control is concentrated.

The Corporation’s senior executives exercise a significant majority of the voting power with respect to the Corporation’s outstanding shares because of the Super Voting Shares that they hold. These officials include Benjamin Kovler, the Corporation’s Founder, Chairman and Chief Executive Officer, Andrew Grossman, the Corporation’s Head of Capital Markets, and Anthony Georgiadis, the Corporation’s Chief Financial Officer. Subordinate Voting Shares are entitled to one vote per share, Multiple Voting Shares are entitled to 100 votes per share, and Super Voting Shares are entitled to up to 1,000 votes per share. As a result, Mr. Kovler, Mr. Grossman and Mr. Georgiadis potentially have the ability to control the outcome of matters submitted to the Corporation’s shareholders for approval, including the election and removal of directors and any arrangement or sale of all or substantially all of the assets of the Corporation.

This concentrated control could delay, defer or prevent a change of control of the Corporation, arrangement or merger involving the Corporation or sale of all or substantially all of the assets of the Corporation that its other shareholders may support. Conversely, this concentrated control could allow the holders of the Super Voting Shares to consummate such a transaction that the Corporation’s other shareholders do not support. In addition, the holders of the Super Voting Shares may make long-term strategic investment decisions and take risks that may not be successful and/or may seriously harm the Corporation’s business.

The Corporation’s capital structure and voting control may cause unpredictability.

Although other Canadian-based companies have dual class or multiple voting share structures, given the unique capital structure in respect of the Corporation and the concentration of voting control that is held by the holders of the Super Voting Shares, this structure and control could result in a lower trading price for or greater fluctuations in the trading price of the Corporation’s Subordinate Voting Shares, adverse publicity to the Corporation or other adverse consequences.

Sales of substantial amounts of Subordinate Voting Shares may have an adverse effect on the market price of the Subordinate Voting Shares.

Sales of substantial amounts of Subordinate Voting Shares, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Subordinate Voting Shares. A decline in the market prices of the Subordinate Voting Shares could impair the Corporation’s ability to raise additional capital through the sale of securities should it desire to do so.

The market price for the Subordinate Voting Shares may be volatile.

The market price for securities of cannabis companies generally are likely to be volatile. In addition, the market price for the Subordinate Voting Shares has been and may be subject to wide fluctuations in response to numerous factors beyond the Corporation’s control, including, but not limited to:

•	actual or anticipated fluctuations in the Corporation’s quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which the Corporation operates;

•	addition or departure of the Corporation’s executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Subordinate Voting Shares;

•	sales or perceived sales of additional Subordinate Voting Shares;

•	operating and financial performance that varies from the expectations of management, securities analysts and investors;

•	regulatory changes affecting the Corporation’s industry generally and its business and operations both domestically and abroad;

•	announcements of developments and other material events by the Corporation or its competitors;

•	fluctuations in the costs of vital production materials and services;

•	changes in global financial markets, global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Corporation or its competitors;

•	operating and share price performance of other companies that investors deem comparable to the Corporation or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Corporation’s industry or target markets.

Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have particularly affected the market prices of equity securities of companies and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares from time to time may decline even if the Corporation’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to the Corporation. There can be no assurance that further fluctuations in price and volume of equity securities will not occur. If increased levels of volatility and market turmoil continue, the Corporation’s operations could be adversely impacted, and the trading price of the Subordinate Voting Shares may be materially adversely affected.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Subordinate Voting Shares will be influenced by the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. If no or few securities or industry analysts cover our Corporation, the trading price and volume of our shares would likely be negatively impacted. If one or more of the analysts who covers us downgrades our shares or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares could decrease, which could cause our stock price or trading volume to decline.

The Corporation faces liquidity risks.

The Corporation’s Subordinate Voting Shares currently trade on the CSE and on over-the-counter markets in the U.S. The Corporation cannot predict at what prices the Subordinate Voting Shares will continue to trade, and there is no assurance that an active trading market will be sustained.

The Corporation’s Subordinate Voting Shares do not currently trade on any U.S. securities exchange. In the event the Corporation’s Subordinate Voting Shares do trade on any U.S. securities exchange, the Corporation cannot predict at what prices the Subordinate Voting Shares will trade and there is no assurance that an active trading market will develop or be sustained. There is a significant liquidity risk associated with an investment in the Corporation.

The Corporation is subject to increased costs as a result of being a public company in Canada and the United States.

As a public company in Canada and the United States, the Corporation is subject to the reporting requirements, rules and regulations under the applicable Canadian and American securities laws and rules of stock exchanges on which the Corporation’s securities may be listed. The requirements of existing and potential future rules and regulations will increase the Corporation’s legal, accounting and financial compliance costs, make some activities more difficult, time-consuming or costly and may place undue strain on its personnel, systems and resources, which could adversely affect its business, financial condition and results of operations.

The Corporation faces costs of maintaining a public listing.

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the CSE require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Corporation may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

We do not intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We have never declared or paid any cash dividend on our Subordinate Voting Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings, if materialized, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our common shares will depend upon any future appreciation in their value. There is no guarantee that our common shares will appreciate in value or even maintain the price at which you purchased them.

The Corporation is eligible to be treated as an “emerging growth company” as defined in the JOBS Act, and the Corporation cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Subordinate Voting Shares less attractive to investors.

The Corporation is an “emerging growth company,” as defined in the JOBS Act. For as long as the Corporation continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) reduced disclosure obligations regarding executive compensation in this registration statement on Form 10 and periodic reports and proxy statements, and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Corporation could be an emerging growth company for up to five years, although circumstances could cause the Corporation to lose that status earlier, including if the market value of the Subordinate Voting Shares held by non-affiliates exceeds $700 million as of June 30, 2020, or if the Corporation has total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which case the Corporation would no longer be an emerging growth company as of the following December 31. Additionally, if the Corporation issues more than $1.0 billion in non-convertible debt during any three-year period before June 30, 2020, it would cease to be an emerging growth company immediately. The Corporation cannot predict if investors will find the Subordinate Voting Shares less attractive because the Corporation may rely on these exemptions. If some investors find the Subordinate Voting Shares less attractive as a result, there may be a less active trading market for the Subordinate Voting Shares, and the stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

ITEM 2. FINANCIAL INFORMATION

Selected Financial Data

The following table sets forth the Corporation’s selected consolidated and combined financial data for the periods, and as of the dates, indicated. The (i) consolidated and combined statements of operations data for the years ended December 31, 2018, 2017 and 2016 and (ii) consolidated and combined balance sheet data as of December 31, 2018, 2017 and 2016 have been derived from the audited consolidated and combined financial statements of the Corporation and its subsidiaries, which are included elsewhere in this registration statement on Form 10. The selected consolidated financial data for the nine months ended September 30, 2019 and 2018 and as of September 30, 2019 has been derived from the unaudited interim condensed consolidated financial statements of the Corporation and its subsidiaries, which are included elsewhere in this registration statement on Form 10.

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated and Combined Financial Statements and Unaudited Pro Forma Condensed Combined Financial Statements and accompanying notes presented in Item 13 of this registration statement. The Corporation’s Consolidated and Combined Financial Statements and Unaudited Pro Forma Combined Consolidated Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and on a going-concern basis that contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.

	Nine Months Ended		Years Ended
(in thousands)	September 30,		December 31,
	2019	2018	2018	2017	2016
Total Revenues, net of discounts	$140,631	$41,722	$62,494	$16,529	$7,214
Cost of Goods Sold	$74,197	$21,953	$34,177	$9,808	$5,549
Gross Profit	$66,434	$19,769	$28,317	$6,721	$1,665
Total Expenses	$88,014	$29,316	$54,657	$11,491	$4,664
Other Income (Expense)	$(18,431)	$43,091	$56,091	$112	$(534)
Net Income (Loss) Attributable to GTI	$(45,046)	$(1,940)	$(5,244)	$(4,250)	$(3,533)
Earnings Per Share	$(0.24)	$(0.02)	$(0.04)	$(0.07)	$(0.07)
Total Assets	$1,111,467	$296,139	$418,349	$86,213	$35,043
Long-Term Liabilities	$191,266	$11,664	$28,590	$7,508	$—

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with, and is qualified in its entirety by, the Consolidated Financial Statements, the Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes presented in Item 13 of this registration statement. Except for historical information, the discussion in this section contains forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in “Disclosure Regarding Forward-Looking Statements,” Item 1A—“Risk Factors” and elsewhere in this registration statement.

MD&A of Green Thumb Industries Inc.

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Green Thumb Industries Inc. (the “Corporation” or “GTI”) is for the nine months ended September 30, 2019 and 2018 and for the years ended December 31, 2018, 2017 and 2016. It is supplemental to, and should be read in conjunction with, the Corporation’s consolidated financial statements for the nine months ended September 30, 2019 and 2018 and the year ended December 31, 2018 and the combined financial statements for the years ended December 31, 2017 and 2016 and the accompanying notes for each respective periods. The Corporation’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

This MD&A contains certain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws. Please refer to the discussion of forward-looking statements and information set out under the heading “Cautionary Note Regarding Forward-Looking Information,” identified in the “Risks and Uncertainties” section of this MD&A. As a result of many factors, the Corporation’s actual results may differ materially from those anticipated in these forward-looking statements and information.

OVERVIEW OF THE CORPORATION

Established in 2014 and headquartered in Chicago, Illinois, GTI is promoting well-being through the power of cannabis, while being committed to community and sustainable profitable growth. As of November 30, 2019,

GTI has operations across 12 U.S. markets, employs approximately 1,400 people and serves hundreds of thousands of patients and customers annually.

GTI’s core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands, including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, primarily to third-party licensed retail cannabis stores across the United States as well as to GTI-owned retail stores.

The Corporation’s consumer products portfolio is produced in 13 owned and operated manufacturing facilities and consists of stock keeping units (“SKUs”) across a range of product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products.

GTI also owns and operates two national cannabis retail chains called Rise and Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. As of December 17, 2019, the Company had 36 open and operating retail locations, with the ability to open a total of 96 stores.

Revenue Streams

The Corporation has consolidated financial statements across its operating businesses with revenue from the manufacture, sale and distribution of branded cannabis products to third-party retail customers as well as the sale of finished products to consumers in its retail stores.

As of the nine months ended September 30, 2019, GTI has operating revenue in 11 of its 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New York, Ohio and Pennsylvania) and ramp up expenses related to the build out of New Jersey as a new market in preparation for revenue generation over the next three months.

SELECTED FINANCIAL INFORMATION

The following is selected financial data derived from the consolidated financial statements of the Corporation for the nine months ended September 30, 2019 and 2018 and for the years ended December 31, 2018, 2017 and 2016.

The selected consolidated financial information set out below may not be indicative of the Corporation’s future performance:

	Nine Months Ended		Years Ended
(in thousands)	September 30,		December 31,
	2019	2018	2018	2017	2016
Total Revenues, net of discounts	$140,631	$41,722	$62,494	$16,529	$7,214
Cost of Goods Sold	$74,197	$21,953	$34,177	$9,808	$5,549
Gross Profit	$66,434	$19,769	$28,317	$6,721	$1,665
Total Expenses	$88,014	$29,316	$54,657	$11,491	$4,664
Other Income (Expense)	$(18,431)	$43,091	$56,091	$112	$(534)
Net Income (Loss) Attributable to GTI	$(45,046)	$(1,940)	$(5,244)	$(4,250)	$(3,533)
Earnings Per Share	$(0.24)	$(0.02)	$(0.04)	$(0.07)	$(0.07)
Total Assets	$1,111,467	$296,139	$418,349	$86,213	$35,043
Long-Term Liabilities	$191,266	$11,664	$28,590	$7,508	$—

Nine Months Ended September 30, 2019

Revenue

Revenue for the nine months ended September 30, 2019 was $140,631 thousand, up 237% from $41,722 thousand for the nine months ended September 30, 2018 driven by contribution from both Consumer Packaged Goods and Retail sales across 11 of 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New York, Ohio and Pennsylvania). Key performance drivers are: distribution expansion of GTI’s branded product portfolio primarily in Illinois, Massachusetts and Pennsylvania; new store openings and increased store traffic to GTI’s 32 open and operating retail stores, particularly in Florida, Illinois, Massachusetts and Pennsylvania; and the addition of revenue from the acquisition of Connecticut-based AGL and Nevada-based Integral Associates.

Cost of Goods Sold

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Cost of goods sold for nine months ended September 30, 2019 was $74,197 thousand, up 238% from $21,953 thousand for the nine months ended September 30, 2018, driven by growth from both Consumer Packaged Goods and Retail sales across 11 of 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New York, Ohio and Pennsylvania).

Gross Profit

Gross profit for the nine months ended September 30, 2019 was $66,434 thousand, representing a gross margin on the sale of finished cannabis consumer packaged goods of 47%. This is compared to gross profit for the nine months ended September 30, 2018 of $19,769 thousand or a 47% gross margin driven by increased harvested cannabis and wholesale shipments, along with incremental contribution from increased volume from Retail sales.

Total Expenses

Total expenses for the nine months ended September 30, 2019 were $88,014 thousand or 63% of Total Revenues, net of discounts, an increase of $58,698 thousand. Total expenses for the nine months ended September 30, 2018 were $29,316 thousand or 70% of Total Revenues, net of discounts.

Increase in total expenses was attributable to an increase in general and administrative expenses, mainly due to non-cash charges related to equity incentive compensation of $13,324 thousand, an increase of $9,644 thousand compared to the nine months ended September 30, 2018. Salaries and benefits also contributed to the increase as a result of new headcount from the Corporation’s Retail facilities in Florida, Illinois, Nevada, Maryland, Massachusetts and Pennsylvania, along with corporate staff development.

Additionally, the Corporation had professional fees of $12,763 thousand which represented an increase of $6,250 thousand over the 2018 amount of $6,513 thousand, primarily driven by acquisition related support, and other regulatory and growth-related activities.

Total Other Income (Expense)

Total other expense for the nine months ended September 30, 2019 was ($18,431) thousand, compared to income of $43,091 thousand for the nine months ended September 30, 2018, mainly due to a favorable adjustment to the fair values of the Corporation’s investments recorded in 2018, as further described in the Liquidity, Financing Activities During the Period, and Capital Resources section of this MD&A.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted at year-end. For the nine months ended September 30, 2019, Federal and State income tax expense totaled $4,706 thousand compared to $4,164 thousand for the nine months ended September 30, 2018. The net expense of $4,706 thousand for the nine months ended September 30, 2019 includes current tax expense of $10,418 thousand and deferred tax benefit of $5,712 thousand in the current period. The deferred tax benefit is driven by net operating losses and changes in the fair value of investments.

Net Loss Attributable to GTI

Net loss attributable to GTI for the nine months ended September 30, 2019 was $45,046 thousand, compared to $1,940 thousand for the nine months ended September 30, 2018. The increase in net operating loss attributable to GTI was driven by a reduction in the fair value of the iAnthus Warrants and an increase in equity incentive compensation.

As presented in the Non-GAAP section, after adjusting for non-cash equity incentive compensation of $13,324 thousand as described above, as well as other non-operating items, adjusted operating EBITDA was $14,314 thousand and $112 thousand for the nine months ended September 30, 2019 and 2018, respectively.

Year Ended December 31, 2018

Revenue

Revenue for the year ended December 31, 2018 was $62,494 thousand, up 278% from $16,529 thousand for the year ended December 31, 2017 due to revenue contribution from Consumer Products and Retail sales across Illinois, Maryland, Massachusetts, Nevada and Pennsylvania. Year over year consumer products growth is driven by expanded distribution to third-party retail customers of GTI’s branded product portfolio, including Rythm, The Feel Collection and Dogwalkers, primarily across Illinois, Maryland and Pennsylvania. Retail sales growth is driven by increased foot traffic in Illinois retail stores, incremental revenue from two Illinois stores which were acquired in October 2017, new store openings of Rise (three in Maryland and four in Pennsylvania) and the commencement of adult use sales for both Nevada Rise stores as of January 1, 2018, all incremental compared to the year ending December 31, 2017.

Cost of Goods Sold

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Year ended December 31, 2018 cost of goods sold of $34,177 thousand was up $24,369 thousand or 249% compared to year ended December 31, 2017, driven by expanded production of consumer products in new markets Maryland and Pennsylvania, as well as material increases from retail sales driven by new store openings and increases in daily transactions across Illinois, Maryland, Massachusetts, Nevada and Pennsylvania.

Gross Profit

Gross profit for the year ended December 31, 2018 was $28,316 thousand, representing a gross margin on the sale of branded cannabis flower and processed and packaged products including concentrates, edibles, topicals and other cannabis products, of 45%. This is compared to gross profit for the year ended December 31, 2017 of $6,721 thousand or a 41% gross margin.

Total Expenses

Total expenses for year ended December 31, 2018 were $54,657 thousand, an increase of $43,166 thousand, compared to year ended December 31, 2017.

Increase in total expenses was attributable to an increase in general and administrative expenses, mainly due to non-cash charges related to equity incentive compensation of $12,148 thousand, which is all incremental compared to the prior year. Salaries and benefits also contributed to the increase as a result of new headcount from the Corporation’s Retail facilities in Illinois, Nevada, Maryland and Pennsylvania along with corporate staff development.

Additionally, the Corporation had professional fees of $10,689 thousand which represented an increase of $7,171 thousand over the 2017 amount of $3,518 thousand due to the reverse takeover transaction, acquisition related support, and other regulatory and growth related activities.

Total Other Income

Total other income for year ended December 31, 2018 was $56,091 thousand, an increase of $55,979 thousand compared to 2017, due to the iAnthus Warrants and other investments recorded at fair value, as further described in the Liquidity, Financing Activities During the Period, and Capital Resources section of this MD&A.

Provision for Income

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted at year-end. For year ended December 31, 2018, Federal and State income tax expense totaled $7,184 thousand compared to $214 thousand provision for income taxes for the year ended December 31, 2017. Deferred tax expense of $4,061 thousand is included in the $7,184 thousand for the current period. This expense is driven by the fair value of Warrants and investments, partially offset by deferred tax benefit related to net operating losses and share-based compensation.

Net Loss Attributable to GTI

Net loss attributable to GTI for the year ended December 31, 2018 was $5,244 thousand, compared to $4,250 for the year ended December 31, 2017. The increase in net loss attributable to GTI was driven by start-up costs for upcoming new markets along with growth related professional fees.

As presented in the Non-GAAP section, after adjusting for non-cash equity incentive compensation of $12,148 thousand as described above, as well as other non-operating items, adjusted operating EBITDA was ($9,007) thousand and ($4,080) thousand for the years ended December 31, 2018 and 2017, respectively.

Year Ended December 31, 2017

Revenue

Revenue for the year ended December 31, 2017 was $16,529 thousand, up 129% from $7,214 thousand for the year ended December 31, 2016 due to revenue contribution from Consumer Products in Illinois and Retail sales across Illinois and Nevada. Year over year consumer products growth is driven by expanded distribution to third-party retail customers of GTI’s branded product portfolio including Rythm, The Feel Collection and Dogwalkers. Retail sales growth is driven by increased foot traffic in Illinois and Nevada retail stores and incremental revenue from two Illinois stores which were acquired in October 2017.

Cost of Goods Sold

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Year ended December 31, 2017 cost of goods sold of $9,808 thousand was up $4,259 thousand or 77% compared to year ended December 31, 2016, driven by expanded production of consumer products in Illinois, as well as increases from retail sales driven by increases in daily transactions in Illinois and Nevada.

Gross Profit

Gross profit for the year ended December 31, 2017 was $6,721 thousand, representing a gross margin on the sale of branded cannabis flower and processed and packaged products including concentrates, edibles, topicals and other cannabis products, of 41%. This is compared to gross profit for the year ended December 31, 2016 of $1,664 thousand or a 23% gross margin.

Total Expenses

Total expenses for year ended December 31, 2017 were $11,491 thousand, an increase of $6,827 thousand, compared to year ended December 31, 2016.

Increase in total expenses was attributable to an increase in general and administrative expenses driven by salaries and benefits as a result of new headcount from the Corporation’s Retail facilities in Illinois and Nevada, along with corporate staff development and professional fees related to growth related activities.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted at year-end. For year ended December 31, 2017, Federal and State income tax expense totaled $214 thousand compared to zero provision for income taxes for the year ended December 31, 2016.

Net Loss Attributable to GTI

Net loss attributable to GTI for the year ended December 31, 2017 was $4,250 thousand, compared to $3,533 for the year ended December 31, 2016. The increase in net loss attributable to GTI was driven by start-up costs for upcoming new markets along with growth related professional fees.

As presented in the Non-GAAP section, after adjusting for non-operating items, adjusted operating EBITDA was ($4,080) thousand and ($2,506) thousand for the years ended December 31, 2017 and 2016, respectively.

Year Ended December 31, 2016

Revenue

Revenue for the year ended December 31, 2016 was $7,214 thousand due to revenue contribution from Consumer Products in Illinois and Retail sales across Illinois and Nevada. Consumer products growth is driven by expanded distribution to third-party retail customers of GTI’s branded product portfolio including Rythm, The Feel Collection and Dogwalkers. Retail sales growth is driven by increased foot traffic in Illinois and the opening of a Nevada retail store.

Cost of Goods Sold

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Year ended December 31, 2016 cost of goods sold of $5,549 thousand was driven by expanded production of consumer products in Illinois, as well as increases from retail sales driven by increases in daily transactions in Illinois and the opening of a Nevada retail store.

Gross Profit

Gross profit for the year ended December 31, 2016 was $1,664 thousand, representing a gross margin on the sale of branded cannabis flower and processed and packaged products including concentrates, edibles, topicals and other cannabis products, of 23%.

Total Expenses

Total expenses for year ended December 31, 2016 were $4,664 thousand. General and administrative expenses were driven by salaries and benefits as a result of new headcount from the Corporation’s Retail facilities in Illinois and Nevada, along with professional fees related to growth related activities.

Net Loss Attributable to GTI

Net loss attributable to GTI for the year ended December 31, 2016 was $3,533 for the year ended December 31, 2016 driven by start-up costs for upcoming new markets along with expansion of existing operations.

Drivers of Results of Operations

Revenue

The Corporation derives its revenue from two revenue streams: a Consumer Packaged Good business in which it manufactures, sells and distributes its portfolio of finished consumer packaged goods, including brands Rythm, Dogwalkers, The Feel Collection and Beboe, among others, primarily to third-party retail customers; and a Retail business in which it sells finished goods sourced primarily from third-party cannabis manufacturers direct to the end consumer in its brick and mortar retail stores, as well as direct-to-consumer delivery where applicable by state law.

For the nine months ended September 30, 2019, revenue was contributed from consumer packaged goods and retail sales across California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New York, Ohio and Pennsylvania.

Gross Profit

Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles, and concentrates, as well as packaging and other supplies, fees for services and processing, and allocated overhead which includes allocations of rent, utilities and related costs. Cannabis costs are affected by various state regulations that limit the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures our gross profit as a percentage of revenue.

Over the nine months ended September 30, 2019, the Corporation continued to be focused on executing sustainable, profitable growth of the Corporation’s base business while pursuing national expansion. GTI expects to continue its growth strategy for the foreseeable future as the Corporation expands its consumer products and retail footprint within its current markets with acquisitions and partnerships, and scales resources into new markets.

Total Expenses

Total expenses other than the cost of goods sold consist of selling costs to support customer relationships and marketing and branding activities. It also includes a significant investment in the corporate infrastructure required to support ongoing business.

Selling costs generally correlate to revenue. As a percentage of sales, the Corporation expects selling costs to remain relatively flat in the more established operational markets (Connecticut, Illinois, Nevada, Maryland, Massachusetts and Pennsylvania) and increase in the up and coming markets as business continues to grow (Florida, New Jersey, New York and Ohio). The increase is expected to be driven primarily by the growth of our Retail channels and the ramp up from pre-revenue to sustainable market share.

General and administrative expenses also include costs incurred at the corporate offices, primarily related to personnel costs, including salaries, incentive compensation, benefits, share-based compensation and other professional service costs. The Corporation expects to continue to invest considerably in this area to support aggressive expansion plans and to support the business by attracting and retaining top-tier talent. Furthermore, the Corporation expects to continue to incur acquisition and transaction costs related to these expansion plans and anticipates an increase in stock compensation expenses related to recruiting and hiring talent, along with legal and professional fees associated with being a publicly traded company.

Provision for Income Taxes

The Corporation is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Corporation operates in the legal cannabis industry, it is subject to the limitations of IRC Section 280E under which taxpayers are only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E and a higher effective tax rate than most industries. Therefore, the effective tax rate can be highly variable and may not necessarily correlate to pre-tax income or loss.

Non-GAAP Measures

EBITDA, Adjusted Operating EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Liquidity, Financing Activities During the Period, and Capital Resources

Adjusted EBITDA
(Amounts expressed in United States Dollars, in thousands)
	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
Net (loss) income before noncontrolling interest (GAAP)	$(44,717)	$29,380	$22,568	$(4,872)	$(3,533)
Interest income	$(1,300)	$(1,409)	$(1,953)	$—	$—
Interest expense	$11,762	$1,138	$2,279	$432	$225
Income taxes	$4,706	$4,164	$7,184	$214	$—
Depreciation and amortization	$17,529	$1,714	$5,184	$690	$493

Earnings before interest, taxes, depreciation and amortization (EBITDA) (non-GAAP measure)	$(12,020)	$34,987	$35,262	$(3,536)	$(2,815)

Other (expense) income	$7,969	$(42,820)	$(56,417)	$(544)	$309
Stock-based compensation, non-cash	$13,324	$3,680	$12,148	$—	$—
Acquisition, transaction and other non-operating costs	$5,041	$4,265	$—	$—	$—

Adjusted Operating EBITDA (non-GAAP measure)	$14,314	$112	$(9,007)	$(4,080)	$(2,506)

As of September 30, 2019, December 31, 2018, December 31, 2017 and December 31, 2016, the Corporation had total current liabilities of $105,571 thousand, $47,571 thousand, $14,281 thousand and $3,619 thousand, respectively, and cash and cash equivalents of $66,121 thousand, $145,986 thousand, $29,565 thousand and $12,956 thousand, respectively to meet its current obligations. As of September 30, 2019, the Corporation had working capital of $9,280 thousand, down $112,211 thousand as compared to December 31, 2018, driven primarily by liabilities arising from the completion of business acquisitions during the nine months ended September 30, 2019.

The Corporation is an early-stage growth company. It is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term. Capital reserves are being utilized for acquisitions in the medical and adult use cannabis markets, for capital expenditures and improvements in existing facilities, product development and marketing, as well as customer, supplier and investor and industry relations.

Cash Flows

Cash Used in Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2019 and September 30, 2018, and for the years ended December 31, 2018, 2017 and 2016, were as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
Net Cash Used in Operating Activities	$(1,248)	$(13,223)	$(17,683)	$(4,289)	$(3,447)

Cash Flow from Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2019 and September 30, 2018, and for the years ended December 31, 2018, 2017 and 2016, were as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
Net Cash Used in Investing Activities	$(171,943)	$(37,188)	$(111,421)	$(26,025)	$(4,451)

Cash Flow from Financing Activities

Net cash used in financing activities for the nine months ended September 30, 2019 and September 30, 2018, and for the years ended December 31, 2018, 2017 and 2016, were as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
Net Cash Provided by Financing Activities	$93,327	$170,620	$245,525	$46,924	$13,396

Off-Balance Sheet Arrangements

As of the date of this registration statement, the Corporation does not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on the results of operations or financial condition of the Corporation, including, and without limitation, such considerations as liquidity and capital resources.

Pending and Subsequent Transactions

On November 12, 2019, the Corporation closed on a sale and leaseback transaction to sell its Danville, Pennsylvania cultivation and processing facility to an unrelated third party. GTI will lease back the facility via a long-term agreement and continue to operate and manage it.

The purchase price for the property was $20,300,000, excluding transaction costs. GTI is also expected to make certain improvements to the property that will significantly enhance production capacity, for which GTI will be reimbursed up to $19,300,000. Assuming full reimbursement for such improvements, the total investment in the property will be $39,600,000.

As part of this transaction, GTI entered into the First Amendment to the Note Purchase Agreement whereby, among other things, the amended agreement reduced the additional amount of funds available for borrowing from $44,533,571 to $24,533,571 and extended the time frame in which GTI may borrow these funds an additional 180 days to May 2020. As of September 30, 2019, GTI has not drawn any additional funds from the lenders.

Changes in or Adoption of Accounting Practices

The following GAAP standards have been recently issued by the accounting standards board. The Corporation is assessing the impact of these new standards on future consolidated financial statements. Pronouncements that are not applicable or where it has been determined do not have a significant impact to the Corporation have been excluded herein.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019.

Upon adoption of ASU 2016-02, the Corporation recorded right-of-use assets of $10,932,883 and corresponding lease liabilities of $11,984,980 with the difference of $1,052,097 recorded in opening retained earnings.

CRITICAL ACCOUNTING ESTIMATES

The preparation of the Corporation’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

Estimated Useful Lives and Amortization of Intangible Assets

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may be impaired.

Business Combinations

Classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgment. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

In determining the fair value of all identifiable assets, liabilities and contingent liabilities acquired, the most significant estimates relate to contingent consideration and intangible assets. Management exercises judgement in estimating the probability and timing of when earn-outs are expected to be achieved, which is used as the basis for estimating fair value. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied.

Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Corporation expects to realize by selling the inventory and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

Investments in Private Holdings

Investments include private company investments which are carried at fair value based on the value of the Corporation’s interests in the private companies determined from financial information provided by management of the companies, which may include operating results, subsequent rounds of financing and other appropriate information. Any change in fair value is recognized on the consolidated statement of operations.

Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Corporation relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

Determination of Reporting Units

The Corporation’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 12 reporting units. The Corporation analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represent the markets in which GTI’s operates as of December 31, 2018: Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, Ohio and Pennsylvania.

Consolidation

Judgment is applied in assessing whether the Corporation exercises control and has significant influence over entities in which the Corporation directly or indirectly owns an interest. The Corporation has control when it has the power over the subsidiary, has exposure or rights to variable returns and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the subsidiaries. Where the Corporation is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 14—Variable Interest Entities for further details.

Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible accounts by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the balance sheet date.

Share-Based Payments

Valuation of stock-based compensation and warrants requires management to make estimates regarding the inputs for option pricing models, such as the expected life of the option, the volatility of the Corporation’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options or warrants.

Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Corporation uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

Financial Instruments and Financial Risk Management

The Corporation’s f financial instruments consist of cash and cash equivalents, accounts receivable, member contribution receivable, notes receivable, due from related parties, investments, accounts payable and accrued liabilities, notes payable, derivative liability, liability for acquisition of noncontrolling interest and contingent consideration payable.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2—Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3—Inputs for the asset or liability that are not based on observable market data.

Financial Risk Management

The Corporation is exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving the Corporation’s risk management processes.

Credit Risk

Credit risk is the risk of a potential loss to the Corporation if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2018 is the carrying amount of cash and cash equivalents. The Corporation does not have significant credit risk with respect to its customers. All cash and cash equivalents are placed with major U.S. financial institutions.

The Corporation provides credit to its customers in the normal course of business. The Corporation has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as the majority of its sales are transacted with cash.

Liquidity Risk

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations associated with financial liabilities. The Corporation manages liquidity risk through the effective management of its capital structure. The Corporation’s approach to managing liquidity is to ensure that it will have sufficient liquidity at all times to settle obligations and liabilities when due.

Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign exchange rates, raw material and other commodity prices.

Currency Risk. The operating results and financial position of the Corporation are reported in U.S. dollars. Some of the Corporation’s financial transactions are denominated in currencies other than the U.S. dollar. The results of the Corporation’s operations are subject to currency transaction risks. The Corporation has no hedging agreements in place with respect to foreign exchange rates. The Corporation has not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.

Interest Rate Risk. Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Corporation’s financial debts have fixed rates of interest and therefore expose the Corporation to a limited interest rate fair value risk.

Commodities Price Risk. Price risk is the risk of variability in fair value due to movements in equity or market prices. The primary raw materials used by the Corporation aside from those cultivated internally are labels and packaging. Management believes a hypothetical 10% change in the price of these materials would not have a significant effect on the Corporation’s consolidated annual results of operations or cash flows, as these costs are generally passed through to its customers. However, such an increase could have an impact on our customers’ demand for our products, and we are not able to quantify the impact of such potential change in demand on our combined annual results of operations or cash flows.

ITEM 3. PROPERTIES

The following tables set forth the Corporation’s principal physical properties.

Corporate Properties
Type	Location	Leased / Owned
Headquarters	Chicago, IL	Leased

Production Properties
Type	Location	Leased / Owned
West Haven Facility	West Haven, CT	Leased
Homestead Facility	Homestead, FL	Owned
Oglesby Facility	Oglesby, IL	Owned
Rock Island Facility	Rock Island, IL	Owned
Centreville Facility	Centreville, MD	Leased
Holyoke Facility	Holyoke, MA	Leased
Carson City Facility	Carson City, NV	Leased
Las Vegas Facility 1	Las Vegas, NV	Leased
Las Vegas Facility 2	Las Vegas, NV	Leased
Paterson Facility	Paterson, NJ	Leased
Schenectady Facility	Glenville, NY	Leased
Toledo Facility	Toledo, OH	Owned
Danville Facility	Danville, PA	Leased

Retail Properties
Type	Location	Leased / Owned
Bluepoint Wellness Branford	Branford, CT	Leased
Rise Bonita Springs	Bonita Springs, FL	Leased
Rise Deerfield Beach	Deerfield Beach, FL	Leased
Rise Hallandale Beach	Hallandale Beach, FL	Leased
Rise Oviedo	Oviedo, FL	Leased
Rise Pinellas Park	Pinellas Park, FL	Leased
Rise West Palm Beach	West Palm Beach, FL	Leased
Rise Canton	Canton, IL	Leased
The Clinic Effingham	Effingham, IL	Leased
3C Joliet	Joliet, IL	Leased
Rise Mundelein	Mundelein, IL	Owned
3C Naperville	Naperville, IL	Leased
Rise Bethesda	Bethesda, MD	Leased
Rise Joppa	Joppa, MD	Owned
Rise Silver Spring	Silver Spring, MD	Leased
Rise Amherst	Amherst, MA	Leased
Rise Carson City	Carson City, NV	Leased
Essence Henderson	Henderson, NV	Leased
Essence The Strip	Las Vegas, NV	Leased
Essence Tropicana West	Las Vegas, NV	Leased
Rise Spanish Springs	Spanish Springs, NV	Leased

Retail Properties
Type	Location	Leased / Owned
Fp WELLNESS Halfmoon	Clifton Park, NY	Leased
Fp WELLNESS Manhattan	New York, NY	Leased
Fp WELLNESS Rochester	Rochester, NY	Leased
Rise Cleveland	Cleveland, OH	Leased
Rise Lorain	Lorain, OH	Owned
Rise Toledo	Toledo, OH	Owned
Rise Carlisle	Carlisle, PA	Leased
Rise Erie	Erie, PA	Owned
Rise Hermitage	Hermitage, PA	Leased
Rise King of Prussia	King of Prussia, PA	Leased
Rise Latrobe	Latrobe, PA	Leased
Rise Mechanicsburg	Mechanicsburg, PA	Leased
Rise New Castle	New Castle, PA	Leased
Rise Steelton	Steelton, PA	Leased
Rise York	York, PA	Leased

Properties Subject to an Encumbrance. There are mortgages on three processing properties owned by the Corporation. Pursuant to the Note Purchase Agreement, the Corporation collateralized the facilities in (i) Rock Island, Illinois, (ii) Oglesby, Illinois and (iii) Homestead, Florida.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the expected beneficial ownership of the Corporation’s securities as of the Effective Date for (i) each member of the Board of Directors (the “Board”), (ii) each named executive officer (as defined below), (iii) each person known to the Corporation and expected to be the beneficial owner of more than 5% of the Corporation’s securities and (iv) the members of the Board and the named executive officers of the Corporation as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Information with respect to beneficial owners of more than 5% of the Corporation’s securities is based on completed questionnaires and related information provided by such beneficial owners as of November 30, 2019. Except as indicated, all shares of the Corporation’s securities will be owned directly, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer is c/o Green Thumb Industries Inc., 325 West Huron Street, Suite 412, Chicago, Illinois 60654.

	Subordinate Voting Shares		Multiple Voting Shares		Super Voting Shares		Total		Voting(1)
Name, Position and Address of Beneficial Owner	Number Beneficially Owned	% of Total Subordinate Voting Shares	Number Beneficially Owned	% of Total Multiple Voting Shares	Number Beneficially Owned	% of Total Super Voting Shares	Total Number of Capital Stock Beneficially Owned	% of Total Capital Stock	% of Voting Capital Stock
Benjamin Kovler, Chairman and Chief Executive Officer	51,629	0.04%	235,056	62.96%	303,324	75.40%	53,889,629	26.14%	57.53%
Anthony Georgiadis, Director and Chief Financial Officer	35,679	0.03%	—	—	35,593	8.85%	3,594,979	1.74%	6.27%
Wendy Berger, Director	1,376,923	1.07%	—	—	—	—	1,376,923	0.67%	0.24%
Glen Senk, Director	214,003	0.17%	—	—	—	—	214,003	0.10%	0.04%
Wes Moore, Director	75,500	0.06%	—	—	—	—	75,500	0.04%	0.01%
William Gruver, Director	16,715	0.01%	—	—	1,171	0.29%	133,815	0.06%	0.21%
Alejandro Yemenidjian, Director and Managing Director, Integral Associates	5,441,947	4.23%	—	—	—	—	5,441,947	2.64%	0.96%
Jennifer Dooley, Chief Strategy Officer	189,489	0.15%	453	0.12%	—	—	234,789	0.11%	0.04%
Peter Kadens, Former Chief Executive Officer	224,909	0.17%	—	—	43,560	10.83%	4,580,909	2.22%	7.71%
All Board directors and named executive officers as a group	7,626,794	5.93%	235,509	63.08%	383,648	95.37%	69,542,494	33.73%	73.00%
GV Health Partners, LLC(2)	9,322,628	7.25%	—	—	—	—	9,322,628	4.52%	1.64%
HMS Illinois, LLC(3)	—	—	31,235	8.37%	—	—	3,123,500	1.51%	0.55%
BF REMS Holdings 2016, LLC(4)	—	—	24,704	6.62%	—	—	2,470,400	1.20%	0.43%

Notes:
(1)

The voting percentages differ from the beneficial ownership percentages in the total capital stock because GTI’s classes of securities have different voting rights. For further description of the different voting rights by different securities, see Item 11—“Description of the Registrant’s Securities To Be Registered.”

(2)	Address: 2275 Corporate Circle, Suite 300, Henderson, Nevada 89074.
(3)	Address: 12 North Broadway #220, Denver, Colorado 80203.
(4)	Address: 300 East Lombard Street, Suite 2010, Baltimore, Maryland 22102.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The articles of the Corporation (the “Articles”) provide that the number of directors should not be fewer than three directors. Each director shall hold office until the close of the next annual general meeting of the Corporation, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. The Corporation’s Board currently consists of seven directors, of whom three are considered to be independent persons. See Item 7—“Director Independence” for details on the independence of the Corporation’s directors.

The following table sets forth the individuals that we anticipate will be the directors and executive officers of the Corporation as of the Effective Date and their respective positions.

Name	Age	Position
Wendy Berger	53	Director
William Gruver	75	Director
Wes Moore	41	Director
Glen Senk	63	Director
Alejandro Yemenidjian	63	Director and Managing Director, Integral Associates
Beth Burk	56	Interim Chief Legal and Compliance Officer
Jennifer Dooley	33	Chief Strategy Officer
Anthony Georgiadis	41	Director and Chief Financial Officer
Julie Knudson	59	Chief People Officer
Benjamin Kovler	41	Founder, Chairman of the Board and Chief Executive Officer
Armen Yemenidjian	33	President

The Articles provide that the directors may, from time to time, appoint such officers as the directors determine. The directors may, at any time, terminate any such appointment. All members of management devote full time to the business of the Corporation and have entered into a non-competition or non-disclosure agreement with the Corporation.

Director and Executive Officer Biographies

Wendy Berger, Director. Wendy Berger has served as a Director of the Board since February 2015. Wendy brings decades of experience in strategic planning, execution and exits for rapid growth start-ups, in addition to a tenured career in real estate planning, development and transactions. This unique combination makes her an incredible asset to GTI as Director and Real Estate Subject Matter Expert. Wendy co-founded and was COO of Neoglyphics Media Corporation, one of the country’s first website development firms where she was integral in successfully scaling the organization from start-up to a high-performing corporation with more than 150 employees before it was sold in March 1998 for $65 million. Following, Wendy was employee number 11 at Orbitz (the Travel website founded in 2000 by American, Continental, Delta, Northwest and United Airlines), where she was Director of Strategic Enterprise Planning. Over the last 28 years, Wendy has been involved in the real estate business as a lender, property manager, broker and consultant, as well as an investor. She began her career at American National Bank and Trust Company of Chicago (a subsidiary of First Chicago, now JP Morgan Chase) in Commercial Lending and then spent several years as a principal with Berger Realty Group, an 80-year-old family owned Real Estate business where she focused on residential and industrial property management and development. Now, Wendy is a principal of WBS Equities, LLC, which specializes in ground-up construction, renovation, development, sale and leaseback transactions and acquisitions. Wendy earned her MBA in Finance and Real Estate from Northwestern University’s Kellogg School of Business. She received a BS, cum laude, in Finance and Marketing from Syracuse University.

William Gruver, Director. William Gruver has served as a Director of the Board since April 2019. He spent 20 years at Goldman, Sachs & Co., the international investment banking firm. In the wake of the 1987 stock market crash, he was named Chief Administrative Officer of the firm’s largest division—the equities division—

which, under his leadership, reorganized and redeployed its people and capital to become one of the firm’s most profitable areas. Prior to his tenure with Goldman Sachs, he served as a qualified officer of the deck in the nuclear submarine force of the United States Navy where he was awarded several decorations. William currently serves on two additional audit committees – (1) Geisinger Health, a $7 billion integrated health care system in Pennsylvania and New Jersey, where he chairs the Audit Committee and (2) Private Client Bank, a multi-billion dollar Swiss institution. He was a member of the Audit Committee and served as chair of the Compensation Committee for TheStreet, Inc. (NASDAQ: TST), a leading financial news and information company, where he was a director from October 2003 to June 2013. He previously served as Audit Committee Chair for Berea College, the first interracial and coeducational college in the South, from 1996 to 2008. He is also a national arbitrator of the Financial Industry Regulatory Authority. William now holds the Howard I. Scott Chair in Global Commerce, Strategy and Leadership at Bucknell University. He has received the Lindback Award for distinguished teaching and the ECAC Award for his contributions to inter-collegiate athletics at Bucknell. His thinking and writing has been widely published in outlets such as the Financial Times, the Los Angeles Times, the New York Times, the New Republic, Finanz und Wirtschaft, Public Radio International, as well as several academic journals. William received his AB with distinction from Dartmouth College and his MBA from Columbia University.

Wes Moore, Director. Wes Moore has served as a Director of the Board since July 2018. Wes brings a lifetime’s commitment to social impact and entrepreneurship to GTI. He is a bestselling author, decorated Army combat veteran, and Chief Executive Officer at Robin Hood, New York City’s largest poverty-fighting organization. Wes previously served on Robin Hood’s Veterans Advisory Board, which brought together leaders from the military, non-profits and government to connect veterans and their families living in poverty to housing, job training, education, counseling and health services. Before becoming CEO at Robin Hood, Wes was the founder and CEO at BridgeEdU, an innovative platform addressing the college completion and job placement crisis. Wes also hosts Oprah Winfrey Network’s “Beyond Belief” and PBS’s “American Graduate Day” and is the Executive Producer and host of PBS’s “Coming Back with Wes Moore,” focusing on the reintegration of Iraq and Afghanistan veterans. Wes is a New York Times and Wall Street Journal bestselling author of “The Other Wes Moore” and “The Work,” which capture the fine line between success and failure in our communities. Wes graduated Phi Theta Kappa from Valley Forge Military College in 1998 and Phi Beta Kappa from Johns Hopkins University in 2001. While at Johns Hopkins, Wes founded STAND!, working with Baltimore youth involved in the criminal justice system. Wes earned a MLitt in International Relations from Oxford University as a Rhodes Scholar in 2004. He then served as a Captain and paratrooper with the U.S. Army’s 82nd Airborne, including a combat deployment to Afghanistan. Later, Wes served as a White House Fellow to Secretary of State Condoleezza Rice. Wes has also served on the boards of Iraq Afghanistan Veterans of America and Johns Hopkins University.

Glen Senk, Director. Glen Senk has served as a Director of the Board since June 2018. Glen is a creative leader who has worked with several of the world’s most iconic brands, beginning with Bloomingdale’s in 1981, where in just seven years he rose to Senior Vice President and Managing Director of Bloomingdale’s by Mail. In 1989, Glen became Chief Executive of the London-based Habitat International Merchandise and Marketing Group. Returning to the States in 1992, Glen joined Williams-Sonoma (NYSE: WSM) as a Senior Vice President and General Merchandise Manager, where he supervised Williams-Sonoma, Pottery Barn, Hold Everything, Chambers and Gardener’s Eden and, most notably, set the strategy and groundwork for Pottery Barn’s rapid expansion and sales growth. In 1994, Glen joined Urban Outfitters (NASDAQ: URBN) as President of Anthropologie, which was then a single-store prototype. During the course of growing Anthropologie into a billion-dollar brand, Glen was named Executive Vice President of URBN in 2002, elected to the company’s board of directors in 2004, and named CEO of URBN in 2007. Glen also served as CEO for America’s leading fine jewelry brand David Yurman from February 2012 to February 2014, and founded Front Row Partners in April 2014, where he currently serves as Chairman and CEO. Glen currently serves on the board of directors of Aritzia (TSE: ATZ), Boden, Kendra Scott and Opening Ceremony and has previously served on the boards of directors of Urban Outfitters (NASDAQ: URBN), Bare Escentuals (NASDAQ: BARE), Melissa & Doug, Tory Burch, David Yurman and Cooking.com. Glen holds a BA, magna cum laude, in psychology, computer science and mathematics from New York University and an MBA in marketing and finance from the University of Chicago Booth School of Business. He is a member of Phi Beta Kappa and Psi Chi.

Alejandro Yemenidjian, Director and Managing Director, Integral Associates. Alejandro Yemenidjian has served as a Director of the Board since June 2019. He served as Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC, a private investment company, since January 2005, and co-founded Integral Associates, which was acquired by GTI. Alejandro served as Chairman of the Board and Chief Executive Officer of Tropicana Las Vegas Hotel & Casino, Inc. from July 2009 to September 2015. He also served as Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer Inc. from April 1999 to April 2005 and was a director from November 1997 to April 2005. Alejandro was director of MGM Resorts International, Inc. (“MGM”) (formerly MGM Grand, Inc. and MGM Mirage Resorts, Inc.) from 1989 to 2005 and was its president from 1995 to 1999. He also served MGM in other capacities, including as Chief Operating Officer from 1995 until 1999 and as Chief Financial Officer from 1994 to 1998. He served as an executive of Tracinda Corporation, the majority owner of both Metro-Goldwyn-Mayer Inc. and MGM, from 1990 to 1997 and again during 1999. Alejandro is a trustee of mutual funds Baron Investment Funds Trust and Baron Select Funds, is lead director and chairman of the compensation committee of Guess?, Inc., a worldwide retailer of contemporary apparel, and until March 2018, when it was sold, was a director and chairman of the audit committee of Regal Entertainment Group, a motion picture exhibition company. As part of his civic and charitable activities, Alejandro serves on the board of USC Marshall School of Business Board of Leaders, was Co-Chair of Imagine the Arts Campaign of California State University, Northridge, served as Director of the Lincy Foundation, served as Trustee of the American Film Institute and served as Chairman of the United Armenian Fund. He has a Bachelor’s degree in Business Administration and Accounting from California State University, Northridge, a Master’s degree in Business Taxation from the University of Southern California, and was Adjunct Professor of Taxation at the University of Southern California Graduate School of Business.

Beth Burk, Interim Chief Legal and Compliance Officer. Beth Burk brings over 25 years of broad legal expertise to GTI, most recently serving as Global Chief Compliance Officer of Aon plc (NYSE: AON), a leading global professional services firm providing a broad range of risk, retirement and health solutions. During her 14-year tenure with Aon, she served the company in its Chicago and London offices in a variety of key leadership roles, including as Chief Counsel of its Global Employment Law team and of a key business unit. Prior to joining Aon, Beth was a partner in the Chicago office of the global law firm Winston & Strawn LLP, where she advised businesses in a variety of industries from early stage to maturity. Beth earned her JD from Chicago-Kent College of Law and a Bachelor of General Studies degree, with a concentration in Economics, from the University of Michigan.

Jennifer Dooley, Chief Strategy Officer. Jennifer Dooley has been with the Corporation since 2015. She brings a decade of experience building consumer brands, driven by her uniquely creative and analytical approach to identifying and capitalizing on market opportunities, to GTI. Prior to joining GTI, Jennifer led strategic Brand Development and Innovation at Storck USA, a top 10 global confectioner, known for brands Werther’s Original, Toffifay, Mamba, merci and RIESEN. There, she managed a $100 million brand portfolio P&L and brought to market dozens of new products, including the first non-confection product to come out of the century-old Werther’s Original brand, a Caramel Popcorn that knocked out incumbents, earning #1 ranks in the market, and the 2015 Snack Category Product of the Year. She also ran brand operations for the Werther’s Original Caramel Shoppe in the Germany Pavilion at Walt Disney World’s Epcot. In 2019, Jennifer was named to Marijuana Venture’s “40 Under 40” list. She earned her MBA from Northwestern University Kellogg School of Management with a focus on Marketing, Entrepreneurship and Innovation. Jennifer graduated summa cum laude from the College of Charleston with a Bachelor of Science in Business Administration and English while a member of The College’s NCAA Division I Cross Country and Track & Field teams.

Anthony Georgiadis, Chief Financial Officer and Director. Anthony Georgiadis is a Director and the Chief Financial Officer of GTI. Anthony joined GTI as the Chief Financial Officer and has served as a Director of the Board since 2016. Anthony is an investor and entrepreneur, having purchased a Florida-based manufacturing business in 2005 that he helped grow into one of North America’s largest manufacturers of wall décor. Prior to this, he worked as a principal investing associate for CIVC Partners, a $1.5 billion private equity firm, and as an M&A analyst for Bowles Hollowell Conner & Co. Anthony became involved in the cannabis industry in 2014 after exploring CBD for treatment on his Swiss mountain dog, who suffered from epilepsy. Since then, he has invested in a number of cannabis-related businesses including PAX (vapor technology), Cannasure (insurance), Headset (data analytics) and Baker (customer engagement). Anthony is an avid supporter of Students for Sensible Drug Policy, the Drug Policy Alliance, the Marijuana Policy Project and the Special Operations Warriors Foundation. Anthony graduated magna cum laude from Bucknell University with a degree in finance and a minor in mathematics.

Julie Knudson, Chief People Officer. Julie Knudson has served as the Corporation’s Chief People Officer since August 2019. She oversees all human resources, recruiting and culture initiatives for GTI. She brings an extensive business background, including leadership in premier market-leading organizations, publicly traded companies and high-growth entities ranging from early-stage companies to Fortune 500 C-suites. Julie most recently served as Senior Vice President and Chief Human Resources Officer for GGP Inc., an S&P 500 company acquired by Brookfield Properties in 2018. She started her career in consulting and has led human resources for public companies such as Echo Global Logistics, DigitalGlobe and YesMail. Additionally, she held previously HR leadership positions at Accenture and spent time in Rwanda as the Country Director for The Clinton Foundation, where she worked in partnership with the President of Rwanda’s office and directed teams on the Clinton HIV / AIDS and other initiatives. She has a Bachelor of Science in Accountancy from the University of Illinois and Sloan Master’s in Leadership and Strategy from the London Business School. Julie has been a director of a private foundation and is an Advisory Council Member of Youth Guidance’s WOW (Working on Womanhood) program.

Benjamin Kovler, Founder, Chief Executive Officer and Chairman of the Board. Benjamin Kovler brings his extensive experience managing complex operating companies and his deep commitment to philanthropy as Founder, Chief Executive Officer and Chairman of the Board of GTI. Benjamin founded GTI in 2014 and has successfully grown it into a national cannabis consumer packaged goods company and retailer that manufactures and distributes a portfolio of branded cannabis products including Rythm, Dogwalkers, The Feel Collection and Beboe, among others. The Corporation also owns and operates a rapidly growing national chain of retail cannabis stores called Rise. Benjamin is frequently featured as an industry thought leader in media outlets such as Bloomberg, Barron’s, Business Insider, CNBC and Forbes. He is also co-founder and Chief Executive Officer of Invest For Kids (IFK), an annual forum bringing together portfolio managers, family offices and analysts to share investment ideas to benefit children in Illinois. In its first 11 years, IFK generated more than $15 million to benefit 60 youth organizations that have helped 80,000 children. Benjamin is also on the board of the Providence St. Mel School and the Academy for Global Citizenship. Benjamin earned a Bachelor of Arts in philosophy, politics and economics from Pomona College and an MBA in accounting and finance from The University of Chicago.

Armen Yemenidjian, President. Armen Yemenidjian has served of President of GTI since June 2019. Armen began his career at Tropicana Hotel & Casino in Las Vegas in August 2009 in the Marketing Department, subsequently moving to Casino Operations and Player Development. He served as Special Projects Manager and Director of Player Development before becoming Vice President of Casino Marketing and Operations. He was a member of the Tropicana Las Vegas Executive Committee as well as the Casino Credit and Compliance Committee. After the sale of Tropicana in August 2015, Armen founded a number of companies in various industries, including Armenco Capital LLC, a commercial and residential real estate investment company, Armenco Restaurant Group, a franchisee of Jersey Mike’s in Las Vegas, and Integral Associates I & II, medical and adult use cannabis companies that own and operate three Essence Vegas dispensaries and two state-of-the-art cultivation and production facilities (d/b/a Desert Grown Farms and Cannabiotix NV). Under Armen’s leadership, Essence Vegas has received numerous accolades, including being named Business Insider’s number one dispensary in Nevada and top-25 dispensary in the United States, a 15-time Leafly List Winner (the most among dispensaries in Nevada) and the Las Vegas Review-Journal’s 2016 “Best of Las Vegas.” In 2019, the

Corporation acquired Integral Associates and Armen joined the GTI team as President. Armen is a member of the Nevada Dispensary Association and the Nevada Cannabis Coalition, was appointed by the Clark County Commission to serve on the Cannabis Green Ribbon Panel and was selected by the State of Nevada to participate in the Governor’s Task Force on Cultivation. In 2017, Armen was named to Vegas Inc.’s prestigious “40 Under 40” list and, in 2018, he was named as one of High Times’ “100 Most Influential People in Cannabis.” Armen holds a Bachelor’s degree in Business Administration from the University of Southern California.

Board Committees

The Corporation currently has an audit committee and compensation committee. A brief description of each committee is set out below.

Audit Committee

Composition of the Audit Committee.

The audit committee of the Board (the “Audit Committee”) assists the Corporation’s Board in fulfilling its responsibilities for oversight of financial, audit and accounting matters. The Audit Committee reviews the financial reports and other financial information provided by the Corporation to regulatory authorities and its shareholders, as well as reviews the Corporation’s system of internal controls regarding finance and accounting, including auditing, accounting and financial reporting processes.

As of the date of this registration statement, the following are the members of the Audit Committee:

Name of Member	Independent(1)	Financially Literate(2)
Glen Senk	Yes	Yes
Wes Moore	Yes	Yes
William Gruver (Chair)	Yes	Yes

Notes:

(1)

A member of the Audit Committee is independent if he or she has no direct or indirect ‘material relationship’ with the Corporation. A material relationship is a relationship which could, in the view of the Corporation’s Board, reasonably interfere with the exercise of a member’s independent judgment. An executive officer of the Corporation, such as the President or Secretary, is deemed to have a material relationship with the Corporation.

(2)

A member of the Audit Committee is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

Relevant Education and Experience

Each member of the Audit Committee has experience relevant to his or her responsibilities as an Audit Committee member. See Item 5—“Director and Executive Officer Biographies” for a description of the education and experience of each Audit Committee member.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Audit Committee’s Charter

The Board has adopted a written charter for the Audit Committee, which sets out the Audit Committee’s responsibilities. The Audit Committee’s principal duties and responsibilities include assisting the Board in discharging the oversight of: (i) the Corporation’s internal audit function; (ii) the integrity of our consolidated financial statements and accounting and financial processes and the audits of our consolidated financial statements; (iii) compliance with legal and regulatory requirements; (iv) external auditors’ qualifications and independence; (v) the work and performance of financial management and external auditors; and (vi) system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and risk management established by management and the Board. The Audit Committee has access to all books, records, facilities and personnel and may request any information about us as it may deem appropriate. It will also have the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee.

Compensation Committee

The compensation committee of the Board (the “Compensation Committee”) assists the Corporation’s Board in fulfilling its responsibilities for compensation philosophy and guidelines. The Compensation Committee also has responsibility for fixing compensation levels for the Corporation’s executive officers. In addition, the Compensation Committee is charged with reviewing the Stock and Incentive Plan (as hereinafter defined) and proposing changes thereto, approving any awards of options under the Stock and Incentive Plan and recommending any other employee benefit plans, incentive awards and perquisites with respect to the Corporation’s executive officers. The Compensation Committee is also responsible for reviewing, approving and reporting to the Corporation’s Board annually (or more frequently as required) on the Corporation’s succession plans for its executive officers. The current members of the Compensation Committee include the following three directors: (1) Glen Senk (Chair), (2) Wes Moore and (3) Wendy Berger.

For additional details on the Compensation Committee, see Item 6—“Compensation Governance.”

Board Qualifications

We believe that each of the members of our Board has the experience, qualifications, attributes and skills that make him or her suitable to serve as our director, in light of our highly regulated cannabis business, our complex operations and large number of employees. See Item 5—“Director and Executive Officer Biographies” for a description of the education and experience of each director.

Benjamin Kovler serves as the Chief Executive Officer of GTI and has served as a Director of the Board since he founded GTI in 2014. Mr. Kovler also serves as the Chief Executive Officer of Invest For Kids (IFK), and is on the board of the Providence St. Mel School and Academy for Global Citizenship.

Mr. Kovler’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of GTI and the industry; and

•	Operating and management experience.

Anthony Georgiadis serves as the Chief Financial Officer of GTI and has served as a Director of the Board since 2016. Mr. Georgiadis was formerly a principal investing associate for CIVC Partners and an M&A analyst for Bowles Hollowell Connor & Co.

Mr. Georgiadis’ specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of the cannabis industry; and

•	Finance, financial reporting and analysis expertise.

Wendy Berger has served as a Director of the Board since February 2015. Ms. Berger is also a principal of WBS Equities, LLC and served as Chief Operating Officer of Neoglyphics Media Corporation.

Ms. Berger’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of real estate planning, development and transactions; and

•	Operating and management experience.

Glen Senk has served as a Director of the Board since June 2018. Mr. Senk previously served as Senior Vice President and Managing Director of Bloomingdale’s and, in 1989, became chief executive of Habitat International Merchandise and Marketing Group. Mr. Senk served as Chief Executive Officer for David Yurman from February 2012 to February 2014 and currently serves as Chairman and CEO of Front Row Partners and board member of Aritzia. Mr. Senk was a Senior Vice President and General Merchandise Manager at Williams-Sonoma, a President of Anthropologie and board member of Urban Outfitters.

Mr. Senk’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of GTI and the retail industry; and

•	Operating and management experience.

Wes Moore has served as a Director of the Board since July 2018. Mr. Moore was the founder and Chief Executive Officer at BridgeEdU, and serves as Chief Executive Officer at Robin Hood.

Mr. Moore’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of social impact and entrepreneurship; and

•	Operating and management experience.

William Gruver has served as a Director of the Board since April 2019. Mr. Gruver currently serves on two additional audit committees for Geisinger Health and Private Client Bank. Mr. Gruver was named the Chief Administrative Officer of Goldman, Sachs & Co.’s equities division during his tenure with Goldman Sachs.

Mr. Gruver’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	Finance and financial reporting expertise; and

•	Operating and management experience.

Alejandro Yemenidjian has served as a Director of the Board since June 2019 and is a Co-Founder and Managing Director of Integral Associates, a business acquired by GTI. Currently, he serves as Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC. Previously, Mr. Yemenidjian served on the board and as a director for several businesses such as Tropicana Las Vegas Hotel & Casino, Inc., Metro-Goldwyn-Mayer Inc., MGM Resorts International, Inc., Guess?, Inc., and Regal Entertainment Group.

Mr. Yemenidjian’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of the industry and entrepreneurship; and

•	Operating and management experience.

We believe these qualifications bring a broad set of complementary experience to the Board’s discharge of its responsibilities.

Conflicts of Interest—Board Leadership Structure and Risk Oversight

Conflicts of interest may arise as a result of the directors, officers and promoters of the Corporation also holding positions as directors or officers of other companies. Some of the individuals that are directors and officers of the Corporation have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Corporation will be in direct competition with the Corporation. Conflicts, if any, will be subject to the procedures and remedies provided under the BCBCA.

ITEM 6. EXECUTIVE COMPENSATION

Overview of Executive Compensation

The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Corporation. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Corporation’s compensation program is structured for its Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”).

Compensation Governance

The Board has not adopted any formal policies or procedures to determine the compensation of the Corporation’s directors or executive officers. The compensation of the directors and executive officers is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.

The Compensation Committee currently consists of three directors: Glen Senk (Chair), Wes Moore and Wendy Berger, all of whom have direct and indirect experience relevant to their roles as members of the Compensation Committee. Glen Senk and Wes Moore are independent director members of the Compensation Committee. For details regarding the experience of the members of the Compensation Committee, see Item 5—“Director and Executive Officer Biographies” and “Board Qualifications.”

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for fixing compensation levels for the directors and executive officers and for entering into employment, severance protection, change in control and related agreements and plans for the CEO and other executive officers, provided that any individual agreement with the CEO is subject to Board approval. In addition, the Compensation Committee is charged with reviewing the Stock and Incentive Plan (as hereinafter defined) and proposing changes thereto, approving any awards of options under the Stock and Incentive Plan and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on the Corporation’s succession plans for its executive officers.

The Compensation Committee endeavors to ensure that the philosophy and operation of the Corporation’s compensation program reinforces its culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of the Corporation’s shareholders. In addition, the Compensation Committee is to review the Corporation’s annual disclosure regarding executive compensation for inclusion where appropriate in the Corporation’s disclosure documents.

Elements of Compensation

1.    Base Salary. Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive and overall performance and the time which the executive officer is required to devote to the Corporation in fulfilling his or her responsibilities.

2.    Short-Term Incentive Awards. A cash incentive payment or bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives in the context of overall corporate performance. Cash bonuses are designed to motivate executive officers to achieve personal business objectives and to be accountable for their relative contribution to the Corporation’s performance, as well as to attract and retain executives. In determining compensation and, in particular, bonuses, the Compensation Committee and the Board consider factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into the Corporation’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Corporation.

3.    Long-Term Equity Incentive Awards. Long-term incentives are intended to align the interests of the Corporation’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of nonqualified stock options (“NQSOs”), incentive stock options (“ISOs”) (collectively, “Options”) and restricted stock units (“RSU Awards”) to be granted, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size in the same business as the Corporation. The Compensation Committee and the Board also consider previous grants of Options or RSU Awards and the overall number of Options or RSU Awards that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Options or RSU Awards and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of long-term equity incentive awards. With respect to directors, the Compensation Committee and the Board also consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the Board members in determining the level of long-term equity incentive awards.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by the named executive officers of the Corporation in the last two (2) fiscal years.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Benjamin Kovler,	2018	(2)	$312,185	$241,400	(4)	$563,945	(5)(6)	$506,332	(8)	$—	$—	$25,000	(9)	$1,648,862
Chief Executive Officer and Chairman	2017	(3)	$198,613	$150,000	(4)	$—		$—		$—	$—	$—		$348,613

Anthony Georgiadis,	2018	(2)	$250,000	$158,600	(4)	$563,945	(5)(6)	$506,332	(8)	$—	$—	$25,000	(9)	$1,503,877
Chief Financial Officer and Director	2017	(3)	$151,467	$3,563	(4)	$—		$—		$—	$—	$—		$155,030

Jennifer Dooley,	2018	(2)	$156,250	$21,500	(4)	$563,945	(5)	$506,332	(8)	$—	$—	$77,780	(10)	$1,325,807
Chief Strategy Officer	2017	(3)	$120,217	$109,300	(4)	$—		$—		$—	$—	$—		$229,517

Peter Kadens,(1)	2018	(2)	$196,667	$118,600	(4)	$—	(7)	$—		$—	$—	$93,132	(9)(11)	$408,399
Former Chief Executive Officer	2017	(3)	$242,917	$4,082	(4)	$—		$—		$—	$—	$—		$246,999

Notes:

(1)	Peter Kadens resigned from the Corporation effective August 29, 2018, prior to which time he held the role of the Corporation’s Chief Executive Officer.
(2)

Reflects aggregate compensation earned from the Corporation and certain subsidiaries thereof for the 12 months ended December 31, 2018, which includes compensation earned during this period prior to the Transaction.

(3)	Reflects compensation earned from certain subsidiaries of the Corporation during the 12 months ended December 31, 2017 and prior to the completion of the Transaction.
(4)	Bonus amounts reflect short-term incentive awards based upon performance in the applicable year and paid in the subsequent year.
(5)

The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2018, which are included elsewhere in this registration statement on Form 10. The RSUs granted to Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley on August 30, 2018 had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant.

(6)

Benjamin Kovler and Anthony Georgiadis received profits interests in VCP on January 1, 2018, which had a $0 value at grant and were amended on January 20, 2018. Such profits interests in VCP vested and converted into 17,526 and 26,288 Super Voting Shares of the Corporation, respectively, upon the closing of the Amalgamation.

(7)

Peter Kadens received profits interests in VCP on January 1, 2018, which had a $0 value at grant and were amended on January 20, 2018. Such profits interests in VCP vested and converted into 17,526 Super Voting Shares of the Corporation upon the closing of the Amalgamation.

(8)

Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley each received 50,000 Options on August 30, 2018, which had a strike price of C$14.64 and a three-year vesting schedule, with 33 1⁄3% vesting on the first anniversary date of the grant, 33 1⁄3% vesting on the second anniversary date of the grant and the remaining 33 1⁄3% vesting on the third anniversary date of the grant.

(9)

Benjamin Kovler and Anthony Georgiadis each received $25,000 in 2018 for attendance at Board and Board committee meetings. Peter Kadens received $25,000 in 2018 for attendance at Board and Board committee meetings in 2018 prior to his resignation in August 2018. None of the named executive officers received any compensation for Board-related matters in 2017.

(10)

Jennifer Dooley received profits interests in VCP on May 14, 2018 with taxable gain of $77,780. Such profits interests in VCP vested and converted into 45,300 Multiple Voting Shares of the Corporation upon the closing of the Amalgamation.

(11)	Peter Kadens received $68,132 in post-employment consulting fees from the Corporation during 2018 in exchange for regulatory and government relations advice and assistance.

Outstanding Equity Awards Table

The following table sets forth outstanding equity awards for the named executive officers of the Corporation at fiscal 2018-year end.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (C$)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Benjamin Kovler,	25,000	(1)	25,000	(1)	—	C$	14.64	8/30/2028	—	$—	25,000	(2)	$281,972
Chief Executive Officer and Chairman
Anthony Georgiadis,	25,000	(1)	25,000	(1)	—	C$	14.64	8/30/2028	—	$—	25,000	(2)	$281,972
Chief Financial Officer and Director
Jennifer Dooley,	25,000	(1)	25,000	(1)	—	C$	14.64	8/30/2028	—	$—	25,000	(2)	$281,972
Chief Strategy Officer
Peter Kadens,	—		—		—	C$	—	—	—	$—	—		$—
Former Chief Executive Officer

Notes:

(1)

Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley each received 50,000 Options on August 30, 2018, which had a three-year vesting schedule, with 33 1⁄3% vesting on the first anniversary date of the grant, 33 1⁄3% vesting on the second anniversary date of the grant and the remaining 33 1⁄3% vesting on the third anniversary date of the grant.

(2)

Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley each received 50,000 RSUs on August 30, 2018, which had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant.

Retirement Benefit Plans

Effective August 1, 2019, each named executive officer other than Mr. Kadens is eligible to participate in the Vision Management Services, LLC 401(k) Plan (the “VMS 401(k) Plan”), a tax-qualified, defined contribution retirement plan. The VMS 401(k) Plan is generally available to eligible employees of GTI’s operating subsidiary, Vision Management Services, LLC (“VMS”), and other GTI subsidiaries that have elected to participate in the VMS 401(k) Plan. Participants in the VMS 401(k) Plan are eligible to make before-tax contributions and Roth contributions and, if VMS elects, to receive discretionary matching and/or profit-sharing contributions.

From March 2017 through November 2018, another subsidiary of GTI, GTI-Clinic Illinois Holdings, LLC (“GTI-Clinic Illinois”), sponsored the GTI-Clinic Illinois Holdings 401(k) Plan (the “GTI-Clinic Illinois 401(k) Plan”), a tax-qualified, defined contribution retirement plan. The GTI-Clinic Illinois 401(k) Plan was generally available to eligible employees of GTI-Clinic Illinois. Of the named executive officers, only Mr. Kovler was eligible to participate in the GTI-Clinic Illinois 401(k) Plan. Participants in the GTI-Clinic 401(k) Plan were eligible to make before-tax contributions and Roth contributions and, if GTI-Clinic Illinois elected, to receive discretionary matching and/or profit-sharing contributions. For 2017 and 2018, GTI-Clinic Illinois made matching contributions to Mr. Kovler’s plan account equal to $10,408 and $953, respectively.

Termination and Change of Control Benefits

Except as described below, the Corporation does not have any contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following or in connection with a termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control of the Corporation or a change in a named executive officer’s responsibilities. The services of each of Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley are provided on an at-will basis.

The restricted stock unit and stock option awards granted pursuant to the Green Thumb Industries Inc. 2018 Stock and Incentive Plan (the “Stock and Incentive Plan”), as amended, provide for full vesting in the event the awardee is terminated by the Corporation without cause (as defined in the applicable award agreements) within 12 months following a change of control (as defined in the applicable award agreements). Options that are vested due to such a termination are exercisable for the duration of the option’s original term. Further, the Corporation, acting through its Board or its Compensation Committee, has broad discretion in how to treat awards under the Stock and Incentive Plan in the event of a change of control. Such discretion includes the ability to fully vest and cash-out awards, arrange for awards to be assumed by a buyer, provide for economically equivalent replacement awards or eliminate future vesting or exercisability as of, or following, a change of control.

Director Compensation

The following table sets forth all compensation paid to or earned by each non-employee director of the Corporation during fiscal year 2018.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wendy Berger	$25,000	$3,919,761	(3)	$—	$—	$—	$—	$3,944,761
Glen Senk	$25,000	$1,549,217	(4)	$—	$—	$—	$—	$1,574,217
Wes Moore	$25,000	$1,610,666	(5)	$—	$—	$—	$—	$1,635,666
William Gruver(1)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Alejandro Yemenidjian(1)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Notes:

(1)	William Gruver and Alejandro Yemenidjian were appointed to the Board in April 2019 and June 2019, respectively.
(2)	Director cash compensation during fiscal year 2018.
(3)

Wendy Berger was granted (i) 151,000 RSUs for her duties on the Board on June 29, 2018, which had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant, (ii) 50,000 RSUs for consulting services rendered on behalf of the Corporation on August 30, 2018, which had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant, and (iii) 236,000 RSUs for consulting services rendered on behalf of the Corporation on December 28, 2018, which vested after two months.

(4)

Glen Senk was granted 151,000 RSUs for his duties on the Board on June 29, 2018, which had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant.

(5)

Wes Moore was granted 151,000 RSUs for his duties on the Board on July 10, 2018, which had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, Wendy Berger (Chair), Benjamin Kovler and Glen Senk served as members of the Compensation Committee. Mr. Kovler was also an officer of the Corporation during fiscal 2018 as the Chief Executive Officer. Additionally, Mr. Kovler and Ms. Berger have relationships requiring disclosure with respect to related party transactions. See Item 7—“Transactions with Related Persons” for further details.

None of the Corporation’s executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Corporation or on the Compensation Committee, during fiscal 2018. None of the Corporation’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, during fiscal 2018.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Related Person Transaction Policy

The Corporation’s Board has adopted a Related Party Transactions Policy, which requires that employees, officers and directors report to the General Counsel (or chief legal officer) any activity that would cause or appear to cause a conflict of interest on his or her part.

Under the Related Party Transactions Policy, a related party transaction includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which:

•	the Corporation or any of its subsidiaries is or will be a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; and

•	any related party has or will have a direct or indirect material interest.

Related parties include any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Corporation, any shareholder owning more than 5% of any class of the Corporation’s voting securities or an immediate family member, as defined in the Related Party Transactions Policy, of any such person.

Pursuant to the Related Party Transactions Policy, any potential related party transaction that requires approval will be reviewed by the Audit Committee, and the Audit Committee will consider such factors as it deems appropriate to determine whether to approve, ratify or disapprove the related party transaction. The Audit Committee may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Corporation and its shareholders.

Transactions with Related Persons

Lease Agreements. Since 2016, the Corporation has entered into several related party transactions with respect to lease agreements as follows:

•

Mosaic Real Estate, LLC owns a building located at 7900 Fenton Street, Silver Spring, Maryland and leased to GTI Maryland, LLC, which operates a Rise dispensary in the building. The lease commenced on June 14, 2017 for a 7-year term, and rent payments were approximately $53,500, $216,500 and $220,500 for the years ended December 31, 2017, 2018 and 2019, respectively. Wendy Berger, a director of the Corporation, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through a revocable trust), Benjamin Kovler, the Chief Executive Officer and a director of the Corporation (through a wholly-owned entity), and Mr. Georgiadis, the Chief Financial Officer and a director of the Corporation (through a wholly-owned entity). The amount of each entity’s interest in such rent payments totaled approximately $158,200, $95,400 and $54,500, respectively. Ms. Berger also receives an annual loan guaranty fee based on the outstanding balance on the facility for the transaction. Such fees totaled $18,200 for the years ended December 31, 2017, 2018 and 2019 combined.

•

Mosaic Real Estate Amherst, LLC owns a building located at 169 Meadow Street, Amherst, Massachusetts and leased to RISE Holdings, Inc., which operates a Rise dispensary in the building. The lease commenced on July 14, 2017 for a 15-year term, and rent payments were approximately $8,700,

$67,600 and $68,900 for the years ended December 31, 2017, 2018 and 2019, respectively. Ms. Berger is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate Amherst, LLC. Additionally, Mosaic Real Estate Amherst, LLC is owned in part by Ms. Berger (through a revocable trust), Mr. Kovler (through a wholly-owned entity) and Mr. Georgiadis (through a wholly-owned entity). The amount of each entity’s interest in such rent payments totaled approximately $44,100, $31,800 and $15,700, respectively.

•

Mosaic Real Estate Sparks, LLC owns a building located at 9650 Pyramid Highway, Sparks, Nevada and leased to JG Retail Services NV, LLC, an entity that has entered into a services agreement for GTI Nevada, LLC to operate a Rise dispensary in the building. The lease commenced on July 21, 2017 for a 15-year term, and rent payments were approximately $25,500, $231,000 and $235,600 for the years ended December 31, 2017, 2018 and 2019, respectively. Ms. Berger is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate Sparks, LLC. Additionally, Mosaic Real Estate Sparks, LLC is owned in part by Ms. Berger (through a revocable trust) and Mr. Georgiadis (through a wholly-owned entity). The amount of each entity’s interest in such rent payments totaled approximately $181,700 and $30,300, respectively.

•

Mosaic Real Estate Joliet, LLC owns a building located at 2903 Colorado Avenue, Joliet, Illinois and leased to 3C Compassionate Care Center, LLC, which anticipates operating a dispensary in the building. The lease commenced on January 23, 2019 for a 15-year term, and rent payments were approximately $205,600 for the year ended December 31, 2019. Ms. Berger is a principal of South Creek 15, LLC, which is the Manager of Mosaic Real Estate Joliet, LLC. Additionally, Mosaic Real Estate Joliet, LLC is owned in part by Ms. Berger (through a revocable trust). The amount of such revocable trust’s interest in such rent payments totaled approximately $17,500.

•

Mosaic Real Estate Ocala, LLC owns a building located at 5401 Northwest 44th Avenue, Ocala, Florida and leased to GTI Florida, LLC, which anticipates operating a cultivation and processing facility in the building. The lease commenced on March 19, 2019 for a 15-year term, and rent payments were approximately $321,600 for the year ended December 31, 2019. Ms. Berger is a Co-Manager of Mosaic Real Estate Ocala, LLC. Additionally, Mosaic Real Estate Ocala, LLC is owned in part by Ms. Berger (through a revocable trust). The amount of such revocable trust’s interest in such rent payments totaled approximately $40,200.

•

Durango Teco Partners, LLC owns a building located at 6410 South Durango Drive, Las Vegas, Nevada and leased to Essence Henderson, LLC, a subsidiary of Integral Associates, LLC, which anticipates operating an Essence dispensary in the building. Essence Henderson, LLC will pay $17,500 per month for rent during the first year, and the monthly rent will be increased each year thereafter by 2.5% for the remainder of the 10-year term. Armen Yemenidjian, the President of the Corporation, and Alejandro Yemenidjian, a director of the Corporation, each own 50% of Armenco Capital LLC, which owns 50% of Durango Teco Partners, LLC.

Springbig, Inc. In June 2019, GTI Core, LLC entered into an agreement with Springbig, Inc. (“Springbig”) for Springbig’s loyalty and digital communications platform for retail organization. Payments to Springbig totaled approximately $2,800, $35,400 and $155,300 for the years ended December 31, 2017, 2018 and 2019, respectively. Springbig is owned in part by Mr. Kovler, Mr. Georgiadis and William Gruver, a director of the Corporation. Mr. Kovler is also a director of Springbig.

Promoters

No person or company has been at any time during the past five fiscal years a promoter of the Corporation.

Director Independence

For purposes of this registration statement, the independence of our directors is determined under the corporate governance rules of the New York Stock Exchange (“NYSE”). The independence rules of the NYSE include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with the Corporation either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation. It has been determined that three of our directors that we expect to be on the Board as of the Effective Date are independent persons under the independence rules of the NYSE: Glen Senk, Wes Moore and William Gruver.

ITEM 8. LEGAL PROCEEDINGS

Legal Proceedings

The Corporation has no legal proceedings, pending or threatened, which would have a material impact on the operations or financial condition of the Corporation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading Price and Volume

The Subordinate Voting Shares of the Corporation are traded on the CSE under the symbol “GTII.” During fiscal 2018, the common shares of Bayswater traded on the TSXV under the symbol “BYU.H.”

The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated (from June 13, 2018, the date of their initial trading on the CSE), as quoted on the CSE.(1)

Period	Low Trading Price (C$)	High Trading Price (C$)	Volume (#)
Nine Months Ended September 30, 2019	$10.55	$21.71	68,061,452

Year Ended December 31, 2018
Fourth Quarter (December 31, 2018)	$10.22	$24.68	12,829,887
Third Quarter (September 30, 2018)	$8.58	$30.01	13,462,742
June 13, 2018—June 30, 2018	$8.95	$16.04	2,882,771

Notes:

(1)	Source: Bloomberg.

The following table sets forth trading information for the pre-Transaction common shares of Bayswater for the periods indicated (until June 12, 2018, the date of their delisting on the TSXV), as quoted on the TSXV.(1)

Period	Low Trading Price (C$)	High Trading Price (C$)	Volume (#)
Year Ended December 31, 2018
April 1, 2018—June 12, 2018(2)	$9.20	$12.88	881
First Quarter (March 31, 2018)	$9.20	$14.72	4,402

Year Ended December 31, 2017
Fourth Quarter (December 31, 2017)	$11.04	$14.72	5,022
Third Quarter (September 30, 2017)	$7.36	$18.40	2,170
Second Quarter (June 30, 2017)	$12.88	$22.08	4,788
First Quarter (March 31, 2017)	$12.88	$31.28	19,845

Notes:

(1)	Source: Bloomberg.
(2)	Bayswater common shares were halted from trading in connection with the Transaction and subsequently delisted from the TSXV on June 12, 2018.

The Subordinate Voting Shares of the Corporation are also traded on the OTCQX under the symbol “GTBIF.”

The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated (from July 9, 2018, the date of their initial trading on the OTCQX), as quoted on the OTCQX.(1)

Period	Low Trading Price ($)	High Trading Price ($)	Volume (#)
Nine Months Ended September 30, 2019	$7.99	$16.20	48,493,284

Year Ended December 31, 2018
Fourth Quarter (December 31, 2018)	$7.55	$18.96	13,570,767
July 9, 2018—September 30, 2018	$6.57	$23.16	16,519,410

Notes:

(1)	Source: Bloomberg.

Shareholders

As of December 5, 2019, there are 44,847 holders of record of our Subordinate Voting Shares.

Dividends

The Corporation has not declared distributions on Subordinate Voting Shares in the past. The Corporation currently intends to reinvest all future earnings to finance the development and growth of its business. As a result, the Corporation does not intend to pay dividends on Subordinate Voting Shares in the foreseeable future. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. The Corporation is not bound or limited in any way to pay dividends in the event that the Board determines that a dividend is in the best interest of its shareholders.

Equity Compensation Plans

The shareholders and the Board approved the Stock and Incentive Plan on June 11, 2018, and the Board further amended the Stock and Incentive Plan effective August 30, 2019. The granting of awards under the Stock and Incentive Plan is intended to promote the interests of the Corporation and its shareholders by aiding the Corporation in attracting and retaining persons capable of assuring the future success of the Corporation, to offer such persons incentives to put forth maximum efforts for the success of the Corporation’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Corporation, thereby aligning the interests of such persons with the Corporation’s shareholders. Eligible participants under the Stock and Incentive Plan include non-employee directors, officers (including the named executive officers), employees, consultants and advisors of the Corporation and its subsidiaries. The Stock and Incentive Plan will be administered by the Board or a committee thereof appointed by the Board (the “Stock and Incentive Plan Committee”).

Pursuant to the Stock and Incentive Plan, the Corporation may issue equity-based compensation (denominated in Subordinate Voting Shares) in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units and dividend equivalent awards to eligible participants. The Stock and Incentive Plan Committee or its permitted delegates has the power and discretionary authority to determine the amount, terms and conditions of the Stock and Incentive Plan awards, including, without limitation, (i) the exercise price of any stock options or stock appreciation rights, (ii) the method of payment for shares purchased pursuant to any award, (iii) the method for satisfying any tax withholding obligation arising in connection with any award, including by net exercise or the withholding or delivery of shares, (iv) the timing, terms and conditions of the exercisability, vesting or payout of any award or any shares acquired pursuant thereto, (v) the performance criteria, if any, applicable to any award and the extent to which such performance criteria have been attained, (vi) the time of the expiration of any award, (vii) the effect of the participant’s termination of service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any award or shares acquired pursuant thereto as the Board shall consider to be appropriate and not inconsistent with the terms of the Stock and Incentive Plan. A non-employee director may not be granted Stock and Incentive Plan awards that exceed in the aggregate $1,500,000 in any calendar year. The foregoing limit does not apply to any award made pursuant to any election by the director to receive an award in lieu of all or a portion of annual and committee retainers and meeting fees.

The following table sets forth securities authorized for issuance under the Stock and Incentive Plan as of fiscal 2018-year end.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrant and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,677,192	C$	13.23	13,732,851
Equity compensation plans not approved by security holders	—	C$	—	—
Total	1,677,192	C$	13.23	13,732,851

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following information represents securities sold by the Corporation within the past three years through November 30, 2019 which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from other Corporation share classes and new securities resulting from the modification of outstanding securities. The Corporation sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

Subordinate Voting Shares

On June 12, 2018, the Corporation issued 11,245,434 Subordinate Voting Shares as part of the approximately C$87 million SR Offering at C$7.75. The financing was underwritten by GMP Securities L.P., Canaccord Genuity Corp., Beacon Securities Limited, Echelon Wealth Partners Inc., and Eight Capital Corp.

Beginning on July 3, 2018 and through December 31, 2018, the shareholders of the Corporation converted 195,606 Multiple Voting Shares into 19,560,600 Subordinate Voting Shares and, continuing through November 30, 2019, the shareholders of the Corporation converted an additional 357,104 Multiple Voting Shares into 35,710,400 Subordinate Voting Shares.

On August 2, 2018, the Corporation issued 7,300,000 Subordinate Voting Shares as part of a C$80.3 million bought deal for a value of C$11.00 per share. The financing was underwritten by Canaccord Genuity Corp., GMP Securities L.P., Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp.

On September 7, 2018 and September 13, 2018, the holders of Compensation Options issued to underwriters of the Transaction financing exercised options, which converted into 154,008 Subordinate Voting Shares.

Between October 9, 2018 and through December 31, 2018, the Corporation issued, in total, 87,742 Subordinate Voting Shares for 100% of the membership interests or shares of privately held companies and, continuing through November 30, 2019, the Corporation issued, in total, an additional 12,462,174 Subordinate Voting Shares.

On October 17, 2018, the Corporation issued 5,083,000 Subordinate Voting Shares as part of a C$101.7 million bought deal for a value of C$20.00 per share. The financing was underwritten by GMP Securities L.P., Beacon Securities Limited, Cormark Securities Inc., Echelon Wealth Partners Inc. and Eight Capital Corp.

Between December 6, 2018 and through December 31, 2018, the Corporation issued 489,347 Subordinate Voting Shares to buyout the membership interests of joint venture partners pursuant to agreements between the parties and, continuing through November 30, 2019, the Corporation issued an additional 4,178,963 Subordinate Voting Shares.

On February 11, 2019, the Corporation issued 6,539,746 Subordinate Voting Shares for 100% of the membership interest of Advanced Grow Labs, LLC.

On May 22, 2019 and May 24, 2019, the Corporation issued 19,875 Subordinate Voting Shares to the lead lender pursuant to the Corporation’s Note Purchase Agreement.

On June 5, 2019, June 21, 2019 and August 12, 2019, the Corporation issued, in total, 24,665,193 Subordinate Voting Shares to the owners of Integral Associates, LLC and Integral Associates CA, LLC for 100% of the membership interest of both entities, as well as for certain achieved milestone payments earned pursuant to the Membership Interest Purchase Agreement.

Between July 2, 2019 and November 19, 2019, the Corporation issued, in total, 1,165,630 Subordinate Voting Shares to holders of the Corporation’s restricted stock units, which vested over the same period.

Multiple Voting Shares

On June 12, 2018, the Corporation issued 830,975 Multiple Voting Shares to prior holders of VCP membership interests pursuant to the Transaction.

Beginning on July 3, 2018 and through December 31, 2018, the shareholders of the Corporation converted 195,606 Multiple Voting Shares into 19,560,600 Subordinate Voting Shares and, continuing through November 30, 2019, the shareholders of the Corporation converted an additional 357,104 Multiple Voting Shares into 35,710,400 Subordinate Voting Shares.

On November 7, 2018, the Corporation issued 32,965 Multiple Voting Shares in exchange for 3,296,500 subscription receipts held by the owners of a privately held company.

Beginning on December 3, 2018 and through December 31, 2018, the shareholders of the Corporation converted 8,896 Super Voting Shares into 8,896 Multiple Voting Shares and, continuing through November 30, 2019, the shareholders of the Corporation converted an additional 22,224 Super Voting Shares into 22,224 Multiple Voting Shares.

On January 8, 2019, the Corporation issued 31,000 Multiple Voting Shares to buyout the membership interest of a joint venture partner pursuant to an agreement between the parties.

Super Voting Shares

On June 12, 2018, the Corporation issued 433,409 Super Voting Shares to prior holders of VCP membership interests pursuant to the Transaction and prior holders of Bayswater.

Beginning on December 3, 2018 and through December 31, 2018, the shareholders of the Corporation converted 8,896 Super Voting Shares into 8,896 Multiple Voting Shares and, continuing through November 30, 2019, the shareholders of the Corporation converted an additional 22,224 Super Voting Shares into 22,224 Multiple Voting Shares.

ITEM 11. DESCRIPTION OF THE REGISTRANT’S SECURITIES TO BE REGISTERED

Description of the Corporation’s Securities

The Corporation is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares.

As of November 30, 2019, the issued and outstanding capital of the Corporation consisted of: (i) 128,662,112 Subordinate Voting Shares; (ii) 373,350 Multiple Voting Shares (which includes securities to be issued in connection with an acquisition); and (iii) 402,289 Super Voting Shares.

The total number of equity shares assuming all are converted into Subordinate Voting Shares would be 206,226,012.

Our Articles, which are attached to this registration statement, provide further information regarding our securities and qualify the summary under Item 11 of this registration statement in its entirety.

Subordinate Voting Shares (formerly post-consolidation common shares of Bayswater)

Reclassification. Each post-consolidation common share held by a shareholder of the Corporation has been reclassified into one Subordinate Voting Share.

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Resulting Issuer, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares, be entitled to participate rateably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion

Ratio then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, the Corporation’s transfer agent shall deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Corporation or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Corporation dividends in cash or property of the Corporation. No dividend will be declared or paid on the Subordinate Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, the Resulting Issuer will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Resulting Issuer, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares (the “Conversion Ratio”), subject to adjustments for certain customary corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Securities Exchange Act of 1934, as amended, may not exceed 40% of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels. In addition, the Multiple Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the United States Securities Act of 1933, as amended.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Corporation or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board of the Corporation may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Super Voting Shares

Notice and Voting Rights. Holders of Super Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted (currently 1,000 votes per Super Voting Share held).

Class Rights. As long as any Super Voting Shares remain outstanding, the Resulting Issue will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Additionally, consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Corporation not convertible into Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Resulting Issuer, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Super Voting Shares, be entitled to participate rateably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. Each Super Voting Share has a right to convert into 1 Multiple Voting Share subject to customary adjustments for certain corporate changes.

Conversion at the Option of the Corporation. The Corporation has the right to convert all or some of the Super Voting Shares from a holder of Super Voting Shares into an equal number of Multiple Voting Shares subject to customary adjustments for certain corporate changes:

(a)

upon the transfer by the holder thereof to anyone other than (i) an immediate family member of Benjamin Kovler, Peter Kadens, Anthony Georgiadis or Andrew Grossman (the “Initial Holders”) or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the Corporation (together with the Initial Holders, “Permitted Holders”); or

(b)

if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by an Initial Holder of the Super Voting Shares and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by the holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the Business Combination is less than 50%. The Initial Holders of Super Voting Shares will, from time to time upon the request of the Corporation, provide to the Corporation evidence as to such Initial Holders’ direct and indirect beneficial ownership (and that of its permitted transferees and permitted successors) of Super Voting Shares to enable the Corporation to determine if its right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit.

The Corporation is not required to convert Super Voting Shares on a prorated basis among the holders of Super Voting Shares.

Transfer Restrictions. There are no transfer restrictions for the Super Voting Shares, subject to conversion rights at the option of the Corporation (see “Conversion at the Option of the Corporation” above).

Dividend Rights. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board of the Corporation may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Subordinate Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation is subject to the provisions of Part 5, Division 5 of the BCBCA.

Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of our company,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of our company; or (B) at our request, or

(iii)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the BCBCA against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under Part 21.2 of our Articles, and subject to the BCBCA, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Corporation on the terms of the indemnity contained in our Articles.

Under Part 21.3 of our Articles, and subject to any restrictions in the BCBCA, we may indemnify any person.

We have entered into indemnification agreements with each of our directors and executive officers. Under these indemnification agreements, each director and executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. We believe that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Pursuant to Part 21.4 of our Articles, the failure of an eligible party to comply with the BCBCA or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.

Under Part 21.5 of our Articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, alternate director, officer, employee or agent of the Corporation; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Corporation; (3) at the request of the Corporation, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at the request of the Corporation, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her by reason of having been a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We have an insurance policy covering our directors and officers, within the limits and subject to the limitations of the policy, with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this registration statement appear immediately following the signature page to this registration statement beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH AUDITORS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Prior Independent Registered Accounting Firm

Following the Transaction, the independent registered public accounting firm of the Corporation was MNP LLP (“MNP”) located at 111 Richmond Street W, Suite 300, Toronto, Ontario M5H 2G4, Canada. The Corporation engaged MNP on February 21, 2019, and MNP completed an audit of the Corporation for the year ended December 31, 2018. MNP resigned as the Corporation’s auditor effective October 15, 2019. The resignation of MNP was approved by the Audit Committee and the Board.

During the year ended December 31, 2018 and the subsequent period through October 15, 2019, the date of MNP’s resignation, there were no (1) disagreements with MNP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to MNP’s satisfaction, would have caused MNP to make reference thereto in its report on the consolidated financial statements of the Corporation (as described in Item 304(a)(1)(iv) of Regulation S-K) or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

MNP’s report on the consolidated financial statements of the Corporation for the year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

We have provided MNP with a copy of the foregoing disclosures and requested that MNP furnish us with a letter addressed to the SEC stating whether MNP agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter is filed as Exhibit 16.1 to this registration statement.

Engagement of Macias Gini & O’Connell LLP

The Corporation appointed Macias Gini & O’Connell LLP (“MGO”) located at 2029 Century Park East, Suite 1500, Los Angeles, California 90067 as its independent registered public accounting firm effective October 17, 2019. The engagement of MGO was approved by the Audit Committee and the Board. MGO will complete an audit of the Corporation for the year ended December 31, 2019. Additionally, in connection with this registration statement on Form 10, MGO provided audits of the Corporation for the years ended December 31, 2016 and 2017.

During the period from October 17, 2019 through November 30, 2019, the Corporation did not consult with MGO regarding any of the following:

•

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that MGO concluded was an important factor considered by the Corporation in reaching a decision as to an accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

MGO’s reports on the combined financial statements of the Corporation for the years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Green Thumb Industries Inc. Consolidated and Combined Financial Statements as of December 31, 2018 and 2017 and for the Two Years Ended December 31, 2018

	Report of Independent Registered Public Accounting Firm	F-1

	Consolidated and Combined Balance Sheets as of December 31, 2018 and 2017	F-2

	Consolidated and Combined Statements of Operations for the years ended December 31, 2018 and 2017	F-3

	Consolidated and Combined Statements of Changes in Shareholders’ Equity for the years ended December 31, 2018 and 2017	F-4

	Consolidated and Combined Statements of Cash Flows for the years ended December 31, 2018 and 2017	F-5

	Notes to Consolidated and Combined Financial Statements	F-7

(b)	Green Thumb Industries Inc. Combined Financial Statements as of December 31, 2017 and 2016 and for the Two Years Ended December 31, 2017

	Report of Independent Registered Public Accounting Firm	F-47

	Combined Balance Sheets as of December 31, 2017 and 2016	F-48

	Combined Statements of Operations for the years ended December 31, 2017 and 2016	F-49

	Combined Statements of Changes in Shareholders’ Equity for the years ended December 31, 2017 and 2016	F-50

	Combined Statements of Cash Flows for the years ended December 31, 2017 and 2016	F-51

	Notes to Combined Financial Statements	F-53

(c)	Integral Associates, LLC Combined Financial Statements as of December 31, 2018 and 2017 and for the Two Years Ended December 31, 2018

	Report of Independent Registered Public Accounting Firm	F-78

	Combined Balance Sheets as of December 31, 2018 and 2017	F-79

	Combined Income Statement for the years ended December 31, 2018 and 2017	F-80

	Combined Statements of Changes in Members’ Equity for the years ended December 31, 2018 and 2017	F-81

	Combined Statements of Cash Flows for the years ended December 31, 2018 and 2017	F-82

	Notes to Combined Financial Statements	F-83

(d)	Advanced Grow Labs, LLC Consolidated Financial Statements as of December 31, 2018 and for the Year Ended December 31, 2018

	Report of Independent Registered Public Accounting Firm	F-93

	Consolidated Balance Sheets as of December 31, 2018	F-94

	Consolidated Income Statement for the year ended December 31, 2018	F-95

	Consolidated Statements of Changes in Members’ Equity for the year ended December 31, 2018	F-96

	Consolidated Statements of Cash Flows for the year ended December 31, 2018	F-97

	Notes to Consolidated Financial Statements	F-98

(e)	Green Thumb Industries Inc. Unaudited Interim Condensed Consolidated Financial Statements as of September 30, 2019 and for the Nine Months Ended September 30, 2019 and 2018

	Unaudited Interim Condensed Consolidated Balance Sheet as of September 30, 2019	FQ-1

	Unaudited Interim Condensed Consolidated Statements of Operations for the nine months ended September 30, 2019 and 2018	FQ-2

	Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity for the nine months ended September 30, 2019 and 2018	FQ-3

	Unaudited Interim Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018	FQ-4

	Notes to Unaudited Interim Condensed Consolidated Financial Statements	FQ-7

(f)	Unaudited Pro Forma Condensed Combined Financial Statements as of December 31, 2018 and 2017 and for the Two Years Ended December 31, 2018 and 2017

	Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	PF-1

	Unaudited Pro Forma Condensed Combined Balance Sheets of Green Thumb Industries Inc., Integral Associates, LLC and Advanced Grow Labs, LLC as of December 31, 2018 and 2017	PF-2

	Unaudited Pro Forma Condensed Combined Statements of Operations of Green Thumb Industries Inc., Integral Associates, LLC and Advanced Grow Labs, LLC for the years ended December 31, 2018 and 2017	PF-4

	Notes to Unaudited Pro Forma Condensed Combined Financial Statements	PF-6

(g)	A list of exhibits filed with this registration statement is included in the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

Appendix A

List of Licenses of Green Thumb Industries Inc.

Licenses in the State of California

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
ESSENCE CC, LLC	Customer Number 508318	Culver City, CA	N/A	Medicinal Dispensary, Adult Use Retail Store and Home Delivery Conditional Licenses

ESSENCE WEHO, LLC	Conditional License	West Hollywood, CA	N/A	Adult Use Retail Store, Home Delivery and Consumption Conditional License

INTEGRAL ASSOCIATES CALIFORNIA, LLC	Conditional License	Culver City, CA	N/A	Distribution and Delivery Conditional License

INTEGRAL ASSOCIATES DENA. LLC	Conditional License	Pasadena, CA	N/A	Medicinal Dispensary, Adult Use Retail Store and Home Delivery Conditional License

Licenses in the State of Connecticut

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
ADVANCED GROW LABS, LLC	MMPR.0000001	West Haven, CT	02/06/2020	Medicinal Processor License

BLUEPOINT WELLNESS OF CONNECTICUT	MMDF.0000002	Branford, CT	04/10/2020	Medicinal Dispensary License

BLUEPOINT WELLNESS OF WESTPORT, LLC	MMDF.0000029	Westport, CT	12/17/2020	Medicinal Dispensary License

Licenses in the State of Florida

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
KSGNF, LLC	MMTC	Homestead, FL	02/28/2020	License to Operate a Medical Marijuana Treatment Center

Licenses in the State of Illinois

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
NH MEDICINAL DISPENSARIES, LLC	DISP.00042	Effingham, IL	08/22/2020	Medicinal Dispensary License

NH MEDICINAL DISPENSARIES, LLC	AUDO.000004	Effingham, IL	03/31/2021	Adult Use Dispensary License

GTI OGLESBY, LLC	1503060648	Oglesby, IL	03/09/2020	Medicinal Cultivation/Processing Operation Permit

GTI OGLESBY, LLC	1503060648-EA	Oglesby, IL	03/21/2021	Adult Use Cultivation Center License

GTI ROCK ISLAND, LLC	1503060649	Rock Island, IL	03/09/2020	Medicinal Cultivation/Processing Operation Permit

GTI ROCK ISLAND, LLC	1503060649-EA	Rock Island, IL	03/21/2021	Adult Use Cultivation Center License

GTI MUNDELEIN, LLC	DISP.00002	Mundelein, IL	09/17/2020	Medicinal Dispensary License

GTI MUNDELEIN, LLC	AUDO.000001	Mundelein, IL	03/31/2021	Adult Use Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	DISP.000027	Naperville, IL	01/29/2020	Medicinal Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	AUDO.000003	Naperville, IL	03/31/2021	Adult Use Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	DISP.000011	Joliet, IL	11/19/2020	Medicinal Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	AUDO.000002	Joliet, IL	03/31/2021	Adult Use Dispensary License

EVERGREEN DISPENSARY, LLC	DISP.000003	Canton, IL	09/18/2020	Medicinal Dispensary License

EVERGREEN DISPENSARY, LLC	AUDO.000005	Canton, IL	03/31/2021	Adult Use Dispensary License

Licenses in the State of Maryland

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
CHESAPEAKE ALTERNATIVES, LLC	P-17-00005	Centreville, MD	08/28/2023	Medicinal Processing License

CHESAPEAKE ALTERNATIVES, LLC	D-17-00010	Bethesda, MD	11/20/2023	Medicinal Dispensary License

GTI MARYLAND, LLC	G-19-00001	Centreville, MD	06/27/2025	Medicinal Cultivation License

GTI MARYLAND, LLC	D-17-00007	Silver Spring, MD	11/20/2023	Medicinal Dispensary License

MESHOW, LLC	D-18-00021	Joppa, MD	04/10/2023	Medicinal Dispensary License

Licenses in the State of Massachusetts

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
RISE HOLDINGS, INC.	MCN281674	Holyoke, MA	01/14/2020	Adult Use Cultivator License

RISE HOLDINGS, INC.	MPN281453	Holyoke, MA	01/14/2020	Adult Use Processor License

RISE HOLDINGS, INC.	MR281254	Amherst, MA	03/07/2020	Adult Use Dispensary License

COMPASSIONATE ORGANICS, LLC	N/A	Boston, MA	10/25/2020	Provisional Dispensary License

Licenses in the State of Nevada

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI NEVADA, LLC	97028286992913304766	Carson City, NV	12/31/2020	Adult Use Dispensary License

JG RETAIL SERVICES NV, LLC	52125541619394980552	Spanish Springs, NV	11/30/2020	Adult Use Dispensary License

GTI NEVADA, LLC	18900369179730863251	Carson City, NV	06/30/2020	Medicinal Dispensary License

JG RETAIL SERVICES NV, LLC	45491515276399795916	Spanish Springs, NV	06/30/2020	Medicinal Dispensary License

GTI NEVADA, LLC	83887504703736981918	Carson City, NV	06/30/2020	Medicinal Cultivator License

GTI NEVADA, LLC	17355802525954961447	Carson City, NV	01/31/2020	Adult Use Cultivator License

GTI NEVADA, LLC	88939271215332828859	Carson City, NV	06/30/2020	Medicinal Processor License

GTI NEVADA, LLC	69272354565432352821	Carson City, NV	01/31/2020	Adult Use Processor License

CCLV MANUFACTURING CENTER, LLC	14501073281263752947	Las Vegas, NV	06/30/2020	Adult Use Cultivator License

CCLV MANUFACTURING CENTER, LLC	46723736766369616954	Las Vegas, NV	06/30/2020	Medicinal Cultivator License

CCLV PRODUCTION, LLC	41146840808916745728	Las Vegas, NV	06/30/2020	Adult Use Processor License

CCLV PRODUCTION, LLC	88867726382068964531	Las Vegas, NV	06/30/2020	Medicinal Processor License

INTEGRAL CULTIVATION, LLC	36793887579714409224	Las Vegas, NV	06/30/2020	Medicinal Cultivator License

INTEGRAL CULTIVATION, LLC	70155083229545863037	Las Vegas, NV	06/30/2020	Adult Use Cultivator License

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description

INTEGRAL CULTIVATION, LLC	62340865056138997248	Las Vegas, NV	06/30/2020	Distributor License

INTEGRAL PRODUCTION, LLC	54896246263684448089	Las Vegas, NV	06/30/2020	Medicinal Processor License

INTEGRAL PRODUCTION, LLC	59239887350322215968	Las Vegas, NV	06/30/2020	Adult Use Processor License

INTEGRAL ASSOCIATES, LLC	10197329605365016654	Las Vegas, NV	06/30/2020	Medicinal Dispensary License

INTEGRAL ASSOCIATES, LLC	06347213896566425206	Las Vegas, NV	06/30/2020	Adult Use Marijuana Retail Store License

ESSENCE HENDERSON, LLC	31687553825305698491	Henderson, NV	06/30/2020	Medicinal Dispensary License

ESSENCE HENDERSON, LLC	19873661470522818141	Henderson, NV	06/30/2020	Adult Use Marijuana Retail Store License

ESSENCE HENDERSON, LLC	09271842370730937488	Las Vegas, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE HENDERSON, LLC	18482416987753786163	Las Vegas, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE HENDERSON, LLC	48470950795921214873	Sparks, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE HENDERSON, LLC	34299986630191194451	Carson City, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	54732391061781763853	Las Vegas, NV	06/30/2020	Medicinal Dispensary License

ESSENCE TROPICANA, LLC	54135769938859220718	Las Vegas, NV	06/30/2020	Adult Use Marijuana Retail Store License

ESSENCE TROPICANA, LLC	15464995890053145809	Las Vegas, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	48202177935498005793	Las Vegas, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	16849340152215972256	Reno, NV	06/05/2020	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	43490264137335866974	Henderson, NV	06/05/2020	Adult Use Dispensary Conditional License

Licenses in the State of New Jersey

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI NEW JERSEY, LLC (N-0032)	12112019	North Region, NJ	12/31/2020	Cultivation, Processing, Dispensary (Medical) Provisional License

Licenses in the State of New York

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
FIORELLO PHARMACEUTICALS, INC.	MM0701M	Glenville, NY	07/31/2021	Medicinal Manufacturing License

FIORELLO PHARMACEUTICALS, INC.	MM0702D	New York, NY	07/31/2021	Medicinal Dispensary License

FIORELLO PHARMACEUTICALS, INC.	MM0703D	Nassau County, NY	07/31/2021	Provisional Medicinal Dispensary License

FIORELLO PHARMACEUTICALS, INC.	MM0704D	Rochester, NY	07/31/2021	Medicinal Dispensary License

FIORELLO PHARMACEUTICALS, INC.	MM0705D	Clifton Park, NY	07/31/2021	Medicinal Dispensary License

Licenses in the State of Ohio

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI OHIO, LLC	MMD.0700015	Toledo, OH	12/04/2020	Medicinal Dispensary License

GTI OHIO, LLC	MMD.0700016	Lorain, OH	12/04/2020	Medicinal Dispensary License

GTI OHIO, LLC	MMD.0700026	Cleveland, OH	12/04/2020	Medicinal Dispensary License

GTI OHIO, LLC	MMD.04017	Lakewood, OH	Provisional	Medicinal Dispensary Provisional License

GTI OHIO, LLC	MMD.04018	Lakewood, OH	Provisional	Medicinal Dispensary Provisional License

GTI OHIO, LLC	MMCPP00070	Toledo, OH	Provisional	Provisional Medicinal Processor License

GTI OHIO, LLC	MMCPC00181	Toledo, OH	Provisional	Provisional Medicinal Cultivator License

Licenses in the Commonwealth of Pennsylvania

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI PENNSYLVANIA, LLC	GP-4006-17	Danville, PA	06/20/2020	Medicinal Grower/Processor Permit

GTI PENNSYLVANIA, LLC	D-6002-17	Erie, PA	06/29/2020	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D18-3019	Mechanicsburg, PA	12/18/2020	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D18-1044	Chadds Ford, PA	12/18/2020	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D18-1044	King of Prussia, PA	12/18/2020	Medicinal Dispensary Permit
GTI PENNSYLVANIA LLC	D18-5035	Latrobe, PA	12/18/2020	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D18-5035	Cranberry, PA	12/18/2020	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D18-6019	New Castle, PA	12/18/2020	Medicinal Dispensary Permit

KW VENTURES HOLDINGS, LLC	D-3025-17	Steelton, PA	06/29/2020	Medicinal Dispensary Permit

KW VENTURES HOLDINGS, LLC	D-3025-17	York, PA	6/29/2020	Medicinal Dispensary Permit

KW VENTURES HOLDINGS, LLC	D-3025-17	Carlisle, PA	6/29/2020	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D-6002-17	Hermitage, PA	6/29/2020	Medicinal Dispensary Permit

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

/s/ Benjamin Kovler
By: Benjamin Kovler
Title: Chief Executive Officer

Date: December 20, 2019

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Green Thumb Industries Inc.

4.1	Coattail Agreement, dated June 12, 2018, by and among the Shareholders, Green Thumb Industries Inc. and Odyssey Trust Company.

10.1	Business Combination Agreement, dated June 12, 2018, by and among Bayswater Uranium Corporation, VCP23, LLC, GTI Finco Inc., 1165318 B.C. Ltd. and GTI23, Inc.

10.2*	Membership Interest Purchase Agreement, dated November 12, 2018, by and among the Seller Parties, GTI Core, LLC and Green Thumb Industries Inc.

10.3*	Amendment No. 1 to Membership Interest Purchase Agreement, dated June 5, 2019, by and among the Seller Parties, GTI Core, LLC and Green Thumb Industries Inc.

10.4*	Agreement and Plan of Merger and Reorganization, dated January 4, 2019, by and among Green Thumb Industries Inc., GTI Merger Sub, LLC and Advanced Grow Labs, LLC.

10.5*	First Amendment to the Agreement and Plan of Merger and Reorganization, dated February 11, 2019, by and among Green Thumb Industries Inc., GTI Merger Sub, LLC and Advanced Grow Labs, LLC.

10.6*	Note Purchase Agreement, dated May 22, 2019, by and among the Issuers, the Purchasers and the Agents.

10.7*	First Amendment to the Note Purchase Agreement, dated November 9, 2019, by and among the Issuers, the Purchasers and the Agents.

10.8	Green Thumb Industries Inc. 2018 Stock and Incentive Plan, dated June 11, 2018.

10.9	Amendment No. 1 to the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, dated August 30, 2019.

10.10	Form of Notice of Option Grant.

10.11	Form of Option Agreement.

10.12	Form of Notice of RSU Grant and Agreement.

16.1	MNP LLP Letter, dated December 20, 2019.

21.1	List of Subsidiaries of Green Thumb Industries Inc.

*	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Green Thumb Industries Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Green Thumb Industries Inc. (the “Company”) as of December 31, 2018, and the related consolidated statement of operations, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The combined financial statements of the Company for the year ended December 31, 2017 were audited by another auditor.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

December 16, 2019 Toronto, Ontario	Chartered Professional Accountants Licensed Public Accountants

We have served as the Company’s auditor since 2018.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Consolidated Balance Sheet

December 31, 2018 and 2017

(Amounts Expressed in United States Dollars)

	2018	(Combined) 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$145,986,072	$29,565,497
Accounts Receivable	4,574,404	892,373
Members Contribution Receivable	—	2,785,998
Due from Related Parties	—	1,188,686
Inventories	12,359,064	3,862,862
Notes Receivable	3,500,000	—
Prepaid Expenses and Other Current Assets	2,642,481	550,389

Total Current Assets	169,062,021	38,845,805
Property and Equipment, Net	65,324,080	31,558,357
Investments	40,933,283	—
Investment in Associate	5,850,000	—
Notes Receivable	7,424,727	—
Intangible Assets, Net	88,365,678	14,161,995
Goodwill	39,204,360	188,260
Deposits and Other Assets	2,184,417	1,458,833

TOTAL ASSETS	$418,348,566	$86,213,250

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$8,928,528	$4,044,760
Accrued Liabilities	7,046,029	1,160,521
Current Portion of Notes Payable	1,480,660	8,861,376
Liability for Acquisition of Noncontrolling Interest	25,420,009	—
Derivative Liability	4,238,701	—
Income Tax Payable	457,585	214,000

Total Current Liabilities	47,571,512	14,280,657

Long-Term Liabilities
Deferred Rent	280,127	301,105
Notes Payable, Net of Current Portion	5,733,797	7,206,673
Contingent Consideration Payable	9,035,250	—
Deferred Income Taxes	13,541,000	—

TOTAL LIABILITIES	76,161,686	21,788,435

Subordinate Voting Shares (Shares Authorized: Unlimited, Shares Issued: 43,920,131, Shares Outstanding: 43,920,131)	—	—
Multiple Voting Shares (Shares Authorized: Unlimited, Shares Issued: 67,729,000, Shares Outstanding: 67,729,000)	—	—
Super Voting Shares (Shares Authorized: Unlimited, Shares Issued: 42,451,300, Shares Outstanding: 42,451,300)	—	—
Share Capital Shares	397,590,465	65,308,240
to be Issued	27,773,234	—
Contributed Surplus	14,202,659	—
Accumulated Deficit	(100,876,937)	(4,249,775)

Equity of Green Thumb Industries Inc.	338,689,421	61,058,465
Noncontrolling interests	3,497,459	3,366,350

TOTAL EQUITY	342,186,880	64,424,815

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$418,348,566	$86,213,250

Approved and authorized by the Board of Directors on December 16, 2019:

/s/ Benjamin Kovler Chief Executive Officer	/s/ Anthony Georgiadis Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Consolidated Statements of Operations

Years Ended December 31, 2018 and 2017

(Amounts Expressed in United States Dollars)

	2018	(Combined) 2017
Revenues, net of discounts	$62,493,680	$16,528,779
Cost of Goods Sold, net	(34,177,259)	(9,807,775)

Gross Profit	28,316,421	6,721,004

Expenses:
General and Administrative	49,313,262	11,039,124
Sales and Marketing	1,494,239	190,384
Depreciation and Amortization	3,849,078	261,264

Total Expenses	54,656,579	11,490,772

Loss From Operations	(26,340,158)	(4,769,768)

Other Income (Expense):
Other Income (Expense), net	56,417,421	544,399
Interest Income	1,952,945	—
Interest Expense	(2,278,834)	(432,448)

Total Other Income (Expense)	56,091,532	111,951

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	29,751,374	(4,657,817)

Provision For Income Taxes	7,183,595	214,000

Net Income (Loss) Before Non-Controlling Interest	22,567,779	(4,871,817)
Net Income (Loss) Attributable To Non-Controlling Interest	27,811,696	(622,042)

Net Loss Attributable To Green Thumb Industries Inc.	$(5,243,917)	$(4,249,775)

Net Loss per share—basic and diluted	$(0.04)	$(0.07)
Weighted average number of shares outstanding—basic and diluted	130,102,523	63,123,183

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Consolidated Statements of Changes in Shareholders’ Equity

Years Ended December 31, 2018 and 2017

(Amounts Expressed in United States Dollars)

	Share Capital	Shares to Be Issued	Contributed Surplus	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance, January 1, 2017	$31,423,983	$—	$—	$—	$—	$31,423,983
Contributions from shareholders	65,385,608	—	—	—	774,468	66,160,076
Member contributions receivable	2,785,998	—	—	—	—	2,785,998
Initial consolidation of variable interest entities	—	—	—	—	934,472	934,472
Conversion of note payable into membership interests	—	—	—	—	2,279,452	2,279,452
Distributions payable to shareholders	(279,750)	—	—	—	—	(279,750)
Distributions to shareholders	(34,007,599)	—	—	—	—	(34,007,599)
Net loss	—	—	—	(4,249,775)	(622,042)	(4,871,817)

Balance, December 31, 2017	$65,308,240	$—	$—	$(4,249,775)	$3,366,350	$64,424,815

Balance, January 1, 2018	$65,308,240	$—	$—	$(4,249,775)	$3,366,350	$64,424,815
Conversion of notes payable into share capital	—	—	—	3,927,483	4,686,257	8,613,740
Reverse takeover	3,002,634	—	—	—	—	3,002,634
Shares issues pursuant to private placement, net of issuance costs and issuance of options as settlement of services provided	58,881,710	—	906,366	—	—	59,788,076
Purchase accounting adjustments for 2017 acquisitions	—	—	—	(2,800,000)	—	(2,800,000)
Conversion of exchangeable note	44,140,526	—	—	—	—	44,140,526
Issuance of shares upon fundraise transaction, August 2018, net of costs	58,592,775	—	—	—	—	58,592,775
Issuance of shares upon fundraise transaction, October 2018, net of costs	75,083,480	—	—	—	—	75,083,480
Contribution from limited liability company unit holders	—	—	1,637,479	—	17,297,494	18,934,973
Issuance of shares under business combinations and investments	51,151,649	—	—	—	—	51,151,649
Noncontrolling interests adjustment for change in ownership	35,940,000	27,773,234	—	(90,244,101)	(10,439,741)	(36,970,608)
Issuance of shares for redemtion of noncontrolling interests	4,093,718	—	—	—	—	4,093,718
Stock based compensation	—	—	12,148,251	—	—	12,148,251
Exercise of stock options	1,395,733	—	(489,437)	—	—	906,296
Control acquired through management services agreement	—	—	—	—	(164,635)	(164,635)
Noncontrolling interest under business combination	—	—	—	—	1,896,546	1,896,546
Distributions to limited liability company unit holders		—	—	(2,266,627)	(14,821,657)	(17,088,284)
Distributions of investments	—	—	—	—	(26,134,851)	(26,134,851)
Net income (loss)	—	—	—	(5,243,917)	27,811,696	22,567,779

Balance, December 31, 2018	$397,590,465	$27,773,234	$14,202,659	$(100,876,937)	$3,497,459	$342,186,880

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

(Amounts Expressed in United States Dollars)

	2018	(Combined) 2017
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Green Thumb Industries Inc.	$(5,243,917)	$(4,249,775)
Net income (loss) attributable to non-controlling interest	27,811,696	(622,042)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,183,980	689,988
Loss on disposal of property and equipment	667,837	—
Loss from joint venture	55,750	—
Deferred rent	(20,978)	301,105
Deferred income taxes	4,061,000	—
Share based compensation	12,148,251	—
Increase in fair value of investments	(51,942,861)	—
Decrease in fair value conversion feature	(1,293,474)	—
Changes in value of liabilities related to put option and purchase of non controlling interests	(2,518,180)	—
Interest on convertible note payable	434,000	—
Interest on contingent liability	178,030	—
Changes in operating assets and liabilities:
Accounts receivable	(3,682,031)	(592,026)
Inventory	(7,441,790)	(1,804,844)
Prepaid expenses and other current assets	(2,092,697)	(394,922)
Deposits and other assets	(679,072)	(901,768)
Accounts payable	4,725,096	3,098,293
Accrued liabilities	1,722,772	(26,717)
Income tax payable	243,585	214,000

NET CASH USED IN OPERATING ACTIVITIES	(17,683,003)	(4,288,708)

CASH FLOW FROM INVESTING ACTIVITIES
Investments in debentures and equity instruments	(42,550,000)	—
Repayments from debenture investments	20,000,000	—
Investment in associates	(4,387,500)	—
Purchases of property and equipment	(27,432,847)	(14,244,340)
Advances to related parties	(2,750,000)	(1,188,686)
Repayments from related parties	583,686	—
Issuance of notes receivable	(3,500,000)	—
Consolidation of variable interest entities	154,776	—
Purchases of licenses	(49,999)	(220,000)
Purchase of businesses, net of cash acquired	(51,489,384)	(10,372,385)

NET CASH USED IN INVESTING ACTIVITIES	(111,421,268)	(26,025,411)

CASH FLOW FROM FINANCING ACTIVITIES
Contribution from limited liability company unit holders	21,748,211	66,160,076
Distributions to limited liability company unit holders	(17,368,034)	(34,007,599)
Payment for change in ownership interests of subsidiary	(700,000)
Proceeds from shares issued pursuant to private placement	66,805,295
Proceeds from exchangeable notes payable	45,000,000	—
Proceeds from fundraise transactions	140,289,093	—
Proceeds from exercise of options	906,296
Reverse takeover, private placement, and fundraise transaction financing costs	(10,627,423)	—
Proceeds from issuance of notes payable	825,000	15,000,000
Principal repayments of notes payable	(1,353,592)	(228,379)

NET CASH PROVIDED BY FINANCING ACTIVITIES	245,524,846	46,924,098

NET INCREASE IN CASH AND CASH EQUIVALENTS	116,420,575	16,609,979
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	29,565,497	12,955,518

CASH AND CASH EQUIVALENTS, END OF PERIOD	$145,986,072	$29,565,497

The accompanying notes are an integral part of these consolidated financial statements.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

(Amounts Expressed in United States Dollars)

	2018	(Combined) 2017
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$874,298	$149,081

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment with cancellation of note receivable from related party	$605,000	$—

Distributions payable to members	$—	$279,750

Conversion of notes payable into equity	$8,613,740	$2,279,452

Compensation options issued for reverse takeover services	$906,366	$—

Initial consolidation of variable interest entities, net of cash	$(319,411)	$934,472

Due from investors for equity contributions	$—	$2,785,998

Accrued capital expenditures	$2,710,085	$—

Distributions of investments	$26,134,851	$—

Liability related to put option of conertible note payable	$7,108,043	$—

Liability for purchase of noncontrolling interest	$25,068,847	$—

Issuance of shares under business combinations and investments	$51,151,649	$—

Acquisitions
Inventory	$975,329	$483,058
Prepaid expenses and other current assets	26,635	—
Property and equipment	3,938,703	397,015
Identifiable intangible assets	76,650,639	10,600,480
Goodwill	39,016,100	188,260
Deposits and other assets	239,808	—
Liabilities assumed	(2,088,369)	(1,296,428)
Deferred tax liability	(6,680,000)	—
Contingent liabilities	(8,857,220)	—
Equity interests issued	(49,689,149)	—
Noncontrolling interests	(2,043,092)	—

	$51,489,384	$10,372,385

Initial consolidation of controlled entities, net of cash
Inventory	$79,083	$—
Prepaid expenses and other current assets	—	1,921
Property and equipment	2,433,950	1,287,356
Deposits and other assets	9,000	160,000
Liabilities assumed	(2,841,444)	(514,805)

	$(319,411)	$934,472

The accompanying notes are an integral part of these consolidated financial statements.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

Green Thumb Industries Inc. (the “Company” or “GTI”) is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider it owns or has executed definitive acquisition agreements for cultivation, processing, and retail licenses across twelve State markets (Illinois, Maryland, Massachusetts, Nevada, Ohio, Pennsylvania, Florida, New Jersey, Connecticut, Colorado, California, and New York). The Company is fully licensed in its State markets and has acquired its various State licenses through competitive application processes and / or via purchase.

In addition to the States listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, production or retail licenses. The Company also provides management services and solutions to state licensed cannabis cultivators and dispensaries.

On June 12, 2018, the Company completed a reverse takeover transaction (“RTO”) further described in Note 3. Following the RTO, the Company is listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “GTII” and on the OTCQX, part of the OTC Markets Group, under the ticker “GTBIF”.

The Company’s registered office is located at 885 West Georgia Street, Suite 2200, Vancouver, British Columbia, V6C 3E8, Canada. The Company’s U.S. headquarters are at 325 W. Huron St., Chicago, IL 60654.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Statement of Compliance

The consolidated financial statements for the year ended December 31, 2018 and the combined financial statements for the year ended December 31, 2017, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These consolidated and combined financial statements were approved and authorized for issue by the Board of Directors of the Company on December 16, 2019.

(b)	Basis of Measurement

These consolidated and combined financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

(c)	Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated and combined financial statements are presented in U.S. dollars.

(d)	Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2018 include the accounts of the Company, its wholly owned subsidiaries, its partially-owned subsidiaries, and those controlled by the Company by virtue of agreements, on a consolidated basis after elimination of intercompany transactions and balances.

Control exists when the Company has power over an investee, when the Company is exposed, or has rights, to variable returns from the investee, and when the Company has the ability to affect those

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (continued)

returns through its power over the investee. The financial statements of entities controlled by the Company by virtue of agreements are fully consolidated from the date that control commences and deconsolidated from the date control ceases.

On January 1, 2018, the members of GTI-Clinic Illinois Holdings, LLC (representing GTI’s Illinois operations and ownership) and RCP23, LLC (representing GTI’s non-Illinois operations that included Nevada, Pennsylvania, Massachusetts, and Maryland ownership) closed on a restructuring, which combined all of GTI’s operational and ownership structure within VCP23, LLC. Prior to January 1, 2018, these businesses were managed and controlled by GTI senior management. Subsequent to January 1, 2018, VCP23, LLC was controlled by the members of GTI-Clinic Illinois Holdings, LLC and RCP23, LLC.

On June 12, 2018, the Company completed a reverse takeover transaction with Bayswater Uranium Corporation (Bayswater). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps as explained further in Note 3.

The following are the Company’s wholly owned subsidiaries that are included in these consolidated financial statements as of and for the year ended December 31, 2018:

Subsidiaries	Jurisdiction	Interest
GTI23, Inc.	Delaware	100%
VCP23, LLC	Delaware	100%
GTI Core, LLC	Delaware	100%

The following are VCP23, LLC’s and GTI Core, LLC’s wholly owned subsidiaries and entities over which the Company has control, that are included in these consolidated financial statements as of and for the year ended December 31, 2018:

Subsidiaries	Ownership	Jurisdiction	Purpose
JB17, LLC	100%	Maryland	Management company
GTI-Clinic Illinois Holdings, LLC	100%	Illinois	License holder
IL Disp, LLC [1]	50%	Illinois	License holder
RISE Holdings, Inc.	100%	Massachusetts	License holder
GTI Maryland, LLC	100%	Maryland	License holder
Ohio Investors 2017, LLC [1]	40%	Ohio	Holding company
GTI Ohio, LLC [1]	40%	Ohio	License holder
GTI Nevada, LLC	100%	Nevada	License holder
GTI Pennsylvania, LLC	100%	Pennsylania	License holder
KSGNF, LLC	100%	Florida	License holder
GTI Florida, LLC	100%	Florida	Holding company
GTI New Jersey, LLC	67%	New Jersey	License holder
KW Ventures Holdings, LLC [1]	0%	Pennsylvania	License holder
Chesapeake Alternatives, LLC [1]	0%	Maryland	License holder
Meshow, LLC [1]	0%	Maryland	License holder
Vision Management Services, LLC	100%	Delaware	Management company

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (continued)

Subsidiaries	Ownership	Jurisdiction	Purpose
TWD18, LLC	100%	Delaware	Investment company
VCP IP Holdings, LLC	100%	Delaware	Intellectual property
VCP Real Estate Holdings, LLC	100%	Delaware	Real estate holding company

The combined financial statements for the year ended December 31, 2017 include entities which were controlled either through common control or common management. Common control exists when the same group of shareholders and/or Board members have the power, directly or indirectly, to govern the financial and operating policies of multiple entities and to expose them to variable returns from their activities. Common management exists when entities operate under the terms of management service agreements that empower the same group of people or entities to directly or indirectly govern the financial and operating policies of multiple entities and to expose them to the variable returns from their activities. All entities were either under common control or common management throughout the year ended December 31, 2017.

The combined financial statements for the year ended December 31, 2017 included the accounts of the following entities, either through common control (“CC”) or common management (“CM”).

•	RCP23, LLC, a Delaware limited liability company – CC and CM

•	VCP23, LLC, a Delaware limited liability company – CC and CM

•	GTI Clinic Illinois Holdings, LLC, an Illinois limited liability company – CC All significant intercompany balances and transactions were eliminated in combination.

(e)	Investment in Associates

Associates are all entities over which the Company has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method and are initially recognized at cost. Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company’s interest in the associates. Accounting policies of associates have been adjusted where necessary to ensure consistency with the policies adopted by the Company. Dilution gains and losses arising in investments in associates are recognized in the Consolidated Statements of Operations.

The Company assesses annually whether there is any objective evidence that its interest in associates is impaired. If impaired, the carrying value of the Company’s share of the underlying assets of associates is written down to its estimated recoverable amount (being the higher of fair value less costs of disposal or value in use) and charged to the consolidated statement of operations. If the financial statements of an associate are prepared on a date different from that used by the Company, adjustments are made for the effects of significant transactions or events that occur between that date and the date of these consolidated financial statements.

(f)	Non-controlling Interests

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction by transaction basis. GTI elected to measure each NCI at its proportionate share of the recognized amounts of the

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)	Non-controlling Interests (continued)

acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

(g)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.

(h)	Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer circumstances. As of December 31, 2018, and 2017, the Company determined that an allowance for doubtful accounts was not required and no accounts were written off during the periods presented.

(i)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.

Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

(j)	Property and Equipment

Property and equipment are stated at cost, including capitalized borrowing costs, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Furniture and Fixtures	5 - 7 Years
Computer Equipment and Software	5 Years
Leasehold Improvements	Remaining Life of Lease
Production and Processing Equipment	5 - 7 Years
Assets Under Construction	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)	Property and Equipment (continued)

disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

(k)	Convertible Notes Receivable and Investments in Equity

Convertible notes investments and investments in equity of private companies are classified as financial assets at fair value through profit or loss. Upon initial recognition, the investment is recognized at fair value with directly attributable transaction costs expensed as incurred. Subsequent changes in fair value are recognized in profit or loss.

(l)	Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any, over the following terms:

Licenses and Permits	15 years
Tradenames	Indefinite
Patient Relations hips	5 years
Non-competition Agreements	2 years

The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

(m)	Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill is either assigned to a specific reporting unit or allocated between reporting units based on the relative fair value of each reporting unit.

Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

The Company reviews indefinite-lived intangible assets, which includes goodwill, annually at fiscal year-end for impairment or more frequently if events or circumstances indicate that the carrying value may not be recoverable. An impaired asset is written down to its estimated fair value based on the most recent information available. The Company assesses the fair values of its intangible assets, and its reporting unit for goodwill testing purposes, using an income-based approach. Under the income approach, fair value is based on the present value of estimated future cash flows. The income approach is dependent on a number of factors, including forecasted revenues and expenses, appropriate discount rates and other variables. The annual impairment review utilizes the estimated fair value of the intangible assets and the overall reporting unit and compares the estimated fair values to the carrying values as of the testing date. If the carrying value of these intangible assets or the reporting unit exceeds the fair values, the Company would then use the fair values to measure the amount of any required impairment charge. No impairment charge was recognized for intangible assets for any of the fiscal periods presented.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(n)	Leased Assets

A lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to ownership to the lessee. All other leases are classified as operating leases. Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed. Lease inducement, which corresponds to a free rent period are deferred and recognized as an expense on straight line basis over the period the inducement was received.

(o)	Convertible Promissory Note Payable

At December 31, 2017, the Company had a convertible promissory note. The convertible promissory note was considered to contain an embedded derivative relating to the conversion feature. Management evaluated the convertible note to determine whether the conversion feature required bifurcation from the host instrument, which management concluded it did not, and whether the conversion feature was a beneficial conversion feature, which similarly was concluded to not be beneficial. Accordingly, the convertible note was accounted for entirely as a liability instrument through conversion.

(p)	Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are measured using the enacted taxes rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

As discussed further in Note 10, the Company is subject to the limitations of IRC Section 280E.

(q)	Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;

•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•	Allocate the transaction price to the performance obligation(s) in the contract;

•	Recognize revenue when or as the Company satisfies the performance obligation(s).

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Revenue Recognition (continued)

Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended December 31, 2018 and 2017.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its consolidated financial statements.

(r)	Stock Based Payments

The Company operates equity settled stock based remuneration plans for its eligible directors, officers, employees and consultants. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company shall measure their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees and others providing similar services, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in profit or loss with a corresponding credit to reserve for stock based payments, in equity.

The Company recognizes compensation expense for Restricted Stock Units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

(s)	Fair Value of Financial Instruments (See also Note 19)

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s)	Fair Value of Financial Instruments (See also Note 19) (continued)

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

(t)	Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.

(u)	Share Capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with Accounting Standards Codification (ASC) 740, Income Taxes.

(v)	Loss per Share

Basic loss per share is calculated using the treasury stock method, by dividing the net loss attributable to shareholders by the weighted average number of common shares outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding common shares and consequently are not included in the loss per share calculations.

Diluted loss per share is calculated by adjusting the weighted average number of common shares outstanding to assume conversion of all dilutive potential common shares. The Company has two categories of dilutive potential common shares: restricted stock units and stock options. In order to determine diluted loss per share, it is assumed that any proceeds from the exercise of dilutive stock options would be used to repurchase common shares at the average market price during the period. The diluted loss per share calculation excludes any potential conversion of stock options and convertible debt that would increase earnings per share or decrease loss per share.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Consolidated Statements of Operations immediately as a gain or loss on acquisition.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss.

(x)	Foreign Currency

Assets and liabilities denominated in currencies other than GTI’s functional currency are initially measured in the functional currencies at the transaction date exchange rate. Monetary assets are re-measured at the rate of exchange in effect as of the balance sheet date. Revenues and expenses are translated at the transaction date exchange rate. Foreign currency gains and losses resulting from translation are reflected in net comprehensive loss for the period.

(y)	Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There was no impairment charge related to intangible assets or property, plant and equipment for the years ended December 31, 2018 and 2017.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(z)	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

(i)	Estimated Useful Lives and Amortization of Intangible Assets (Also see Note 2(l))

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

(ii)	Business Combinations

Classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgment. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

In determining the fair value of all identifiable assets, liabilities and contingent liabilities acquired, the most significant estimates relate to contingent consideration and intangible assets. Management exercises judgement in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied.

(iii)	Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(z)	Significant Accounting Judgments, Estimates and Assumptions (continued)

(iv)	Investments in Private Holdings

Investments include private company investments which are carried at fair value based on the value of the Company’s interests in the private companies determined from financial information provided by management of the companies, which may include operating results, subsequent rounds of financing and other appropriate information. Any change in fair value is recognized on the consolidated statement of operations.

(v)	Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(vi)	Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 12 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represent the markets in which GTI operates as of December 31, 2018: Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, Ohio and Pennsylvania.

(vii)	Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the subsidiary, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the subsidiaries. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 14 – Variable Interest Entities for further details.

(viii)	Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible accounts by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the balance sheet date.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(z)	Significant Accounting Judgments, Estimates and Assumptions (continued)

(ix)	Stock Based Payments

Valuation of stock-based compensation and warrants requires management to make estimates regarding the inputs for option pricing models, such as the expected life of the option, the volatility of the Company’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options or warrants.

(x)	Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. For further details, see Note 19 – Financial Instruments and Financial Risk Management.

(aa)	New and Revised Standards

(i)

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles— Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted.

(ii)

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted.

The Company has completed its analysis of the impact of the adoption of ASU 2016-02 and expects to recognize material right-of-use assets and lease liabilities.

3.	REVERSE TAKEOVER TRANSACTION

In April 2018, the Company raised approximately $65.1 million in subscription receipts, gross of approximately $4.0 million in transaction costs. The subscription receipts were for the potential purchase of shares in GTI Finco Inc. (“GTI Finco”) and were held in an escrow account until the reverse takeover transaction.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	REVERSE TAKEOVER TRANSACTION (Continued)

At a meeting of shareholders on June 11, 2018, the Company’s shareholders approved a resolution to restructure the Company’s share capital to, among other things, re-designate its existing common shares as subordinate voting shares (“Subordinate Voting Shares”) and create a class of multiple voting shares (“Multiple Voting Shares”) and super voting shares (“Super Voting Shares”).

On June 12, 2018, Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater) (“Subco”), VCP23, LLC (“VCP”), GTI23, Inc. (“GTI23”) and GTI Finco entered into a Business Combination Agreement whereby the Corporation, Subco, VCP, GTI23 and GTI Finco combined their respective businesses (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. The subscription receipts of GTI Finco were then released from escrow.

In connection with the Transaction completed on June 12, 2018, the Corporation changed its name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated its existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares of the Corporation. Such share consolidation has been reflected retrospectively in these consolidated financial statements.

The Corporation, Subco and GTI Finco were parties to a three-cornered amalgamation (“Amalgamation”) whereby GTI Finco shareholders received Subordinate Voting Shares of the Corporation on a one-for-one basis and members of VCP contributed their membership interests to GTI23 for shares of GTI23 and then contributed their shares of GTI23 to GTI in exchange for Super Voting Shares and Multiple Voting Shares of GTI.

GTI was the acquirer for accounting purposes and the net assets of Bayswater acquired were nil.

4.	INVENTORIES

The Company’s inventories include the following at December 31, 2018 and 2017:

	2018	2017
Raw Material
Harvested Cannabis	$527,456	$601,227
Packaging and Miscellaneous	2,511,769	500,765

Total Raw Material	3,039,225	1,101,992
Work in Process	5,231,630	1,357,535
Finished Goods	4,088,209	1,403,335

Total Inventories	$12,359,064	$3,862,862

5.	NOTES RECEIVABLE

Notes Receivable

On October 16, 2018, the Company executed a promissory note to an unrelated third party. The value of the note is variable in nature as the note is secured by an investment vehicle which expires in January 2020. The maturity date of the note is tied directly to the expiration date of the warrants, both being January 2020. The initial fair value upon execution of the note was $11,630,867. The fair value as of December 31, 2018 was $7,424,727,

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

5.	NOTES RECEIVABLE (Continued)

Notes Receivable (continued)

resulting in an adjustment to fair value of $4,206,141 which is recorded in other income (expense) on the consolidated statement of operations. The note receivable is categorized as a financial instrument measured at fair value. Repayment of the note is due within ten days of exercise of the underlying security, at which time it will bear interest at the lowest applicable federal rate. The principal amount due is based on the actual value of the underlying security at the time of exercise. The Company used the Black Scholes option pricing model to estimate the fair value of the note receivable using the assumptions below.

Risk-free Rate	1.86%
Exercise Price of Underlying Securities	$1.998
Share Price of Underlying Security	$4.03 - $5.50
Volatility	71.50%
Remaining Life (in years)	2.0

On October 22, 2018, the Company issued a line of credit to an entity, allowing for maximum borrowings of $1,000,000, of which $500,000 was drawn as of December 31, 2018. The note has a term of one year and bears interest at a rate of 8%.

On October 31, 2018, the Company issued a $3,000,000 promissory note to an unrelated third party. The note has a term of one year and bears interest at a rate of 8%.

At each reporting date, the Company applies its judgment to evaluate the collectability of the notes receivable and makes a provision based on the assessed amount of expected credit loss. This judgment is based on parameters such as interest rates, specific country risk factors, and creditworthiness of the creditor. The Company has not experienced an increase in credit risk since the initial recognition of the notes receivable. An increase or decrease to the underlying share price and volatility rate of 5% would result in a nominal change to the fair value.

6.	PROPERTY AND EQUIPMENT

At December 31, 2018 and 2017, property and equipment consist of:

	Land	Buildings and Improvements	Furniture and Fixtures	Computer Equipment and Software	Leasehold Improvements	Production and Processing Equipment	Assets Under Construction	Total
Cost
As at December 31, 2017	$1,626,989	$13,999,703	$505,268	$381,029	$2,350,287	$1,128,835	$12,762,563	$32,754,674
Transfers	—	83,609	796,512	213,667	7,820,415	408,733	(9,322,936)	—
Additions	60,500	3,278,221	874,487	1,310,292	8,009,792	3,321,472	13,893,168	30,747,932
Additions from acquisition	555,596	3,500,455	152,580	188,217	255,399	1,720,406	—	6,372,653
Disposals	—	—	—	—	—	—	(667,837)	(667,837)

As at December 31, 2018	$2,243,085	$20,861,988	$2,328,847	$2,093,205	$18,435,893	$6,579,446	$16,664,958	$69,207,422

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

6.	PROPERTY AND EQUIPMENT (Continued)

	Land	Buildings and Improvements	Furniture and Fixtures	Computer Equipment and Software	Leasehold Improvements	Production and Processing Equipment	Assets Under Construction	Total
Accumulated Depreciation
As at December 31, 2017	$—	$752,962	$195,832	$28,517	$82,809	$136,197	$—	$1,196,317
Depreciation	—	598,268	294,124	220,906	925,189	648,538	—	2,687,025
Disposals	—	—	—	—	—	—	—	—

As at December 31, 2018	$—	$1,351,230	$489,956	$249,423	$1,007,998	$784,735	$—	$3,883,342

Net book value
As at December 31, 2017	$1,626,989	$13,246,741	$309,436	$352,512	$2,267,478	$992,638	$12,762,563	$31,558,357
As at December 31, 2018	$2,243,085	$19,510,758	$1,838,891	$1,843,782	$17,427,895	$5,794,711	$16,664,958	$65,324,080

Cost
As at December 31, 2016	$1,116,641	$13,814,275	$258,135	$15,958	$298,037	$761,717	$561,200	$16,825,963
Transfers	—	—	(33,176)	46,651	12,620	(13,475)	(12,620)	—
Additions	510,348	185,428	273,362	218,528	1,749,455	380,593	12,213,983	15,531,697
Additions from acquisition	—	—	6,947	99,892	290,175	—	—	397,014
Disposals	—	—	—	—	—	—	—	—

As at December 31, 2017	$1,626,989	$13,999,703	$505,268	$381,029	$2,350,287	$1,128,835	$12,762,563	$32,754,674

Accumulated Depreciation
As at December 31, 2016	$—	$393,928	$144,738	$965	$9,758	$—	$—	$549,389
Depreciation	—	359,034	51,094	27,552	73,051	136,197	—	646,928
Disposals	—	—	—	—	—	—	—	—

As at December 31, 2017	$—	$752,962	$195,832	$28,517	$82,809	$136,197	$—	$1,196,317

Net book value
As at December 31, 2016	$1,116,641	$13,420,347	$113,397	$14,993	$288,279	$761,717	$561,200	$16,276,574
As at December 31, 2017	$1,626,989	$13,246,741	$309,436	$352,512	$2,267,478	$992,638	$12,762,563	$31,558,357

Assets under construction represent construction in progress related to both cultivation and dispensary facilities not yet completed or otherwise not ready for use.

Depreciation expense for the years ended December 31, 2018 and 2017 totaled $2,687,025 and $646,928, respectively, of which $1,346,632 and $428,724, respectively, is included in cost of goods sold.

7.	ACQUISITIONS

The Company has determined that the below acquisitions are business combinations under Accounting Standards Codification (ASC) 805, Business Combinations. They are accounted for by applying the acquisition method,

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

7.	ACQUISITIONS (Continued)

whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units.

(a)	Compassionate Organics, LLC

On October 31, 2018, the Company acquired all of the assets of Compassionate Organics, LLC in exchange for a total consideration of $10,513,220. The acquisition was accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The assets consisted primarily of the Commonwealth of Massachusetts issued dispensary license.

The consideration paid includes contingent consideration of up to $3,000,000 (which may be settled in either cash or shares at the Company’s discretion) depending upon the achievement of certain milestones in 2019 and 2020, in addition to an amount, estimated at approximately $7,500,000, which is based on a multiple of sales during October 2020 to December 2020.

The liability for contingent consideration was measured at the present value of management’s estimate of future outcomes. In valuing the contingent consideration, GTI utilized a discount rate of 12.0%.

The following table summarizes the consideration for the acquisition:

Cash Paid	$1,656,000
Contingent Consideration	8,857,220

Total Consideration	$10,513,220

The purchase price allocation for the acquisition, as set forth in the table below, reflects various fair value estimates and analyses. The primary areas of the purchase price allocation relate to the valuation of licenses and permits acquired and residual goodwill. The Company assigned a value of $7,166,000 to the licenses and permits, with the remaining excess purchase price allocated to goodwill. Goodwill is allocated to the reporting unit or reporting unit’s which are expected to benefit from the synergies of the combination. Goodwill is not deductible for income tax purposes, and as such there are no deferred tax liabilities related to goodwill.

The following table summarizes the accounting estimates of the acquisition with a purchase price of $10,513,220:

Licenses and Permits	7,166,000
Deferred Tax Liability	(1,500,000)

Total Identifiable Net Assets	5,666,000
Goodwill	4,847,220

Net Assets	$10,513,220

The Company also incurred approximately $150,000 of acquisition related costs which were expensed in the current period.

For the year ended December 31, 2018, the acquired business accounted for approximately $75,000 in net loss since October 31, 2018. This amount included no revenues. Also, there were no revenues, and negligible income statement activity, from January 1, 2018 through the acquisition date.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

7.	ACQUISITIONS (Continued)

(b)	KSGNF, LLC

On November 7, 2018, the Company acquired all of the assets of KSGNF, LLC (KSGNF) in exchange for a combination of cash and stock. The total consideration included a cash payment of approximately $48.6 million and 32,965 Multiple Voting shares of GTI valued at $49,689,149. Between the time of signing of the agreement and final closing, the value of the shares increased such that the total final consideration was valued at $98,256,607. The acquisition was accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The assets acquired consisted primarily of a state of Florida vertically integrated medical marijuana license.

The following table summarizes the consideration for the acquisition:

Cash Paid	$48,567,458
32,965 Multiple Voting shares of the Company	49,689,149

Total Consideration	$98,256,607

The purchase price allocation for the acquisition, as set forth in the table below, reflects various fair value estimates and analyses. The Company assigned a value of $66,485,000 to the licenses and permits, with the remaining excess purchase price allocated to goodwill. Goodwill is assigned or allocated to the reporting unit or reporting unit’s which are expected to benefit from the synergies of the combination. Goodwill is not deductible for income tax purposes, and as such there are no deferred tax liabilities related to goodwill.

The following table summarizes the accounting estimates of the acquisition with a purchase price of $98,256,607:

Non-biological Inventory	$790,398
Property and Equipment	3,629,758
Deposits and Other Assets	238,940
Intangible Assets:
Licenses and Permits	66,485,000
Deferred Tax Liability	(5,180,000)
Other Liabilities Assumed	(1,876,369)

Total Identifiable Net Assets	64,087,727
Goodwill	34,168,880

Net Assets	$98,256,607

The Company also incurred approximately $205,000 of acquisition related costs which were expensed in the current period.

For the year ended December 31, 2018, KSGNF accounted for approximately $180,000 in net loss since November 11, 2018. This amount included no revenues. Also, there were no revenues, and negligible income statement activity, from January 1, 2018 through the acquisition date.

(c)	3C Compassionate Care Center, LLC

On October 2, 2017, the Company acquired all of the assets of 3C Compassionate Care Center, LLC in exchange for a total consideration of $11,668,813. The acquisition was accounted for in accordance with

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

7.	ACQUISITIONS (Continued)

(c)	3C Compassionate Care Center, LLC (continued)

Accounting Standards Codification (ASC) 805, Business Combinations. The assets consisted primarily of the state of Illinois issued dispensary license and customer relationships.

Goodwill is allocated to the reporting unit or reporting unit’s which are expected to benefit from the synergies of the combination. Goodwill is not deductible for income tax purposes, and as such there are no deferred tax liabilities related to goodwill.

The following table summarizes the consideration for the acquisition:

Cash Paid	$10,372,385
Consideration Payable (See Note 9)	1,296,428

Total Consideration	$11,668,813

The following table summarizes the finalized purchase price allocation:

Non-biological Inventory	$483,058
Property and Equipment	397,015
Intangible Assets:
Licenses and Permits	9,400,000
Patient Relationships	820,000
Tradename	360,000
Non-competition Agreements	20,480

Total Identifiable Net Assets	11,480,553
Goodwill	188,260

Net Assets	$11,668,813

Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred. Goodwill is allocated to the reporting unit or reporting unit’s which are expected to benefit from the synergies of the combination.

On January 1, 2018, the Company recorded $2,800,000 of deferred tax liabilities as a result of tax consequences of this acquisition.

For the year ended December 31, 2017, the acquired entity accounted for $368,961 in net income since October 2, 2017. This amount included revenues of $1,887,433. Revenues and net income from January 1, 2017 through the acquisition date were $4,334,408 and $911,399, respectively.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

8.	INTANGIBLE ASSETS

At December 31, 2018 and December 31, 2017, intangible assets consisted of the following:

	Licenses and Permits	Tradename	Patient Relationships	Non-competition Agreements	Total
Cost
As at December 31, 2016	$3,384,575	$—	$—	$—	$3,384,575
Additions	220,000	—	—	—	220,000
Additions from acquisitions	9,400,000	360,000	820,000	20,480	10,600,480

As at December 31, 2017	13,004,575	360,000	820,000	20,480	14,205,055
Additions	49,999	—	—	—	49,999
Additions from acquisitions	76,650,639	—	—	—	76,650,639

As at December 31, 2018	$89,705,213	$360,000	$820,000	$20,480	$90,905,693

Accumulated Amortization
As at December 31, 2016	$—	$—	$—	$—	$—
Amortization	—	—	40,500	2,560	43,060

As at December 31, 2017	—	—	40,500	2,560	43,060
Amortization	2,322,715	—	164,000	10,240	2,496,955

As at December 31, 2018	$2,322,715	$—	$204,500	$12,800	$2,540,015

Net Carrying Amount
As at December 31, 2016	$3,384,575	$—	$—	$—	$3,384,575
As at December 31, 2017	$13,004,575	$360,000	$779,500	$17,920	$14,161,995
As at December 31, 2018	$87,382,498	$360,000	$615,500	$7,680	$88,365,678

Intangible assets with finite lives are amortized over their estimated useful lives. The Company recorded amortization expense for the years ended December 31, 2018 and 2017 totaling $2,496,955 and $43,060 respectively. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.

The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2018:

Year Ending December 31	Estimated Amortization
2019	$6,190,108
2020	6,190,108
2021	6,190,108
2022	6,149,608
2023	6,026,108
Thereafter	57,619,637

$88,365,678

As described in Notes 2(l) and 2(m), a two-step method was used for determining goodwill impairment. In the first step (“Step One”), the Company compared the estimated fair value of each reporting unit to its carrying value, including goodwill. If the carrying value of a reporting unit exceeded the estimated fair value, the second step (“Step Two”) is completed to determine the amount of the impairment charge. Step

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

8.	INTANGIBLE ASSETS (Continued)

Two requires the allocation of the estimated fair value of the reporting unit to the assets, including any unrecognized intangible assets, and liabilities in a hypothetical purchase price allocation. Any remaining unallocated fair value represents the implied fair value of goodwill, which is compared to the corresponding carrying value of goodwill to compute the goodwill impairment charge. The results of Step One of the goodwill impairment test indicated that the estimated fair values for all reporting units exceed their respective carrying values. The Company’s reporting unit’s to which goodwill has been assigned include Illinois – Retail, Massachusetts – Retail, Florida – Retail and Florida -Wholesale. The net carrying value for goodwill was $39,204,360 and $188,260 as at December 31, 2018 and 2017, respectively.

To estimate the fair value of each reporting unit, management utilized an income approach. The key assumptions used in the calculation of the fair value of each reporting unit include management’s projections of future cash flows for a five-year period and after projections end, a growth rate of 3.0%, a discount rate of 13.5% - 14.8% with variability within the range based on the risk associated with the reporting unit. If the growth rate and discount rate were to be increased or decreased by 5%, the recoverable amount of goodwill would still be higher than the carrying amounts.

9.	NOTES PAYABLE

At December 31, 2018 and 2017, notes payable consisted of the following:

	2018	2017
Promissory note dated October 2, 2017, in the original amount of $2,500,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $55,611 including interest at 12.0% per annum.	$2,007,256	$2,438,472
Promissory note dated October 2, 2017, in the original amount of $5,000,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $112,490 including interest at 12.5% per annum.	4,084,885	4,876,943
In connection with an acquisition completed in 2017, the Company is required to make quarterly charitable contributions of $50,000 through October 2024. The net present value of these required payments has been recorded as a liability with an interest rate of 2.17%.	1,122,316	1,252,634
Convertible note dated October 31, 2017, in the original amount of $3,000,000 issued to accredited investors, which matures January 31, 2019, and bears interest at a rate of 8.00% per annum. The note and unpaid accrued interest were converted on April 1, 2018, to an 11.0% member interest in GTI Pennsylvania, LLC.	—	3,000,000
Convertible note dated September 22, 2017, in the original amount of $4,500,000 issued to accredited investors, which matures December 22, 2018, and bears interest at a rate of 8.00% per annum. The note and unpaid accrued interest were converted on April 1, 2018, to a 16.5% member interest in GTI Pennsylvania, LLC.	—	4,500,000

Total Notes Payable	7,214,457	16,068,049
Less: Current Portion of Notes Payable	(1,480,660)	(8,861,376)

Notes Payable, Net of Current Portion	$5,733,797	$7,206,673

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

9.	NOTES PAYABLE (Continued)

Stated maturities of debt obligations are as follows:

Year Ending December 31,
2019	$1,480,660
2020	1,689,509
2021	1,884,791
2022	1,769,086
2023	193,092
Thereafter	197,319

$7,214,457

	Notes Payable	Convertible Notes Payable	Total
Balance as at December 31, 2016	$—	$2,000,000	$2,000,000
Issuance	8,796,429	8,248,940	17,045,369
Repayments	(228,380)	—	(228,380)
Conversion to equity	—	(2,748,940)	(2,748,940)

Balance as at December 31, 2017	$8,568,049	$7,500,000	$16,068,049
Issuance	—	825,000	825,000
Accretion of balance	—	288,740	288,740
Repayments	(1,353,592)	—	(1,353,592)
Conversion to equity	—	(8,613,740)	(8,613,740)

Balance as at December 31, 2018	$7,214,457	$—	$7,214,457

The promissory notes with outstanding balances at December 31, 2018 of $2,007,256 and $4,084,885 are collateralized by substantially all of the assets of GTI Clinic Illinois Holdings LLC and affiliates and certain real estate which totaled $28,287,956 as of December 31, 2018.

Interest expense associated with notes payable and convertible notes payable included in the consolidated and combined statement of operations totaled $802,033 and $222,235 for the years ended December 31, 2018 and 2017, respectively and $151,295 and $210,132 for the years ended December 31, 2018 and 2017, respectively.

In connection with the notes dated October 2, 2017, the Company is required to comply with certain financial covenants. At December 31, 2018, the Company was in compliance with these covenants.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

10.	INCOME TAXES

For the years ended, 2018 and 2017, income taxes expense consisted of:

	2018	2017
Current:
Federal	$2,842,696	$—
State	279,899	214,000

Total Current	3,122,595	214,000

Deferred:
Federal	$3,330,000	$—
State	731,000	—

Total Deferred	4,061,000	—

Total	$7,183,595	$214,000

The reconciliation between the effective tax rate on income (loss) before income taxes and the statutory rate is as follows:

	2018	2017
Income (loss) before income taxes	$29,751,374	$(4,150,756)
Statutory tax rate	21%	34%

Expense (recovery) based on statutory rates	6,247,788	(1,411,257)
Pass-through’s and noncontrolling interests	(1,062,111)	(211,494)
State-taxes	(279,899)	—
Adjustment between provision and tax return	53,304	—
Non-deductible expenses	2,263,978	1,842,735
Other differences	(39,465)	(5,984)

Income tax expense	$7,183,595	$214,000

Taxable income is computed for GTI Core, LLC and its respective LLC ownership interests up through the RTO date of June 12, 2018 and for all GTI companies and subsidiaries from this date forward. Effective with the Company’s reverse takeover transaction on June 12, 2018, all GTI companies and subsidiaries have elected to be taxed as “C” corporations.

Income taxes paid for the year ended December 31, 2018 were $2,879,000.

Green Thumb Industries Inc. is based in Canada but maintains all of its operations in the United States. Due to this inverted entity structure, the Company is subject to both US and Canadian taxation, however we have no Canadian tax liability and accordingly filed a nil return with Canadian tax authorities.

On January 1, 2018, the Company, through a tax-free transfer under IRC Section 351, transferred ownership in GTI- Clinic Illinois Holdings, LLC (taxed as a partnership) to GTI Core, LLC (taxed as a “C” corporation). As a result of the transaction, the Company now accounts for income taxes in accordance with ASC 740 – Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

10.	INCOME TAXES (Continued)

At December 31, 2018 and 2017, the components of deferred tax assets and liabilities were as follows:

	2018	2017
Deferred Tax Assets
Net Operating Losses	$1,046,000	$—
Share-based Compensation	804,000	—

Total Deferred Tax Assets	1,850,000	—

Deferred Tax Liabilities
Fair Value Investments	$(5,911,000)	$—
Intangibles	(9,480,000)	—

Total Deferred TaxLiabilities	(15,391,000)	—

Net Deferred Tax Liabilities	$(13,541,000)	$—

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss. The Company has not identified any uncertain tax positions as of December 31, 2018.

11.	INVESTMENTS

On January 17, 2018, GTI entered into a Debenture Purchase Agreement with iAnthus Capital Holdings, Inc. whereby GTI loaned $20 million to iAnthus for the purchase of a Florida medical cannabis business. As part of the Debenture Purchase Agreement, GTI received (i) an Unsecured Debenture with a principal amount of $20 million accruing interest at the rate of 15% per annum, and (ii) a Warrant Certificate providing GTI with 10,040,000 iAnthus warrants at a price of $1.9928 per common share. The Unsecured Debenture had a maturity of 12 months but had certain early repayment provisions in the event of subsequent capital offerings made by iAnthus. On May 16, 2018 iAnthus completed a capital raise and subsequently repaid the outstanding principal of $20,000,000 and accrued interest of $978,082 on the Unsecured Debenture.

During 2018, the Company measured the outstanding Warrants using the Black-Scholes valuation model with a volatility of 71.5%, dividend yield 0% and risk-free rate of 1.93. During October 2018, the Warrants were distributed to the investors of the subsidiary holding the Warrants. During October 2018, the warrants attributable to the noncontrolling members, or 70% of the warrants, were distributed to those members. The 30% of the warrants attributable to the Company were exchanged for the variable note receivable which value was determined directly by the value of the warrants and resulted in no gain or loss upon exchange. See Note 5 for additional details.

The Company participated in various fundraises of other cannabis companies throughout the year. The investments include convertible notes with terms to maturity ranging from 1 to 2 years that carry simple interest ranging from 2.55% to 6.00% per annum and convert into common shares at pre-defined numbers of units. Management estimated that market interest rates on similar borrowings without the conversion feature was approximately 15% and has used an implied volatility of 100% in measuring the fair value. The fair value of these investments is $30,336,000 at December 31, 2018.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

11.	INVESTMENTS (Continued)

The Company also made direct equity investments during the year. Management estimated that market yields were approximately 15% and used an implied volatility of 100% in measuring the fair value. The fair value of these investments is $9,630,742 at December 31, 2018. See Note 19 Financial Instrument and Financial Risk Management for additional details. An increase in the market yield assumption of 5% would result in an increase in the fair value estimate of approximately $334,000, and a decrease in the assumption of 5% would result in a decrease in the fair value estimate of approximately $337,000.

In addition to the investments discussed above the Company also holds an equity interest in a publicly traded company (which is considered a Level 1 investment – see Note 19 Financial Instruments and Financial Risk Management) in the amount of $966,541. All of these investments are measured at fair value for financial reporting purposes. As these convertible notes (as described above) and equity investments are not traded in an active market, their fair values are estimated by using market data. Any resulting change in fair value is reflected on the consolidated statement of operations under the classification Other (Income) Expense.

	Warrants	Convertible Notes Receivable	Equity	Total
Balance as at December 31, 2017	$—	$—	$—	$—
Additions	22,153,692	16,750,000	5,800,000	44,703,692
Fair value adjustments	15,612,026	13,586,000	4,797,283	33,995,309
Exchange for note receivable (see Note 5)	(11,630,867)	—	—	(11,630,867)
Distributions	(26,134,851)	—	—	(26,134,851)

Balance as at December 31, 2018	$—	$30,336,000	$10,597,283	$40,933,283

The calculated fair value is recorded as a Level 3 fair value investment as of December 31, 2018 (see Note 19 Financial Instrument and Financial Risk Management for additional details). The convertible notes receivable were valued using the Binomial Lattice Model, which is based on a generalized binomial option pricing formula, using the following assumptions:

Rf Rate	2.54% - 2.63%
Equity Volatility	100%
Market Yield	15%
Probability of Qualified Financing	0%
Probability of Sale	50% - 80%
Probability of No Event	20% - 50%

12.	INVESTMENT IN ASSOCIATE

The Company’s investments in associates are as follows:

Investment in associates	Jurisdiction	Interest
MC Brands, LLC	Colorado	25%

During 2018, the Company acquired a 25% interest in MC Brands, LLC, a Colorado based intellectual property business that licenses its edibles and extracts brand and product formulation to various cannabis operators. The total consideration of $5,850,000 included $4,387,500 of cash and $1,462,500 in Subordinate Voting Shares.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

12.	INVESTMENT IN ASSOCIATE (Continued)

Presented below is the summarized unaudited balance sheet of MC Brands, LLC as of December 31, 2018.

Cash and cash equivalents	$9,313
Other current assets	80,719

Total current assets	90,032
Non-current assets	515,282
Current liabilities	235,236
Net assets	370,078

The investee had nominal profit and loss activity from the date of the Company’s investment through December 31, 2018, and thus the Company has not recorded an adjustment to the carrying balance of the investment in associate.

13.	SHARE CAPITAL

(a)	Authorized

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting shares are entitled to receive dividends which may be declared from time to time and are entitled to one vote per share at shareholder meetings of the Company. All Subordinate Voting shares are ranked equally with regard to the Company’s residual assets. The Company is authorized to issue an unlimited number of no-par value Subordinate Voting shares.

(ii)	Multiple Voting Shares

Each Multiple Voting share is exchangeable for 100 Subordinate Voting shares. The Company has 677,230 issued and outstanding multiple voting shares, which convert into 67,723,000 subordinate voting shares. The Company is authorized to issue an unlimited number of Multiple Voting shares.

(iii)	Super Voting Shares

Each Super Voting share is exchangeable for 100 Subordinate Voting shares. The Company has 424,513 issued and outstanding Super Voting shares which converts into 42,451,300 subordinate voting shares. The Company is authorized to issue an unlimited number of super voting shares.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

13.	SHARE CAPITAL (Continued)

(b)	Issued and Outstanding

A reconciliation of the beginning and ending amounts of the issued and outstanding shares by class is as follows:

	Outstanding					Vested
	Subordinate Voting Shares	Multiple Voting Shares	Super Voting Shares	Stock Options	Restricted Stock Units	Subordinate Voting Shares	Multiple Voting Shares	Super Voting Shares	Stock Options	Restricted Stock Units
As at December 31, 2017	—	644,083	431,198	—	—	—	644,083	431,198	—	—
Private placement in connection with RTO	10,744,995	4,550	—	285,200	—	10,744,995	4,550	—	285,200	—
Conversion of Bayswater shares upon RTO	500,439	—	—	—	—	500,439	—	—	—	—
Conversion of exchangeable note in connection with RTO	—	122,442	2,211	—	—	—	122,442	2,211	—	—
Fundraise transaction, August 2018	7,300,000	—	—	—	—	7,300,000	—	—	—	—
Fundraise transaction, October 2018	5,083,000	—	—	—	—	5,083,000	—	—	—	—
Investment in MC Brands, LLC (see Note 14)	87,742	—	—	—	—	87,742	—	—	—	—
Purchase of KSGNF, LLC (see Note 8)	—	32,965	—	—	—	—	32,965	—	—	—
Change in ownership of non-controlling interests	—	59,900	—	—	—	—	59,900	—	—	—
Issuance of shares for redemption of noncontrolling interests	489,347	—	—	—	—	489,347	—	—	—	—
Stock options and RSU’s issued to employees and consultants	—	—	—	1,548,000	1,604,000	—	—	—	—	—
Stock options and RSU’s forfeited	—	—	—	(2,000)	(15,000)	—	—	—	—	—
Stock options exercised	154,008	—	—	(154,008)	—	154,008	—	—	(154,008)	—
Exchange of shares	19,560,600	(186,710)	(8,896)	—	—	19,560,600	(186,710)	(8,896)	—	—

As at December 31, 2018	43,920,131	677,230	424,513	1,677,192	1,589,000	43,920,131	677,230	424,513	131,192	—

(c)	Private Placement of Shares in Connection with Reverse Takeover

In contemplation of its reverse takeover (RTO) transaction, the Company issued $45,000,000 in convertible notes payable to various investors. The original maturity of the convertible notes payable was three years from the funding date of April 30, 2018, and the notes bore simple interest at a rate of 8% per year. At June 12, 2018, the carrying value of the convertible notes payable, including accrued interest, was $15,245,960 and the fair value assigned to the conversion feature of the notes was $28,894,566. The Black Scholes options pricing model assumptions used in calculating the fair value include a risk-free rate of 2.04%, volatility of 100%, an expected term of 60 days, and a share price of $6.00. The fair value adjustment related to the conversion feature was $1,981,358 and is included in other income on the consolidated statement of operations. An increase in the share price and volatility assumptions of 5% would result in an increase in the fair value estimate of approximately $3,700,000, and a decrease in the share price and volatility assumptions of 5% would result in a decrease in the fair value estimate of approximately $3,694,000. Upon the RTO transaction, the convertible notes payable were converted into 122,442 Multiple Voting shares and 2,211 Super Voting shares, carrying a total value of $44,140,526.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

13.	SHARE CAPITAL (Continued)

(c)	Private Placement of Shares in Connection with Reverse Takeover (continued)

On April 25, 2018, Subscription Receipts were sold at a price of CAD $7.75 per Subscription Receipt, for gross proceeds of $64,075,295 less issuance costs of $4,014,585. The Subscription Receipts were for the potential purchase of shares in GTI FinCo Inc. and were to be held in an escrow account until the reverse takeover transaction were to occur. Upon the RTO transaction, simultaneously with the issuance of shares of the Company to the holders of the Subscription Receipts, the funds held in the escrow account were released to the Company, and the shares converted into 10,744,995 Subordinate Voting shares of the Company. Also, upon the RTO transaction, 4,550 Multiple Voting shares, which are convertible into 455,000 Subordinate Voting shares, were issued for gross proceeds of $2,730,000. Last, in connection with the private placement, the Company issued 285,000 options to consultants as compensation for the services provided. The options provided the recipients the right to purchase Subordinate Voting shares at an exercise price of CAD $7.75 per share. The options vested immediately and had a contractual life of two years. The value of the options was $906,366 under the Black-Scholes option pricing model. The total of the gross Subscription Receipts and Multiple Voting shares issued, less the direct costs of the Subscription Receipts and the value assigned to the options, resulted in an increase of $61,884,344 to share capital.

As discussed in Note 3, the RTO transaction was executed on June 12, 2018. Pursuant to the RTO transaction, Bayswater Uranium Corporation’s existing 185,186,988 common shares were converted into 500,439 Subordinate Voting shares of the Company. The value assigned to these shares was $3,002,634, which was based on a per-share price of $6.00 (US Dollars) on the RTO date. Also pursuant to the RTO transaction, 130,435,783 Common Units and 119,266,258 Preferred Units of VCP23, LLC were converted into 431,198 Super Voting shares and 644,083 Multiple Voting shares, respectively, of the Company.

(d)	Fundraise Transactions

On August 2, 2018, the Company closed on a brokered fundraise transaction (the “First Offering”) for 7,300,000 Subordinate Voting shares, at a price of CAD $11.00 per share, for gross proceeds of $61,726,497. Financing costs related to the First Offering totaled $3,133,722.

On October 17, 2018, the Company closed on a brokered fundraise transaction (the “Second Offering”) for 5,083,000 Subordinate Voting shares, at a price of CAD $20.00 per share, for gross proceeds of $78,562,596. Financing costs related to the Second Offering totaled $3,479,116.

(e)	Changes in Ownership and Noncontrolling Interests

On June 12, 2018, the Company acquired all of the noncontrolling interests in JB17, LLC. The consideration paid was $700,000 and the issuance of 59,900 Multiple Voting shares, which were convertible into 5,990,000 Subordinate Voting shares, at a value of $6.00 per Subordinate Voting share equivalent. This resulted in an increase to share capital of $35,940,000, and a decrease of $33,662,548, which has been presented as a reduction to accumulated deficit, after the reclassification of the noncontrolling interest carrying balance upon the issuance date.

In December 2018, the Company issued the reciprocal put and call options discussed in Note 15 to the noncontrolling interest holders of GTI Pennsylvania, LLC. As discussed in Note 21, the noncontrolling interests were acquired by the Company subsequent to year-end, in January 2019. As it was determined that the Company had effective control over GTI Pennsylvania, LLC as of the put and call option date, an increase to shares to be issued was reflected in the statement of equity of $27,773,234, representing the fair

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

13.	SHARE CAPITAL (Continued)

(e)	Changes in Ownership and Noncontrolling Interests (continued)

value of the shares to be issued upon the subsequent acquisition date, along with a corresponding decrease of $30,663,670, which has been presented as a reduction to accumulated deficit, and the removal of the existing noncontrolling interest carrying balance as of December 31, 2018.

In December 2018, the Company acquired the noncontrolling interests of GTI Nevada, LLC, in exchange for shares of the Company. The shares are to be issued in six tranches, the first of which was delivered in December 2018. The removal of the noncontrolling interests carrying balance, as well as the recording of the liability to issue the shares, was resulted in a decrease of $25,917,883, which has been presented as a reduction to accumulated deficit. The balance of the remaining liability at December 31, 2018 is $25,420,009 and is recorded in liability for acquisition of noncontrolling interest on the consolidated balance sheet.

The total effect of the above three transactions was a reduction of $90,244,101, which has been presented as a reduction to accumulated deficit on the consolidated statement of changes in shareholders’ equity.

(f)	Stock Based Compensation

In June 2018, the Company established the GTII Stock and Incentive Plan (the “Plan”). The maximum number of shares issued under the Plan shall not exceed 10% of the issued and outstanding shares. Option and RSU grants generally vest over one to three years, and Options typically have a life of ten years. Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant. The continuity of stock options is as follows:

	Number of Shares	Weighted Average Exercise Price (CAD)	Weighted Average Contractual Life	Aggregate Intrinsic Value
Balance as at December 31, 2017	—	n/a	n/a	n/a
Granted	1,833,200	12.77
Exercised	(154,008)	7.75
Forfeited	(2,000)	14.80

Balance as at December 31, 2018	1,677,192	13.23	8.72	$27,698
Vested	(179,192)	8.46	2.27	—
Exercisable at December 31, 2018	131,192	7.74	2.00	$27,698

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Company’s closing stock price on December 31, 2018 and December 31, 2017, respectively, and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their in-the-money options on December 31, 2018 and December 31, 2017. This amount will change in future periods based on the fair market value of the Company’s stock and the number of options outstanding. Total intrinsic value of options exercised was $27,698 for the year ended December 31, 2018. There were no options outstanding at December 31, 2017.

The weighted average grant date fair value was CAD $10.85 and the weighted average share price at the time of exercise was CAD $20.06.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

13.	SHARE CAPITAL (Continued)

(f)	Stock Based Compensation (continued)

The Company used the Black-Scholes option pricing model to estimate the fair value of the options at the grant date using the following ranges of assumptions:

Risk-free interest rate	1.86% - 2.33%
Expected dividend yield	0%
Expected volatility	100%
Expected option life	2 - 10 years

As the Company became publicly traded in June 2018, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the same industry.

The following table summarizes the number of nonvested restricted stock unit awards as of December 31, 2018 and 2017 and the changes during the twelve months ended December 31, 2018:

	Number	Weighted Average Grant Date Fair Value (CAD)
Nonvested at December 31, 2017	—	n/a
Granted	1,604,000	10.28
Forfeited	(15,000)	10.88

Nonvested at December 31, 2018	1,589,000	10.28

The stock-based compensation expense was $1,876,627 for the stock options and $4,748,444 for restricted stock units for the year ended December 31, 2018. The fair value of these awards was determined based on the Company’s stock price on the grant date.

(g)	Profits Interests Units

During the year ended December 31, 2018, the Company granted 7,657,700 membership units to certain employees and consultants as compensation for services. These membership units qualify as profits interests for U.S. federal income tax purposes and were accounted for in accordance with Accounting Standards Codification (ASC) 718, Stock Compensation. The Company amortizes awards over the service period until awards are fully vested.

The following table summarizes the status of the unvested profits interests at December 31, 2018:

	Number of Units	Weighted Average Grant Date Fair Value
Unvested, beginning of period	—	$—
Granted	7,657,700	0.44
Forfeited	—	—
Vested	(7,657,700)	0.44

Unvested, end of period	—	n/a

The Company recorded $5,523,180 as compensation expense in connection with these awards during the year ended December 31, 2018. At December 31, 2018, there was no unamortized expense related to unvested profits interests.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	VARIABLE INTEREST ENTITIES

The following table represents the summarized financial information about the Company’s consolidated variable interest entities (VIEs). VIEs include the balances of IL Disp, LLC, Ohio Investors 2017, LLC; KW Ventures Holdings, LLC; and Meshow, LLC. This information represents amounts before intercompany eliminations. All of these entities were determined to be VIEs as the Company possesses the power to direct activities through management services agreements (MSAs).

Through these MSAs, the Company has the ability to significantly impact the VIEs and thus holds a controlling financial interest.

	Chesapeake Alternatives, LLC	Other Non- material VIEs
As of December 31, 2018:
Current assets	$6,508,304	$2,070,183
Non-current assets	1,728,594	3,037,755

Current liabilities	3,014,764	1,531,108
Non-current liabilities	10,892	3,000,000
Noncontrolling interests	1,486,062	1,851,745
Equity attributable to Green Thumb Industries Inc.	—	3,486,184

Year ending December 31, 2018:
Revenues	13,783,876	5,199,441

Net income (loss) attributable to noncontrolling interests	1,407,266	(521,679)
Net income (loss) attributable to Green Thumb Industries Inc.	—	(41,437)

Net income (loss)	$1,407,266	$(563,116)

The net change in the consolidated VIEs and Other Noncontrolling Interest are as follows for the years ended December 31, 2018 and 2017:

	Variable Interest Entities
	Chesapeake Alternatives, LLC	Other Non- material VIEs	Other Non- Controlling Interests	Total Non- Controlling Interest
Balance as at December 31, 2016	$—	$—	$—	$—
Contributions	170,049	—	3,818,343	3,988,392
Net income (loss)	—	—	(622,042)	(622,042)

Balance as at December 31, 2017	$170,049	$—	$3,196,301	$3,366,350

Acquisitions	—	1,731,911	—	1,731,911
Contributions	193,628	683,513	21,106,610	21,983,751
Distributions	(95,000)	(42,000)	(40,819,508)	(40,956,508)
Net income (loss)	1,217,385	(521,679)	27,115,990	27,811,696
Changes in ownership	—	—	(10,439,741)	(10,439,741)

Balance as at December 31, 2018	$1,486,062	$1,851,745	$159,652	$3,497,459

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	VARIABLE INTEREST ENTITIES (Continued)

In April 2018, the noncontrolling members of GTI Pennsylvania, LLC (“GTI PA”) acquired 27.5% interests in GTI PA. The carrying amount of GTI PA’s net assets in the consolidated financial statements, prior to any eliminations, on the date of acquisition was $8,427,195.

Carrying amount of interests acquired	$4,686,257
Consideration paid for interests	8,613,740

Decrease in equity attributable to Green Thumb Industries Inc.	$(3,927,483)

15.	NONCONTROLLING INTERESTS PUT AND CALL OPTIONS

The Company has entered into agreements with certain of its noncontrolling interests whereby the agreements contain a put option, which provides the holder with the right to require the Company to purchase their retained interest for deemed fair market value at the time the put is exercised. The Company has also negotiated reciprocal call options, which would require the same non-controlling interests to sell their retained interest to the Company for deemed fair market value at the time the call is exercised. These symmetrical put and call options are exercisable any time after January 2, 2019.

The net liability recognized in connection with these put and call options has been estimated using the Black Scholes options pricing model. The assumptions used in the calculating the fair value include a risk-free rate of 2.44%, volatility of 100%, an expected term of 30 days, and a share price of $8.07. Upon initial recognition, the Company recorded a derivative liability of $7,078,792. For the year ended December 31, 2018, the Company recorded a gain of $2,869,342 on revaluation of the derivative liability, which is included other income on the consolidated statement of operations. The value of the derivative at December 31, 2018 is $4,238,701 and is recorded as a derivative liability on the consolidated balance sheet. An increase in the share price and volatility assumptions of 5% would result in an increase in the fair value estimate of approximately $1,254,000, and a decrease in the same assumptions of 5% would result in a decrease in the fair value estimate of approximately $1,255,000.

16.	OTHER INCOME

For the years ended December 31, 2018 and 2017, other income comprised:

	2018	2017
Fair value adjustments on convertible notes receivable	$13,586,000	$—
Fair value adjustments on equity investments	4,797,283	—
Fair value adjustment on put and call options	2,869,342	—
Fair value adjustments on warrants	37,765,718	—
Fair value adjustments on variable note receivable	(4,206,141)	—
Fair value adjustment on convertible note payable in connection with RTO	1,981,358	—
Other	(376,139)	544,399

Total Other Income	$56,417,421	$544,399

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

17.	COMMITMENTS AND CONTINGENCIES

(a)	Office and Operating Leases

The Company leases certain business facilities from third parties under operating lease agreements that contain minimum rental provisions and expire through 2028. Some of these leases also contain renewal provisions and provide for rent abatement. Rent expense is calculated on straight-line basis over the terms of the leases. The Company’s net rent expense for the years ended December 31, 2018 and 2017 totaled approximately $1,901,000 and $927,000, respectively.

Certain facilities are occupied under lease agreements with a related party. The leases expire through 2024 and contain certain renewal provisions. Rent expense under these leases for the years ended December 31, 2018 and 2017 totaled approximately $568,000 and $144,000, respectively.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as presented in the table below. As discussed in Note 2, upon the adoption of Accounting Standards Update No. 2016-02 “Leases (Topic 842)”, such commitments will be recognized as a right-of-use asset representing the right to use the underlying asset and a lease liability representing the obligation to make lease payments.

Year Ending December 31	Third Parties	Related Parties	Total
2019	$1,188,865	$574,477	$1,763,342
2020	1,127,754	585,966	1,713,720
2021	1,123,769	597,686	1,721,455
2022	1,040,481	504,255	1,544,736
2023	1,067,783	366,802	1,434,585
2024 and Thereafter	3,119,021	695,291	3,814,312

Total Future Minimum Lease Payments	$8,667,673	$3,324,477	$11,992,150

In 2017, GTI entered into several related party transactions with respect to its leasing arrangements for three GTI dispensaries operating in Maryland, Nevada and Massachusetts. Wendy Berger, a director of the Corporation, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through the Wendy Berger 1998 Revocable Trust), Benjamin Kovler, the Chief Executive Officer and a director of the Corporation (through KP Capital, LLC), and Mr. Georgiadis, the Chief Financial Officer and a director of the Corporation (through Three One Four Holdings, LLC). The terms of these leases vary from 7 to 15 years. For the years ended December 31, 2018 and 2017, the Company recorded rent expense of $515,064 and $87,705, respectively, associated with these lease arrangements. For additional information on related party transactions, see Note 18.

(b)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations in that specific state or local jurisdiction. While management of the Company believes that the Company is in compliance with applicable local and state regulations at December 31, 2018, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

17.	COMMITMENTS AND CONTINGENCIES (Continued)

(c)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

18.	RELATED PARTIES TRANSACTIONS

(a)	Due from Related Parties

At December 31, 2018 and 2017, amounts due from related parties consisted of:

	2018	2017
Note receivable dated December 15, 2017, principal due by December 31, 2018, plus interest at 1.52%.	$—	$605,000

Note receivable dated July 20, 2017, principal due the earlier of July 19, 2018 or upon the achievement of defined capital raising activities; plus interest at 2.00%; note repaid on February 13, 2018.	—	575,000

Other	—	8,686

Total Due from Related Party	$—	$1,188,686

19.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, member contribution receivable, notes receivable, due from related parties, investments, accounts payable and accrued liabilities, notes payable, derivative liability, liability for acquisition of noncontrolling interest and contingent consideration payable.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

19.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

Financial Instruments (continued)

	As of December 31, 2018
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$145,986,072	$—	$—	$145,986,072
Notes Receivable	—	—	10,924,727	10,924,727
Investments	966,541	—	39,966,742	40,933,283
Liability for Redemption of Noncontrolling Interest	—	—	(25,420,009)	(25,420,009)
Derivative Liability	—	—	(4,238,701)	(4,238,701)
Contingent Consideration Payable	—	—	(9,035,250)	(9,035,250)

	$146,952,613	$—	$12,197,509	$159,150,122

	As of December 31, 2017
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$29,565,497	$—	$—	$29,565,497
Members Contribution Receivable	2,785,998	—	—	2,785,998
Due from Related Parties	1,188,686	—	—	1,188,686

	$33,540,181	$—	—	$33,540,181

There have been no transfers between fair value levels during the periods ended December 31, 2018 and 2017.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:

(a)	Credit Risk

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2018 is the carrying amount of cash and cash equivalents. The Company does not have significant credit risk with respect to its customers. All cash and cash equivalents are placed with major U.S. financial institutions.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as the majority of its sales are transacted with cash. As of December 31, 2018, the Company had approximately $1,013,000 of accounts receivable that were past due. Given management’s expectation that any credit losses will be nominal, no provision is provided.

The Company has also issued notes receivable to certain counterparties, as described in Note 5. These notes are issued to creditworthy entities with which the Company is familiar, and thus the Company expects that any credit losses will be nominal. This note was fully repaid in June 2019.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

19.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

Financial Risk Management (continued)

(b)	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the effective management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity at all times to settle obligations and liabilities when due.

In addition to the commitments outlined in Note 17, the Company has the following contractual obligations:

	< 1 Year	1 to 3 Years	3 to 5 Years	> 5 Years	Total
Accounts Payable and Accrued Liabilities	15,974,557	—	—	—	15,974,557
Notes Payable	1,480,660	3,574,300	1,962,178	197,319	7,214,457
Construction Commitments	12,901,000	—	—	—	12,901,000
Contingent Consideration Payable	—	9,035,250	—	—	9,035,250

(c)	Market Risk

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

20.	SEGMENT REPORTING

The Company operates in two segments: the cultivation, production and sale of cannabis via retail stores (wholesale) and retailing of cannabis to patients and consumers (retail). The below table presents revenues, depreciation and amortization and Income taxes by segment for the years ending December 31, 2018 and 2017:

	2018	2017
Revenues
Wholesale	$25,706,134	$8,375,953
Retail	41,994,791	9,924,970
Intersegment Eliminations/Corporate	(5,207,245)	(1,772,144)

Total Revenues	$62,493,680	$16,528,779

Depreciation and Amortization
Wholesale	$2,666,603	$526,404
Retail	2,461,117	111,880
Intersegment Eliminations/Corporate	56,260	8,644

Total Depreciation and Amortization	$5,183,980	$646,928

Income Taxes
Wholesale	$2,245,450	$—
Retail	4,938,145	214,000

Total Income Taxes	$7,183,595	$214,000

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

20.	SEGMENT REPORTING (Continued)

Goodwill assigned to the Wholesale segment as of December 31, 2018 and 2017 was $23,918,000 and $0 respectively. Intangible assets assigned to the Wholesale segment as of December 31, 2018 and 2017 was $46,540,000 and $0 respectively.

Goodwill assigned to the Retail segment as of December 31, 2018 and 2017 was $15,286,360 and $188,260 respectively. Intangible assets assigned to the Retail segment as of December 31, 2018 and 2017 was $41,825,678 and $14,161,995 respectively.

The Company’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 12 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

21.	SUBSEQUENT EVENTS

The Company closed on a number of acquisitions subsequent to the filing of our December 31, 2018 audit report. The Company evaluated each acquisition under ASC 805, Business Combinations and determined that each qualified as a business combination. Each acquisition was accounted for by applying the acquisition method, whereby the assets acquired, and liabilities assumed are recorded at fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Each acquisition was completed to further facilitate GTI’s expansion plans.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

21.	SUBSEQUENT EVENTS (Continued)

Below is a summary of the total consideration and initial accounting estimates for each acquisition (unaudited):

	Advanced Grow Labs, LLC	Integral Associates, LLC	Other Acquisitions
Cash Paid	$15,481,967	$52,807,500	$42,612,694
Shares of the Company Issued	79,959,170	273,146,014	118,038,863
Conversion of Previous Notes Receivable	—	—	27,525,800
Acquisition Liability	6,616,916	2,421,068	9,690,000
Contingent Consideration	8,197,000	35,531,000	9,136,000

Total Consideration	$110,255,053	$363,905,582	$207,003,357

Cash	$1,406,377	$744,825	$614,399
Inventory	1,906,828	10,107,303	1,427,034
Accounts Receivable	420,649	1,477,535	219,228
Prepaid Expenses	—	492,571	355,710
Property and Equipment	5,934,295	8,831,693	2,471,525
Right-of-Use Asset	470,703	1,655,309	1,198,042
Deposits and Other Assets	200,340	122,826	446,290
Intangible Assets:
Licenses and Permits	28,920,000	130,000,000	34,000,000
Tradename	930,000	—	20,000,000
Customer Relationships	17,750,000	30,000,000	15,220,000
Non-competition Agreements	100,000	—	2,465,000
Liabilities Assumed	(1,174,361)	(9,134,651)	(3,582,497)
Deferred Tax Liabilities	(12,815,000)	—	(17,191,200)

Total Identifiable Net Assets	44,049,831	174,297,411	57,643,531
Goodwill	66,205,222	189,608,171	149,359,826

Net Assets	$110,255,053	$363,905,582	$207,003,357

Pro Forma Financial Information

The below table summarizes the pro forma financial information for Advanced Grow Labs, LLC and Integral Associates, LLC as if the acquisition had occurred at January 1, 2018. Other acquisitions were not included in the pro forma financial information described below as they were not considered material to the consolidated results of GTI.

	For the Year ended December 31, 2018
	Green Thumb Industries	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
		Unaudited	Unaudited
Revenues, net of discounts	$62,493,680	$17,016,743	$60,261,432	—		$139,771,855
Net Income (Loss) Attributable To Green Thumb Industries Inc.	(5,243,917)	7,497,696	13,218,159	(18,989,033)	(a),(b)	(3,517,095)

(a)	Represents estimated amortization expense on intangible assets acquired as part of the acquisition of Advance Grow Labs, LLC and Integral Associates, LLC of $13,997,336.
(b)	Represents estimated income tax expense of $4,991,697 based on a 24% effective tax rate.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

21.	SUBSEQUENT EVENTS (Continued)

Business Acquisitions:

(a)	Acquisition of Advanced Grow Labs, LLC

On February 12, 2019, the Company acquired 100% of the ownership interests of Connecticut-based Advanced Grow Labs, LLC (AGL). AGL is licensed in Connecticut to grow and process cannabis. The acquisition includes a manufacturing facility and an ownership stake in a recently awarded dispensary, making AGL the only vertically licensed operator in the state. The transaction consideration was approximately $110.3 million, which included $15 million of cash, approximately 7.0 million Subordinate Voting Shares of GTI which were valued at approximately $80.0 million. The purchase agreement also included additional consideration based upon future performance targets (as detailed in the above table).

(b)	Acquisition of Integral Associates, LLC

On June 5, 2019, the Company acquired 100% of the ownership interests of Integral Associates. The acquisition included Integral Associate’s retail brand Essence, as well as two cultivation and processing facilities. The transaction consideration included $52 million paid in cash and approximately 20.8 million in Company Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon future performance targets of which an additional 3.9 million Subordinate Voting Shares have been issued to-date.

(c)	Acquisition of For Success Holding Company

On February 21, 2019, the Company acquired 100% of the ownership interests of For Success Holding Company, the Los Angeles-based creator of the lifestyle suite of Beboe branded products. Beboe is currently available in certain retail locations in California and Colorado and via home delivery across California. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of GTI Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon performance targets.

(d)	Acquisition of Fiorello Pharmaceuticals, Inc

On August 23, 2019, the Company acquired 100% of the ownership interests of New York-based Fiorello Pharmaceuticals, Inc. The consideration paid includes $46,000,000 of cash and 1,700,000 of the Company’s Subordinate Voting Shares. The acquisition includes the license and assets for one cultivation, one processing, and four retail facilities in New York.

Other Transactions:

(e)	Acquisition of KW Ventures Holdings, LLC

On January 1, 2019, the Company closed on its acquisition of KW Ventures Holdings, LLC (Firefly). Firefly holds a medical marijuana dispensary license from the Pennsylvania Department of Health and has operating dispensaries in Steelton, Carlisle, and York, Pennsylvania. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of Subordinate Voting Shares.

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

21.	SUBSEQUENT EVENTS (Continued)

Other Transactions: (continued)

(f)	Redemption of Noncontrolling Interests in GTI Pennsylvania, LLC

On January 7, 2019, the Company closed on its acquisition of the remaining membership interest in GTI Pennsylvania, LLC from two noncontrolling partners. Following the transaction, the Company owns 100% of GTI Pennsylvania, LLC. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of 31,000 Multiple Voting Shares. Please see Note 15 for additional detail.

(g)	Issuance of Debt

On April 12, 2019, the Company completed a private placement of $12,500,000 in six-month senior secured promissory notes. The Company has the right to draw an additional $12,500,000 from the lenders at any time within 120 days of closing. The notes accrue interest at an annual rate of 10.5%, payable on a monthly basis commencing June 1, 2019. Each $12,500,000 tranche also includes warrants to purchase 109,484 Subordinate Voting Shares at an exercise price of CAD $22.90, which can be exercised 42 months after the closing.

On May 22, 2019, the Company completed a private placement of approximately $105.5 million in three-year senior secured promissory notes and extinguished the notes issued on April 12, 2019. The Company has the right to raise an additional approximately $44.5 million under the credit facility at any time within 180 days of closing. The Company also has the sole discretion to extend the financing an additional twelve months. The notes accrue interest at an annual rate of 12.0%, payable in cash on a quarterly basis commencing June 30, 2019. The purchasers of the Notes also received warrants to purchase 1,822,771 Subordinate Voting Shares at an exercise price of CAD $19.39, which can be exercised 60 months after the closing.

As part of the transaction reference in “h” below, GTI entered into the first amendment of the Notes Purchase Agreement whereby among other things, the amended agreement reduced the additional amount of funds available for borrowing from $44.5 million to $24.5 million and extended the time frame in which GTI may borrow these funds an additional 180 days to May 2020. As of September 30, 2019, GTI has not drawn any additional funds from the lenders.

(h)	Sale and Leaseback Transaction

On November 12, 2019, the Company closed on a transaction to sell its Danville, Pennsylvania cultivation and processing facility to an unrelated third party. GTI will lease back the facility via a long-term agreement and continue to operate and manage it.

The purchase price for the property was $20,300,000, excluding transaction costs. GTI is also expected to make certain improvements to the property that will significantly enhance production capacity, for which GTI will be reimbursed up to $19,300,000. Assuming full reimbursement for such improvements, the total investment in the property will be $39,600,000.

As part of this transaction, GTI entered into the first amendment of the Notes Purchase Agreement whereby among other things, the amended agreement reduced the additional amount of funds available for borrowing from $44,533,571 to $24,533,571 and extended the time frame in which GTI may borrow these funds an additional 180 days to May 2020. Upon the execution of the amendment to the Note Purchase Agreement,

GREEN THUMB INDUSTRIES INC. (formerly Bayswater Uranium Corporation)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

21.	SUBSEQUENT EVENTS (Continued)

Other Transactions (continued)

(h)	Sale and Leaseback Transaction (Continued)

the Purchasers of the notes received warrants to purchase 365,067 Subordinate Voting Shares at an exercise price of C$12.04 per share, which can be exercised for 60 months from the date of issuance. As of September 30, 2019, GTI has not drawn any additional funds from the lenders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of

Green Thumb Industries (GTI) Group of Companies

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Green Thumb Industries (GTI) Group of Companies (the “Company”) as of December 31, 2017 and 2016, the related combined statements of operations, changes in members’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

December 20, 2019

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Combined Balance Sheets

At December 31, 2017 and 2016

	2017	2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$29,565,497	$12,955,518
Accounts Receivable	892,373	300,347
Members Contribution Receivable	2,785,998	—
Due from Related Party	1,188,686	—
Inventories	3,862,862	1,574,960
Prepaid Expenses and Other Current Assets	550,389	153,546

Total Current Assets	38,845,805	14,984,371
Property and Equipment, Net	31,558,357	16,276,574
Intangible Assets, Net	14,161,995	3,384,575
Goodwill	188,260	—
Deposits and Other Assets	1,458,833	397,065

TOTAL ASSETS	$86,213,250	$35,042,585

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$4,044,760	$431,662
Accrued Liabilities	1,160,521	1,186,940
Current Portion of Notes Payable	8,861,376	2,000,000
Income Tax Payable	214,000	—

Total Current Liabilities	14,280,657	3,618,602
Long-Term Liabilities:
Deferred Rent	301,105	—
Notes Payable, Net of Current Portion	7,206,673	—

TOTAL LIABILITIES	21,788,435	3,618,602

Multiple Voting Shares (Shares Authorized: Unlimited, Shares Issued: 64,408,300, Shares Outstanding: 64,408,300)	—	—

Super Voting Shares (Shares Authorized: Unlimited, Shares Issued: 43,119,800, Shares Outstanding: 43,119,800)	—	—
Share Capital	65,308,240	34,957,124
Accumulated Deficit	(4,249,775)	(3,533,141)

Equity of Green Thumb Industries Inc.	61,058,465	31,423,983
Noncontrolling interests	3,366,350	—

TOTAL EQUITY	64,424,815	31,423,983
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$86,213,250	$35,042,585

The accompanying notes are an integral part of these combined financial statements

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Combined Statements of Operations

Years Ended December 31, 2017 and 2016

	2017	2016
Revenues, net of discounts	$16,528,779	$7,213,711
Cost of Goods Sold	(9,807,775)	(5,549,266)

Gross Profit	6,721,004	1,664,445

Expenses:
General and Administrative	11,039,124	4,540,518
Sales and Marketing	190,384	51,345
Depreciation and Amortization	261,264	71,807

Total Expenses	11,490,772	4,663,670

Loss From Operations	(4,769,768)	(2,999,225)

Other Income (Expense):
Other Income (Expense), net	544,399	(308,827)
Interest Expense, net	(432,448)	(225,089)

Total Other Income (Expense)	111,951	(533,916)

Loss Before Provision for Income Taxes And Non-Controlling Interest	(4,657,817)	(3,533,141)

Provision For Income Taxes	214,000	—

Net Loss Before Non-Controlling Interest	(4,871,817)	(3,533,141)
Net Loss Attributable To Non-Controlling Interest	(622,042)	—

Net Loss Attributable To GTI Group of Companies	$(4,249,775)	$(3,533,141)

Net Loss per share - diluted	(0.07)	(0.07)
Weighted average number of shares outstanding - diluted	63,123,183	47,174,962

The accompanying notes are an integral part of these combined financial statements

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Combined Statements of Members’ Equity

Years Ended December 31, 2017 and 2016

	Members’ Equity	Non-Controlling Interest	Total
Balance, January 1, 2016	$23,560,315	$—	$23,560,315
Contributions from members	11,401,809	—	11,401,809
Distributions to members	(5,000)	—	(5,000)
Net Loss	(3,533,141)	—	(3,533,141)

Balance, December 31, 2016	31,423,983	—	31,423,983
Contributions from members	65,385,608	774,468	66,160,076
Conversion of note payable and accrued interest into Class B units	—	2,279,452	2,279,452
Member contributions receivable	2,785,998	—	2,785,998
Distributions payable to members	(279,750)	—	(279,750)
Initial consolidation of Maryland Entities	—	934,472	934,472
Distributions to members	(34,007,599)	—	(34,007,599)
Net loss	(4,249,775)	(622,042)	(4,871,817)

Balance, December 31, 2017	$61,058,465	$3,366,350	$64,424,815

The accompanying notes are an integral part of these combined financial statements

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Combined Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to GTI Group of Companies	$(4,249,775)	$(3,533,141)
Net loss attributable to non-controlling interest	(622,042)	—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	689,988	493,185
Income from joint venture	—	(184,796)
Deferred rent	301,105	—
Changes in operating assets and liabilities:
Accounts receivable	(592,026)	(238,166)
Inventory	(1,804,844)	(537,714)
Prepaid expenses and other current assets	(394,922)	(132,490)
Deposits and other assets	(901,768)	202,074
Accounts payable	3,098,293	(296,989)
Accrued liabilities	(26,717)	780,774
Income tax payable	214,000	—

NET CASH USED IN OPERATING ACTIVITIES	(4,288,708)	(3,447,263)

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(14,244,340)	(1,130,082)
Advances to related party	(1,188,686)	—
Purchases of licenses	(220,000)	(3,321,075)
Purchase of business, net of cash acquired	(10,372,385)	—

NET CASH USED IN INVESTING ACTIVITIES	(26,025,411)	(4,451,157)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	66,160,076	11,401,809
Distributions to members	(34,007,599)	(5,000)
Proceeds from issuance of notes payable	15,000,000	2,000,000
Principal repayments of notes payable	(228,379)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	46,924,098	13,396,809

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,609,979	5,498,389
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	12,955,518	7,457,129

CASH AND CASH EQUIVALENTS, END OF YEAR	$29,565,497	$12,955,518

The accompanying notes are an integral part of these combined financial statements

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Combined Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$149,081	$—

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of convertible notes and accrued interest into equity	$2,279,452	$—

Initial consolidation of Maryland Entities, net of cash aquired
Prepaid expenses	$1,921	$—
Property and equipment	1,287,356	$—
Deposits	160,000	$—
Accounts payable	(514,805)	$—

	$934,472

Acquisition (Note 5)
Inventory	$483,058
Property and equipment	397,015
Identifiable intangible assets	10,600,480
Goodwill	188,260
Liability assumed	(1,296,428)

	$10,372,385

Distributions payable to members	$279,750	$—

Due from investors for equity contributions	$2,785,998	$—

The accompanying notes are an integral part of these combined financial statements

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

1.	NATURE OF OPERATIONS

Green Thumb Industries (the “Company” or “GTI”) is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns cultivation, processing, and retail licenses across five State markets (Illinois, Maryland, Nevada, Pennsylvania and Massachusetts). The Company is fully licensed in its State markets and has acquired its various State licenses through competitive application processes and / or via purchase.

In addition to the States listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, production or retail licenses

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The combined financial statements for the year ended December 31, 2017 and 2016, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

On June 12, 2018, Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater) (“Subco”), VCP23, LLC (“VCP”), GTI23, Inc. (“GTI23”) and GTI Finco entered into a Business Combination Agreement whereby the Corporation, Subco, VCP, GTI23 and GTI Finco combined their respective businesses (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. The subscription receipts of GTI Finco were then released from escrow.

In connection with the Transaction completed on June 12, 2018, the Corporation changed its name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated its existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares of the Corporation. Such share consolidation has been reflected retrospectively in these consolidated financial statements.

The Corporation, Subco and GTI Finco were parties to a three-cornered amalgamation (“Amalgamation”) whereby GTI Finco shareholders received Subordinate Voting Shares of the Corporation on a one-for-one basis and members of VCP contributed their membership interests to GTI23 for shares of GTI23 and then contributed their shares of GTI23 to GTI in exchange for Super Voting Shares and Multiple Voting Shares of GTI.

GTI was the acquirer for accounting purposes and the net assets of Bayswater acquired were nil.

Pursuant to the reverse merger, the historical financial statements of Green Thumb Industries, Inc. (the accounting acquirer) become the historical financial statements of Bayswater Uranium Corporation (legal acquirer) on a go forward basis. As a result, Green Thumb Industries, Inc. has retroactively restated its share capital on a per share basis pursuant to Accounting Standards Codification (ASC) 805, Business Combinations to reflect that of the legal acquirer.

(b)	Basis of Measurement

These combined financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These combined financial statements are presented in U.S. dollars.

(d)	Basis of Combination

The accompanying combined financial statements include entities which are controlled either through common control or common management. Common control exists when the same group of shareholders and/or Board members have the power, directly or indirectly, to govern the financial and operating policies of multiple entities and to expose them to variable returns from their activities. Common management exists when entities operate under the terms of management service agreements that empower the same group of people or entities to directly or indirectly govern the financial and operating policies of multiple entities and to expose them to the variable returns from their activities. All entities were either under common control or common management throughout the year ended December 31, 2017.

The combined financial statements for the year ended December 31, 2017 included the accounts of the following entities, either through common control (“CC”) or common management (“CM”).

•	RCP23, LLC, a Delaware limited liability company – CC and CM

•	VCP23, LLC, a Delaware limited liability company – CC and CM

•	GTI Clinic Illinois Holdings, LLC, an Illinois limited liability company – CC

All significant intercompany balances and transactions were eliminated in combination.

(e)	Non-controlling interests

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction by transaction basis. GTI elected to measure each NCI at its proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

(f)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.

(g)	Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer circumstances. As of December 31, 2017, and 2016, the Company determined that an allowance for doubtful accounts was not required and no accounts were written off during the periods presented

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.

Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

(i)	Property and Equipment

Property and equipment are stated at cost, including capitalized borrowing costs, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Furniture and Fixtures	5 – 7 Years
Computer Equipment and Software	5 Years
Leasehold Improvements	Remaining Life of Lease
Manufacturing Equipment	5 - 7 Years
Assets Under Construction	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

(j)	Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any, over the following terms:

Licenses and Permits	15 years
Tradenames	Indefinite
Patient Relationships	5 years
Non-competition Agreements	2 years

The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill is either assigned to a specific reporting unit or allocated between reporting units based on the relative fair value of each reporting unit.

Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

The Company reviews indefinite-lived intangible assets, which includes goodwill, annually at fiscal year-end for impairment or more frequently if events or circumstances indicate that the carrying value may not be recoverable. An impaired asset is written down to its estimated fair value based on the most recent information available. The Company assesses the fair values of its intangible assets, and its reporting unit for goodwill testing purposes, using an income-based approach. Under the income approach, fair value is based on the present value of estimated future cash flows. The income approach is dependent on a number of factors, including forecasted revenues and expenses, appropriate discount rates and other variables. The annual impairment review utilizes the estimated fair value of the intangible assets and the overall reporting unit and compares the estimated fair values to the carrying values as of the testing date. If the carrying value of these intangible assets or the reporting unit exceeds the fair values, the Company would then use the fair values to measure the amount of any required impairment charge. No impairment charge was recognized for intangible assets for any of the fiscal periods presented.

(l)	Leased Assets

A lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to ownership to the lessee. All other leases are classified as operating leases. Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed. Lease inducement, which corresponds to a free rent period are deferred and recognized as an expense on straight line basis over the period the inducement was received.

(m)	Convertible Promissory Note Payable

At December 31, 2017, the Company had a convertible promissory note. Management evaluated the convertible note to determine whether the conversion feature required bifurcation from the host instrument, which management concluded it did not, and whether the conversion feature was a beneficial conversion feature, which similarly was concluded to not be beneficial. Accordingly, the convertible note was accounted for entirely as a liability instrument through conversion.

(n)	Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(n)	Income Taxes (continued)

reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are measured using the enacted taxes rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

For the year ended December 31, 2017, Federal and State income tax expense totaled $214,000 and is computed on taxable income of GTI Nevada LLC, in which GTI Core, LLC holds a 57.5% ownership interest. In 2017, GTI Core, LLC elected to be taxed as a C Corporation. For the years ended December 31, 2017 and 2016, all of the other Green Thumb Industries (GTI) Group of Companies were treated as limited liability companies and, accordingly, taxable income and losses flowed through to the respective members.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

(o)	Revenue Recognition

Revenue is recognized at the fair value of consideration received or receivable. Revenue from the sale of goods is recognized when all the following conditions have been satisfied, which are generally met once the products are shipped to customers:

•	The Company has transferred the significant risks and rewards of ownership of the goods to the customer;

•	The Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	The amount of revenue can be measured reliably;

•	It is probable that the economic benefits associated with the transaction will flow to the customer; and

•	The costs incurred or to be incurred in respect of the transaction can be measured reliably.

(p)	Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)	Fair Value of Financial Instruments (continued)

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the years ended December 31, 2017 and 2016.

(q)	Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s combined statement of operations.

(r)	Loss per Share

Basic loss per share is calculated using the treasury stock method, by dividing the net loss attributable to shareholders by the weighted average number of common shares outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding common shares and consequently are not included in the loss per share calculations.

Diluted income per share is calculated by adjusting the weighted average number of common shares outstanding to assume conversion of all dilutive potential common shares. In order to determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive stock options would be used to repurchase common shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of stock options and convertible debt that would increase diluted earnings per share or decrease loss per share. The Company did not issue nor were there any restricted stock units or stock options outstanding at December 31, 2017 and 2016.

(s)	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s)	Business Combinations (continued)

transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Combined Statements of Operations immediately as a gain or loss on acquisition.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss.

(t)	Foreign Currency

Assets and liabilities denominated in currencies other than GTI’s functional currency are initially measured in the functional currencies at the transaction date exchange rate (as applicable). Monetary assets are re-measured at the rate of exchange in effect as of the balance sheet date. Revenues and expenses are translated at the transaction date exchange rate. Foreign currency gains and losses resulting from translation are reflected in net comprehensive loss for the period. GTI did not have any foreign currency transactions during 2017 or 2016.

(u)	Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There was no impairment charge related to intangible assets or property, plant and equipment for the years ended December 31, 2017 and 2016.

(v)	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Company’s combined financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Significant Accounting Judgments, Estimates and Assumptions (continued)

assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments estimates and assumptions that have the most significant effect on the amounts recognized in the combined financial statements are described below.

(i)	Estimated Useful Lives and Amortization of Intangible Assets (Also see Note 2(j))

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

From time to time, the Company reviews the useful lives assigned to each of its intangible assets and may make adjusts to those useful lives if the Company determines that the pattern in which the economic benefits associated with those intangibles is different than initially determined.

(ii)	Business Combinations

Classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgment. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

In determining the fair value of all identifiable assets, liabilities and contingent liabilities acquired, the most significant estimates relate to contingent consideration and intangible assets. Management exercises judgement in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied.

(iii)	Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Significant Accounting Judgments, Estimates and Assumptions (continued)

(iv)	Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(v)	Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 10 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represent the markets in which GTI operates as of December 31, 2017: Illinois, Maryland, Massachusetts, Nevada and Pennsylvania.

(vi)	Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible accounts by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the balance sheet date.

(vii)	Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. For further details, see Note 12.

(w)	Significant Accounting Pronouncements Applicable in Future Years

(i)	In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)	Significant Accounting Pronouncements Applicable in Future Years (continued)

2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted.

(ii)

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted; however the Company plans to adopt the standard in the first quarter of 2019. Upon adoption of ASU 2016-02, the Company anticipates recording material right-of-use assets and lease liabilities.

(iii)

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), which outlines a single comprehensive model for entities to use in accounting for revenue using a five-step process that supersedes virtually all existing revenue guidance. ASU 2014-09 also requires additional quantitative and qualitative disclosures. In August 2015, the FASB issued Accounting Standards Update No. 2015-14 “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date of ASU 2014-09 to January 1, 2018. Early adoption of ASU 2014-09 is permitted; however, the Company will adopt the standard in the first quarter of 2018. The standard allows the option of either a full retrospective adoption, meaning the standard is applied to all periods presented, or a modified retrospective adoption, meaning the standard is applied only to the most current period. The Company will apply the modified retrospective approach when adopting the standard in 2018. Based on the Company’s assessment, the adoption of this new standard is not expected to have an impact on the amounts recognized in its combined financial statements.

3.	INVENTORIES

The Company’s inventories include the following at December 31:

	2017	2016
Raw Material
Harvested Cannabis	$601,227	$477,675
Packaging and Miscellaneous	500,765	138,378

Total Raw Material	1,101,992	616,053
Work in Process	1,357,535	686,745
Finished Goods	1,403,335	272,162

Total Inventories	$3,862,862	$1,574,960

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

4.	PROPERTY AND EQUIPMENT

At December 31, property and equipment consists of:

	2017	2016
Land	$1,626,989	$1,116,641
Buildings and Improvements	13,999,703	13,814,275
Furniture and Fixtures	505,268	258,135
Computer Equipment and Software	381,029	15,958
Leasehold Improvements	2,350,287	298,037
Manufacturing Equipment	1,128,835	761,717
Assets Under Construction	12,762,563	561,200

Total Property and Equipment, Gross	32,754,674	16,825,963
Less: Accumulated Depreciation	(1,196,317)	(549,389)

Property and Equipment, Net	$31,558,357	$16,276,574

Assets under construction represent construction in progress related to both cultivation and dispensary facilities not yet completed or otherwise not placed in service.

Depreciation expense for the years ended December 31, 2017 and 2016, totaled $646,928 and $493,185, respectively, of which $428,724 and $421,378, respectively, is included in cost of goods sold.

5.	ACQUISITIONS

3C Compassionate Care Center, LLC

On October 2, 2017, the Company acquired all of the assets of 3C Compassionate Care Center, LLC in exchange for a total consideration of $11,668,813. The acquisition was accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The assets consisted primarily of the state of Illinois issued dispensary license and customer relationships.

Goodwill is allocated to the reporting unit or reporting unit’s which are expected to benefit from the synergies of the combination. Goodwill is not deductible for income tax purposes, and as such there are no deferred tax liabilities related to goodwill.

The following table summarizes the consideration for the acquisition:

Cash Paid	$10,372,385
Liability Assumed (See Note 7)	1,296,428

Total Consideration	$11,668,813

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

5.	ACQUISITIONS (Continued)

3C Compassionate Care Center, LLC (continued)

The following table summarizes the finalized purchase price allocation:

Inventories	$483,058
Property and Equipment	397,015
Intangible Assets:
Licenses and Permits	9,400,000
Patient Relationships	820,000
Tradename	360,000
Non-competition Agreements	20,480

Total Identifiable Net Assets	11,480,553
Goodwill	188,260

Net Assets	$11,668,813

Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred. Goodwill is allocated to the reporting unit or reporting unit’s which are expected to benefit from the synergies of the combination.

On January 1, 2018, the Company recorded $2,800,000 of deferred tax liabilities as a result of tax consequences of this acquisition.

For the year ended December 31, 2017, the acquired entity accounted for $368,961 in net income since October 2, 2017. This amount included revenues of $1,887,433. Revenues and net income from January 1, 2017 through the acquisition date were $4,334,408 and $911,399, respectively.

6.	INTANGIBLE ASSETS

At December 31, 2017 and 2016 intangible assets consisted of the following:

	Licenses and Permits	Tradenames	Customer Relationships	Non-Competition Agreements	Total
Cost
As at December 31, 2016	$3,384,575	$—	$—	$—	$3,384,575
Additions	220,000	—	—	—	220,000
Additions from acquisitions	9,400,000	360,000	820,000	20,480	10,600,480

As at December 31, 2017	$13,004,575	$360,000	$820,000	$20,480	$14,205,055

Accumulated Amortization
As at December 31, 2016	$—	$—	$—	$—	$—
Amortization	—	—	40,500	2,560	43,060

As at December 31, 2017	$—	$—	$40,500	$2,560	$43,060

Net book value
As at December 31, 2016	$3,384,575	$—	$—	$—	$3,384,575
As at December 31, 2017	$13,004,575	$360,000	$779,500	$17,920	$14,161,995

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

6.	INTANGIBLE ASSETS (Continued)

Intangible assets with finite lives are amortized over their estimated useful lives. The Company recorded amortization expense of $43,060 and $0 for the years ended December 31, 2017 and 2016, respectively. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition. Management determined amortization of licenses are immaterial for 2017 and 2016.

The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2017:

Year Ending December 31	Estimated Amortization
2018	$1,064,500
2019	1,061,940
2020	1,054,260
2021	1,054,260
2022	1,013,760
Thereafter	8,913,275

$14,161,995

Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives (if the Company determines that the pattern in which the economic benefits associated with those intangibles is different than initially determined) or other relevant factors or changes.

7.	NOTES PAYABLE

At December 31, notes payable consisted of the following:

	2017	2016
Promissory note dated October 2, 2017, in the original amount of $2,500,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $55,611 including interest at 12.5% per annum.	$2,438,472	$—
Promissory note dated October 2, 2017, in the original amount of $5,000,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $112,490 including interest at 12.5% per annum.	4,876,943	—
In connection with the acquisition described in note 5, the Company is required to make quarterly charitable contributions of $50,000 through October 2024. The net present value of these required payments has been recorded as a liability with an interest rate of 2.17%.	1,252,634	—
Convertible note dated October 31, 2017, in the original amount of $3,000,000 issued to accredited investors, which matures January 31, 2019, and bears interest at a rate of 8.00% per annum. The note and unpaid accrued interest were converted on April 1, 2018, to an 11% member interest in GTI Pennsylvania, LLC.	3,000,000	—
Convertible note dated September 22, 2017, in the original amount of $4,500,000 issued to accredited investors, which matures December 22, 2018, and bears interest at a rate of 8.00% per annum. The note and unpaid accrued interest were converted on April 1, 2018, to a 16.5% member interest in GTI Pennsylvania, LLC.	4,500,000	—

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

7.	NOTES PAYABLE (Continued)

	2017	2016
Convertible note dated March 18, 2016, in the original amount of $2,000,000 issued to accredited investors and bore interest at a rate of 15% per annum. The note and unpaid accrued interest were converted into 20 membership units of GTI Nevada LLC during 2017.	$—	$2,000,000

Total Notes Payable	16,068,049	2,000,000
Less: Current Portion of Notes Payable	(8,861,376)	(2,000,000)

Notes Payable, Net of Current Portion	$7,206,673	$—

Stated maturities of debt obligations are as follows:

Year Ending December 31,
2018	$8,861,376
2019	888,412
2020	831,815
2021	768,041
2022	585,513
Thereafter	4,132,893

$16,068,049

	Notes Payable	Convertible Notes Payable	Total
Balance at December 31, 2015	$—	$—	$—
Issuances	—	2,000,000	2,000,000

Balance at December 31, 2016	$—	$2,000,000	$2,000,000
Issuances	8,796,429	8,248,940	17,045,369
Repayments	(228,380)	—	(228,380)
Conversion to equity	—	(2,748,940)	(2,748,940)

Balance at December 31, 2017	$8,568,049	$7,500,000	$16,068,049

The promissory notes with outstanding balances at December 31, 2017 of $2,438,472 and $4,876,943 are collateralized by substantially all of the assets of GTI Clinic Illinois Holdings LLC and affiliates and certain real estate which totaled $35,193,524 as of December 31, 2017.

Interest expense associated with notes payable and convertible notes payable included in the combined statement of operations totaled $222,235 and $0 for the years ended December 31, 2017 and 2016, respectively and $210,132 and $236,712 for the years ended December 31, 2017 and 2016, respectively.

In connection with the notes dated October 2, 2017, the Company is required to comply with certain financial covenants. At December 31, 2017, the Company was in compliance with these covenants.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

8.	SHARE CAPITAL

(a)	Authorized

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting shares are entitled to receive dividends which may be declared from time to time, and are entitled to one vote per share at shareholder meetings of the Company. All Subordinate Voting shares are ranked equally with regard to the Company’s residual assets. The Company is authorized to issue an unlimited number of no par value Subordinate Voting shares.

(ii)	Multiple Voting Shares

Each Multiple Voting share is exchangeable for 100 Subordinate Voting shares. The Company has 376,811 issued and outstanding multiple voting shares, which convert into 37,681,100 subordinate voting shares. The Company is authorized to issue an unlimited number of Multiple Voting shares.

(iii)	Super Voting Shares

Each Super Voting share is exchangeable for 100 Subordinate Voting shares. The Company has 402,289 issued and outstanding Super Voting shares which converts into 40,228,900 subordinate voting shares. The Company is authorized to issue an unlimited number of super voting shares.

The authorized members’ equity of the Company consists of Class A, B and C units. Total authorized shares by class are designated by the Board of Directors for specific purposes. Shares are issued directly or upon exercise of conversion of debt.

In 2014, the Company issued 100 shares of Class A units of Clinic Illinois Holdings, LLC, of which 75% are owned by GTI II, LLC and 25% by an unrelated third party. Contributions by members totaling $5,958,500 were made during the year ended December 31, 2014, of which $4,000,000 was repaid as distributions. These Class A units remain outstanding at December 31, 2016 and 2017 with a value of $1,958,500 included in members’ equity at January 1, 2016.

During the years ended December 31, 2017 and 2016, contributions by members, net of distributions to members, were $31,403,537 and $11,396,809, respectively, representing the issuance of Class B member units. In addition, at December 31, 2017, certain Class B unit holders owed the Company approximately $2,786,000 for their share of capital committed to the Company, all of which was collected in the following year. Accordingly, this amount is included in members’ equity with offset in members contribution receivable within the accompanying combined balance sheet.

During the year ended December 31, 2017, 16.29 Class C shares were issued. however, no cash was received for these shares. These shares had no value as of December 31, 2017.

9.	NON-CONTROLLING INTEREST

In February 2017, an unrelated third party converted its note and accrued interest totaling $2,279,452 for an approximate 42.5% interest (20 membership units) in GTI Nevada LLC. Subsequently, the third party contributed $748,940 to GTI Nevada LLC, representing its share of total amounts contributed to expand retail operations.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

9.	NON-CONTROLLING INTEREST (Continued)

In connection with an operating agreement reached in August 2017, GTI Core, LLC effectively assumed control over the operations of an entity which holds multiple Maryland licenses. This entity also contributed assets in exchange for an ownership interest in a GTI subsidiary. Both entities are included in the combined financial statements with a resulting non-controlling interest reflected therein.

10.	COMMITMENTS AND CONTINGENCIES

(a)	Office and Operating Leases

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The leases expire through 2028 and contain renewal provisions. Additionally, certain leases provide for rent abatement, and rent expense is calculated on straight-line basis over the terms of the leases with the incentives reported as deferred rent. The Company’s net rent expense for the years ended December 31, 2017 and 2016, was approximately $927,000 and $197,000, respectively.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year Ending December 31	Third Parties	Related Parties	Total
2018	$964,311	$447,328	$1,411,639
2019	989,716	456,274	1,445,990
2020	925,154	465,400	1,390,554
2021	915,718	474,708	1,390,426
2022	726,757	378,817	1,105,574
2023 and Thereafter	1,604,343	349,322	1,953,665

Total Future Minimum Lease Payments	$6,125,999	$2,571,849	$8,697,848

During 2017, GTI entered into several related party transactions with respect to its leasing arrangements for three GTI dispensaries operating in Maryland, Nevada and Massachusetts. Wendy Berger, a director of the Corporation, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through the Wendy Berger 1998 Revocable Trust), Benjamin Kovler, the Chief Executive Officer and a director of the Corporation (through KP Capital, LLC), and Mr. Georgiadis, the Chief Financial Officer and a director of the Corporation (through Three One Four Holdings, LLC). The terms of these leases vary from 7 to 15. Rent expense under these leases totaled $144,000 and $0 for the years ended December 31, 2017, and 2016, respectively.

For additional information on related party transactions, see Note 11.

(b)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2017,

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

10.	COMMITMENTS AND CONTINGENCIES (Continued)

(b)	Contingencies (continued)

medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(c)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2017, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s combined operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

11.	RELATED PARTY TRANSACTIONS

Due from Related Party

At December 31, 2017 and 2016, amounts due from related party consisted of:

	2017	2016
Note receivable dated December 15, 2017, principal due by December 31, 2018, plus interest at 1.52%.	$605,000	$—
Note receivable dated July 20, 2017, principal due the earlier of July 19, 2018 or upon the achievement of defined capital raising activities; plus interest at 2%; note repaid on February 13, 2018.	575,000	—
Other	8,686

Total Due from Related Party	$1,188,686	$—

The note receivable of $605,000 is due from Wendy Berger, a director of the Company. In addition, the note receivable of $575,000 is due from Mosaic Real Estate Sparks LLC which is managed by an entity in which Wendy Berger is a principal.

12.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, member contribution receivable, notes receivable, due from related parties, investments, accounts payable and accrued liabilities, notes payable, derivative liability, liability for acquisition of noncontrolling interest and contingent consideration payable.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

12.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

	As of December 31, 2017
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$29,565,497	$—	$—	$29,565,497
Members Contribution Receivable	2,785,998	—	—	2,785,998
Due from Related Parties	1,188,686	—	—	1,188,686

	$33,540,181	$—	$—	$33,540,181

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$12,955,518	$—	$—	$12,955,518

There have been no transfers between fair value levels during the periods ended December 31, 2017 and 2016.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:

(a)	Credit Risk

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2017 and 2016 is the carrying amount of cash and cash equivalents. The Company does not have significant credit risk with respect to its customers. All cash and cash equivalents are placed with major U.S. financial institutions.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk, but has limited risk as the majority of its sales are transacted with cash.

(b)	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure.

The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

12.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

(b)	Liquidity Risk (continued)

In addition to the commitments outlined in Note 10, the Company has the following contractual obligations:

	< 1 Year	1 to 3 Years	3 to 5 Years	> 5 Years	Total
Accounts Payable and Accrued Liabilities	5,205,281				5,205,281
Notes Payable	8,861,376	1,720,227	1,353,553	4,132,893	16,068,049

(c)	Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

13.	SEGMENT REPORTING

The Company operates in two segments: the cultivation, production and sale of cannabis via retail stores (wholesale) and retailing of cannabis to patients and consumers (retail). The below table presents revenues by segment for the years ended December 31, 2017 and 2016:

Revenues	2017	2016
Wholesale	$8,375,953	$4,227,102
Retail	9,924,970	3,752,352
Intersegment Eliminations/Corporate	(1,772,144)	(782,214)

Total Revenues	$16,528,779	$7,197,240

The Company’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 10 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

Goodwill assigned to the Retail segment as of December 31, 2017 and 2016 was $188,260 and $0 respectively. Intangible assets assigned to the Retail segment as of December 31, 2017 and 2016 was $14,161,995 and $3,384,575, respectively.

14.	SUBSEQUENT EVENTS

The Company closed on a number of acquisitions during 2019. The Company evaluated each acquisition under ASC 805, Business Combinations and determined that each qualified as a business combination. Each acquisition was accounted for by applying the acquisition method, whereby the assets acquired, and liabilities assumed are recorded at fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Each acquisition was completed to further facilitate GTI’s expansion plans.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

14.	SUBSEQUENT EVENTS (Continued)

Below is a summary of the total consideration and initial accounting estimates for each acquisition (unaudited):

	Advanced Grow Labs, LLC	Integral Associates, LLC	Other Acquisitions
Cash Paid	$15,481,967	$52,807,500	$42,612,694
Shares of the Company Issued	79,959,170	273,146,014	118,038,863
Conversion of Previous Notes Receivable	—	—	27,525,800
Acquisition Liability	6,616,916	2,421,068	9,690,000
Contingent Consideration	8,197,000	35,531,000	9,136,000

Total Consideration	$110,255,053	$363,905,582	$207,003,357

Cash	$1,406,377	$744,825	$614,399
Inventory	1,906,828	10,107,303	1,427,034
Accounts Receivable	420,649	1,477,535	219,228
Prepaid Expenses	—	492,571	355,710
Property and Equipment	5,934,295	8,831,693	2,471,525
Right-of-Use Asset	470,703	1,655,309	1,198,042
Deposits and Other Assets	200,340	122,826	446,290
Intangible Assets:
Licenses and Permits	28,920,000	130,000,000	34,000,000
Tradename	930,000	—	20,000,000
Customer Relationships	17,750,000	30,000,000	15,220,000
Non-competition Agreements	100,000	—	2,465,000
Liabilities Assumed	(1,174,361)	(9,134,651)	(3,582,497)
Deferred Tax Liabilities	(12,815,000)	—	(17,191,200)
Total Identifiable Net Assets	44,049,831	174,297,411	57,643,531
Goodwill	66,205,222	189,608,171	149,359,826

Net Assets	$110,255,053	$363,905,582	$207,003,357

Pro Forma Financial Information

The below table summarizes the pro forma financial information for Advanced Grow Labs, LLC and Integral Associates, LLC as if the acquisition had occurred at January 1, 2017. Other acquisitions were not included in the pro forma financial information described below as they were not considered material to the combined results of GTI.

	For the Year ended December 31, 2017
	Green Thumb Industries	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
		Unaudited	Unaudited
Revenues, net of discounts	$16,528,779	$13,979,514	$30,420,101			$60,928,394
Net Income (Loss) Attributable To Green Thumb Industries Inc.	(4,249,775)	7,721,627	6,983,028	(16,699,653)	(a),(b)	$(6,244,772)

(a)	Represents estimated amortization expense on intangible assets acquired as part of the acquisition of Advance Grow Labs, LLC and Integral Associates, LLC of $13,997,336.
(b)	Represents estimated income tax expense of $2,702,317 based on a 24% effective tax rate.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

14.	SUBSEQUENT EVENTS (Continued)

Business Acquisitions:

(a)	Acquisition of Advanced Grow Labs, LLC

On February 12, 2019, the Company acquired 100% of the ownership interests of Connecticut-based Advanced Grow Labs, LLC (AGL). AGL is licensed in Connecticut to grow and process cannabis. The acquisition includes a manufacturing facility and an ownership stake in a recently awarded dispensary, making AGL the only vertically licensed operator in the state. The transaction consideration was approximately $110.3 million, which included $15 million of cash, approximately 7.0 million Subordinate Voting Shares of GTI which were valued at approximately $80.0 million. The purchase agreement also included additional consideration based upon future performance targets (as detailed in the above table).

(b)	Acquisition of Integral Associates, LLC

On June 5, 2019, the Company acquired 100% of the ownership interests of Integral Associates. The acquisition included Integral Associate’s retail brand Essence, as well as two cultivation and processing facilities. The transaction consideration included $52 million paid in cash and approximately 20.8 million in Company Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon future performance targets of which an additional 3.9 million Subordinate Voting Shares have been issued as of November 30, 2019.

(c)	Acquisition of For Success Holding Company

On February 21, 2019, the Company acquired 100% of the ownership interests of For Success Holding Company, the Los Angeles-based creator of the lifestyle suite of Beboe branded products. Beboe is currently available in certain retail locations in California and Colorado and via home delivery across California. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of GTI Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon performance targets.

(d)	Acquisition of Fiorello Pharmaceuticals, Inc

On August 23, 2019, the Company acquired 100% of the ownership interests of New York-based Fiorello Pharmaceuticals, Inc. The consideration paid includes $46,000,000 of cash and 1,700,000 of the Company’s Subordinate Voting Shares. The acquisition includes the license and assets for one cultivation, one processing, and four retail facilities in New York.

(e)	Acquisition of KW Ventures Holdings, LLC

On January 1, 2019, the Company closed on its acquisition of KW Ventures Holdings, LLC (Firefly). Firefly holds a medical marijuana dispensary license from the Pennsylvania Department of Health and has operating dispensaries in Steelton, Carlisle, and York, Pennsylvania. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of Subordinate Voting Shares.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

14.	SUBSEQUENT EVENTS (Continued)

Changes in Noncontrolling Interests

(f)	Redemption of Noncontrolling Interests in GTI Pennsylvania, LLC

In December 2018, the Company issued the reciprocal put and call options to the noncontrolling interest holders of GTI Pennsylvania, LLC. On January 7, 2019, the Company closed on its acquisition of the remaining membership interest in GTI Pennsylvania, LLC from two noncontrolling partners. Following the transaction, the Company owns 100% of GTI Pennsylvania, LLC. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of 31,000 Multiple Voting Shares. Please see Note 15 for additional detail.

(g)	Acquisition of Noncontrolling Interests in JB17, LLC

On June 12, 2018, the Company acquired all of the noncontrolling interests in JB17, LLC. The consideration paid was $700,000 and the issuance of 59,900 Multiple Voting shares, which were convertible into 5,990,000 Subordinate Voting shares, at a value of $6.00 per Subordinate Voting share-equivalent. This resulted in an increase to share capital of $35,940,000, and a decrease to contributed surplus of $33,662,548 after the reclassification of the noncontrolling interest carrying balance upon the issuance date.

(h)	Acquisition of Noncontrolling Interest in GTI Nevada, LLC

In December 2018, the Company acquired the noncontrolling interests of GTI Nevada, LLC, in exchange for shares of the Company. The shares are to be issued in six tranches, the first of which was delivered in December 2018.

Other Transactions:

(i)	GTI Restructuring (Illinois and non-Illinois Businesses)

On January 1, 2018, GTI-Clinic Illinois Holdings, LLC (representing GTI’s Illinois operations and ownership) and RCP23, LLC (representing GTI’s non-Illinois operations that included Nevada, Pennsylvania, Massachusetts, and Maryland ownership) closed on a restructuring, which combined all of GTI’s operational and ownership structure within VCP23, LLC. Prior to January 1, 2018, these businesses were managed by GTI senior management. Subsequent to January 1, 2018, VCP23, LLC was controlled by the members of GTI-Clinic Illinois Holdings, LLC and RCP 23, LLC.

(j)	iAnthus Debenture Investment

On January 17, 2018, GTI entered into a Debenture Purchase Agreement with iAnthus Capital Holdings, Inc. whereby GTI loaned $20 million to iAnthus for the purchase of a Florida medical cannabis business. As part of the Debenture Purchase Agreement, GTI received (i) an Unsecured Debenture with a principal amount of $20 million accruing interest at the rate of 15% per annum, and (ii) a Warrant Certificate providing GTI with 10,040,000 iAnthus warrants at a price of $1.9928 per common share. The Unsecured Debenture had a maturity of 12 months but had certain early repayment provisions in the event of subsequent capital offerings made by iAnthus. On May 16, 2018 iAnthus completed a capital raise and subsequently repaid the outstanding principal of $20,000,000 and accrued interest of $978,082 on the Unsecured Debenture.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

14.	SUBSEQUENT EVENTS (Continued)

(k)	Reverse Takeover

In April 2018, the Company raised approximately $65.1 million in subscription receipts, gross of approximately $4.0 million in transaction costs. The subscription receipts were for the potential purchase of shares in GTI Finco Inc. (“GTI Finco”) and were held in an escrow account until the reverse takeover transaction.

At a meeting of shareholders on June 11, 2018, the Company’s shareholders approved a resolution to restructure the Company’s share capital to, among other things, re-designate its existing common shares as subordinate voting shares (“Subordinate Voting Shares”) and create a class of multiple voting shares (“Multiple Voting Shares”) and super voting shares (“Super Voting Shares”).

On June 12, 2018, Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater) (“Subco”), VCP23, LLC (“VCP”), GTI23, Inc. (“GTI23”) and GTI Finco entered into a Business Combination Agreement whereby the Corporation, Subco, VCP, GTI23 and GTI Finco combined their respective businesses (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. The subscription receipts of GTI Finco were then released from escrow.

In connection with the Transaction completed on June 12, 2018, the Corporation changed its name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated its existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares of the Corporation.

The Corporation, Subco and GTI Finco were parties to a three-cornered amalgamation (“Amalgamation”) whereby GTI Finco shareholders received Subordinate Voting Shares of the Corporation on a one-for-one basis and members of VCP contributed their membership interests to GTI23 for shares of GTI23 and then contributed their shares of GTI23 to GTI in exchange for Super Voting Shares and Multiple Voting Shares of GTI.

The acquired net assets of Bayswater were nil, and all value was attributed to the acquiror (GTI).

(l)	Private Placement of Shares in Connection with Reverse Takeover

In contemplation of its reverse takeover (RTO) transaction, the Company issued $45,000,000 in convertible notes payable to various investors. The original maturity of the convertible notes payable was three years from the funding date of April 30, 2018, and the notes bore simple interest at a rate of 8% per year. At June 12, 2018, the carrying value of the convertible notes payable, including accrued interest, was $15,245,960 and the fair value assigned to the conversion feature of the notes was $28,894,566. Upon the RTO transaction, the convertible notes payable were converted into 122,442 Multiple Voting shares and 2,211 Super Voting shares, carrying a total value of $44,140,526.

On April 25, 2018, Subscription Receipts were sold at a price of CAD $7.75 per Subscription Receipt, for gross proceeds of $64,075,295 less issuance costs of $4,014,585. The Subscription Receipts were for the potential purchase of shares in GTI FinCo Inc. and were to be held in an escrow account until the reverse takeover transaction were to occur. Upon the RTO transaction, simultaneously with the issuance of shares of the Company to the holders of the Subscription Receipts, the funds held in the escrow account were released to the Company, and the shares converted into 10,744,995 Subordinate Voting shares of the Company. Also upon the RTO transaction, 4,550 Multiple Voting shares, which are convertible into 455,000 Subordinate

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

14.	SUBSEQUENT EVENTS (Continued)

(l)	Private Placement of Shares in Connection with Reverse Takeover (continued)

Voting shares, were issued for gross proceeds of $2,730,000. Last, in connection with the private placement, the Company issued 285,000 options to consultants as compensation for the services provided. The options provided the recipients the right to purchase Subordinate Voting shares at an exercise price of CAD $7.75 per share. The options vested immediately and had a contractual life of two years.

(m)	Stock Based Compensation

In June 2018, the Company established the GTII Stock and Incentive Plan (the “Plan”). The maximum number of shares issued under the Plan shall not exceed 10% of the issued and outstanding shares. Equity incentives granted generally vest over one to three years, and typically have a life of ten years. Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant.

During 2018 the Company granted 1,604,000 restricted stock units, to employees and directors, vesting over one to two years. During 2018, 15,000 of the restricted stock units were forfeited. Such units will be equity settled.

(n)	Bought Deals

On August 2, 2018 the Company closed on its $61.7 million bought deal financing (the “Offering”) for 7,300,000 shares, co-led by Canaccord Genuity Corp. and GMP Securities L.P. and including Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital. Financing costs related to the Offering totaled $3.0 million (CAD $3.9 million).

On October 17, 2018 the Company closed on its $78.8 million bought deal financing (the “Offering”) for 5,083,000 shares, co-led by Canaccord Genuity Corp. and GMP Securities L.P. and including Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital. The proceeds are intended to be used for business development, including wholesale capacity, strategic initiatives, and working capital. Financing costs related to the Offering totaled $4.3 million.

(o)	Issuance of Debt

On April 12, 2019, the Company completed a private placement of $12,500,000 in six-month senior secured promissory notes. The Company has the right to draw an additional $12,500,000 from the lenders at any time within 120 days of closing. The notes accrue interest at an annual rate of 10.5%, payable on a monthly basis commencing June 1, 2019. Each $12,500,000 tranche also includes warrants to purchase 109,484 Subordinate Voting Shares at an exercise price of CAD $22.90, which can be exercised 42 months after the closing.

On May 22, 2019, the Company completed a private placement of approximately $105.5 million in three-year senior secured promissory notes and extinguished the notes issued on April 12, 2019. The Company has the right to raise an additional approximately $44.5 million under the credit facility at any time within 180 days of closing. The Company also has the sole discretion to extend the financing an additional twelve months. The notes accrue interest at an annual rate of 12.0%, payable in cash on a quarterly basis commencing June 30, 2019. The purchasers of the Notes also received warrants to purchase 1,822,771 Subordinate Voting Shares at an exercise price of CAD $19.39, which can be exercised 60 months after the closing.

GREEN THUMB INDUSTRIES (GTI) GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

14.	SUBSEQUENT EVENTS (Continued)

(p)	Sale and Leaseback Transaction

On November 12, 2019, the Company closed on a transaction to sell its Danville, Pennsylvania cultivation and processing facility to an unrelated third party. GTI will lease back the facility via a long-term agreement and continue to operate and manage it.

The purchase price for the property was $20,300,000, excluding transaction costs. GTI is also expected to make certain improvements to the property that will significantly enhance production capacity, for which GTI will be reimbursed up to $19,300,000. Assuming full reimbursement for such improvements, the total investment in the property will be $39,600,000.

As part of the transaction, GTI entered into the first amendment of the Notes Purchase Agreement whereby among other things, the amended agreement reduced the additional amount of funds available for borrowing from $44.5 million to $24.5 million and extended the time frame in which GTI may borrow these funds an additional 180 days to May 2020. As of September 30, 2019, GTI has not drawn any additional funds from the lenders.

Independent Auditor’s Report

To the Members of

Integral Associates Group of Companies

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of Integral Associates Group of Companies (the “Company”) which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to on the previous page present fairly, in all material respects, the combined balance sheets of Integral Associates Group of Companies as of December 31, 2018 and 2017, and the combined statements of income, members’ equity and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

December 20, 2019

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Combined Balance Sheets

As of December 31, 2018 and 2017

	2018	2017
ASSETS
Current Assets:
Cash	$5,368,074	$3,681,030
Accounts Receivable, Net	1,441,739	418,678
Inventories	8,479,260	4,722,276
Prepaid Expenses and Other Current Assets	447,042	320,788

Total Current Assets	15,736,115	9,142,772

Property and Equipment, Net	6,761,047	8,362,970
Other Assets	156,160	66,626

TOTAL ASSETS	$22,653,322	$17,572,368

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Accounts Payable	$1,717,437	$779,300
Accrued Liabilities	3,858,269	2,864,120
Other Liability	—	100,000
Current Portion of Notes Payable	10,054	10,054

Total Current Liabilities	5,585,760	3,753,474

Long-Term Liabilities:
Notes Payable, Net of Current Portion	4,188	14,243
Other Liability	—	300,000

Total Long-Term Liabilities	4,188	314,243

TOTAL LIABILITIES	5,589,948	4,067,717

TOTAL MEMBERS’ EQUITY	17,063,374	13,504,651

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$22,653,322	$17,572,368

Accompanying Notes are an Integral Part of the Combined Financial Statements

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Combined Statements of Income

For the Years Ended December 31, 2018 and 2017

	2018	2017
Revenues, net of discounts	$60,261,432	$30,420,101
Cost of Goods Sold	35,192,662	15,702,502

Gross Profit	25,068,770	14,717,599

Expenses:
General and Administrative	7,614,328	6,741,483
Sales and Marketing	1,198,423	1,006,311
Depreciation	696,393	616,547

Total Expenses	9,509,144	8,364,341

Income from Operations	15,559,626	6,353,258

Other Income (Expense):
Interest Expense, Net	(1,117)	(5,510)
Income from Sale of License	—	187,500
Income from Licensing Agreement	787,242	447,770
License Application Fees	(3,108,536)	—
Other Income (Expense)	(19,056)	10

Total Other (Expense) Income, Net	(2,341,467)	629,770

Net Income	$13,218,159	$6,983,028

Accompanying Notes are an Integral Part of the Combined Financial Statements

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Combined Statements of Members’ Equity

For the Years Ended December 31, 2018 and 2017

Balance, January 1, 2017	$16,335,438
Net Income	6,983,028
Contributions from Members	1,970,000
Distributions to Members	(4,020,000)
Non-Cash Distributions to Members	(7,763,815)

Balance, December 31, 2017	$13,504,651

Net Income	13,218,159
Distributions to Members	(9,659,436)

Balance, December 31, 2018	$17,063,374

Accompanying Notes are an Integral Part of the Combined Financial Statements

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Combined Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$13,218,159	$6,983,028
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	1,998,379	1,003,926
Reserve for Allowance and Bad Debt	29,615	—
Changes in Operating Assets and Liabilities:
Accounts Receivables	(1,052,676)	(418,678)
Inventories	(3,756,984)	(4,193,151)
Prepaid Expenses and Other Current Assets	(126,254)	(317,898)
Other Assets	(89,534)	(7,076)
Due from Related Party	—	(63,357)
Accounts Payable	938,137	779,300
Accrued Liabilities	994,148	2,479,110
Other Current Liability	(100,000)	100,000
Other Liability	(300,000)	300,000

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,752,990	6,645,204

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(396,456)	(1,042,386)

NET CASH USED IN INVESTING ACTIVITIES	(396,456)	(1,042,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from Members	—	1,970,000
Distributions to Members	(9,659,436)	(4,020,000)
Principal Repayments of Notes Payable	(10,054)	(10,054)

NET CASH USED IN FINANCING ACTIVITIES	(9,669,490)	(2,060,054)

NET INCREASE IN CASH	1,687,044	3,542,764
CASH, BEGINNING OF YEAR	3,681,030	138,266

CASH, END OF YEAR	$5,368,074	$3,681,030

NON-CASH TRANSACTIONS:
Notes Payable Issued for Purchase of Property and Equipment	$—	$34,349

Non-Cash Payment of Property and Equipment and Due from Related Party	$—	$5,564,764

Non-Cash Distributions to Members	$—	$7,763,815

Accompanying Notes are an Integral Part of the Combined Financial Statements

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements

For the Years Ended December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

Integral Associates Group of Companies includes the following companies: Integral Associates, LLC (“IA”), ABCATM, LLC (ABCATM), and Integral Associates CA, LLC (“IACA”) (collectively, “the Company”).

Prior to 2018, Integral Associates Group of Companies includes the following companies: IA, Integral Associates II, LLC (“IA II”) and ABCATM. During 2018, the Company was reorganized to merge IA II into IA and created IACA to hold and operate various entities and operations in California.

Through IA, the Company leases and operates a 54,000 square foot state-of-the art cultivation and production facility (see “Note 10 – Commitments and Contingencies”). The cultivation operation is controlled by a sophisticated computerized system that manages the cultivation cycle such as water mix, nutrient consumption and temperatures. The production operations produce various products, including concentrates, edibles and disposable electronic vaporizers. All products produced from the cultivation operation and production operations are sold to various dispensaries. IA also owns and operates three strategically located dispensaries in Nevada. The dispensaries are located in Clark County on Tropicana Avenue, in the city of Las Vegas on Las Vegas Boulevard, and in the city of Henderson on Sunset Boulevard.

Through IACA, the Company intends to own and operate manufacturing, cultivation, distribution and dispensaries in the state of California, which are currently subject to regulatory approval.

Prior to March 31, 2017, IA, IA II and ABCATM were each owned equally by three members: KHOD Holdings, LLC (“KHOD”), GV Health Partners, LLC (“GV”) and Unified, LLC (“Unified”). On March 31, 2017, the members entered into a Membership Interest Agreement (the “MIA”) whereby Unified agreed to exchange its membership interests in IA, IA II and ABCATM for the membership interest of a related party company. As a result of the MIA, IA, IA II and ABCATM are now each owned equally by KHOD and GV. In conjunction with the MIA, Unified agreed to repay the related party balance due to the Company through a contribution of property and equipment. The remaining balance due to the Company was forgiven and distributed to Unified (see “Note 8 – Members’ Equity”).

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The following are the Company’s subsidiaries that are included in these combined financial statements as of December 31, 2018 and 2017:

Integral Associates, LLC
Entity			Ownership
Essence Henderson, LLC	*		100.0%
Essence LV Blvd, LLC	*		100.0%
Essence Tropicana, LLC	*		100.0%
Integral Production, LLC	*		100.0%
Integral Cultivation, LLC	*		100.0%
Integral Associates (New Jersey Limted Liability Company)	*	*	90.0%
ENJ Acquisitions, LLC	*	*	90.0%
Essence Route 22, LLC	*	*	90.0%

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(a)	Basis of Preparation (continued)

Integral Associates CA, LLC
Entity			Ownership
Essense WeHo, LLC	*	**	97.5%
Essence DTLA, LLC	*	**	100.0%
Essence La Cienaga, LLC	*	**	100.0%
Essence Melrose, LLC	*	**	100.0%
Essence CC, LLC	*	**	90.0%
Ant Distribution, LLC	*	**	100.0%
Integral Associates Dena, LLC	*	**	100.0%

*	A Nevada Limited Liability Company
**	A New Jersey Limited Liability Company, for which operations have not commenced as of December 31, 2018
***	A California Limited Liability Company, for which operations have not commenced as of December 31, 2018

(b)	Basis of Combination

The accompanying combined financial statements include entities which are controlled either through common control or common management. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. Common management exists when entities operate under the terms of management service agreements. All entities were either under common control or management throughout the years ended December 31, 2018 and 2017.

These combined financial statements include the accounts of the Company and its affiliates: IA, IACA and ABCATM. All significant intercompany balances and transactions have been eliminated in combination.

(c)	Cash

Cash include cash deposits in financial institutions and cash held at its facilities.

(d)	Accounts Receivable and Allowances

Accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is recorded for any amounts deemed uncollectable. The Company reviews all outstanding accounts receivable for collectability on a quarterly basis and does not accrue interest receivable on past due accounts receivable. As of December 31, 2018, the Company recorded an allowance of $29,615. There was no allowance as of December 31, 2017.

(e)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Costs incurred during the growing and

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Inventories (continued)

production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. The Company reviews inventories for obsolete, redundant and slow moving goods and any such inventories identified are written down to net realizable value. At December 31, 2018 and 2017, there were no reserves for inventories required.

(f)	Investments

The Company accounts for investments under ASC 323, “Investment – Equity Method and Joint Ventures”. Investments are first evaluated if whether an investor has the ability to exercise significant influence. Significant influence is defined as the following: a) significant direct or indirect holding of the outstanding voting securities with more than 20 percent; b) representation on the board of directors; c) participation in the policy – making processes; d) significant intercompany transactions; e) technology dependency; f) investee dependence on the investor; g) interchange of managerial personal and g) extent of ownership by an investor in relation to the concentration of other shareholders. Investments in joint venture with significant influence are accounted for using the equity method of accounting. Interests in joint venture accounted for using the equity method are initially recognized at cost. Subsequent adjustments should be made through recognition in the profit-and-losses and through recognition in shareholders’ equity for other post-acquisition changes in the investee’s net assets. During the year ended December 31, 2017, the Company’s prior investment in a joint venture was dissolved. Accordingly, the Company has no investment as of December 31, 2018 and December 31, 2017.

(g)	Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods.

Computer Equipment	5 Years
Leasehold Improvements	Remaining Life of the Lease
Manufacturing Equipment	5 – 7 Years
Automobiles	5 Years

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Combined Statements of Income in the year the asset is derecognized.

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Leased Assets

A lease of property and equipment is classified as a capital lease if it transfers substantially all the risks and awards incidental to ownership to the Company. A lease of property and equipment is classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed.

(i)	Cost of Goods Sold

Cost of goods sold includes costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as production and processing costs, packaging and other supplies, fees for services and processing, other expenses for services, and allocated overhead.

(j)	Sales and Marketing

Sales and marketing costs are expensed as incurred. Costs associated with sales and marketing totaling $ 1,198,423 and $ 1,006,311 for the years ended December 31, 2018 and 2017, respectively.

(k)	Shipping

The Company uses a third party distributor to deliver its products to third-party dispensaries. Costs associated with shipping totaling $520,535 and $569,298 have been included as part of cost of goods sold for the years ended December 31, 2018 and 2017, respectively.

(l)	Revenue Recognition

Revenue is recognized at the fair value of consideration received or receivable. Revenue from the sale of goods is recognized when all the following conditions have been satisfied, which are generally met once the products are shipped to customers:

•	The Company has transferred the significant risks and rewards of ownership of the goods to the customer;

•	The Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	The amount of revenue can be measured reliably;

•	It is probable that the economic benefits associated with the transaction will flow to the customer; and

•	The costs incurred or to be incurred in respect of the transaction can be measured reliably.

(m)	Loyalty Reward Program

The Company offers a loyalty reward program to its dispensary customers. Customers receive one point for every dollar purchase they make. For every 33 points, a customer earns $1 dollar towards

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Loyalty Reward Program (continued)

their next purchase. The Company’s loyalty point liability amounted to $535,388 and $423,988 for the years ended December 31, 2018 and 2017, respectively.

(n)	Income Taxes

The Company’s members have elected to have the Company treated as a partnership for income tax purpose. As such, all the Company’s items of income, loss, deduction, and credit are passed through to, and taken into account by, the Company’s members in computing their own taxable income.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

(o)	Fair Value Measurement

The carrying amounts of combined financial instruments, including accounts receivable, accounts payable and accrued liabilities, approximate fair value due to the short maturity of these instruments. The carrying amounts of long-term debt approximate fair value because the interest rates fluctuate with market interest rates or the fix rate are based on current rates received by the Company for instruments with similar terms and maturities.

It is the Company’s policy, in general, to measure nonfinancial assets and liabilities at fair value on a nonrecurring basis. These items are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (such as evidence of impairment) which, if material, are disclosed in the accompanying notes to these combined financial statements.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the years ended December 31, 2018 and 2017.

(p)	Concentrations of Risk

The Company’s significant concentrations of risk consists of cash. The Company maintains its cash with high-credit, quality financial institutions. At times, such deposits may be in excess of amounts insured by the Federal Deposit Insurance Corporation, up to $250,000 per bank. At December 31, 2018 and 2017, the Company had approximately $1,577,000 and $0 held in banks in excess of federally insured limits, respectively. The Company has not experienced any losses in such accounts and believes that is not exposed to any significant credit risk.

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes and related disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from the estimates. Such estimates include the allowance in doubtful accounts, inventory related assumptions, loyalty program liability and useful lives and depreciation for property and equipment.

The Company is subject to a number of risks similar to those of other companies of similar size and having a focus on serving the cannabis industry, including limited number of suppliers, acquisitions and integration, and government regulations.

(r)	Significant Accounting Pronouncements Applicable in Future Years

(i)

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted.

(ii)

In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted; however the Company plans to adopt the standard in the first quarter of 2019. The Company has completed its analysis of the impact of the adoption of ASU 2016-02 and expects to recognize material right-of-use assets and leased liabilities.

(iii)

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), which outlines a single comprehensive model for entities to use in accounting for revenue using a five-step process that supersedes virtually all existing revenue guidance. ASU 2014-09 also requires additional quantitative and qualitative disclosures. In August 2015, the FASB issued ASU No. 2015-14 “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date of ASU 2014-09 to beginning after December 15, 2018 for private entities. Early adoption of ASU 2016-02 is permitted; however the Company plans to adopt the standard on January 1, 2019. The Company has completed its analysis of the impact of the adoption of ASU 2014-09 and has determined there will be no impact.

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

3.	ACCOUNTS RECEIVABLES

The Company’s accounts receivables include the following at December 31:

	2018	2017
Accounts Receivable, Net	$1,425,447	$265,394
Other Receivables	16,292	153,284

Total Accounts Receivables	$1,441,739	$418,678

4.	INVENTORIES

The Company’s inventories include the following at December 31:

	2018	2017
Raw Material
Harvested Cannabis	$1,593,457	$887,213
Packaging and supplies	438,028	—

Total Raw Material	2,031,486	887,213
Work-in-Progress	3,255,692	1,207,290
Finished Goods	3,192,083	2,627,773

Total Inventories	$8,479,260	$4,722,276

5.	PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following at December 31:

	2018	2017
Leasehold Improvements	$6,724,286	$6,549,520
Manufacturing Equipment	3,381,107	3,255,422
Automobiles	55,755	55,755
Computer Equipment	96,005	—

Total Property and Equipment, Gross	10,257,153	9,860,697
Less: Accumulated Depreciation	(3,496,106)	(1,497,727)

Property and Equipment, Net	$6,761,047	$8,362,970

Depreciation expense for the years ended December 31, 2018 and 2017, totaled $1,998,379 and $1,003,926, of which $1,301,986 and $387,379, respectively, was included in cost of goods sold.

6.	OTHER LIABILITY

On April 27, 2014, the Company entered into an agreement with a consultant. The agreement provides that the consultant is entitled to receive annually an amount equal to 9% of the annual net profits earned by the Company solely attributed to their respective licensed business. On August 30, 2017, the Company entered into another agreement with the consultant. Pursuant to the agreement, the consultant agreed to forgo receiving 9% of the

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

6.	OTHER LIABILITY (Continued)

annual net profits for $500,000, to be paid in five equal installments of $100,000 with the first payment paid on October 1, 2017 and the remaining payments of $100,000 each for the next four successive calendar years on October 1. The Company paid the remaining $400,000 on October 4, 2018. As of December 31, 2018 and 2017, the balances of other liability were $0 and $400,000, respectively.

7.	NOTES PAYABLE

The Company’s notes payable includes the following at December 31:

	2018	2017
Automobile Loan – Secured promissory note issued for $ 20,107, which matures on February 18, 2020, and non-interest bearing.	$5,864	$10,892
Automobile Loan – Secured promissory note issued for $ 20,107, which matures on August 27, 2020, and non-interest bearing.	8,378	13,405

Total Notes Payable	14,242	24,297
Less Current Portion of Notes Payable	(10,054)	(10,054)

Notes Payable, Net of Current Portion	$4,188	$14,243

8.	MEMBERS’ EQUITY

Allocations of profits and losses for each fiscal year are allocated pro rata in proportion to the member’s capital interest. There are no members units. No member has the right to transfer any or part of their membership interest without the express written permission of a vote of members.

During the years ended December 31, 2018 and 2017, the members of the Company contributed $0 and $1,970,000, respectively, to the Company for working capital needs.

During the years ended December 31, 2018 and 2017, the Company distributed $9,659,436 and $4,020,000, respectively, in cash to the members of the Company.

During the year ended December 31, 2017, two members of the Company agreed to repurchase the membership interest of the third member. The selling member agreed to take the interest of another related party company. As a result of this transaction, the selling member repaid a portion of the related party balance due from the related party company through a contribution of property and equipment of $5,564,764. The remaining related party balance due to the Company in the amount of $7,763,815 was forgiven. The balance forgiven was recorded as a non-cash distribution to the selling member.

9.	INVESTMENT

The Company started a joint venture during 2016 with an unaffiliated company in 50/50 ownership structure. The joint venture entity provides extraction and production of various cannabis related products. The Company used the equity method to account for its investment in the joint venture. Accordingly, the Company’s combined results of operations include its proportionate share of the net income or loss of the joint venture. There was no activity during 2016, thus, the Company had no remaining carrying value in the joint venture at December 31, 2016.

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

9.	INVESTMENT (Continued)

During the year ended December 31, 2017, the Company dissolved the joint venture and entered into a licensing agreement with the unaffiliated third party. The licensing agreement provides for a license fee equal to 50 percent of the profits from the unaffiliated third party’s operations generated from the license. For the years ended December 31, 2018 and 2017, the proportionate shares of the income from the licensing agreement was $787,242 and $447,770, respectively.

10.	COMMITMENTS AND CONTINGENCIES

(a)	Office and Operating Leases

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The leases expire through 2028 and contain certain renewal provisions. Additionally, certain leases provide for rent abatement, and rent expense is calculated on straight-line basis over the terms of the leases. The Company’s rent expense for the years ended December 31, 2018 and 2017, were approximately $933,000 and $635,000, of which $791,000 and $94,000, respectively was included in cost of goods sold, respectively.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year Ending December 31	Scheduled Payments
2019	$1,528,811
2020	1,389,434
2021	1,430,488
2022	1,332,947
2023	975,691
Thereafter	2,327,881

Total Future Minimum Lease Payments	$8,985,252

(b)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(c)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018 and 2017, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s combined operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

INTEGRAL ASSOCIATES GROUP OF COMPANIES

Notes to Combined Financial Statements (Continued)

For the Years Ended December 31, 2018 and 2017

11.	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017 and as a result of the membership interest transaction during the year (see “Note 1 – Nature of Operations” and “Note 8 – Members’ Equity”), the Company’s former member contributed $5,564,764 of property and equipment to the Company for partial repayment of the $13,328,579 balance due from a related party entity that the former member owned. The succeeding members of the Company forgave the remaining balance of $7,763,815 due to the Company as a non-cash distribution to the selling member. As a result of the transaction, no amount is due from the related party as of December 31, 2017.

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 20, 2019, the date the combined financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2018 have been incorporated into these combined financial statements.

On June 5, 2019, a publicly traded company (“GTI”) acquired 100% of the ownership interests of Integral Associates Group of Companies. The acquisition included Integral Associates Group of Companies’ retail brand Essence, as well as two cultivation and processing facilities. The transaction consideration included $52 million paid in cash and approximately 20.8 million in Company Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon future performance targets.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members

of Advanced Grow Labs, LLC and Subsidiaries

We have audited the accompanying financial statements of Advanced Grow Labs, LLC and Subsidiaries (a Connecticut limited liability company), which comprise the balance sheet as of December 31, 2018, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Grow Labs, LLC and Subsidiaries as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

December 20, 2019

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Consolidated Balance Sheet

Year Ended December 31, 2018

ASSETS
Current Assets:
Cash and Cash Equivalents	$1,149,560
Restricted Cash	500,000
Accounts Receivable	735,028
Due from Members	85,865
Inventories	1,463,867
Prepaid Expenses and Other Current Assets	178,807

Total Current Assets	4,113,127

Property and Equipment, Net	6,011,124
Investment	2,617,513
Deposits	36,277

TOTAL ASSETS	$12,778,041

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Liabilities	$266,654
Current Portion of Notes Payable	4,408,524
Distributions Payable to Members	705,411

Total Current Liabilities	5,380,589

Long-Term Liabilities:
Deferred Rent	37,695
Notes Payable, Net of Current Portion	33,177

TOTAL LIABILITIES	5,451,461

MEMBERS’ EQUITY OF ADVANCED GROWTH LABS, LLC AND SUBSIDIARIES	7,284,461
NON-CONTROLLING INTEREST	42,119

TOTAL MEMBERS’ EQUITY	7,326,580

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$12,778,041

Accompanying Notes are an Integral Part of the Consolidated Financial Statements

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Consolidated Statement of Operations

Year Ended December 31, 2018

Revenues, net of discounts	$17,016,743
Cost of Goods Sold	6,818,485

Gross Profit	10,198,258

Expenses:
General and Administrative	1,369,600
Salaries and Benefits	527,568

Total Expenses	1,897,168

Net Loss From Investment	382,487

Income From Operations	7,918,603

Other Income (Expense):
Other Income (Expense), net	30,190
Interest Expense, net	(368,216)

Total Other Income (Expense)	(338,026)

Net Income Before Non-Controlling Interest	7,580,577

Loss Attributable To Non-Controlling Interest	82,881

Net Income Attributable To Advanced Grow Labs, LLC and Subsidiaries	$7,663,458

Accompanying Notes are an Integral Part of the Consolidated Financial Statements

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Consolidated Statement of Members’ Equity

Year Ended December 31, 2018

	Members’ Equity	Non-Controlling Interest	Total
Balance, January 1, 2018	$8,145,304	$—	$8,145,304
Contributions from Members	—	125,000	125,000
Distributions to Members	(8,524,301)	—	(8,524,301)
Net Income (Loss)	7,663,458	(82,881)	7,580,577

Balance, December 31, 2018	$7,284,461	$42,119	$7,326,580

Accompanying Notes are an Integral Part of the Consolidated Financial Statements

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year Ended December 31, 2018

CASH FLOW FROM OPERATING ACTIVITIES
Net income attributable to Advanced Growth Labs, LLC and Subsidiaries	$7,663,458
Net loss attributable to non-controlling interest	(82,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	936,531
Net loss from investment	382,487
Changes in operating assets and liabilities:
Accounts receivable	(531,452)
Inventories	(728,233)
Prepaid expenses and other current assets	(29,402)
Deposits	42,574
Accounts payable and accrued liabilities	(25,324)
Deferred rent	7,586
Due from members	(85,865)

NET CASH PROVIDED BY OPERATING ACTIVITIES	7,549,479

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(778,735)
Purchase of investment	(3,000,000)

NET CASH USED IN INVESTING ACTIVITIES	(3,778,735)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	125,000
Distributions to members	(9,478,058)
Proceeds from issuance of notes payable	3,000,000
Principal repayments of notes payable	(11,177)

NET CASH USED IN FINANCING ACTIVITIES	(6,364,235)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,593,491)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,743,051

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,149,560

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$340,357

Accompanying Notes are an Integral Part of the Consolidated Financial Statements

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

1.	NATURE OF OPERATIONS

References in this document to “the Company”, or “AGL”, are intended to mean the Advanced Grow Labs, LLC, individually, or as the context requires, collectively with its subsidiaries and affiliates on a consolidated basis.

The Company is a licensed producer and distributor of medical cannabis in Connecticut pursuant to the provisions of the State of Connecticut regulations on such. The Company received its license from the State of Connecticut Department of Consumer Protection on February 6, 2014.

In January 2018, the Company formed a wholly-owned subsidiary, AGLMA, LLC. In January and February 2018, AGLMA, LLC invested $3,000,000 for a 27% interest in CAL FUNDING, LLC, a Massachusetts limited liability company, which is a holding company for Mass Alternative Care, Inc. (“MAC”).

In addition to the State listed above the Company also conducts pre-licensing activities in other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, production or retail licenses.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(b)	Functional Currency

The Company and its affiliates’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

(c)	Basis of Consolidation

The consolidated financial statements include the accounts of its wholly owned subsidiaries, AGL Westport, LLC and AGLMA, LLC, and its 45.9% owned subsidiary Bluepoint Wellness of Westport, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation.

Non-controlling interests in the subsidiary held by parties other than by Advanced Grow Labs, LLC are presented in the consolidated balance sheet within equity, but separate from the equity of Advanced Grow Labs, LLC.

(d)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions and other deposits that are readily convertible into cash.

(e)	Restricted Cash

Restricted cash represents funds held in escrow as required by the State of Connecticut Department of Consumer Protection. These funds are being released as the Company’s production facility remains operational in compliance with state regulations over certain periods of time. Restricted cash is included in cash and cash equivalents on the consolidated statement of cash flows. These funds were released in 2019.

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)	Accounts Receivable and Allowances

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Allowances for doubtful accounts reflect the Company’s estimate of amounts in its existing accounts receivable that may not be collected due to customer claims or customer inability or unwillingness to pay. The allowance is determined based on a combination of factors, including the Company’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered.

(g)	Inventories

Inventories purchased from third parties, which include work in process, finished goods, and packaging and supplies, are valued at the lower of cost and net realizable value. Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. Cost is determined using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant and slow moving goods and any such inventories identified are written down to net realizable value. At December 31, 2018 there was no reserve for inventories required.

(h)	Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Furniture and Fixtures	7 Years
Computer Equipment and Software	5 Years
Leasehold Improvements	Lessor of 15 Years or Life of Lease
Equipment	5 - 10 Years
Automobiles	5 Years

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the year the asset is derecognized.

(i)	Investment

The Company accounts for investments under ASC 323, “Investment – Equity Method and Joint Ventures”. Investments are first evaluated if whether an investor has the ability to exercise significant influence. Significant influence is defined as the following: a) significant direct or indirect holding of the outstanding voting securities with more than 20 percent; b) representation on the board of directors; c) participation in the policy – making processes; d) significant intercompany transactions;

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Investment (continued)

e) technology dependency; f) investee dependence on the investor; g) interchange of managerial personal and g) extent of ownership by an investor in relation to the concentration of other shareholders. Investments accounted for using the equity method are initially recognized at cost. Subsequent adjustments should be made through recognition in the profit-and-losses and through recognition in shareholders’ equity for other post-acquisition changes in the investee’s net assets. The Company has determined that its investment in CAL FUNDING, LLC should be accounted for under the equity method.

(j)	Leased Assets

A lease of property and equipment is classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, and accordingly, the difference between cash rent payments and the recognition of rent expense is recorded as a deferred rent liability.

(k)	Income Taxes

The Company’s Members have elected to have the Company treated as a partnership for income tax purposes. As such, all the Company’s items of income, loss, deduction, and credit are passed through to, and taken into account by, the Company’s Members in computing their own taxable income.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

(l)	Revenue Recognition

Revenue is recognized at the fair value of consideration received or receivable. Revenue from the sale of goods is recognized when all the following conditions have been satisfied, which are generally met once the products are shipped to customers:

•	The Company has transferred the significant risks and rewards of ownership of the goods to the customer;

•	The Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	The amount of revenue can be measured reliably;

•	It is probable that the economic benefits associated with the transaction will flow to the customer; and

•	The costs incurred or to be incurred in respect of the transaction can be measured reliably.

For the year ended December 31, 2018, amounts recorded as revenues are net of allowances, discounts, and rebates totaling approximately $74,000.

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, accrued expenses, and short-term borrowings, approximate fair value due to the short maturity of these instruments. The carrying amounts of long-term debt approximate fair value because the interest rates fluctuate with market interest rates or the fix rate are based on current rates received by the Company for instruments with similar terms and maturities.

It is the Company’s policy, in general, to measure nonfinancial assets and liabilities at fair value on a nonrecurring basis. These items are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (such as evidence of impairment) which, if material, are disclosed in the accompanying notes to these consolidated financial statements.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the year ended December 31, 2018.

(n)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and related disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from the estimates.

The Company is subject to a number of risks similar to those of other companies of similar size and having a focus on serving the cannabis industry, including limited number of suppliers, acquisitions and integration, and government regulations.

(o)	Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through estimated undiscounted future cash flows from the use of those assets. When any such impairment exists, the related assets will be written down to fair value. No such impairments were recorded for the year ended December 31, 2018.

(p)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable, investments, and cash and cash equivalents. The Company places its temporary cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the historical collectability and large number of customers. The investment in CAL FUNDING, LLC represents approximately 20% of the Company’s assets. The Company does not believe it is subject to any significant risk of loss related to concentrations of credit risk.

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Non-controlling Interest

The Company’s non-controlling interest represents the minority shareholder’s ownership interest related to the Company’s subsidiary, Bluepoint Wellness of Westport, LLC. The Company reports its non-controlling interest in subsidiaries as a separate component of equity in the Consolidated Balance Sheet and reports both net loss attributable to the non-controlling interest and net loss attributable to the Company’s members on the face of the Consolidated Statements of Operations. The Company’s equity interest in Bluepoint Wellness of Westport, LLC is 45.9% and the non-controlling stockholder’s interest is 54.1%. This is reflected in the Consolidated Statements of Equity.

(r)	Significant Accounting Pronouncements Applicable in Future Years

(i)

In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted; however the Company plans to adopt the standard in the first quarter of 2019. The Company has completed its analysis of the impact of the adoption of ASU 2016-02 and expects to recognize material right-of-use assets and lease liabilities.

(ii)

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), which outlines a single comprehensive model for entities to use in accounting for revenue using a five-step process that supersedes virtually all existing revenue guidance. ASU 2014-09 also requires additional quantitative and qualitative disclosures. In August 2015, the FASB issued ASU No. 2015-14 “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date of ASU 2014-09 to beginning after December 15, 2018 for private entities. Early adoption of ASU 2016-02 is permitted; however the Company plans to adopt the standard on January 1, 2019. The Company has completed its analysis of the impact of the adoption of ASU 2014-09 and has determined there will be no impact.

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

3.	INVENTORIES

At December 31, 2018, The Company’s inventories include the following:

Harvested Cannabis
Work-in-process	$720,724
Finished goods	47,341

Total Harvested Cannabis	768,065
Cannabis oils
Work-in-process	$564,512
Finished goods	74,954

Total Cannabis Oils	639,466
Supplies and Consumables	56,336

Total Inventories	$1,463,867

4.	PROPERTY AND EQUIPMENT

At December 31, 2018, The Company’s property and equipment include the following:

Furniture and Fixtures	$50,503
Computer Equipment and Software	28,561
Equipment	1,383,408
Vehicles	78,059
Leasehold Improvements	6,943,101

Total Property and Equipment, Gross	8,483,632
Less: Accumulated Depreciation	(2,472,508)

Property and Equipment, Net	$6,011,124

Depreciation expense for the year ended December 31, 2018 was $936,531, of which $923,278 is included in cost of goods sold.

5.	NOTES PAYABLE

In November 2017, the Company entered into promissory notes with certain Members and affiliates of Members. The total amount borrowed was $1,400,000. The notes bear interest at 8% annually and matures on December 15, 2020. Quarterly interest only payments were required commencing on March 15, 2018 and commencing on March 15, 2019 quarterly payments of principal and interest totaling $191,224 were required through December 15, 2020. The notes could be prepaid but were subject to a prepayment penalty. The notes were secured by substantially all assets of the Company. The balance outstanding was $1,400,000 at December 31, 2018.

The promissory notes restricted the Company from selling a substantial portion of the business or assets or liquidating or merging the Company. Additionally, it restricted the Company from incurring secured indebtedness in excess of $1,500,000 (including these promissory notes), or additional unsecured indebtedness in

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

5.	NOTES PAYABLE (Continued)

excess of $1,000,000, or creating any additional liens or encumbrances on its assets. In connection with the additional financing described below, the note holders waived the restrictions on additional secured debt. Additionally, the Company was required to meet a liquidity covenant of no less than $500,000 in cash or cash equivalents on hand at all times, and no distributions or stock repurchases could be declared or paid that would cause the Company to not be in compliance with this liquidity covenant. Also, the Class A Members were required to own at least 50.1% of the total outstanding membership units of the Company. During the year ended December 31, 2018 the Company was in compliance with these covenants.

The notes were repaid in full subsequent to year end in connection with the merger transaction described in Note 10. The provisions restricting merger activity were waived by the debt-holders.

To fund the investment in CAL FUNDING, LLC, the Company issued $3,000,000 of convertible promissory notes to various parties in February 2018. These notes bear interest at 10% and were to mature in March 2021. Quarterly interest only payments were required commencing on June 1, 2018 through March 1, 2019 and commencing on June 1, 2019 quarterly payments of principal and interest totaling $418,402 were required through March 1, 2021. The balance outstanding was $3,000,000 at December 31, 2018.

The notes automatically convert at a dollar for dollar ratio into the Company’s Class D units or other convertible interests upon sale of the Company, or in the case of an initial public offering or reverse take over with a public company. The notes were converted to equity in connection with the merger transaction described in Note 9.

The notes are secured by substantially all assets of the Company, however the security interest was subordinate to the lien held by the senior notes to Members of $1,4000,000, more fully above. The junior promissory notes were subject to similar restrictions as the senior notes except there was no liquidity covenant.

In addition, the Company has several equipment loans, at an interest rate of 4.26%, maturing in 2022. As of December 31, 2018, $41,701 was outstanding on these loans.

Stated maturities of debt obligations are as follows:

Year Ending December 31	Convertible Debt	Term Notes	Total
2019	$3,000,000	$1,408,524	$4,408,524
2020	—	19,088	19,088
2021	—	9,291	9,291
2022	—	4,798	4,798

	$3,000,000	$1,441,701	$4,441,701

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

6.	MEMBERS’ EQUITY

The Company is authorized to issue units and could create new classes of units upon terms and conditions authorized by the Board of Managers. The operating agreement provided for the issuance of Class A Common units, Class B Preferred units, Class C-1 Preferred units, Class C-2 Preferred units, Class D-1 Common units, Class D-2 Common units, and Class P Common units.

The Class A and Class B units has voting rights. The Class C, Class D and Class P units were non-voting. The Class P units were granted in exchange for services provided or to be provided to the Company. All Class P units are intended to constitute profit interests for U.S. federal income tax purposes.

The operating agreement requires periodic distributions to be made to Members in connection with taxable income allocated to Members for income tax purposes multiplied by the assumed income tax rate of 41% (“Tax Distributions”). Other distributions, as approved by the Board of Managers, are based on each Members’ unit percentage interest. Distributions to Class P Members were subordinated to a return of the Class A Members value of their capital interests at the time of the issuance of the Class P units.

The Class C Preferred Members have a preference on distributions (“Preferred Distributions”) for any amounts released to the Company from the State Escrow Fund. As of December 31, 2018, there was $500,000 still held in the State Escrow Fund which would be due to the Class C Preferred members as a return of capital upon such release.

Except for Tax Distributions and Preferred Distributions as discussed above, distributions are to be made to Members in proportion to their respective Percentage Interests as of the time of such distribution.

In connection with the merger transaction described in Note 10, the operating agreement was terminated.

7.	INVESTMENT

The Company invested $3M in CAL FUNDING, LLC in 2018. Accordingly, the Company’s consolidated results of operations include its proportionate share of the net loss of the investment.

A reconciliation of the beginning and ending balances of the investment is as follows:

2018
Beginning balance	$—
Initial investment in CAL FUNDING, LLC	3,000,000
Proportionate share of net loss	(382,487)

Ending balance	$2,617,513

8.	COMMITMENTS AND CONTINGENCIES

(a)	Office and Operating Leases

The Company leases office space and grow facility space under a non-cancelable operating lease. The lease expires in October 2021. The lease provides for two five-year renewal extensions at stated escalated base rents. The lease requires escalating payments over the lease term. The Company

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

8.	COMMITMENTS AND CONTINGENCIES (Continued)

(a)	Office and Operating Leases (continued)

recognizes rent expense on the lease on a straight-line basis and accrues the difference each month between the amount expenses and the amount actually paid as deferred rent.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year Ending December 31
2019	$232,664
2020	243,760
2021	211,277

Total Future Minimum Lease Payments	$687,701

(b)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(c)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits, other than described below, that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

A former chief operating office of a subsidiary of the Company has asserted a claim against the subsidiary, the Company, and certain of its members/officers, alleging breach of contract and of implied covenant of good faith and fair dealing, among other things. The claim alleges that the former chief operating offer was promised ownership in the subsidiary, which did not materialize. Green Thumb Industries, Inc. (GTI) which acquired the Company in February 2019, was also named in the claim; however, GTI has filed an indemnification claim against the Company pursuant to purchase agreement. The matter has been referred to the insurance carrier which underwrites the Company’s director and officers’ liability insurance coverage. In the opinion of counsel, the Company’s insurance coverage is expected to cover any losses.

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

9.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:

(a)	Credit Risk

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2018 and 2016 is the carrying amount of cash and cash equivalents. The Company does not have significant credit risk with respect to its customers. All cash and cash equivalents are placed with major U.S. financial institutions.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk.

(b)	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

(c)	Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

10.	SUBSEQUENT EVENTS

(a)	Tax Status

Subsequent to year end, the Company elected to be taxed as a C Corporation effective January 1, 2019.

(b)	Merger and Reorganization

Effective January 4, 2019, the Company entered into an agreement and plan of merger and reorganization with Green Thumb Industries, Inc. and their subsidiary GTI Merger Sub, LLC (“the Merger”). The Merger closed on February 11, 2019 and the Company became a wholly owned subsidiary of Green Thumb Industries, Inc. (“GTI”). The transaction consideration was approximately $80 million, which included $15 million of cash and approximately 7.0 million subordinate voting shares of GTI. The purchase agreement also includes additional consideration based upon future performance target.

On the date of closing, the convertible promissory notes for $3,000,000, more fully described in Note 5, were converted into Class D units. Additionally, the promissory notes for $1,400,000, more fully described in Note 5, were paid in full.

ADVANCED GROW LABS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

10.	SUBSEQUENT EVENTS (Continued)

(b)	Merger and Reorganization (continued)

On the date of the closing the LLC operating agreement was terminated.

Subsequent events have been evaluated through December 20, 2019, which is the date these consolidated financial statements were available to be issued.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Unaudited Interim Condensed Consolidated Balance Sheet

As of September 30, 2019 and December 31, 2018

(Amounts Expressed in United States Dollars)

	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$66,121,654	$145,986,072
Accounts Receivable	6,541,565	4,574,404
Inventories	35,440,157	12,359,064
Notes Receivable	—	3,500,000
Prepaid Expenses and Other Current Assets	6,747,590	2,642,481

Total Current Assets	114,850,966	169,062,021

Property and Equipment, Net	148,660,147	65,324,080
Right of Use Assets	28,848,614	—
Investments	18,815,058	40,933,283
Investment in Associate	—	5,850,000
Notes Receivable	—	7,424,727
Intangible Assets, Net	349,518,982	88,365,678
Goodwill	448,865,160	39,204,360
Deposits and Other Assets	1,908,052	2,184,417

TOTAL ASSETS	$1,111,466,979	$418,348,566

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$30,847,266	$8,928,528
Accrued Liabilities	15,250,109	7,046,029
Current Portion of Notes Payable	180,957	1,480,660
Liability for Acquisition of Noncontrolling Interest	—	25,420,009
Contingent Consideration Payable	55,217,049	—
Derivative Liability	—	4,238,701
Acquisition Liabilities	2,937,798	—
Income Tax Payable	1,138,120	457,585

Total Current Liabilities	105,571,299	47,571,512

Long-Term Liabilities:
Deferred Rent	—	280,127
Lease Liabilities	30,752,365	—
Notes Payable, Net of Current Portion	96,768,028	5,733,797
Contingent Consideration Payable	8,559,386	9,035,250
Acquisition Liabilities	17,151,388	—
Deferred Income Taxes	38,035,000	13,541,000

TOTAL LIABILITIES	296,837,466	76,161,686

Subordinate Voting Shares (Shares Authorized: Unlimited, Shares Issued: 127,150,672, Shares Outstanding: 127,150,672)	—	—
Multiple Voting Shares (Shares Authorized: Unlimited, Shares Issued: 37,681,100, Shares Outstanding: 37,681,100)	—	—
Super Voting Shares (Shares Authorized: Unlimited, Shares Issued: 40,228,900, Shares Outstanding: 40,228,900)	—	—
Share Capital	938,376,070	397,590,465
Shares to be Issued	—	27,773,234
Contributed Surplus	25,142,628	14,202,659
Accumulated Deficit	(146,970,230)	(100,876,937)

Equity of Green Thumb Industries Inc.	816,548,468	338,689,421
Noncontrolling interests	(1,918,955)	3,497,459

TOTAL EQUITY	814,629,513	342,186,880

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,111,466,979	$418,348,566

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Unaudited Interim Condensed Consolidated Statements of Operations

Nine Months Ended September 30, 2019 and 2018

(Amounts Expressed in United States Dollars)

	Nine Months Ended
	September 30,
	2019	2018
	(unaudited)	(unaudited)

Revenues, net of discounts	$140,630,847	$41,722,266
Cost of Goods Sold, net	(74,196,750)	(21,952,871)

Gross Profit	66,434,097	19,769,395

Expenses:
General and Administrative	70,360,225	26,961,792
Sales and Marketing	3,996,050	963,664
Depreciation and Amortization	13,657,494	1,390,489

Total Expenses	88,013,769	29,315,945

Loss From Operations	(21,579,672)	(9,546,550)

Other Income (Expense):
Other Income (Expense), net	(7,969,433)	42,820,043
Interest Income	1,300,233	1,408,512
Interest Expense	(11,762,222)	(1,137,984)

Total Other (Expense) Income	(18,431,422)	43,090,571

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	(40,011,094)	33,544,021

Provision For Income Taxes	4,706,000	4,164,000

Net Income (Loss) Before Non-Controlling Interest	(44,717,094)	29,380,021

Net Income Attributable to Non-Controlling Interest	328,804	31,320,230

Net Loss Attributable to Green Thumb Industries Inc.	$(45,045,898)	$(1,940,209)

Net Loss per share - diluted	$(0.24)	$(0.02)

Weighted average number of shares outstanding - diluted	190,126,766	128,471,910

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

Nine Months Ended September 30, 2019 and 2018

(Amounts Expressed in United States Dollars)

	Share Capital	Shares to Be Issued	Contributed Surplus	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance, January 1, 2018	$65,308,240	$—	$—	$(4,249,775)	$3,366,350	$64,424,815
Conversion of notes payable into share capital	—	—	—	—	8,325,000	8,325,000
Issuance of options as settlement of services provided	(906,366)	906,366	—	—	—	—
Reverse takeover	3,002,634	—	—	—	—	3,002,634
Purchase accounting adjustments for 2017 acquisitions	—	—	—	(2,800,000)	—	(2,800,000)
Issuance of shares upon reverse takeover	65,082,283	—	—	—	—	65,082,283
Reverse takeover transaction costs	(4,014,585)	—	—	—	—	(4,014,585)
Issuance of shares upon bought deal fundraise transaction	61,726,497	—	—	—	—	61,726,497
Interest on convertible note payable	434,000	—	—	—	—	434,000
Bought deal transaction costs	(3,133,722)	—	—	—	—	(3,133,722)
Contributions from shareholders	49,059,965	—	—	—	17,020,006	66,079,971
Stock based compensation	—		2,700,295	—	—	2,700,295
Exercise of stock options	1,395,733	(489,437)	—	—	—	906,296
Initial consolidation of variable interest entity	—	—	—	—	(164,635)	(164,635)
Distributions to shareholders	(1,916,627)	—	—	—	(15,521,657)	(17,438,284)
Net loss	—	—	—	(4,527,655)	31,320,230	26,792,575

Balance, September 30, 2018	$236,038,052	$416,929	$2,700,295	$(11,577,430)	$44,345,294	$271,923,140

Balance, January 1, 2019	$397,590,465	$27,773,234	$14,202,659	$(100,876,937)	$3,497,459	$342,186,880
Deferred tax liability from reorganization	—	—	—	—	—	—
Adoption of ASC 842, Leases	—	—	—	(1,047,395)	—	(1,047,395)
Noncontrolling interests adjustment for change in ownership	27,773,234	(27,773,234)	4,200,382	—	—	4,200,382
Contributions from limited liability company unit holders	—	—	—	—	1,750,000	1,750,000
Issuance of shares under business combinations and investments	487,943,524	—	(18,022,854)	—	—	469,920,670
Issuance of shares for redemption of noncontrolling interests	25,068,847	—	—	—	—	25,068,847
Stock based compensation	—	—	13,324,083	—	—	13,324,083
Warrants issued for note payable	—	—	11,563,418	—	—	11,563,418
Treasury shares withheld in lieu of cash	—	—	(125,060)	—	—	(125,060)
Distributions to limited liability company unit holders	—	—	—	—	(7,495,218)	(7,495,218)
Net loss	—	—	—	(45,045,898)	328,804	(44,717,094)

Balance, September 30, 2019	$938,376,070	$—	$25,142,628	$(146,970,230)	$(1,918,955)	$814,629,513

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2019 and 2018

(Amounts Expressed in United States Dollars)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)	(unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Green Thumb Industries Inc.	$(45,045,898)	$(1,940,209)
Net income attributable to non-controlling interest	328,804	31,320,230
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	17,528,891	1,713,839
Amortization of operating lease assets	1,639,527	—
Loss on disposal of property and equipment	—	47,033
Loss from investment in associate	56,423	55,750
Deferred rent	—	(23,617)
Deferred income taxes	(5,712,000)	1,889,000
Stock based compensation	13,324,083	2,700,295
Decrease in fair value of investments	886,002	—
Interest on contingent consideration payable and acquisition liabilities	3,258,804	—
Increase in fair value of warrants	—	(42,449,120)
Equity conversion and listing expenses	—	1,006,988
Decrease in fair value of convertible note receivable	7,424,727	—
Changes in value of liabilities related to put option and purchase of noncontrolling interests	(823,550)	—
Interest on convertible note payable	—	434,000
Amortization of debt discount	2,100,738	—
Changes in operating assets and liabilities:
Accounts receivable	1,165,271	(1,880,524)
Inventory	(9,478,848)	(5,351,705)
Prepaid expenses and other current assets	(3,237,772)	(2,067,570)
Due from related parties		—
Deposits and other assets	1,045,821	(2,850,790)
Accounts payable	20,876,634	1,020,863
Accrued liabilities	(5,252,537)	2,847,971
Operating lease liabilities	(1,593,866)	—
Income tax payable	260,535	304,490

NET CASH USED IN OPERATING ACTIVITIES	(1,248,211)	(13,223,076)

CASH FLOW FROM INVESTING ACTIVITIES
Investments in debentures	—	(32,550,000)
Repayment of debenture investments	3,000,000	20,000,000
Purchases of property and equipment	(66,875,245)	(16,229,578)
Advances to related parties	—	(3,088,760)
Repayments from related parties	—	575,000
Consolidation of controlled entities	68,668	154,776
Deposit into escrow for future business combinations	—	(6,000,000)
Purchases of licenses	—	(49,999)
Purchase of businesses, net of cash acquired	(108,136,560)	—

NET CASH USED IN INVESTING ACTIVITIES	(171,943,137)	(37,188,561)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2019 and 2018

(Amounts Expressed in United States Dollars)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)	(unaudited)
CASH FLOW FROM FINANCING ACTIVITIES
Contributions from limited liability company unit holders	$1,750,000	$194,695,001
Distributions to limited liability company unit holders	(7,495,218)	(17,649,800)
Proceeds from exercise of options	—	906,296
Reverse takeover and bought deal financing costs	—	(7,148,307)
Proceeds from issuance of notes payable	106,403,011	825,000
Issuance of warrants	11,563,418	—
Principal repayments of notes payable	(18,769,221)	(1,007,955)
Treasury share repurchases	(125,060)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	93,326,930	170,620,235

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(79,864,418)	120,208,598
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	145,986,072	29,565,497

CASH AND CASH EQUIVALENTS, END OF PERIOD	$66,121,654	$149,774,095

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation)

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2019 and 2018

(Amounts Expressed in United States Dollars)

	Nine Months Ended September 30,
	2019	2018
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$5,964,621	$409,312

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment with cancellation of note receivable	$—	$605,000

Conversion of notes payable into equity	$—	$2,279,452

Initial consolidation of controlled entities, net of cash	$449,941	$934,472

Due from investors for equity contributions	$—	$2,785,998

Accrued capital expenditures	$4,232,914	$—

Net liability upon adoption of ASC 842, Leases	$(1,047,395)	$—

Exercise of put option	$4,200,382	$—

Issuance of shares under business combinations	$471,143,931	$—

Acquisitions
Inventory	$13,441,161
Accounts receivable	2,117,412
Prepaid assets	848,281
Property and equipment	17,237,513
Right of use assets	3,324,054
Identifiable intangible assets	279,385,000
Goodwill	405,173,019
Deposits and other assets	769,456
Liabilities assumed	(13,691,505)
Contingent liabilities	(52,864,000)
Equity interests issued	(471,144,047)
Conversion of note receivable previously issued	(27,525,800)
Acquisition liability	(18,727,984)
Deferred income taxes	(30,206,000)

	$ 108,136,560

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

1.	NATURE OF OPERATIONS

GTI is empowering the right to wellness by progressing responsible adult use of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. GTI owns, manufactures, and distributes a portfolio of cannabis consumer packaged goods brands including Rythm, Dogwalkers, The Feel Collection, incredibles, Dr. Solomon’s and Beboe, primarily to third-party retail stores across the United States as well as to GTI owned retail stores. The Corporation also owns and operates a rapidly growing national chain of retail cannabis stores called Risetm and Essence. As of the nine months ended September 30, 2109, GTI has operating revenue in eleven of twelve markets (California, Colorado, Connecticut, Florida, Illinois, Nevada, Maryland, Massachusetts, New York, Ohio, and Pennsylvania) and ramp up expenses related to the build out of new markets (New Jersey) in preparation for revenue generation over the next six months.

In addition to the States listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, production or retail licenses. The Company also provides management services and solutions to state licensed cannabis cultivators and dispensaries.

On June 12, 2018, the Company completed a reverse takeover transaction (“RTO”) further described in Note 3. Following the RTO, the Company is listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “GTII” and on the OTCQX, part of the OTC Markets Group, under the ticker “GTBIF”.

The Company’s registered office is located at 885 West Georgia Street, Suite 2200, Vancouver, British Columbia, V6C 3E8, Canada. The Company’s U.S. headquarters are at 325 W. Huron St., Chicago, IL 60654.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Statement of Compliance

The unaudited interim condensed consolidated financial statements as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 (the “financial statements”), have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These unaudited condensed consolidated financial statements have been prepared following the requirements of the Securities and Exchange Commission (“SEC”), for interim reporting. As permitted under those rules, certain footnotes and other financial information that are normally required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) can be condensed or omitted. The condensed consolidated balance sheet for the year ended December 31, 2018 was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. The information included in this interim quarterly report should be read in conjunction with the consolidated financial statements and notes thereto of the Company for the year ended December 31, 2018 which are included here within this filing on Form 10.

In the opinion of management, these condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and notes thereto of the Company with the exception of the adoption of new lease accounting standard ASC 842 (see Note 9), and include all adjustments, consisting only of normal recurring adjustments, considered necessary for the fair presentation of the Company’s financial position and operating results. The results for the nine months

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(a)	Basis of Preparation and Statement of Compliance (continued)

ended September 30, 2019 are not necessarily indicative of the operating results for the year ending December 31, 2019, or any other interim or future periods.

(b)	Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated and combined financial statements are presented in U.S. dollars.

(c)	Basis of Consolidation

The unaudited interim condensed consolidated financial statements as of September 30, 2019 and for the nine months ended September 30, 2019 include the accounts of the Company, its wholly-owned subsidiaries, its partially-owned subsidiaries, and those controlled by the Company by virtue of agreements, on a consolidated basis after elimination of intercompany transactions and balances.

Control exists when the Company has power over an investee, when the Company is exposed, or has rights, to variable returns from the investee, and when the Company has the ability to affect those returns through its power over the investee. The financial statements of entities controlled by the Company by virtue of agreements are fully consolidated from the date that control commences and deconsolidated from the date control ceases.

On January 1, 2018, the members of GTI-Clinic Illinois Holdings, LLC (representing GTI’s Illinois operations and ownership) and RCP23, LLC (representing GTI’s non-Illinois operations that included Nevada, Pennsylvania, Massachusetts, and Maryland ownership) closed on a restructuring, which combined all of GTI’s operational and ownership structure within VCP23, LLC. Prior to January 1, 2018, these businesses were managed and controlled by GTI senior management. Subsequent to January 1, 2018, VCP23, LLC was controlled by the members of GTI-Clinic Illinois Holdings, LLC and RCP23, LLC.

On June 12, 2018, the Company completed a reverse takeover transaction with Bayswater Uranium Corporation (Bayswater). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps as explained further in Note 3.

The following are the Company’s wholly owned subsidiaries that are included in these unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2019:

Subsidiaries	Jurisdiction	Interest
GTI23, Inc.	Delaware	100%
VCP23, LLC	Delaware	100%
GTI Core, LLC	Delaware	100%

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Basis of Consolidation (continued)

The following are VCP23, LLC’s and GTI Core, LLC’s wholly owned subsidiaries and entities over which the Company has control, that are included in these unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2019:

Subsidiaries	Ownership	Jurisdiction	Purpose
JB17, LLC	100%	Maryland	Management company
GTI-Clinic Illinois Holdings, LLC	100%	Illinois	License holder
IL Disp, LLC [1]	50%	Illinois	License holder
RISE Holdings, Inc.	100%	Massachusetts	License holder
GTI Maryland, LLC	100%	Maryland	License holder
Ohio Investors 2017, LLC [1]	40%	Ohio	Holding company
GTI Ohio, LLC [1]	40%	Ohio	License holder
GTI Nevada, LLC	100%	Nevada	License holder
GTI Pennsylvania, LLC	100%	Pennsylania	License holder
KSGNF, LLC	100%	Florida	License holder
GTI Florida, LLC	100%	Florida	Holding company
GTI New Jersey, LLC	67%	New Jersey	License holder
KW Ventures Holdings, LLC [1]	0%	Pennsylvania	License holder
Chesapeake Alternatives, LLC [1]	0%	Maryland	License holder
Meshow, LLC [1]	0%	Maryland	License holder
Vision Management Services, LLC	100%	Delaware	Management company
TWD18, LLC	100%	Delaware	Investment company
VCP IP Holdings, LLC	100%	Delaware	Intellectual property
VCP Real Estate Holdings, LLC	100%	Delaware	Real estate holding company

(d)	Non-controlling Interests

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction by transaction basis. GTI elected to measure each NCI at its proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

[1]

Illinois, Disp, LLC, Chesapeake Alternatives, LLC and Meshow, LLC were considered Variable Interest Entities (VIEs) and consolidated within GTI’s consolidated Financial Statements as 1) GTI was determined to be the primary beneficiary of the operations of these entities and 2) GTI possesses the power to direct activities through management services agreements (MSAs).

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.

(f)	Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer circumstances. For the nine months ended September 30, 2019 the Company recorded $250,000 in allowance for doubtful accounts. For the nine months ended September 30, 2018, the Company determined that an allowance for doubtful accounts was not required. No accounts were written off during the nine months ended September 30, 2019 or 2018.

(g)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.

Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

(h)	Property and Equipment

Property and equipment are stated at cost, including capitalized borrowing costs, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Furniture and Fixtures	5 – 7 Years
Computer Equipment and Software	5 Years
Leasehold Improvements	Remaining Life of Lease
Production and Processing Equipment	5 - 7 Years
Assets Under Construction	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)	Convertible Notes Receivable and Investments in Equity

Convertible notes investments and investments in equity of private companies are classified as financial assets at fair value through profit or loss. Upon initial recognition, the investment is recognized at fair value with directly attributable transaction costs expensed as incurred. Subsequent changes in fair value are recognized in profit or loss.

(k)	Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any, over the following terms:

Licenses and Permits	15 years
Tradenames	Indefinite
Patient Relationships	5 years
Non-competition Agreements	2 years

The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

(l)	Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill is either assigned to a specific reporting unit or allocated between reporting units based on the relative fair value of each reporting unit.

Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The Company reviews indefinite-lived intangible assets, which includes goodwill, annually at fiscal year-end for impairment or more frequently if events or circumstances indicate that the carrying value may not be recoverable. An impaired asset is written down to its estimated fair value based on the most recent information available. The Company assesses the fair values of its intangible assets, and its reporting unit for goodwill testing purposes, using an income-based approach. Under the income approach, fair value is based on the present value of estimated future cash flows. The income approach is dependent on a number of factors, including forecasted revenues and expenses, appropriate discount rates and other variables. The annual impairment review utilizes the estimated fair value of the intangible assets and the overall reporting unit and compares the estimated fair values to the carrying values as of the testing date. If the carrying value of these intangible assets or the reporting unit exceeds the fair values, the Company would then use the fair values to measure the amount of any required impairment charge. No impairment charge was recognized for intangible assets for any of the fiscal periods presented.

(m)	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Leases (continued)

•	The contract involves the use of an identified asset.

•	The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and

•	The Company has the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.

At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

•	Fixed payments, including in-substance fixed payments;

•	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•	Amounts expected to be payable under a residual value guarantee; and

•

The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Leases (continued)

guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.

(n)	Convertible Promissory Note Payable

At December 31, 2017, the Company had a convertible promissory note. Management evaluated the convertible note to determine whether the conversion feature required bifurcation from the host instrument, which management concluded it did not, and whether the conversion feature was a beneficial conversion feature, which similarly was concluded to not be beneficial. Accordingly, the convertible note was accounted for entirely as a liability instrument through conversion.

(o)	Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are measured using the enacted taxes rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

As discussed further in Note 11, the Company is subject to the limitations of IRC Section 280E.

(p)	Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;

•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)	Revenue Recognition (continued)

•	Allocate the transaction price to the performance obligation(s) in the contract;

•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the nine months ended September 30, 2019 and 2018, respectively.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its consolidated financial statements.

(q)	Stock-Based Payments

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, employees and consultants. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company shall measure their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees and others providing similar services, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in profit or loss with a corresponding credit to reserve for stock-based payments, in equity.

The Company recognizes compensation expense for Restricted Stock Units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

(r)	Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(r)	Fair Value of Financial Instruments (continued)

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Unadjusted	quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs	other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 – Inputs	for the asset or liability that are not based on observable market data.

(s)	Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.

(t)	Share Capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with Accounting Standards Codification (ASC) 740, Income Taxes.

(u)	Loss per Share

Basic loss per share is calculated using the treasury stock method, by dividing the net loss attributable to shareholders by the weighted average number of common shares outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding common shares and consequently are not included in the loss per share calculations. Diluted income per share is calculated by adjusting the weighted average number of common shares outstanding to assume conversion of all dilutive potential common shares. The Company has two categories of dilutive potential common shares: restricted stock units and stock options. In order to determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive stock options would be used to repurchase common shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of stock options and convertible debt that would increase earnings per share or decrease loss per share.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(v)	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Consolidated Statements of Operations immediately as a gain or loss on acquisition.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss.

(w)	Foreign Currency

Assets and liabilities denominated in currencies other than GTI’s functional currency are initially measured in the functional currencies at the transaction date exchange rate. Monetary assets are re-measured at the rate of exchange in effect as of the balance sheet date. Revenues and expenses are translated at the transaction date exchange rate. Foreign currency gains and losses resulting from translation are reflected in net comprehensive loss for the period. During the nine months ended September 30, 2019 and 2018, there were no transactions in currencies other than US Dollars.

(x)	Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There was no impairment charge related to intangible assets or property, plant and equipment for the nine months ended September 30, 2019 and 2018, respectively.

(y)	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)	Significant Accounting Judgments, Estimates and Assumptions (continued)

assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

(i)	Estimated Useful Lives and Amortization of Intangible Assets (Also see Note 2(k))

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

(ii)	Business Combinations

Classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgment. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

In determining the fair value of all identifiable assets, liabilities and contingent liabilities acquired, the most significant estimates relate to contingent consideration and intangible assets. Management exercises judgement in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied.

(iii)	Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)	Significant Accounting Judgments, Estimates and Assumptions (continued)

(iv)	Investments in Private Holdings

Investments include private company investments which are carried at fair value based on the value of the Company’s interests in the private companies determined from financial information provided by management of the companies, which may include operating results, subsequent rounds of financing and other appropriate information. Any change in fair value is recognized on the consolidated statement of operations.

(v)	Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(vi)	Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 22 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represent the markets in which GTI’s operates as of September 30, 2019: California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

(vii)	Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the subsidiary, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the subsidiaries. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained.

(viii)	Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible accounts by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the balance sheet date.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)	Significant Accounting Judgments, Estimates and Assumptions (continued)

(ix)	Stock-Based Payments

Valuation of stock-based compensation and warrants requires management to make estimates regarding the inputs for option pricing models, such as the expected life of the option, the volatility of the Company’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options or warrants.

(x)	Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

(z)	New and Revised Standards

(i)

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted.

(ii)

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019.

Upon adoption of ASU 2016-02, the Company recorded right-of-use assets of $10,932,883 and corresponding lease liabilities of $11,984,980 with the difference of $1,052,097 recorded in opening retained earnings. See Note 9 for additional details.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

3.	REVERSE TAKEOVER TRANSACTION

In April 2018, the Company raised approximately $65.1 million in subscription receipts, gross of approximately $4.0 million in transaction costs. The subscription receipts were for the potential purchase of shares in GTI Finco Inc. (“GTI Finco”) and were held in an escrow account until the reverse takeover transaction.

At a meeting of shareholders on June 11, 2018, the Company’s shareholders approved a resolution to restructure the Company’s share capital to, among other things, re-designate its existing common shares as subordinate voting shares (“Subordinate Voting Shares”) and create a class of multiple voting shares (“Multiple Voting Shares”) and super voting shares (“Super Voting Shares”).

On June 12, 2018, Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater) (“Subco”), VCP23, LLC (“VCP”), GTI23, Inc. (“GTI23”) and GTI Finco entered into a Business Combination Agreement whereby the Corporation, Subco, VCP, GTI23 and GTI Finco combined their respective businesses (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. The subscription receipts of GTI Finco were then released from escrow.

In connection with the Transaction completed on June 12, 2018, the Corporation changed its name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated its existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares of the Corporation. Such share consolidation has been reflected retrospectively in these consolidated financial statements.

The Corporation, Subco and GTI Finco were parties to a three-cornered amalgamation (“Amalgamation”) whereby GTI Finco shareholders received Subordinate Voting Shares of the Corporation on a one-for-one basis and members of VCP contributed their membership interests to GTI23 for shares of GTI23 and then contributed their shares of GTI23 to GTI in exchange for Super Voting Shares and Multiple Voting Shares of GTI.

GTI was the acquirer for accounting purposes and the net assets of Bayswater acquired were nil.

Pursuant to the reverse merger, the historical financial statements of Green Thumb Industries, Inc. (the accounting acquirer) become the historical financial statements of Bayswater Uranium Corporation (legal acquirer) on a go forward basis. As a result, Green Thumb Industries, Inc. has retroactively restated its share capital on a per share basis pursuant to Accounting Standards Codification (ASC) 805, Business Combinations to reflect that of the legal acquirer.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

4.	INVENTORIES

The Company’s inventories include the following at September 30, 2019 and December 31, 2018:

	September 30,	December 31,
	2019	2018
Raw Material
Harvested Cannabis	$3,567,585	$527,456
Packaging and Miscellaneous	10,648,488	2,511,769

Total Raw Material	14,216,073	3,039,225

Work in Process	16,647,551	5,231,630

Finished Goods	5,076,533	4,088,209

Reserve for Obsolete Inventory	(500,000)	—

Total Inventories	$35,440,157	$12,359,064

5.	NOTES RECEIVABLE

Notes Receivable

On October 16, 2018, the Company executed a promissory note to an unrelated third party. The value of the note is variable in nature as the note is secured by an investment vehicle which expires in January 2020. The maturity date of the note is tied directly to the expiration date of the warrants, both being January 2020. The initial fair value upon execution of the note was $11,630,867. The fair value as of September 30, 2019 and December 31, 2018 was $0 and $7,424,727, respectively, resulting in an adjustment to fair value of $(7,424,727) during the nine months ended September 30, 2019, which is recorded in other income (expense) on the unaudited interim condensed consolidated statement of operations. The note receivable is categorized as a financial instrument measured at fair value. The fair value of the note was determined to be $0 as the strike price of $1.9928 exceeded the share price of $1.405. The value of the note was tied to the value of the warrants, which did not have value as of September 30, 2019. Repayment of the note is due within ten days of exercise of the underlying security, at which time it will bear interest at the lowest applicable federal rate. The principal amount due is based on the actual value of the underlying security at the time of exercise. The Company used the Black Scholes option pricing model to estimate the fair value of the note receivable using the assumptions below.

Risk-free Rate	1.86%
Exercise Price of Underlying Securities	$1.998
Share Price of Underlying Security	$4.03 - $5.50
Volatility	71.50%
Remaining Life (in years)	2.0

On October 22, 2018, the Company issued a line of credit to an entity, allowing for maximum borrowings of $1,000,000, of which $500,000 was drawn as of December 31, 2018. The note has a term of one year and bears interest at a rate of 8%. The $500,000 note receivable was included as part of the acquisition consideration of Beboe. See Note 7 for details.

On October 31, 2018, the Company issued a $3,000,000 promissory note to an unrelated third party. The note has a term of one year and bears interest at a rate of 8% which was repaid in 2019.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

5.	NOTES RECEIVABLE (Continued)

Notes Receivable (continued)

At each reporting date, the Company applies its judgment to evaluate the collectability of the notes receivable and makes a provision based on the assessed amount of expected credit loss. This judgment is based on parameters such as interest rates, specific country risk factors, and creditworthiness of the creditor. The Company has not experienced an increase in credit risk since the initial recognition of the notes receivable. An increase or decrease to the underlying share price and volatility rate of 5% would result in a nominal change to the fair value.

6.	PROPERTY AND EQUIPMENT

At September 30, 2019 and December 31, 2018, property and equipment consisted of:

	September 30,	December 31,
	2019	2018
Land	$3,340,141	$2,243,085
Buildings and Improvements	41,081,330	20,861,988
Furniture and Fixtures	3,738,062	2,328,847
Computer Equipment and Software	4,950,600	2,093,205
Leasehold Improvements	37,927,659	18,435,893
Production and Processing Equipment	17,888,582	6,579,446
Assets Under Construction	48,730,310	16,664,958

	157,656,684	69,207,422
Less: Accumulated Depreciation	(8,996,537)	(3,883,342)

Total	$148,660,147	$65,324,080

Assets under construction represent construction in progress related to both cultivation and dispensary facilities not yet completed or otherwise not ready for use.

Depreciation expense for the nine months ended September 30, 2019 totaled $5,113,195 of which $3,541,236, is included in cost of goods sold. For the nine months ended September 30, 2018, depreciation expense totaled $1,583,159 of which $358,539 is included in cost of goods sold.

7.	ACQUISITIONS

The Company has determined that the below acquisitions are business combinations under Accounting Standards Codification (ASC) 805, Business Combinations. They are accounted for by applying the acquisition method, whereby the assets acquired and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

7.	ACQUISITIONS (Continued)

The following table summarizes the consideration for the acquisitions:

	Advanced Grow Labs, LLC	Integral Associates, LLC	Other Acquisitions
Cash Paid	$15,481,967	$52,807,500	$42,612,694
Shares of the Company Issued	79,959,170	273,146,014	118,038,863
Conversion of Previous Notes Receivable	—	—	27,525,800
Acquisition Liability	6,616,916	2,421,068	9,690,000
Contingent Consideration	8,197,000	35,531,000	9,136,000

Total Consideration	$110,255,053	$363,905,582	$207,003,357

The Following table summarizes the initial accounting estimates:

	Advanced Grow Labs, LLC	Integral Associates, LLC	Other Acquisitions
Cash	$1,406,377	$744,825	$614,399
Inventory	1,906,828	10,107,303	1,427,034
Accounts Receivable	420,649	1,477,535	219,228
Prepaid Expenses	—	492,571	355,710
Property and Equipment	5,934,295	8,831,693	2,471,525
Right-of-Use Asset	470,703	1,655,309	1,198,042
Deposits and Other Assets	200,340	122,826	446,290
Intangible Assets:
Licenses and Permits	28,920,000	130,000,000	34,000,000
Tradename	930,000	—	20,000,000
Customer Relationships	17,750,000	30,000,000	15,220,000
Non-competition Agreements	100,000	—	2,465,000
Liabilities Assumed	(1,174,361)	(9,134,651)	(3,582,497)
Deferred Tax Liabilities	(12,815,000)	—	(17,191,200)

Total Identifiable Net Assets	44,049,831	174,297,411	57,643,531
Goodwill	66,205,222	189,608,171	149,359,826

Net Assets	$110,255,053	$363,905,582	$207,003,357

Business Acquisitions:

(a)	Acquisition of Advanced Grow Labs, LLC

On February 12, 2019, the Company acquired 100% of the ownership interests of Connecticut-based Advanced Grow Labs, LLC (AGL). AGL is licensed in Connecticut to grow and process cannabis. The acquisition includes a manufacturing facility and an ownership stake in a recently awarded dispensary, making AGL the only vertically licensed operator in the state. The transaction consideration was approximately $110.3 million, which included $15 million of cash, approximately 7.0 million Subordinate Voting Shares of GTI which were valued at approximately $80.0 million. The purchase agreement also included additional consideration based upon future performance targets (as detailed in the above table).

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

7.	ACQUISITIONS (Continued)

Business Acquisitions (continued):

(b)	Acquisition of Integral Associates, LLC

On June 5, 2019, the Company acquired 100% of the ownership interests of Integral Associates. The acquisition included Integral Associate’s retail brand Essence, as well as two cultivation and processing facilities. The transaction consideration included $52 million paid in cash and approximately 20.8 million in Company Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon future performance targets of which an additional 3.9 million Subordinate Voting Shares have been issued to-date.

Other Acquisitions are substantially comprised of the following:

(c)	Acquisition of For Success Holding Company

On February 21, 2019, the Company acquired 100% of the ownership interests of For Success Holding Company, the Los Angeles-based creator of the lifestyle suite of Beboe branded products. Beboe is currently available in certain retail locations in California and Colorado and via home delivery across California. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of GTI Subordinate Voting Shares. The purchase agreement also includes additional consideration based upon performance targets.

(d)	Acquisition of Fiorello Pharmaceuticals, Inc

On August 23, 2019, the Company acquired 100% of the ownership interests of New York-based Fiorello Pharmaceuticals, Inc. The consideration paid includes $46,000,000 of cash and 1,700,000 of the Company’s Subordinate Voting Shares. The acquisition includes the license and assets for one cultivation, one processing, and four retail facilities in New York.

(e)	MC Brands

On June 12, 2019, the Company acquired the remaining 75% interest in MC Brands which is based in Colorado. See Note 13 for additional details.

The Company also incurred approximately $731,000 of acquisition related costs which were expensed in the current period.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

8.	INTANGIBLE ASSETS

At September 30, 2019 and December 30, 2018, intangible assets consisted of the following:

	Licenses and Permits	Tradenames	Customer Relationships	Non- Competition Agreements	Total
Cost
As at December 31, 2018	$89,705,213	$360,000	$820,000	$20,480	$90,905,693
Additions from acquisitions	187,104,000	20,930,000	62,970,000	2,565,000	273,569,000

As at September 30, 2019	$276,809,213	$21,290,000	$63,790,000	$2,585,480	$364,474,693

Accumulated Amortization
As at December 31, 2018	$2,322,715	$—	$204,500	$12,800	$2,540,015
Amortization	9,181,543	746,223	2,170,445	317,485	12,415,696

As at September 30, 2019	$11,504,258	$746,223	$2,374,945	$330,285	$14,955,711

Net book value
As at December 31, 2018	$87,382,498	$360,000	$615,500	$7,680	$88,365,678
As at September 30, 2019	$265,304,955	$20,543,777	$61,415,055	$2,255,195	$349,518,982

Intangible assets with finite lives are amortized over their estimated useful lives. The Company recorded amortization expense for the nine months ended September 30, 2019 of $12,415,696. The Company recorded amortization expense for the nine months ended September 30, 2018, of $43,560. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.

The following table outlines the estimated annual amortization expense related to intangible assets as of September 30, 2019:

Year Ending December 31	Estimated Amortization
2019	$6,272,484
2020	25,089,938
2021	25,092,716
2022	25,016,104
2023	24,990,271
Thereafter	243,057,468

$349,518,982

As described in Notes 2(k) and 2(l), a two-step method was used for determining goodwill impairment. In the first step (“Step One”), the Company compared the estimated fair value of each reporting unit to its carrying value, including goodwill. If the carrying value of a reporting unit exceeded the estimated fair value, the second step (“Step Two”) is completed to determine the amount of the impairment charge. Step Two requires the allocation of the estimated fair value of the reporting unit to the assets, including any unrecognized intangible assets, and liabilities in a hypothetical purchase price allocation. Any remaining unallocated fair value represents the implied fair value of goodwill, which is compared to the corresponding carrying value of goodwill to compute the goodwill impairment charge. The results of Step One of the goodwill impairment test indicated that the estimated fair values for all reporting units exceeds their respective carrying values. The Company’s

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

8.	INTANGIBLE ASSETS (Continued)

reporting unit’s to which goodwill has been assigned include California, Colorado, Connecticut, Florida, Illinois, Massachusetts, Nevada and New York. The net carrying value for goodwill was $448,165,160 and $39,204,360 as at September 30, 2019 and December 31, 2018, respectively.

9.	LEASES

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. On January 1, 2019, the Company adopted the standard and all related amendments, using the optional transition method (modified retrospective approach) applied to leases at the adoption date. Under the modified retrospective approach, comparative periods have not been restated and continue to be reported under the accounting standards in effect for those periods. Additionally, an adjustment was recorded to retrained earnings to account for the initial adoption of the standard.

The Company elected the optional package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs. The Company also elected the practical expedient to not separate lease components from non-lease components for real estate leases. As a result of the adoption of ASU 2016-02, the Company recognized a lease liability of $11,984,980 and a right-of-use (“ROU”) asset of $10,932,883 for operating leases at January 1, 2019.

The Company has operating leases for certain Rise and Essence retail dispensaries located throughout the US and processing and cultivation facilities in Connecticut, Florida, Massachusetts, Maryland, Nevada and New York as well as corporate office space in Illinois and Nevada. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. Upon adoption of ASU 2016-02, ROU assets were adjusted for deferred rent and prepaids as of January 1, 2019. Lease expense is recognized on a straight-line basis over the expected lease term. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of the lease, or for the adoption of ASU 2016-02, at January 1, 2019. Balances related to operating leases are included in ROU assets and noncurrent lease liabilities on the condensed consolidated balance sheet.

All real estate leases are recorded on the balance sheet. Equipment and other non-real estate leases with an initial term of twelve months or less are not recorded on the balance sheet. Lease agreements for some locations provide for rent escalations and renewal options. Certain real estate leases require payment for taxes, insurance and maintenance which are considered non-lease components. The Company accounts for real estate leases and the related fixed non-lease components together as a single component

The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset. Certain arrangements require significant judgment to determine if an asset is specified in the contract and if the Company directs how and for what purpose the asset is used during the term of the contract.

For the nine months ended September 30, 2019, the Company recorded approximately $1,639,527 in Operating lease expense.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

9.	LEASES (Continued)

Other information related to operating leases as of and for the nine months ended September 30, 2019 were as follows:

Nine Months Ended September 30, 2019
Weighted avgerage remaining lease term	8.66
Weighted average discount rate	12.0%

Maturities of lease liabilities for operating leases as of September 30, 2019 were as follows:

	Maturities of Lease Liability
Year Ending December 31	Third Party	Related Party	Total
2019	$1,554,792	$316,422	$1,871,215
2020	6,555,163	1,392,233	7,947,396
2021	6,657,299	1,424,852	8,082,151
2022	5,787,704	1,458,247	7,245,951
2023	5,334,693	1,492,438	6,827,131
2024 and Thereafter	14,913,647	12,908,654	27,822,301

Total Lease Payments	40,803,299	18,992,846	59,796,145

Less: Interest	(19,301,608)	(9,742,172)	(29,043,780)

Present Value of Lease Liability	$21,501,690	$9,250,675	$30,752,365

Related Party Operating Leases

During 2019, GTI entered into three additional related party transactions with respect to its leasing arrangements for three GTI dispensaries operating in Florida, Illinois and Nevada.

With respect to leasing arrangements in Illinois and Florida, Wendy Berger, a director of the Corporation, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through the Wendy Berger 1998 Revocable Trust), Benjamin Kovler, the Chief Executive Officer and a director of the Corporation (through KP Capital, LLC), and Mr. Georgiadis, the Chief Financial Officer and a director of the Corporation (through Three One Four Holdings, LLC). The terms of these leases were each 15 years. For the nine months ended September 30, 2019, the Company recorded rent expense of approximately $390,000, associated with these lease arrangements.

In regards to the leasing arrangement in Nevada, and as a result of the acquisition of Integral Associates, LLC, Armen Yemenidjian, the President of the Integral Associates, LLC, and Alejandro Yemenidjian, a director of Integral Associates, LLC, each own 50% of Armenco Capital LLC, which owns 50% of Durango

Teco Partners, LLC. Durango Teco Partners, LLC owns the building in which an Essence dispensary leases. The term of the lease is 10 years. From the date of acquisition through September 30, 2019, the Company recorded rent expense of approximately $53,000 associated with this lease.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

9.	LEASES (Continued)

Disclosures related to period prior to adoption of ASU 2016-02

Future minimum rental commitments under non-cancelable operating leases as of December 31, 2018 were expected to be as follows:

Year Ending December 31	Third Parties	Related Parties	Total
2019	$1,188,865	$574,477	$1,763,342
2020	1,127,754	585,966	1,713,720
2021	1,123,769	597,686	1,721,455
2022	1,040,481	504,255	1,544,736
2023	1,067,783	366,802	1,434,585
2024 and Thereafter	3,119,021	695,291	3,814,312

Total Future Minimum Lease Payments	$8,667,673	$3,324,477	$11,992,150

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The Company’s net rent expense for the nine months ended September 30, 2018 totaled approximately $962,000 for these third party leases.

Certain facilities are occupied under the terms of lease agreements with related parties. Rent expense under these leases for the nine months ended September 30, 2018 totaled approximately $426,000.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

10.	NOTES PAYABLE

At September 30, 2019 and December 31, 2018, notes payable consisted of the following:

	September 30,	December 31,
	2019	2018
Promissary note dated October 2, 2017, in the original amount of $2,250,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $55,611 including interest at 12.0% per annum	$—	$2,007,256

Promissary note dated October 2, 2017, in the original amount of $5,000,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $112,490 including interest at 12.5% per annum	—	4,084,885

In connection with an acquisition completed in 2017, the Company is required to make quarterly charitable contributions of $50,000 through October 2024. The net present value of these required payments has been recorded as a liability with an interest rate of 2.17%	945,236	1,122,316

Private placement debt dated May 22, 2019, in the original amount of $105,466,429, which matures on May 22, 2022. The debt was issued at a discount, the carrying value of which is $9,547,392 as of September 30, 2019, and bears interest of 12.00% per annum.	96,003,749	—

Total notes payable	96,948,985	7,214,457
Less: current portion of notes payable	(180,957)	(1,480,660)

Notes payable, net of current portion	$96,768,028	$5,733,797

(a) Bridge Financing

On April 12, 2019, the Company completed a private placement of $12,500,000 in six-month senior secured promissory notes. These Notes included Warrants to purchase 218,964 Subordinate Voting Shares at an exercise price of CAD $22.90, which can be exercised 42 months after the closing.

On April 12, 2019, the Company valued the Warrants to equity using the Black-Scholes model, with inputs as volatility of 62.4%, dividend yield of 0.0% and risk-free rate of 1.64%. The fair value of the warrants was estimated to be $1,291,188 with the residual amount of $11,208,812 allocated to the debt.

On May 22, 2019, the Company repaid the full principal amount and accrued interest of $12,645,833 for the Bridge Notes. The Company recognized $1,391,188 in accretion expense on settlement of the repayment during the quarter.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

10.	NOTES PAYABLE (Continued)

(b) Private Placement Financing

On May 22, 2019, the Company completed a private placement of $105,466,429 in three-year senior secured promissory notes and extinguished the bridge notes issued on April 12, 2019 and the promissory notes dated October 2, 2017 in the original amounts of $2,500,000 and $5,000,000. The Company has the right to draw an additional $44,533,571 from the lenders at any time within 180 days of closing. The Company also has the sole discretion to extend the financing an additional twelve months. The notes accrue interest at an annual rate of 12.0%, payable on a quarterly basis commencing June 30, 2019. For the nine months ended September 30, 2019, the Company recognized $4,758,205 in interest expense associated with the promissory notes and $1,240,254 in accretion expense, $228,760 of professional fees, and transaction related fees of $430,704.

As part of the transactions, the purchasers of the promissory notes also received warrants to purchase 1,822,771 Subordinate Voting Shares at an exercise price of CAD $19.39, which can be exercised 60 months after the closing of the transaction. Upon issuance, the Company classified the warrants as equity and measured the fair value of the warrants to be $10,043,468 and the fair value allocated to the debt was $95,422,961. The Black-Scholes model was used to derive the fair value of the warrants which required various inputs including management’s estimate of volatility of 62.4%, dividend yield of 0.0% and risk-free rate of 1.62%.

11.	INCOME TAXES

For the nine months ended September 30, 2019 and 2018, income taxes expense consisted of:

	Nine Months Ended September 30,
	2019	2018
Current:
Federal	$8,974,000	$2,007,000
State	1,444,000	268,000

Total Current	10,418,000	2,275,000

Deferred:
Federal	(4,965,000)	1,336,000
State	(747,000)	553,000

Total Deferred	(5,712,000)	1,889,000

Total	$4,706,000	$4,164,000

Taxable income is computed for GTI Core, LLC and its respective LLC ownership interests up through the RTO date of June 12, 2018 and for all GTI companies and subsidiaries from this date forward. Effective with the Company’s reverse takeover transaction on June 12, 2018, all GTI companies and subsidiaries have elected to be taxed as “C” corporations.

Income taxes paid for the nine months ended September 30, 2019 were $10,534,408 compared to $1,976,510 for the nine months ended September 30, 2018.

Green Thumb Industries Inc. is based in Canada, but maintains all of its operations in the United States. Due to this inverted entity structure, the Company is subject to both US and Canadian taxation, however we have no Canadian tax liability and accordingly filed a nil return with Canadian tax authorities.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

11.	INCOME TAXES (Continued)

On January 1, 2018, the Company, through a tax-free transfer under IRC Section 351, transferred ownership in GTI-Clinic Illinois Holdings, LLC (taxed as a partnership) to GTI Core, LLC (taxed as a “C” corporation). As a result of the transaction, the Company now accounts for income taxes in accordance with ASC 740 - Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.

At September 30, 2019 and December 31, 2018, the components of deferred tax assets and liabilities were as follows:

	September 30, 2019	December 31, 2018
Deferred Tax Assets
Net Operating Losses	$4,010,000	$1,046,000
Share-based Compensation	1,322,000	804,000

Total Deferred Tax Assets	5,332,000	1,850,000

Deferred Tax Liabilities
Fair Value Investments	$(4,294,000)	$(5,911,000)
Intangibles	(39,073,000)	(9,480,000)

Total Deferred Tax Liabilities	(43,367,000)	(15,391,000)

Net Deferred Tax Liabilities	$(38,035,000)	$(13,541,000)

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss. The Company has not identified any uncertain tax positions as of September 30, 2019 or December 31, 2018.

12.	INVESTMENTS

The Company participated in various fundraises of other cannabis companies throughout the year. The investments include convertible notes with terms to maturity ranging from 1 to 2 years that carry simple interest ranging from 2.55% to 6.00% per annum and convert into common shares at pre-defined numbers of units. Management estimated that market interest rates on similar borrowings without the conversion feature was approximately 15% and has used an implied volatility of 100% in measuring the fair value. At September 30, 2019 and December 31, 2018, the fair value of these investments is $8,931,000 and $30,336,000, respectively.

The Company also made direct equity investments during the year. Management estimated that market yields were approximately 15% and used an implied volatility of 100% in measuring the fair value. At September 30, 2019 and December 31, 2018, the fair value of these investments was $9,630,742, respectively.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

12.	INVESTMENTS (Continued)

In addition to the investments discussed above, the Company also holds an equity interest in a publicly traded company (which is considered a Level 1 investment) in the amount of $253,316 and $966,541 as of September 30, 2019 and December 31, 2018, respectively. All of these investments are measured at fair value for financial reporting purposes. As these convertible notes (as described above) and equity investments are not traded in an active market, their fair values are estimated by using market data. Any resulting change in fair value is reflected on the consolidated statement of operations under the classification Other Expense (Income).

Management estimates that the market interest rate on similar borrowings without the conversion feature was approximately 15% and has used an implied volatility of 100% in valuing the convertibility feature.

	Convertible Notes Receivable	Equity	Total
Balance at December 31, 2018	$30,336,000	$10,597,283	$40,933,283
Fair value adjustment	—	(713,225)	(713,225)
Applied to consideration in business combination	(21,405,000)	—	(21,405,000)

Total Current	$8,931,000	$9,884,058	$18,815,058

13.	INVESTMENT IN ASSOCIATE

The Company’s investments in associates are as follows:

Investment in associates	Jurisdiction	Interest
MC Brands, LLC	Colorado	25%

During 2018, the Company acquired a 25% interest in MC Brands, LLC, a Colorado based intellectual property business that licenses its edibles and extracts brand and product formulation to various cannabis operators. In June 2019, the Company acquired the remaining ownership interests of MC Brands, LLC. See Note 7 for details.

14.	SHARE CAPITAL

(a)	Authorized

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting shares are entitled to receive dividends which may be declared from time to time, and are entitled to one vote per share at shareholder meetings of the Company. All Subordinate Voting shares are ranked equally with regard to the Company’s residual assets. The Company is authorized to issue an unlimited number of no par value Subordinate Voting shares.

(ii)	Multiple Voting Shares

Each Multiple Voting share is exchangeable for 100 Subordinate Voting shares. The Company has 376,811 issued and outstanding multiple voting shares, which convert into 37,681,100 subordinate voting shares. The Company is authorized to issue an unlimited number of Multiple Voting shares.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

14.	SHARE CAPITAL (Continued)

(a)	Authorized (continued)

(iii)	Super Voting Shares

Each Super Voting share is exchangeable for 100 Subordinate Voting shares. The Company has 402,289 issued and outstanding Super Voting shares which converts into 40,228,900 subordinate voting shares. The Company is authorized to issue an unlimited number of super voting shares.

(b)	Issued and Outstanding

A reconciliation of the beginning and ending amounts of the issued and outstanding shares by class is as follows:

	Outstanding					Vested
	Subordinate Voting Shares	Multiple Voting Shares	Super Voting Shares	Stock Options	Restricted Stock Units	Subordinate Voting Shares	Multiple Voting Shares	Super Voting Shares	Stock Options	Restricted Stock Units
As of December 31, 2018	43,920,131	677,230	424,513	1,677,192	1,589,000	43,920,131	677,230	424,513	131,192	—
Issued in connection with business combinations	42,551,316	—	—	—	—	42,551,316	—	—	—	—
Change in ownership of non-controlling interests	—	31,000	—	—	—	—	31,000	—	—	—
Issuance of shares for redemption of noncontrolling interests	4,198,838	—	—	—	—	4,198,838	—	—	—	—
Stock options and RSU’s issued to employees and consultants	—	—	—	4,961,141	1,177,678	—	—	—	—	—
Stock options and RSU’s forfeited	—	—	—	(606,500)	(126,000)	—	—	—	—	—
Stock options and RSU’s vested	1,116,087	—	—	—	(1,161,640)	1,116,087	—	—	229,192	1,161,640
Stock options exercised	—	—	—	—	—	—	—	—	—	—
Exchange of shares	35,364,300	(331,419)	(22,224)	—	—	35,364,300	(331,419)	(22,224)	—	—

As at September 30, 2019	127,150,672	376,811	402,289	6,031,833	1,479,038	127,150,672	376,811	402,289	360,384	1,161,640

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

14.	SHARE CAPITAL (Continued)

(c)	Private Placement of Shares in Connection with Reverse Takeover

In contemplation of its reverse takeover (RTO) transaction, the Company issued $45,000,000 in convertible notes payable to various investors. The original maturity of the convertible notes payable was three years from the funding date of April 30, 2018, and the notes bore simple interest at a rate of 8% per year. At June 12, 2018, the carrying value of the convertible notes payable, including accrued interest, was $15,245,960 and the fair value assigned to the conversion feature of the notes was $28,894,566. The Black Scholes options pricing model assumptions used in calculating the fair value include a risk free rate of 2.04%, volatility of 100%, an expected term of 60 days, and a share price of $6.00. The fair value adjustment related to the conversion feature was $1,981,358, and is included in other income on the consolidated statement of operations. An increase in the share price and volatility assumptions of 5% would result in an increase in the fair value estimate of approximately $3,700,000, and a decrease in the share price and volatility assumptions of 5% would result in a decrease in the fair value estimate of approximately $3,694,000. Upon the RTO transaction, the convertible notes payable were converted into 122,442 Multiple Voting shares and 2,211 Super Voting shares, carrying a total value of $44,140,526.

On April 25, 2018, Subscription Receipts were sold at a price of CAD $7.75 per Subscription Receipt, for gross proceeds of $64,075,295 less issuance costs of $4,014,585. The Subscription Receipts were for the potential purchase of shares in GTI FinCo Inc. and were to be held in an escrow account until the reverse takeover transaction were to occur. Upon the RTO transaction, simultaneously with the issuance of shares of the Company to the holders of the Subscription Receipts, the funds held in the escrow account were released to the Company, and the shares converted into 10,744,995 Subordinate Voting shares of the Company. Also upon the RTO transaction, 4,550 Multiple Voting shares, which are convertible into 455,000 Subordinate Voting shares, were issued for gross proceeds of $2,730,000. Last, in connection with the private placement, the Company issued 285,000 options to consultants as compensation for the services provided. The options provided the recipients the right to purchase Subordinate Voting shares at an exercise price of CAD $7.75 per share. The options vested immediately and had a contractual life of two years. The value of the options was $906,366 under the Black-Scholes option pricing model. The total of the gross Subscription Receipts and Multiple Voting shares issued, less the direct costs of the Subscription Receipts and the value assigned to the options, resulted in an increase of $61,884,344 to share capital.

As discussed in Note 3, the RTO transaction was executed on June 12, 2018. Pursuant to the RTO transaction, Bayswater Uranium Corporation’s existing 185,186,988 common shares were converted into 500,439 Subordinate Voting shares of the Company. The value assigned to these shares was $3,002,634, which was based on a per-share price of $6.00 (US Dollars) on the RTO date. Also pursuant to the RTO transaction, 130,435,783 Common Units and 119,266,258 Preferred Units of VCP23, LLC were converted into 431,198 Super Voting shares and 644,083 Multiple Voting shares, respectively, of the Company.

(d)	Fundraise Transactions

On August 2, 2018, the Company closed on a brokered fundraise transaction (the “First Offering”) for 7,300,000 Subordinate Voting shares, at a price of CAD $11.00 per share, for gross proceeds of $61,726,497. Financing costs related to the First Offering totaled $3,133,722.

On October 17, 2018, the Company closed on a brokered fundraise transaction (the “Second Offering”) for 5,083,000 Subordinate Voting shares, at a price of CAD $20.00 per share, for gross proceeds of $78,562,596. Financing costs related to the Second Offering totaled $3,479,116.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

14.	SHARE CAPITAL (Continued)

(e)	Changes in Ownership and Noncontrolling Interests

On June 12, 2018, the Company acquired all of the noncontrolling interests in JB17, LLC. The consideration paid was $700,000 and the issuance of 59,900 Multiple Voting shares, which were convertible into 5,990,000 Subordinate Voting shares, at a value of $6.00 per Subordinate Voting share-equivalent. This resulted in an increase to share capital of $35,940,000, and a decrease of $33,662,548, which has been presented as a reduction to accumulated deficit, after the reclassification of the noncontrolling interest carrying balance upon the issuance date.

In December 2018, the Company issued the reciprocal put and call options discussed in Note 16 to the noncontrolling interest holders of GTI Pennsylvania, LLC. As discussed in Note 22, the noncontrolling interests were acquired by the Company subsequent to year-end, in January 2019. As it was determined that the Company had effective control over GTI Pennsylvania, LLC as of the put and call option date, an increase to shares to be issued was reflected in the statement of equity of $27,773,234, representing the fair value of the shares to be issued upon the subsequent acquisition date, along with a corresponding decrease of $30,663,670, which has been presented as a reduction to accumulated deficit, and the removal of the existing noncontrolling interest carrying balance as of December 31, 2018.

In December 2018, the Company acquired the noncontrolling interests of GTI Nevada, LLC, in exchange for shares of the Company. The shares are to be issued in six tranches, the first of which was delivered in December 2018. The removal of the noncontrolling interests carrying balance, as well as the recording of the liability to issue the shares, was resulted in a decrease of $25,917,883, which has been presented as a reduction to accumulated deficit. The balance of the remaining liability at December 31, 2018 is $25,420,009, and is recorded in liability for acquisition of noncontrolling interest on the consolidated balance sheet.

The total effect of the above three transactions was a reduction of $90,244,101, which has been presented as a reduction to accumulated deficit on the consolidated statement of changes in shareholders’ equity.

(f)	Stock-Based Compensation

In June 2018, the Company established the GTII Stock and Incentive Plan (the “Plan”). The maximum number of shares issued under the Plan shall not exceed 10% of the issued and outstanding shares. Option and RSU grants generally vest over one to three years, and Options typically have a life of ten years. Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant. The continuity of stock options is as follows:

	Number of Shares	Weighted Average Exercise Price (CAD)	Weighted Average Contractual Life	Aggregate Intrinsic Value
Balance as at December 31, 2018	1,677,192	13.23	8.72	$27,698
Granted	4,961,141	16.02
Exercised	—	—
Forfeited	(606,500)	13.77

Balance as at September 30, 2019	6,031,833	15.47	7.33
Vested	312,284	14.43	8.87
Exercisable at September 30, 2019	186,192	5.22	2.71	$319,332

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Company’s closing stock price on September 30, 2019 and December 31, 2018, respectively,

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

14.	SHARE CAPITAL (Continued)

(f)	Stock-Based Compensation (continued)

and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their in-the-money options on September 30, 2019 and December 31, 2018. This amount will change in future periods based on the fair market value of the Company’s stock and the number of options outstanding. There were no options exercised for nine months ended September 30, 2019 and 2018.

The Company used the Black-Scholes option pricing model to estimate the fair value of the options at the grant date using the following ranges of assumptions:

Risk-free interest rate	1.86% - 2.33%
Expected dividend yield	0%
Expected volatility	100%
Expected option life	2 - 10 years

As the Company became publicly traded in June 2018, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the same industry.

The following table summarizes the number of nonvested restricted stock unit awards as of September 30, 2019 and December 31, 2018 and the changes during the nine months ended September 30, 2019:

	Number of Shares	Weighted Average Grant Date Fair Value (CAD)
Nonvested Shares at December 31, 2018	1,589,000	10.28
Granted	1,177,678	10.84
Forfeited	(126,000)
Vested	(1,161,640)

Nonvested Shares at September 30, 2019	1,479,038	10.28

The stock-based compensation expense for the nine months ended September 30, 2019 and 2018 was as follows:

	For the Nine Months Ended
	September 30,
	2019	2018
Stock options expense	$4,248,461	$454,141
Restricted Stock Units	9,075,622	2,246,154

Total Stock Based Compensation Expense	$13,324,083	$2,700,295

(g)	Profits Interests Units

During the nine months ended September 30, 2018, the Company granted 7,657,700 membership units to certain employees and consultants as compensation for services. These membership units qualify as profits interests for U.S. federal income tax purposes and were accounted for in accordance with Accounting Standards Codification (ASC) 718, Stock Compensation. The Company amortizes awards over the service period until awards are fully vested.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

14.	SHARE CAPITAL (Continued)

(g)	Profits Interests Units (continued)

The following table summarizes the status of the unvested profits interests at September 30, 2018:

	Number of Units	Weighted Average Grant Date Fair Value
Unvested, beginning of period	—	$—
Granted	7,657,700	0.44
Forfeited	—	—
Vested	(7,657,700)	0.44

Unvested, end of period	—	n/a

The Company recorded $5,523,180 as compensation expense in connection with these awards during the nine months ended September 30, 2018. At September 30, 2018, there was no unamortized expense related to unvested profits interests.

15.	NONCONTROLLING INTERESTS PUT AND CALL OPTIONS

The Company has entered into agreements with certain of its noncontrolling interests whereby the agreements contain a put option, which provides the holder with the right to require the Company to purchase their retained interest for deemed fair market value at the time the put is exercised. The Company has also negotiated reciprocal call options, which would require the same non-controlling interests to sell their retained interest to the Company for deemed fair market value at the time the call is exercised. These symmetrical put and call options are exercisable anytime after January 2, 2019.

The net liability recognized in connection with these put and call options has been estimated using the Black Scholes options pricing model. The assumptions used in the calculating the fair value include a risk free rate of 2.44%, volatility of 100%, an expected term of 30 days, and a share price of $8.07. Upon initial recognition, the Company recorded a derivative liability of $7,078,792. For the year ended December 31, 2018, the Company recorded a gain of $2,869,342 on revaluation of the derivative liability, which is included other income on the consolidated statement of operations. The value of the derivative at December 31, 2018 is $4,238,701 and is recorded as a derivative liability on the consolidated balance sheet. The options were exercised on January 7, 2019.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

16.	OTHER INCOME (EXPENSE)

For the nine months ended September 30, 2019 and 2018, other income was comprised of the following:

	Nine Months Ended September 30,
	2019	2018
Fair value adjustments on equity investments	$(713,225)	$—
Fair value adjustments on put and call options	38,319	—
Fair value adjustment on derivative liability	409,847	—
Fair value adjustments on variable note receivable	(7,424,727)	42,449,120
Fair value adjustments on convertible note receivable upon acquisition	(843,000)	—
Fair value adjustment on investment in associates upon acquisition	670,223	—
Other	(106,870)	370,923

Total Other Income (Expense)	$(7,969,433)	$42,820,043

17.	COMMITMENTS AND CONTINGENCIES

(a)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations in that specific state or local jurisdiction. While management of the Company believes that the Company is in compliance with applicable local and state regulations at September 30, 2019, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(b)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(c)	Construction Commitments

As of September 30, 2019, the Company held approximately $10,572,000 of open commitments to contractors on work being performed.

GREEN THUMB INDUSTRIES INC.

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

18.	SEGMENT REPORTING

The Company operates in two segments: the cultivation, production and sale of cannabis via retail stores (wholesale), and retailing of cannabis to patients and consumers (retail). The below table presents revenues by type for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
	2019	2018
Wholesale	$71,522,403	$17,849,291
Retail	85,501,646	27,708,360
Intersegment Eliminations	(16,393,202)	(3,835,385)

Total Revenues, net of discounts	$140,630,847	$41,722,266

The Company’s assets are aggregated into two reportable segments (retail and wholesale). For the purposes of testing goodwill, GTI has identified 22 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

19.	SUBSEQUENT EVENTS

(a)	Sale and Leaseback Transaction

On November 12, 2019, the Company closed on a transaction to sell its Danville, Pennsylvania cultivation and processing facility to an unrelated third party. GTI will lease back the facility via a long-term agreement and continue to operate and manage it.

The purchase price for the property was $20,300,000, excluding transaction costs. GTI is also expected to make certain improvements to the property that will significantly enhance production capacity, for which GTI will be reimbursed up to $19,300,000. Assuming full reimbursement for such improvements, the total investment in the property will be $39,600,000.

As part of this transaction, GTI entered into the first amendment of the Notes Purchase Agreement whereby among other things, the amended agreement reduced the additional amount of funds available for borrowing from $44,533,571 to $24,533,571 and extended the time frame in which GTI may borrow these funds an additional 180 days to May 2020. As of September 30, 2019, GTI has not drawn any additional funds from the lenders.

GREEN THUMB INDUSTRIES INC.,

INTEGRAL ASSOCIATES, LLC AND ADVANCED GROW LABS, LLC

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated and combined financial statements and Advanced Grow Labs and Integral Associates historical consolidated and combined financial statements as adjusted to give effect to the February 11, 2019 acquisition of Advanced Grow Labs and the June 05, 2019 acquisition of Integral Associates. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2018 and 2017 give effect to the acquisition of Advanced Grow Labs and Integral Associates as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 and 2017 gives effect to the acquisition of Advanced Grow Labs and Integral Associates as if it had occurred on January 1, 2017.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

GREEN THUMB INDUSTRIES INC.,

INTEGRAL ASSOCIATES, LLC AND ADVANCED GROW LABS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	For the Year ended December 31, 2018
	Green Thumb Industries	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$145,986,072	$1,149,560	$5,368,074	$—		$152,503,706
Inventories	12,359,064	1,463,867	8,479,260	—		22,302,191
Other Current Assets	10,716,885	1,499,700	1,888,781	—		14,105,366

Total Current Assets	169,062,021	4,113,127	15,736,115	—		188,911,263
Property and Equipment, Net	65,324,080	6,011,124	6,761,047	—		78,096,251
Investments	40,933,283	2,617,513	—	—		43,550,796
Intangible Assets, Net	88,365,678	—	—	179,705,329	(a)	268,071,007
Goodwill	39,204,360	—	—	268,215,393	(b)	307,419,753
Other Noncurrent Assets	15,459,144	36,277	156,160	—		15,651,581

TOTAL ASSETS	$418,348,566	$12,778,041	$22,653,322	$447,920,722		$901,700,651

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$8,928,528	$266,654	$1,717,437			$10,912,619
Accrued Liabilities	7,046,029	—	3,858,269			10,904,298
Current Portion of Notes Payable	1,480,660	4,408,524	10,054			5,899,238
Other Current Liabilities	30,116,295	705,411	—	—		30,821,706

Total Current Liabilities	47,571,512	5,380,589	5,585,760	—		58,537,861
Long-Term Liabilities:
Deferred Income Taxes	13,541,000	—	—	10,748,400	(b)	24,289,400
Other Noncurrent Liabilities	15,049,174	70,872	4,188	—		15,124,234

TOTAL LIABILITIES	76,161,686	5,451,461	5,589,948	10,748,400		97,951,495
TOTAL EQUITY	342,186,880	7,326,580	17,063,374	437,172,322		803,749,156
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$418,348,566	$12,778,041	$22,653,322	$447,920,722		$901,700,651

GREEN THUMB INDUSTRIES INC.,

INTEGRAL ASSOCIATES, LLC AND ADVANCED GROW LABS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	For the Year ended December 31, 2017
	Green Thumb Industries	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$29,565,497	$3,743,051	$3,681,030	$—		$36,989,578
Inventories	3,862,862	735,634	4,722,276	—		9,320,772
Other Current Assets	5,417,446	852,981	739,466	—		7,009,893

Total Current Assets	38,845,805	5,331,666	9,142,772	—		53,320,243
Property and Equipment, Net	31,558,357	6,168,920	8,362,970	—		46,090,247
Investments	—	—	—	—		—
Intangible Assets, Net	14,161,995	—	—	193,702,665	(a)	207,864,660
Goodwill	188,260	—	—	268,215,393	(b)	268,403,653
Other Noncurrent Assets	1,458,833	78,851	66,626	—		1,604,310

TOTAL ASSETS	$86,213,250	$11,579,437	$17,572,368	$461,918,058		$577,283,113

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$4,044,760	$291,978	$779,300	$—		$5,116,038
Accrued Liabilities	1,160,521	—	2,864,120	—		4,024,641
Current Portion of Notes Payable	8,861,376	1,411,177	10,054	—		10,282,607
Other Current Liabilities	214,000	1,659,168	100,000	—		1,973,168

Total Current Liabilities	14,280,657	3,362,323	3,753,474	—		21,396,454
Long-Term Liabilities:
Deferred Income Taxes	—	—	—	11,575,200	(b)	11,575,200
Other Noncurrent Liabilities	7,507,778	71,810	314,243	—		7,893,831

TOTAL LIABILITIES	21,788,435	3,434,133	4,067,717	11,575,200		40,865,485
TOTAL EQUITY	64,424,815	8,145,304	13,504,651	450,342,858		536,417,628
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$86,213,250	$11,579,437	$17,572,368	$461,918,058		$577,283,113

GREEN THUMB INDUSTRIES INC.,

INTEGRAL ASSOCIATES, LLC AND ADVANCED GROW LABS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2018
	Green Thumb Industries Inc.	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues, net of discounts	$62,493,680	$17,016,743	$60,261,432	$—		$139,771,855
Cost of Goods Sold, net	(34,177,259)	(6,818,485)	(35,192,662)	—		(76,188,406)

Gross Profit	28,316,421	10,198,258	25,068,770	—		63,583,449
Expenses:
General and Administrative	49,313,262	1,883,915	7,614,328	—		58,811,505
Sales and Marketing	1,494,239	—	1,198,423	—		2,692,662
Depreciation and Amortization	3,849,078	13,253	696,393	13,997,336	(c)	18,556,060

Total Expenses	54,656,579	1,897,168	9,509,144	13,997,336		80,060,227
Income (Loss) From Operations	(26,340,158)	8,301,090	15,559,626	(13,997,336)		(16,476,778)
Other Income (Expense):
Other Income (Expense), net	56,417,421	(352,297)	(2,340,350)	—		53,724,774
Interest Income	1,952,945	—	—	—		1,952,945
Interest Expense	(2,278,834)	(368,216)	(1,117)	—		(2,648,167)

Total Other Income (Expense)	56,091,532	(720,513)	(2,341,467)	—		53,029,552

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	29,751,374	7,580,577	13,218,159	(13,997,336)		36,552,775

Provision For Income Taxes	7,183,595	—	—	4,164,897	(d)	11,348,492

Net Income (Loss) Before Non-Controlling Interest	22,567,779	7,580,577	13,218,159	(18,162,233)		25,204,283
Net Income (Loss) Attributable To Non-Controlling Interest	27,811,696	82,881	—	—		27,894,577

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$(5,243,917)	$7,497,696	$13,218,159	$(18,162,233)		$(2,690,295)

Net Income (Loss) per share - basic and diluted	(.04)					(.02)
Weighted average number of shares outstanding - basic and diluted	130,102,523					130,102,523

GREEN THUMB INDUSTRIES INC.,

INTEGRAL ASSOCIATES, LLC AND ADVANCED GROW LABS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2017
	Green Thumb Industries Inc.	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues, net of discounts	$16,528,779	$13,979,514	$30,420,101			$60,928,394
Cost of Goods Sold, net	(9,807,775)	(5,347,881)	(15,702,502)	—		(30,858,158)

Gross Profit	6,721,004	8,631,633	14,717,599	—		30,070,236
Expenses:
General and Administrative	11,039,124	905,097	6,741,483			18,685,704
Sales and Marketing	190,384	—	1,006,311			1,196,695
Depreciation and Amortization	261,264	—	616,547	13,997,336	(c)	14,875,147

Total Expenses	11,490,772	905,097	8,364,341	13,997,336		34,757,545
Income (Loss) From Operations	(4,769,768)	7,726,537	6,353,258	(13,997,336)		(4,687,309)
Other Income (Expense):
Other Income (Expense), net	544,399	—	635,280			1,179,679
Interest Income	—	—	—			—
Interest Expense	(432,448)	(4,910)	(5,510)			(442,868)

Total Other Income (Expense)	111,951	(4,910)	629,770	—		736,811

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	(4,657,817)	7,721,627	6,983,028	(13,997,336)		(3,950,497)

Provision For Income Taxes	214,000	—	—	2,702,317	(d)	2,916,317

Net Income (Loss) Before Non-Controlling Interest	(4,871,817)	7,721,627	6,983,028	(16,699,653)		(6,866,814)
Net Income (Loss) Attributable To Non-Controlling Interest	(622,042)	—	—	—		(622,042)

Net Income (Loss) Attributable To Green Thumb Industries Inc.	(4,249,775)	7,721,627	6,983,028	(16,699,653)		(6,244,772)

Net Income (Loss) per share - basic and diluted	(.07)	—	—			(.10)
Weighted average number of shares outstanding - basic and diluted	63,123,183					63,123,183

GREEN THUMB INDUSTRIES INC.,

INTEGRAL ASSOCIATES, LLC AND ADVANCED GROW LABS, LLC

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Registrant’s and Advanced Grow Labs and Integral Associates historical consolidated and combined financial statements as adjusted to give effect to the acquisition of Advanced Grow Labs and Integral Associates. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2018 and 2017 give effect to the Advanced Grow Labs and Integral Associates as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 and 2017 gives effect to the acquisition of Advanced Grow Labs and Integral Associates as if it had occurred on January 1, 2017.

Note 2 — Preliminary purchase price allocation

On February 11, 2019, Registrant acquired Advanced Grow Labs for total consideration of approximately $110.3 million. The purchase agreement also included additional consideration based upon future performance targets.

On June 05, 2019, Registrant acquired Integral Associates for total consideration of approximately $363.9 million. The purchase agreement also included additional consideration based upon future performance targets.

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Advanced Grow Labs and Integral Associates based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for Advanced Grow Labs and Integral Associates to the acquired identifiable assets, assumed liabilities and pro forma goodwill:

	Advanced Grow Labs, LLC	Integral Associates, LLC
Cash	$1,406,377	$744,825
Inventory	1,906,828	10,107,303
Accounts Receivable	420,649	1,477,535
Prepaid Expenses	—	492,571
Property and Equipment	5,934,295	8,831,693
Right-of-Use Asset	470,703	1,655,309
Deposits and Other Assets	200,340	122,826
Intangible Assets:
Licenses and Permits	28,920,000	130,000,000
Tradename	930,000	—
Customer Relationships	17,750,000	30,000,000
Non-competition Agreements	100,000	—
Liabilities Assumed	(1,174,361)	(9,134,651)
Deferred Tax Liabilities	(12,815,000)	—

Total Identifiable Net Assets	44,049,831	174,297,411
Goodwill	66,205,222	189,608,171

Net Assets	$110,255,053	$363,905,582

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet

(a) Reflects the fair value adjustment of $207.7 million for intangible assets as described further in Note 8 of the unaudited condensed consolidated financial statements as of September 30, 2019.

(b) Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Advanced Grow Labs and Integral Associates identifiable assets acquired and liabilities assumed as shown in Note 2 Adjustments to the pro forma condensed statements of operations

Adjustments to the pro forma condensed statements of operations

(c) Reflects the estimated amortization expense related to the acquired intangible assets discussed at Note 3(a)

(d) Reflects the income tax effect of pro forma adjustments based on the estimated combined tax rate of 24%